As filed with the Securities and Exchange Commission on April 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CanWest Media Inc.

(Exact name of registrant as specified in its charter)

Canada	4833	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

For information regarding additional registrants, see “Table of Additional Registrants.”

31st Floor, CanWest Global Place

201 Portage Avenue

Winnipeg, Manitoba, Canada R3B 3L7

(204) 956-2025

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CanWest International Corp.

c/o Corporation Service Company

2711 Centerville Road

Wilmington, Delaware 19808

(302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lopez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
8% Series B Senior Subordinated Notes due 2012	US$761,054,211	100%	US$761,054,211	US$89,576
Guarantees (1)	US$761,054,211	—	—	None (2)

(1)	The following co-registrants will guarantee the notes to be issued by CanWest Media Inc. and that will be registered under this registration statement: 2846551 Canada Inc., 3629368 Canada Inc., 3919056 Canada Ltd., Apple Box Productions Sub Inc., BCTV Holdings Inc., Calgary Herald Group Inc., CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc., CanWest—Windsor R.P. Holdings Inc., CanWest Finance Inc./Financiére CanWest Inc., CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc., CanWest Interactive Inc., CanWest International Communications Inc., CanWest International Distribution Limited, CanWest International Management Inc., CanWest Ireland Nominee Limited, CanWest Irish Holdings (Barbados) Inc., CanWest Media Sales Limited, CanWest MediaWorks Ireland Holdings, CanWest Publications Inc./Publications CanWest Inc., CanWest (U.S.) Inc., CGS Debenture Holding (Netherlands) B.V., CGS International Holdings (Netherlands) B.V., CGS NZ Radio Shareholding (Netherlands) B.V., CGS NZ TV Shareholding (Netherlands) B.V., CGS Shareholding (Netherlands) B.V., CHBC Holdings Inc., CHEK Holdings Inc., Clarinet Music Inc., Cool Records Inc., Edmonton Journal Group Inc., Fox Sports World Canada Holdco Inc., Global Centre Inc., Global Communications Limited, Global Television Centre Ltd., Global Television Network Inc./Réseau de Télévision Global Inc., Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite, Global Television Specialty Networks Inc., Lonestar Holdco Inc., Lower Mainland Publishing Group Inc., MBS Productions Inc., Mobile Video Productions Inc., Montreal Gazette Group Inc./Groupe Montréal Gazette Inc., Multisound Publishers Ltd., Nanaimo Daily News Group Inc., ONtv Holdings Inc., Ottawa Citizen Group Inc., Pacific Newspaper Group Inc., Port Alberni Times Group Inc., ReachCanada Contact Centre Limited, Regina Leader Post Group Inc., RetroVista Holdco Inc., Saskatoon StarPhoenix Group Inc., Southam Digital Inc./Southam Numérique Inc., Vancouver Island Newspaper Group Inc., Victoria Times Colonist Group Inc., Western Communications Inc., WIC Television Production Sub Inc., Windsor Star Group Inc., Xtreme Sports Holdco Inc. and Yellow Card Productions Inc.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date under the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
2846551 Canada Inc.	Canada	9995	N/A

3629368 Canada Inc.	Canada	9995	N/A

3919056 Canada Ltd.	Canada	9995	N/A

Apple Box Productions Sub Inc.	Canada	4833	N/A

BCTV Holdings Inc.	Canada	9995	N/A

Calgary Herald Group Inc.	Canada	2711	N/A

CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.	Canada	2711	N/A

CanWest—Windsor R.P. Holdings Inc.	Canada	2711	N/A

CanWest Finance Inc./Financiére CanWest Inc.	Québec	6159	N/A

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.	Québec	4833	N/A

CanWest Interactive Inc.	Canada	2741	N/A

CanWest International Communications Inc.	Barbados	9995	N/A

CanWest International Distribution Limited	Ireland	9995	N/A

CanWest International Management Inc.	Barbados	9995	N/A

CanWest Ireland Nominee Limited	Ireland	9995	N/A

CanWest Irish Holdings (Barbados) Inc.	Barbados	9995	N/A

CanWest Media Sales Limited	Canada	7311	N/A

CanWest MediaWorks Ireland Holdings	Ireland	9995	N/A

CanWest Publications Inc./Publications CanWest Inc.	Canada	4833	N/A

CanWest (U.S.) Inc.	Delaware	9995	N/A

CGS Debenture Holding (Netherlands) B.V.	Netherlands	4833	N/A

CGS International Holdings (Netherlands) B.V.	Netherlands	4833	N/A

CGS NZ Radio Shareholding (Netherlands) B.V.	Netherlands	4833	N/A

CGS NZ TV Shareholding (Netherlands) B.V.	Netherlands	4833	N/A

CGS Shareholding (Netherlands) B.V.	Netherlands	4833	N/A

CHBC Holdings Inc.	Canada	4833	N/A

CHEK Holdings Inc.	Canada	4833	N/A

Clarinet Music Inc.	Ontario	9995	N/A

Cool Records Inc.	Canada	3652	N/A

Edmonton Journal Group Inc.	Canada	2711	N/A

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Fox Sports World Canada Holdco Inc.	Canada	4833	N/A

Global Centre Inc.	Ontario	9995	N/A

Global Communications Limited	Manitoba	4833	N/A

Global Television Centre Ltd.	Canada	9995	N/A

Global Television Network Inc./Réseau de Télévision Global Inc.	Canada	4833	N/A

Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite	Québec	4833	N/A

Global Television Specialty Networks Inc.	Canada	4833	N/A

Lonestar Holdco Inc.	Canada	4833	N/A

Lower Mainland Publishing Group Inc.	Canada	2711	N/A

MBS Productions Inc.	Canada	4833	N/A

Mobile Video Productions Inc.	Canada	4833	N/A

Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.	Canada	2711	N/A

Multisound Publishers Ltd.	Canada	4833	N/A

Nanaimo Daily News Group Inc.	Canada	2711	N/A

ONtv Holdings Inc.	Canada	9995	N/A

Ottawa Citizen Group Inc.	Canada	2711	N/A

Pacific Newspaper Group Inc.	Canada	2711	N/A

Port Alberni Times Group Inc.	Canada	2711	N/A

ReachCanada Contact Centre Limited	Canada	7380	N/A

Regina Leader Post Group Inc.	Canada	2711	N/A

RetroVista Holdco Inc.	Canada	4833	N/A

Saskatoon StarPhoenix Group Inc.	Canada	2711	N/A

Southam Digital Inc./Southam Numérique Inc.	Canada	2711	N/A

Vancouver Island Newspaper Group Inc.	Canada	2711	N/A

Victoria Times Colonist Group Inc.	Canada	2711	N/A

Western Communications Inc.	Canada	4833	N/A

WIC Television Production Sub Inc.	Canada	4833	N/A

Windsor Star Group Inc.	Canada	2711	N/A

Xtreme Sports Holdco Inc.	Canada	4833	N/A

Yellow Card Productions Inc.	Ontario	4833	N/A

The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the additional registrants are as follows:

Registrant	Address	Telephone Number
2846551 Canada Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

3629368 Canada Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

3919056 Canada Ltd.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Apple Box Productions Sub Inc.	#300 – 10359 Whyte Avenue Edmonton, Alberta, Canada T3E 1Z9	(780) 944-0011

BCTV Holdings Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Calgary Herald Group Inc.	215 16 Street SE Calgary, Alberta, Canada T2P 0W8	(403) 235-7100

CanWest—Montreal R.P. Holdings Inc./Société de Portfeuille CanWest—Montréal R.P. Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

CanWest—Windsor R.P. Holdings Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

CanWest Finance Inc./Financiére CanWest Inc.	c/o 800 Place Victoria Suite 3400 Montreal, Quebec, Canada H4Z 1E9	(514) 397-7400

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.	c/o 800 Place Victoria Suite 3400 Montreal, Quebec, Canada H4Z 1E9	(514) 397-7400

CanWest Interactive Inc.	30th Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3K6	(204) 926-1600

Registrant	Address	Telephone Number
CanWest International Communications Inc.	Jalabash House 12 Highgate Park St. Michael, Barbados West Indies	(246) 436-3421

CanWest International Distribution Limited	International Financial Services Centre North Wall Quay Dublin 1	(353) 1-649-2225

CanWest International Management Inc.	Jalabash House 12 Highgate Park St. Michael, Barbados West Indies	(246) 436-3421

CanWest Ireland Nominee Limited	International Financial Services Centre North Wall Quay Dublin 1	(353) 1-649-2225

CanWest Irish Holdings (Barbados) Inc.	Jalabash House 12 Highgate Park St. Michael, Barbados West Indies	(246) 436-3421

CanWest Media Sales Limited	245 rue Saint-Jacques Suite 100 Montreal, Quebec, Canada H2Y 1M6	(514) 525-1133

CanWest MediaWorks Ireland Holdings	International Financial Services Centre North Wall Quay Dublin 1	(353) 1-649-2225

CanWest Publications Inc./Publications CanWest Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

CanWest (U.S.) Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

CGS Debenture Holding (Netherlands) B.V.	Herengracht 483 1017 BT Amsterdam The Netherlands	(31) 20-322-3243

CGS International Holdings (Netherlands) B.V.	Herengracht 483 1017 BT Amsterdam The Netherlands	(31) 20-322-3243

CGS NZ Radio Shareholding (Netherlands) B.V.	Herengracht 483 1017 BT Amsterdam The Netherlands	(31) 20-322-3243

Registrant	Address	Telephone Number
CGS NZ TV Shareholding (Netherlands) B.V.	Herengracht 483 1017 BT Amsterdam The Netherlands	(31) 20-322-3243

CGS Shareholding (Netherlands) B.V.	Herengracht 483 1017 BT Amsterdam The Netherlands	(31) 20-322-3243

CHBC Holdings Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

CHEK Holdings Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Clarinet Music Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Cool Records Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Edmonton Journal Group Inc.	10006 - 101 Street Edmonton, Alberta, Canada T5J 2S6	(780) 429-5100

Fox Sports World Canada Holdco Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Global Centre Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Global Communications Limited	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Global Television Centre Ltd.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Global Television Network Inc./Réseau de Télévision Global Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Registrant	Address	Telephone Number
Global Television Specialty Networks Inc.	30th Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3K6	(204) 926-4800

Lonestar Holdco Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Lower Mainland Publishing Group Inc.	3355 Grandview Highway Vancouver, British Columbia, Canada V5M 1Z5	(604) 412-4209

MBS Productions Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Mobile Video Productions Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Montreal Gazette Group Inc./Groupe Montréal Gazette Group Inc.	250 St. Antoine Street West Montreal, Québec, Canada H2Y 3R7	(514) 987-2222

Multisound Publishers Ltd.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Nanaimo Daily News Group Inc.	2575 McCullough Road Nanaimo, British Columbia, Canada V9S 5W5	(250) 729-4200

ONtv Holdings Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

Ottawa Citizen Group Inc.	1101 Baxter Road Ottawa, Ontario, Canada K2C 3M4	(613) 829-9100

Pacific Newspaper Group Inc.	200 Granville Street Vancouver, British Columbia, Canada V6C 3N3	(604) 605-2000

Port Alberni Times Group Inc.	4918 Napier Street Port Alberni, British Columbia, Canada V9Y 7N1	(250) 723-8171

ReachCanada Contact Centre Limited	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Registrant	Address	Telephone Number
Regina Leader Post Group Inc.	1964 Park Street Regina, Saskatchewan, Canada S4P 3G4	(306) 565-8211

RetroVista Holdco Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Saskatoon StarPhoenix Group Inc.	204 Fifth Avenue North Saskatoon, Saskatchewan, Canada S7K 2P1	(306) 652-9200

Southam Digital Inc./Southam Numérique Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Vancouver Island Newspaper Group Inc.	34375 Cyril Street Abbotsford, British Columbia, Canada V2S 2H5	(604) 941-9696

Victoria Times Colonist Group Inc.	2621 Douglas Street Victoria, British Columbia, Canada V8T 4M2	(250) 380-5211

Western Communications Inc.	P.O. Box 6020 Bend, OR 97708	(541) 382-1811

WIC Television Production Sub Inc.	1960 – 505 Burrard Street Vancouver, British Columbia, Canada V7X 1M6	(204) 956-2025

Windsor Star Group Inc.	167 Ferry Street Windsor, Ontario, Canada N9A 4M5	(519) 255-5711

Xtreme Sports Holdco Inc.	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	(204) 956-2025

Yellow Card Productions Inc.	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2	(416) 443-6060

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2005

PROSPECTUS

CanWest Media Inc.

OFFER TO EXCHANGE

SERIES A 8% SENIOR SUBORDINATED NOTES DUE 2012

FOR

REGISTERED

SERIES B 8% SENIOR SUBORDINATED NOTES DUE 2012

We are offering to exchange any and all of our US$761,054,211 in outstanding 8% Series A Senior Subordinated Notes due 2012, which we refer to as the initial notes, for an equal principal amount of registered 8% Series B Senior Subordinated Notes due 2012, which we refer to as the exchange notes. The initial notes and the exchange notes are collectively referred to as the notes. The initial notes were issued on November 18, 2004. The terms of the exchange notes are identical to the terms of the initial notes except that the exchange notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights relating to the initial notes do not apply to the exchange notes. The exchange notes evidence the same indebtedness as the initial notes.

You should consider the following:

•	Investing in the notes involves risks. See “ Risk Factors” beginning on page 9 of this prospectus.

•	Our offer to exchange initial notes for exchange notes will be open until 11:59 p.m., New York City time, on , 2005, unless we extend the offer.

•	If you fail to tender your initial notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	No public market currently exists for the notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

•	If the holder of the notes is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver this prospectus, as it may be amended or supplemented, in connection with any resale of such exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission or similar authority has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                     , 2005

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ENFORCEABILITY OF CIVIL LIABILITIES

We are governed by the federal laws of Canada. Substantially all of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of their assets and a substantial portion of our assets are located outside of the United States. We have agreed, in accordance with the terms of the indenture under which the initial notes were issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the notes to effect service within the United States upon our directors, controlling persons and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under U.S. federal securities laws. We believe that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is unlikely that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. Whenever a statement is not simply a statement of historical fact (such as a statement that includes the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or other similar expressions), our expectations may not be correct, even though we believe on the date of this prospectus that they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future, except as required by law.

Whether actual results will conform with our present expectations and predictions is subject to a number of risks and uncertainties including, without limitation, the following risk factors and the other risk factors discussed in this prospectus:

•	our outstanding indebtedness and our leverage;

•	our ability to incur substantially more indebtedness;

•	restrictions imposed by the terms of our indebtedness;

•	our ability to effectively manage our growth;

•	the highly competitive nature of the industries in which we operate; and

•	our ability to successfully implement our business and operating strategies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). To obtain timely delivery, investors must request this information no later than five business days before the date they must make their investment decision. Requests should be directed to John Maguire, Chief Financial Officer, CanWest Media Inc., 31st Floor, CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba, Canada, R3B 3L7, telephone number (204) 956-2025.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Canadian GAAP

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP. For a discussion of the principal differences between Canadian GAAP and accounting principles generally accepted in the United States, or U.S. GAAP, see note 22 to our audited consolidated financial statements for the three years ending August 31, 2004. We state our financial statements in Canadian dollars.

Consolidation of TEN Group

Effective May 31, 2004 for U.S. GAAP and effective September 1, 2004 for Canadian GAAP, we began consolidating the results of TEN Group in accordance with the requirements of new accounting pronouncements. The change has been applied retroactively with restatement of prior periods. The effect of this change is significant and is fully described on note 1 and note 22 to our audited consolidated financial statements for the year ended August 31, 2004.

Non-GAAP Financial Measures

We present “operating income before amortization” as a non-GAAP financial performance measure in various places throughout this prospectus. Investors in our industry and analysts assessing our industry routinely use operating income before amortization as a supplementary non-GAAP financial measure to evaluate operating performance. Its use for these purposes is widespread and recognized by the industry in which we operate. In addition to these purposes, we also use operating income before amortization to evaluate our business segment profitability in making strategic resource allocations. Operating income before amortization is equal to net earnings adjusted to exclude amortization, interest and other financing expenses, investment income, dividend income, goodwill impairment, loan impairment, income taxes, earnings in equity accounted affiliates, minority interests and realized currency translation adjustments. A reconciliation of operating income before amortization to net earnings, the most directly comparable GAAP measure, is contained in “Selected Financial Data” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Amounts presented in accordance with our definition of operating income before amortization may not be comparable to similar measures disclosed by other companies, since not all companies and analysts calculate this non-GAAP measure in the same manner.

Operating income before amortization is not a measure of financial performance in accordance with Canadian or U.S. GAAP. Although we believe operating income before amortization will enhance your understanding of our financial performance, this non-GAAP financial measure, when viewed individually, is not a substitute for, nor is it necessarily a better indicator of any trend than net earnings computed in accordance with GAAP.

Industry Data

Unless otherwise indicated in this prospectus:

•	Individual newspaper circulation figures are from the Audit Bureau of Circulations, an independent research organization that audits the circulation of print media vehicles, including newspapers. Industry-wide newspaper industry advertising revenue, circulation revenue, circulation and median newspaper price data are from the Canadian Newspaper Association, a not-for-profit industry association representing Canadian newspaper publishers.

•	Broadcasting viewership data for Canada is from Nielsen Media Research Limited, a company that provides television audience measurement and related services, and BBM Bureau of Measurement, a not-for-profit broadcast research company that provides ratings information for the television, radio and interactive media industries.

•	Broadcasting viewership data for Australia after December 31, 2000 is from OzTam Pty Limited, a company that provides television audience data and related services. Broadcasting viewership data for Australia (to December 31, 2000), New Zealand and the Republic of Ireland is from AC Nielsen Corporation, a company that provides market research, information and analysis to the consumer products and services industries.

•	Radio listenership data for New Zealand is from Research International Limited, a company that provides market research information and analysis to the consumer products and services industries.

Although we believe these independent sources are generally reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

Other Information

In this prospectus:

•	References to “we,” “us,” “our,” “the Company” or “CanWest Media” refer, unless we otherwise indicate or the context otherwise requires, to CanWest Media Inc. and its consolidated subsidiaries and its variable interest entities.

•	References to “CanWest” are to CanWest Global Communications Corp.

•	References to “CanWest MediaWorks (NZ)” are to CanWest MediaWorks (NZ) Limited.

•	References to “Network TEN” are to Australia’s TEN Television Network, which is owned and operated by the TEN Group.

•	References to “old CanWest Media” are to CanWest Media Inc. prior to the amalgamation of 3815668 Canada Inc. and CanWest Media on November 18, 2004.

•	References to “TEN Group” are to the TEN Group Pty Limited.

•

References to “credit facility” are to the senior secured credit facilities effective as of November 15, 2000 by and among us, as borrower, CanWest, as guarantor, Canadian Imperial Bank of Commerce, as co-lead arranger, joint book runner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint book runner and administrative agent, Bank of America, N.A., as arranger and documentation agent, and the other lenders party thereto.

•	References to “CDN$” or “$” are to Canadian dollars.

•	References to “A$” are to Australian dollars.

•	References to “€” are to the euro.

•	References to “NZ$” are to New Zealand dollars.

•	References to “US$” are to U.S. dollars.

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EXCHANGE RATE INFORMATION

We prepare our financial statements in Canadian dollars. In this prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian dollars. The following tables set forth, for the periods and dates indicated, information concerning the exchange rates between U.S. dollars and Canadian dollars based on the noon rates of exchange as reported by the Bank of Canada, expressed in U.S. dollars per Canadian dollar. No representation is made that the Canadian dollar amounts, on the one hand, or the U.S. dollar amounts, on the other hand, referred to in this prospectus could be or could have been converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

Year Ended	Average (1)		High		Low		Period End
August 31, 2000	US$	0.6808	US$	0.6973	US$	0.6631	US$	0.6793
August 31, 2001		0.6539		0.6787		0.6334		0.6461
August 31, 2002		0.6358		0.6618		0.6199		0.6415
August 31, 2003		0.6790		0.7495		0.6273		0.7220
August 31, 2004		0.7522		0.7879		0.7159		0.7595

Month	Average (2)		High		Low		Period End
October 2004	US$	0.7886	US$	0.8199	US$	0.7859	US$	0.8192
November 2004		0.8321		0.8493		0.8150		0.8401
December 2004		0.8257		0.8433		0.8080		0.8308
January 2005		0.8443		0.8342		0.8051		0.8078
February 2005		0.8044		0.8130		0.7958		0.8059
March 2005		0.8223		0.8320		0.8024		0.8220
April 2005 (through April 14, 2005)		0.8067		0.8232		0.8053		0.8053

(1)	The average of the noon buying rates on the last business day of each month during the period.
(2)	The average of the lowest and the highest noon buying rates during the month.

On April 14, 2005, the Bank of Canada noon rate for Canadian dollars was:

•	A$1.0442 per CDN$1.00;

•	€0.6281 per CDN$1.00;

•	NZ$1.1162 per CDN$1.00; and

•	US$0.8053 per CDN$1.00.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-4 with the SEC with respect to the exchange notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information regarding us and the exchange notes we are offering, you should review the registration statement and the exhibits filed as a part of the registration statement. The exhibits to the registration statement should be referenced for the complete contents of those contracts and documents. The registration statement, including the exhibits, and the annual and current reports and other information we file with the SEC, may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from this office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The registration statement is also available to you on the SEC’s website at www.sec.gov.

We have agreed to furnish to holders of notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. We have also agreed that, for so long as any notes remain outstanding, if (1) CanWest is required to file periodic reports with the SEC under the Exchange Act and is in compliance with such requirements and (2) we are required to make publicly available periodic reports at least quarterly and annually under applicable Canadian law and we file such reports on the SEDAR(R) system or any successor system, then we will furnish to the holders of notes within the time periods specified in the applicable rules and regulations, all such periodic reports so required to be made publicly available. If we and CanWest do not file the above noted periodic reports, we will furnish to the holders of notes within the time periods specified in the SEC’s rules and regulations, whether or not required by the SEC, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 20-F, 40-F and 6-K, if we were required to file such forms, and we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing that does not contain all the information required by the SEC’s rules and regulations) and make such information available to prospective investors upon request. All of the reports required as described in this paragraph will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our chartered accountants. Our Exchange Act file number is 333-13878.

PROSPECTUS SUMMARY

The following summary contains basic information about this exchange offer to help you understand our company and the notes. It likely does not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document. Unless otherwise indicated, all references to dollar amounts in this prospectus are to Canadian dollars.

BUSINESS OVERVIEW

General

We are an international media company with interests in broadcast television, newspapers, radio, specialty cable channels, outdoor advertising and online operations in Canada, Australia, New Zealand, and the Republic of Ireland. We were formed on November 18, 2004 pursuant to the amalgamation of the old CanWest Media Inc. with its immediate parent, 3815668 Canada Inc.

In Canada, we are a major multi-platform media company, with television, publishing, radio and internet operations that serve common geographic areas, providing our viewers, readers and advertisers with extensive local, regional and national coverage. We own and operate one of the largest groups of television stations in Canada, including the Global Television Network, which covers approximately 97% of Canada’s English-language market. We are also the largest publisher of daily newspapers in Canada with average daily paid circulation of 1.4 million copies, representing 35% of Canada’s average daily English-language newspaper sales. In addition, we own an extensive collection of internet websites providing content of local, regional and national interest.

We believe the combination of our media assets in Canada provides us with a number of competitive advantages, including the ability to:

•	provide advertisers with multi-platform media advertising solutions designed to reach a mass audience or to target specific demographic or special-interest groups;

•	leverage the news and information production resources of our broadcasting, publishing and internet operations to provide our audiences with superior depth and scope in local, regional and national coverage; and

•	cross-promote our brands, programs and other content across our various media platforms.

We also own significant interests in media properties in other English-language markets. In Australia, we own a 56.4% economic interest in TEN Group, one of three privately-owned national television networks. In New Zealand, we own a 70% interest in CanWest MediaWorks (NZ), which operates two national television networks, 3 and C4, and a leading group of radio stations, RadioWorks. Our other investments include a 45% interest in the only privately-owned television network in the Republic of Ireland, TV3.

For the year ended August 31, 2004, we generated revenue of $2,911 million and had a net loss of $219 million. For the six months ended February 28, 2005, we generated revenue of $1,561 million and had net earnings of $59 million.

Business Strategy

In the consolidating and converging media landscape, our objective is to increase our revenue and operating income before amortization by leveraging our media platforms and acquiring, developing and controlling content. To achieve this objective, we intend to:

•	Offer comprehensive advertising solutions. Our broad range of media platforms allows us to deliver multi-platform solutions to our advertising clients. We are able to sell flexible packages of advertising across various media in local, regional and national markets. Our Canadian television, publishing and internet platforms provide advertisers with an effective means to reach a mass market or to target specific demographic and special interest groups. In New Zealand, our combination of a national television network and urban and rural radio networks allows us to design advertising solutions tailored to our clients’ needs.

•	Leverage content. By creating our own news and sports content and purchasing or commissioning entertainment content from our affiliates and others, we are able to supply our own platforms and syndicate our content to non-competing media outlets, reducing our effective costs. The combination of our television, publishing and internet platforms makes us a leading owner and provider of content in Canada. Our news and information organization provides extensive resources to develop content for delivery across our multiple distribution platforms and enables us to provide complete and in-depth coverage of local, regional and national news and information to our audiences.

•	Cross-promote and co-brand our properties. The geographic overlap of our television, publishing, radio and internet platforms enables us to cross-promote our properties in order to grow audiences, strengthen brand recognition and increase advertising revenue. For example, in Canada we use our newspapers to promote our television programs and websites. Our variety of platforms also enables us to pursue co-branding and brand extension opportunities.

•	Achieve economies of scale. Through expansion of our operations across multiple markets and media platforms, we have achieved greater purchasing power, giving us a competitive advantage in acquiring the rights to content. In addition, we can amortize the cost of content across a larger number of viewers, readers and listeners.

•	Expand operations in English-language markets. We intend to develop and acquire additional media assets in our existing markets and expand into other English-language markets. While tastes and preferences vary among each of the communities we serve, we are often able to utilize programming and other content purchased, developed or produced for one market in our other markets. In Canada, we recently launched our first radio stations and have filed applications for additional radio licenses and in April 2005 we launched Dose, a free daily magazine publication, in five of Canada’s largest cities.

•	Improve efficiency and reduce operating costs. We expect to realize cost savings through the integration of our publishing assets and other acquired assets into our existing operations and through the reduction of duplicative general and administrative expenses.

Our corporate and principal office is located on the 31st Floor, CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba, R3B 3L7. Our telephone number is (204) 956-2025. We have appointed CanWest International Corp., a Delaware corporation, as our authorized agent. CanWest International Corp.’s address is c/o Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

THE EXCHANGE OFFER

The following summarizes the terms of this exchange offer. You should read the discussion under the heading “The Exchange Offer” for further information regarding this exchange offer and resale of the exchange notes.

Securities to be Exchanged

On November 18, 2004, we issued US$761,054,211 in aggregate principal amount of initial notes in a transaction exempt from the registration requirements of the Securities Act. The terms of the exchange notes are identical to the terms of the initial notes except that the exchange notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights relating to the initial notes do not apply to the exchange notes. See “Description of the Exchange Notes.”

The Exchange Offer

For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. Exchange notes will only be issued in denominations of US$1,000 and any integral multiple thereof. The form and terms of the exchange notes will be substantially the same as the form and terms of the surrendered initial notes. The exchange notes will evidence the same indebtedness as, and will replace the initial notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the indenture governing the initial notes. As of the date of this prospectus, initial notes representing US$761,054,211 aggregate principal amount are outstanding.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers that will receive exchange notes for their own accounts in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, and our affiliates, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed to make available, for a period of 180 days after consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreements (including certain indemnification rights and obligations).

Expiration Date	This exchange offer will expire at 11:59 p.m., New York City time, on , 2005, or a later date and time if we extend it.

Withdrawal	Any initial notes tendered pursuant to this exchange offer may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date. Any initial notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of this exchange offer.

Conditions of this Exchange Offer	This exchange offer is subject to certain customary conditions, certain of which may be waived by us. See “The Exchange Offer—Conditions of the Exchange Offer.”

Procedures for Tendering Initial Notes

Each holder of the initial notes wishing to accept this exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the initial notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the initial notes through the Depository Trust Company, or the DTC, and wishing to accept this exchange offer must do so pursuant to DTC’s Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	it is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any of the guarantors of the notes, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is a broker-dealer that will receive exchange notes for its own account, it must:

•	represent that it has no arrangement or understanding with the Company or any of its affiliates to distribute the exchange notes; and

•	acknowledge that it will deliver a prospectus in connection with any resale of exchange notes received in exchange for the initial notes acquired by it as a result of market-making or other trading activities, provided that it may use this prospectus, as it may be amended or supplemented from time to time.

We will accept for exchange any and all initial notes which are properly tendered and not withdrawn in this exchange offer prior to the expiration date. The exchange notes will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Exchange Agent	The Bank of New York is serving as exchange agent in connection with this exchange offer.

U.S. Federal Income Tax Consequences

A holder of initial notes will not recognize taxable gain or loss on the exchange of initial notes for exchange notes pursuant to the exchange offer for U.S. federal income tax purposes. See “Certain Tax Consequences of the Exchange Offer—Certain U.S. Federal Income Tax Considerations.”

Canadian Federal Income Tax Consequences

The exchange notes will be identical in all material respects to the initial notes and will evidence the same indebtedness as the initial notes. Therefore, the exchange of an initial note for an exchange note will not be a taxable event for purposes of the Canadian Tax Act. See “Certain Tax Consequences of the Exchange Offer—Certain Canadian Federal Income Tax Considerations.”

Effect of Not Tendering

Initial notes that are not tendered or that are tendered but not accepted will, following the completion of this exchange offer, continue to be subject to the existing restrictions upon transfer. We will have no further obligation to provide for the registration under the Securities Act of the initial notes.

THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the Exchange Notes” section of this offering memorandum for a more detailed description of the exchange notes.

Issuer	CanWest Media Inc.

Exchange Notes Offered	8% Senior Subordinated Notes due 2012.

Maturity Date	September 15, 2012.

Interest

Interest will accrue at an annual rate of 8% from November 18, 2004 and will be payable semi-annually in cash on March 15 and September 15, commencing on March 15, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

Substantially all of our present and future restricted subsidiaries will guarantee the exchange notes on a senior subordinated unsecured basis. Each of our future subsidiaries (other than those designated unrestricted subsidiaries) will jointly and severally guarantee the exchange notes on a senior subordinated unsecured basis.

Ranking	The exchange notes will be our senior subordinated unsecured obligations and will:

•	rank junior in right of payment to all of our existing and future senior indebtedness and other obligations;

•	be effectively subordinated in right of payment to all of our existing and future secured indebtedness and other obligations, to the extent of the value of the assets securing such obligations, and be structurally subordinated to all obligations of each of our subsidiaries that are not guarantors;

•	rank equally in right of payment with all of our existing and future senior subordinated unsecured indebtedness and other obligations; and

•	rank senior in right of payment to all of our unsecured indebtedness and other obligations that are by their terms subordinated to the exchange notes.

Similarly, the guarantees will be senior subordinated unsecured obligations of the guarantors and will:

•	rank junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness and other obligations;

•	be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such obligations, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not a guarantor;

•	rank equally in right of payment with all of the applicable guarantor’s existing and future senior subordinated unsecured indebtedness and other obligations; and

•	rank senior in right of payment to all of the applicable guarantor’s unsecured indebtedness and other obligations that are by their terms subordinated to the guarantee of such guarantor.

As of February 28, 2005, we had $3,292 million of indebtedness, of which approximately $1,643 million was senior to the exchange notes and the guarantees, approximately $940 million was secured and approximately $591 million was indebtedness of non-guarantor subsidiaries and structurally senior to the exchange notes.

Optional Redemption

We may redeem some or all of the exchange notes at any time on or after September 15, 2011 at a price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

We may redeem up to 35% of the exchange notes on or prior to September 15, 2007 from the proceeds of certain equity offerings at 108% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the exchange notes originally issued (which amount includes exchange notes issued in the concurrent offer) remains outstanding and the redemption occurs within 90 days of the date of the equity offering closing. See “Description of the Exchange Notes—Optional Redemption.”

Additional Amounts and Tax Redemption

We are required to make all payments under the exchange notes without withholding or deduction for Canadian taxes. If, however, we are required by law or the interpretation of the administration thereof to withhold or deduct amounts for Canadian taxes, we are required to pay you such additional amounts as may be necessary so that the net amount received by you after such withholding or deduction will not be less than the amount you would have received in the absence of such withholding or deduction.

In the event of certain changes affecting Canadian withholding taxes, we can redeem the exchange notes, in whole but not in part, at our option, at 100% of the principal amount thereof, plus accrued interest.

See “Description of the Exchange Notes—Additional Amounts” and “Description of the Exchange Notes—Tax Redemption.”

Change of Control Offer

If we experience a change of control event, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Exchange Notes—Change of Control Offer.”

Certain Covenants	The indenture contains covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur debt;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make certain investments;

•	repurchase stock;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	merge or consolidate; and

•	transfer or sell assets.

These covenants are subject to important exceptions and qualifications, and several of our significant subsidiaries will not be subject to them. See “Description of the Exchange Notes.”

During any period in which the ratings assigned to the exchange notes are investment grade, within the meaning of the indenture, we will not be subject to some of the indenture’s covenants.

For more information about the exchange notes, see “Description of the Exchange Notes.”

RISK FACTORS

Before making an investment in the exchange notes, you should consider carefully the information included under “Risk Factors” as well as the other information contained in this prospectus.

RISK FACTORS

You should carefully consider the following risks in addition to the other information contained in this prospectus in evaluating the exchange offer. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us may also adversely impact us. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected, and you may lose all or part of your investment.

Risks Relating to Transfer Restrictions on the Initial Notes

If you do not participate in the exchange offer, you will continue to be subject to transfer restrictions.

If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your initial notes. We do not intend to register the initial notes under the Securities Act. To the extent initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. See “The Exchange Offer.”

Risks Relating to Our Debt

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

We have a substantial amount of debt. As of February 28, 2005, we had $3,292 million in consolidated long-term debt (including the current portion) and consolidated shareholder’s equity of $1,321 million, resulting in a total debt to capitalization ratio of 71%. As of February 28, 2005, the negative covenants under our credit facility would have permitted additional borrowings of $301 million.

Our substantial indebtedness could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations under the agreements governing our outstanding indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on debt, which will reduce amounts available for working capital, capital expenditures, marketing, product and program development and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	increase our vulnerability to general adverse economic and industry conditions;

•	place us at a competitive disadvantage compared to our competitors with less debt; and

•	limit our ability to borrow additional funds.

In addition, a portion of our debt, including debt under our credit facility, bears interest at variable rates. An increase in the interest rates on the debt will reduce the funds available to repay our other debt obligations and for operations and future business opportunities and will intensify the consequences of our leveraged capital structure.

The terms of our outstanding indebtedness do not prohibit us or our subsidiaries from incurring substantial additional debt in the future, so long as we observe certain covenants, maintain certain specified financial ratios and meet certain specified financial tests.

To service our debt, we will require a significant amount of cash, and our ability to generate cash in the future depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. If our future cash flow from operations, including distributions from our non-wholly-owned subsidiaries and investments, and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt and other future debt may limit our ability to pursue any of these alternatives.

Our outstanding indebtedness imposes operational and financial restrictions on us.

The agreements governing our outstanding indebtedness impose restrictive covenants that, among other things, restrict our ability to:

•	incur debt;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make certain investments;

•	repurchase stock;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	merge or consolidate; and

•	transfer or sell assets.

Our credit facility also requires us to maintain certain specified financial ratios and meet certain specified financial tests. These covenants are subject to a number of important exceptions and several of our significant subsidiaries are not subject to them.

These restrictive covenants may restrict our ability to expand our business or to pursue our business strategies. Our ability to comply with these and other terms of our indebtedness may be affected by changes in our business condition or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants would result in a default under our debt. A default could allow our creditors to accelerate the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies. At February 28, 2005 the aggregate amount drawn under our credit facility was $743 million and an additional $43 million was utilized to support letters of credit. If our indebtedness were to be accelerated, we cannot assure you that we would be able to repay it. In addition, a default could give the lenders the right to terminate any commitments they had made to provide us with further funds.

Risks Relating to Our Business

We may not be able to effectively manage growth.

We intend to continue to increase our business in Canada and in foreign markets, to further expand the types of businesses in which we engage and to make selective acquisitions. The growth and expansion of our business has placed, and will continue to place, a significant demand on management resources. To manage growth effectively, we must maintain a high level of content quality, efficiency and performance and must continue to enhance our operational, financial and management systems, and attract, train, motivate and manage our employees. We may not be able to effectively manage the growth and expansion of our business and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We operate in highly competitive industries.

Participants in the broadcasting and publishing industries depend primarily upon the sale of advertising and paid subscriptions to generate revenue. Competition for advertising, subscribers, viewers, listeners, readers and distribution is intense and comes from broadcast television stations and networks and specialty cable channels; radio; local, regional and national newspapers; direct mail; and other communications and advertising media that operate in these markets. Our competitors include both privately-owned companies and government-owned market participants. In addition, there is increasing consolidation in the Canadian broadcasting, publishing and other media industries and our competitors increasingly include market participants with interests in multiple industries and media. Some of our competitors have greater financial and other resources than we do. Our ability to compete successfully depends on a number of factors, including our ability to secure popular television programs and high quality editorial content, our ability to achieve high distribution levels and subscriptions and our ability to generate advertising revenue. We cannot assure you that we will be able to compete successfully in the future against existing or potential competitors, or that increased competition will not have a material adverse effect on our business, financial condition or results of operations.

Our television, newspaper and other content may fail to attract large audiences, which may limit our ability to generate advertising and circulation revenue.

Our ability to attract advertisers and generate revenue and profits is dependent in large part on our success in attracting viewers, listeners and readers through the programming we broadcast and the newspapers we publish. Audience acceptance is a function of the content offered and is influenced by factors including the reviews of critics, promotions, the quality and acceptance of other competing content in the marketplace during the same time slots, the availability of alternative forms of entertainment, general economic conditions and public tastes and perceptions generally, as well as other intangible factors. Although we make significant investments in programming and in our newspapers, we cannot assure you that our programming will maintain satisfactory viewership levels, or that our newspapers will maintain satisfactory readership levels, in the future. All of these factors could change rapidly and many are beyond our control. Lack of audience acceptance of our programming and newspapers could have a material adverse effect on our businesses, financial condition or results of operations.

We are largely dependent on particular advertising customer segments, and variations in customer demand in these segments could adversely affect our ability to generate revenue.

A large portion of our advertising revenue is derived from the automobile, technology, retail, food and beverage, telecommunications, travel, packaged goods and entertainment sectors. These sectors have historically been sensitive to changes in economic conditions and economic cycles generally. Thus, a downturn in these sectors could impact our ability to generate advertising revenues and negatively affect our business, financial condition or results of operations.

We compete with alternative technologies and may be required to invest a significant amount of capital to address continued technological development.

The media industry is experiencing rapid and significant technological changes that may result in alternative means of program and content transmission that could have a material adverse effect on our business, financial condition or results of operation. The continued growth of the internet has presented alternative content distribution options that compete with traditional media. Further, in each of our broadcasting markets, industry regulators have authorized direct-to-home satellite, microwave and cable services, and may authorize other alternative methods of transmitting television, radio and other content with improved speed and quality. We may not be able to successfully compete with existing or newly developed alternative technologies and we may be required to acquire, develop or integrate new technologies. The cost of the acquisition, development or implementation of new technologies could be significant and our ability to fund such implementation may be limited. If we are unable to make required technological improvements and to successfully respond to changes in technology, we may find it harder to successfully compete in the future.

Our revenue is subject to cyclical and seasonal variations and is generated primarily from advertisers.

Our business is cyclical in nature. Because our business depends upon the sale of advertising for a substantial portion of revenue, our operating results are sensitive to prevailing economic conditions, including changes in local, regional and national economic conditions, particularly as they may affect advertising expenditures. At the same time, newspaper publishing is both capital and labor intensive and, as a result, newspapers have relatively high fixed cost structures. During periods of economic contraction, revenue may decrease while some costs remain fixed, resulting in decreased earnings. Similarly, because a substantial portion of revenue is derived from retail advertisers, which have historically been sensitive to general economic cycles, our business, financial condition or results of operation could be materially adversely affected by a downturn in the retail sector.

Our business has experienced and is expected to continue to experience significant seasonality due to, among other things, seasonal advertising patterns and seasonal influences on people’s viewing, reading and listening habits. Typically, revenue is lowest during the fourth quarter of the fiscal year, which ends in August, and highest during the first quarter of the fiscal year.

Acts of terrorism and other political and economic developments could adversely affect revenue.

Our revenue and profitability depend on the sale of advertising. Our revenues were negatively affected by the impact of the September 11th tragedy on advertising expenditures and, more recently, were modestly affected by the war in Iraq in early 2003. If there are further acts of terrorism or other hostilities, or if other future financial, political, economic or other uncertainties arise, this could lead to a reduction in advertising expenditures, which could materially adversely affect our business, financial condition or results of operations.

We may be adversely affected by increases in television programming acquisition costs.

The most significant cost in the broadcasting businesses is television programming. Future increases or volatility in television programming costs could adversely affect our operating results. Developments in cable, satellite or other forms of distribution could also affect both the availability and the cost of programming and increase competition for advertising expenditures. In addition, the production and distribution costs of television and other forms of entertainment, as well as television programming costs, may increase. Moreover, programs may be purchased for broadcasting two to three years in advance, making it difficult to predict how such programs will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in revised amortization periods or impairments that would increase operating costs.

We may be adversely affected by strikes and other labor protests.

Approximately 50% of our employees are represented by unions and covered by collective bargaining agreements. Any strikes, lock-outs and other forms of labor protest could disrupt operations and could have a material adverse effect on our business, financial condition or results of operations. The newspapers in Vancouver (The Vancouver Sun and The Vancouver Province) and Victoria (The Times Colonist) have each been subject to a strike in the past five years. These newspapers recently concluded collective agreements without any form of labor disruption.

Approximately 62% of our Canadian broadcasting employees are employed under a total of 15 collective agreements. Three agreements have expired and are currently under negotiation and one more agreement will expire in October 2005. Three agreements expire in 2006 and the remainder will expire in 2007.

Approximately 50% of our Canadian publishing employees are employed under 45 collective agreements. Ten agreements are currently in negotiations. Later in 2005, an additional seven agreements will expire. In 2006, eight agreements expire, ten agreements expire in 2007 and the remainder will expire in 2008. We may be unable to renew these collective agreements on satisfactory terms or at all, and we may experience strikes, lockouts and other forms of labor protest in the future.

On April 27, 2001, one of our broadcast unions (the Communications, Energy and Paper Workers Union) applied to consolidate 12 of our bargaining units (representing approximately 950 employees) into a single bargaining unit. On March 4, 2005, the Canadian Industrial Relations Board (CIRB) issued a decision that effectively amalgamated the 12 existing bargaining units into three bargaining units—western Canada, Ontario and the Maritimes. As a result of this decision, future labor conflicts may involve larger numbers of employees that could increase the cost and disruption to our business from strikes, lock-outs and other forms of labor protest. Both parties have filed an Application for Reconsideration of the decision by the CIRB.

Approximately 40% of TEN Group’s workforce is unionized and employed under the 2005 Network TEN Enterprise Agreement. The current agreement expires in April 2005. A new three year agreement is currently being ratified and will take effect from April 27, 2005.

Any strike or other form of labor protest could have a material adverse effect on our business, financial condition or results of operations.

We may be adversely affected by variations in the cost of newsprint.

Newsprint expense represents one of our largest raw material expenses and, after wages and employee benefits expenses and programming acquisition costs, is our most significant operating cost. Newsprint costs vary widely from time to time and price changes in newsprint can significantly affect the overall earnings of our publishing operations. Future volatility or increases in newsprint costs could have a material adverse effect on our business, financial condition or results of operations.

We have historically received significant distributions from Australia’s TEN Group, and there can be no assurance that such distributions will continue at the same level or at all.

We have historically received significant distributions from the TEN Group, in the form of dividends and interest payments. Distributions from TEN Group amounted to $104.9 million in the year ended August 31, 2004. As a result of dividends declared by TEN Group in June and December 2004, we received $99 million in December 2004. TEN Group maintains an A$700 million credit facility and, as of August 31, 2004, A$175 million was outstanding under this facility. Additional loans under TEN Group’s credit facility would increase TEN Group’s interest expense and could reduce the amount of cash available for distribution by TEN Group. We do not own a majority or controlling voting interest in TEN Group, nor do we exercise control over its management, strategic direction or daily operations. There can be no assurance that distributions from TEN Group will continue at a similar level or at all. A significant decline in distributions from TEN Group could have a material adverse effect on our ability to service our indebtedness.

We may be adversely affected by foreign exchange fluctuations.

Fluctuations in the values of the currencies of Australia, New Zealand and Ireland relative to the Canadian dollar have affected the comparison of Canadian dollar translated amounts over periods of time. The most significant impact relates to the Australian dollar as a result of our economic interest in TEN Group.

Virtually all of our revenue is generated in the local currencies of countries in which we operate, while certain programming and other expenses are incurred in U.S. dollars. In addition, a significant portion of our borrowing is denominated in U.S. dollars and interest, principal and premium, if any, on such borrowing must be paid in U.S. dollars. As a result, we are exposed to foreign currency exchange risk. We have entered into cross currency interest rate swaps, which convert the U.S. dollar principal and interest payable under the senior credit facility and our senior and senior subordinated notes into Canadian dollar obligations, to hedge foreign exchange rate risk and cash flow risk, with the exception of US$42 million in senior subordinated notes which are not hedged as of February 28, 2005. In the year ended August 31, 2004 we were required to make payments of a net amount of $28 million to recoupon the swaps in order to maintain the fair value of our interest rate and cross currency swaps within the limits prescribed under our senior credit facility. During the first half of fiscal 2005, we have been required to make additional payments of a net amount of $97 million to recoupon the swaps. Future exchange rate fluctuations may require us to provide additional cash or other collateral to secure our obligations in respect of our hedging transactions. This could have a material adverse effect on our ability to make payments in respect of our outstanding indebtedness.

Changes in government regulation could adversely affect our business, financial condition or results of operations.

Changes in the government regulations and policies governing broadcast television, specialty cable channels and program distribution through cable and direct-to-home satellite services, the introduction of new regulations or policies or terms of licenses or treatment of the tax deductibility of advertising expenditures could have a material adverse effect on our business, financial condition or results of operations.

Broadcasting operations are generally subject to extensive government regulation. Regulations govern the issuance, amendment, renewal, transfer and ownership of broadcast licenses in virtually all jurisdictions and, in some jurisdictions, govern the timing and content of programming; the timing, content and amount of commercial advertising; and the amount of foreign versus domestically produced programming. In many jurisdictions, including Australia and Canada, there are significant restrictions on the ability of foreign entities to own or control broadcasting businesses.

Our Canadian television operations are regulated pursuant to the Broadcasting Act (Canada). The Canadian Radio-television and Telecommunications Commission, or CRTC, administers the Broadcasting Act (Canada) and among other things, grants, amends and renews broadcasting licenses and approves certain changes in corporate ownership and control. The CRTC also may determine and implement broadcasting regulations and policies pursuant to the Broadcasting Act (Canada), subject to certain directions from the federal cabinet. Television broadcasting operations in Canada are also subject to simultaneous program substitution requirements, cable priority carriage rules, specialty service access rules, content rules and foreign ownership restrictions, all of which we must comply with. Changes to the regulations and policies governing broadcast television, specialty cable channels and program distribution through cable and direct-to-home satellite services or the introduction of new regulations, policies or terms of license or changes to the treatment of tax deductibility of advertising expenditures could have a material adverse effect on our business, financial condition or results of operations.

In June 2003, a House of Commons committee, the Standing Committee on Canadian Heritage, released the findings of a study of the current state and future direction of Canada’s broadcasting system and the efficacy of the Broadcasting Act (Canada) in meeting policy objectives. Included among the broad ranging issues considered by the Committee were cross-media ownership, foreign ownership, license fees, program funding, community, local and regional broadcasting, the effectiveness of the CRTC, digital transmission, performance measurement and Canadian content and cultural diversity. In November 2003, the government responded to the report, but did not deal substantively with any of the issues identified in the report. The government did indicate that it would give further consideration to the issues involved in cross media ownership and conduct an analysis of foreign ownership restrictions, particularly concerning telecommunications companies. Since that response there has been a federal general election, a change in the leadership in the responsible ministries and a series of events that have resulted in a great deal of public scrutiny of the CRTC and its decision making and regulatory processes. Following the election, the standing committee re-submitted its 2003 report to the Government of Canada, triggering a requirement for a response from the new government to the same report in April 2005. The Government of Canada again responded to this report. The response included a statement of support for further study of cross media ownership and encouraged the CRTC to support diversity in the consideration of license applications. The introduction of new laws, regulations or policies with respect to these matters may be forthcoming, and could have a material adverse effect on the our business, financial condition or results of operations.

Our operations outside of Canada are also subject to government regulation. In Australia, our investments are subject to statutes and regulations regarding licensing, programming standards, ownership and control of commercial broadcasting services and administering the allocation of broadcasting frequency spectrum. In March 2002, the Australian Government introduced the Broadcasting Services Amendment (Media Ownership) Bill 2002, which would remove limitations in the BSA on foreign ownership and control of the Australian media, leaving the sector to be regulated under the Foreign Acquisitions and Takeovers Act 1975 and Australia’s general foreign investment policy. At that time, the Australian Senate, in which the Government did not hold a majority, did not support the bill. In 2004, the Australian Government was re-elected and will hold a majority of the seats in the senate beginning in July 2005. The Australian Government has restated its commitment to reforming Australia’s cross ownership and foreign media ownership laws when it gains majority control of the Senate. Although the exact form of any legislation and the timing of its introduction are uncertain, any such legislation, if passed, could have a significant impact on the competitive environment in which we operate in Australia. Relaxation of the ownership restrictions may lead to further consolidation in the Australian media sector and allow our competitors to strengthen their positions. If we are unable to successfully adapt to changes in the Australian competitive and regulatory environment, our business may be adversely affected.

Although the New Zealand radio and television broadcasting industry was deregulated in 1989, our New Zealand operations remain subject to broadcasting standards and to general legislation concerning foreign investment in New Zealand. Television broadcasting in the Republic of Ireland is regulated with respect to, among other things, licensing, ownership and control, advertising and programming. There can be no assurance that any changes to the rules and regulations affecting our operations outside of Canada will not have a material adverse effect on the business, financial condition or results of operations of our non-Canadian subsidiaries and investments or our ability to maintain our ownership interests in our non-Canadian subsidiaries and investments.

The CRTC and other applicable broadcasting regulatory authorities may choose not to renew our existing broadcasting licenses or may decline to grant us new licenses on acceptable terms or at all.

Our CRTC broadcasting licenses must be renewed from time to time, typically every seven years, and cannot be transferred without regulatory approval. The CRTC considered our applications for the renewal of the licenses for all of our Canadian television stations, except CJNT (Montreal) (the license for which expires in 2007) in 2001. New licenses were granted with effect from September 1, 2001 for the maximum seven-year term. Our license for Global Prime was renewed in 2004, for the maximum seven-year term and our licenses for our Category 1 and Category 2 digital specialty channels expire in 2007.

While CRTC regulations and policies do not require CRTC approval before a broadcaster purchases an unregulated media entity, such as a newspaper, the CRTC considered the issue of our cross-media ownership at license renewal proceedings. The CRTC has expressed its support for the promotion of diversity in broadcasting expression at a local and national level, primarily with respect to news voices, and has the power to preserve diversity of voices and prevent or address the emergence of undue competitive advantage on behalf of one licensee where it is found to exist. As a condition of the recent license renewals, the CRTC directed us to abide by its proposed code of conduct respecting the maintenance of separate management over the television and print news operations. In future license renewal proceedings, the CRTC may require us to take measures which could have a material adverse effect on the integration of our Canadian publishing assets with our broadcasting assets, which could impair our ability to continue to realize certain of the anticipated benefits of acquiring our Canadian publishing operations.

Our New Zealand radio operations hold broadcasting licenses that will expire in 2011. All VHF television licenses expire in 2015. Both television and radio licenses have rights of incumbency. Negotiations with the government for the renewal of radio FM licenses from 2011, including the associated cost of renewal, are in progress and should be finalized in late 2005. It is expected that negotiations for renewal of television VHF frequencies will not take place for several years.

The licenses held by Network TEN’s stations in Sydney, Melbourne, Brisbane and Perth were renewed in 2002 and will be subject to renewal by the Australian Broadcasting Authority in 2007. The license for Network TEN’s Adelaide station was renewed in 2004 and will be subject to renewal in 2009. Licenses in other jurisdictions are also subject to renewal from time to time. If we are unable to renew our licenses or acquire new interests or licenses on acceptable terms, it could have a material adverse effect on our business, financial condition or results of operations. To date, we have not had a license renewal declined.

CanWest may not be successful in defending a lawsuit which has been commenced against us and certain of our subsidiaries.

On March 5, 2001, certain plaintiffs who owned a 29.3% interest in CanWest Broadcasting Ltd., or CBL, filed a statement of claim with the Ontario Superior Court of Justice against CanWest, us, certain subsidiaries and Israel Asper (the “Ontario Action”). The plaintiffs claimed, among other things, that the defendants:

•	acted in a manner that was oppressive and unfairly prejudicial to the plaintiffs;

•	improperly favored the interests of the defendants over the interests of CBL and the plaintiffs (including the diversion of corporate opportunities);

•	owed fiduciary duties to the plaintiffs; and

•	wrongly terminated certain contracts with the plaintiffs and replaced them with non-arm’s length contracts.

At the time of the commencement of the action, CanWest owned 70.67% of CBL and the plaintiffs owned the minority interest. CBL owned the Global Television Network stations in British Columbia (CKVU), Manitoba (CKND) and Saskatchewan (CFRE and CFSK). On May 1, 2001, CBL amalgamated with one of our indirect wholly-owned subsidiaries to continue as CBL Amalco. Under the terms of the amalgamation agreement, CanWest received all of the shares of CBL Amalco and the minority shareholders of CBL received special preference shares of CanWest. CanWest redeemed the special preference shares for $57.7 million on December 18, 2002. By way of an application initiated by the defendants, the Ontario Superior Court in November 2001 stayed the Ontario Action on the basis that the Ontario courts had no jurisdiction to try the claim and alternatively, that Manitoba was the convenient forum for trial of the action. The Ontario Court of Appeal subsequently upheld the Ontario decision in a decision issued in February 2003. In January 2004, the Supreme

Court of Canada refused the plaintiffs leave to appeal the Ontario Court of Appeal’s decision. By a statement of claim dated April 5, 2004, issued in the Manitoba Court of Queen’s Bench, the plaintiffs commenced a suit against the defendants noted above as well as Leonard Asper, claiming in substance the same matters as in the Ontario Action and as well that the amalgamation was oppressive to the interests of the plaintiff. The plaintiffs are seeking, among other things, damages of $405 million (including aggravated and punitive damages). While the defendants intend to do so, they have yet to file a statement of defense. There can be no assurances as to the outcome of the lawsuit, the timing or amounts of any payments we may make in connection with the lawsuit (including litigation expenses), whether any additional allegations or claims will be made, how long the suit will last or as to any of the other risks inherent in any litigation. There can be no assurance that CanWest and the other defendants will be successful in defending this lawsuit. While we believe these claims to be substantially without merit, a significant adverse result could have a material adverse effect on our business, financial condition or results of operations.

We do not control and are not permitted to control some of our broadcasting assets.

Although we are required to consolidate our interest in the TEN Group, we do not own a majority voting interest in the TEN Group. We do not control its management or strategic direction, and we currently are not permitted under Australian law to own more than 15% of the equity of the TEN Group. We do not own a majority interest in TV3 in Ireland. The TEN Group and/or TV3 may take actions that could have a material adverse effect on our economic or ownership interest in such entities.

We may be adversely affected by changes in government incentive programs for Canadian program production.

The CRTC requires Canadian broadcasters to broadcast certain amounts of content of Canadian origin. Often, a portion of the production budgets of Canadian programs is financed by Canadian government agencies and incentive programs, such as the Canadian Television Fund, Telefilm Canada and federal and provincial tax credits. There can be no assurance that such financing will continue to be available at current levels, or at all. Reductions or other changes in the policies of Canada or its provinces in connection with their incentive programs could have an adverse effect on our business, financial condition or results of operations.

We are subject to extensive environmental regulations.

We are subject to a variety of Canadian and foreign environmental laws and regulations. Environmental laws and regulations and their interpretation have changed rapidly in recent years and may continue to do so in the future. Failure to comply with present or future laws or regulations could result in substantial liability. Our properties, as well as areas surrounding those properties, particularly those in areas of long-term industrial use, may have had historic uses (or may have current uses, in the case of surrounding properties) which may affect our properties and require further study or remedial measures. There can be no assurance that all environmental liabilities have been identified, that any prior owner of the properties did not create a material environmental condition not known to us, or that a material environmental condition does not otherwise exist at any of our properties.

SELECTED FINANCIAL DATA

The following tables set forth selected financial data. Our selected financial data presented for, and as of the year end of, each of the years ended August 31, 2002 through 2004, are derived from our audited financial statements, which were audited by PricewaterhouseCoopers LLP, independent auditors. Our selected financial data presented for, and as of, the six months ended February 28, 2004 and 2005 are derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus.

The selected financial data are not necessarily indicative of our future results of operations. Our financial statements have been prepared in Canadian dollars and in accordance with Canadian GAAP. The selected financial data in the following tables should be read in conjunction with our audited financial statements and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. In the opinion of management, our unaudited interim consolidated financial statements for the six months ended February 29, 2004 and February 28, 2005 include all adjustments necessary to present fairly the financial results for such periods. Interim results are not necessarily indicative of the results which may be expected for any other interim period or for a full year.

Effective May 31, 2004 for U.S. GAAP and effective September 1, 2004 for Canadian GAAP, we began consolidating the results of TEN Group in accordance with the requirements of new accounting pronouncements. The change has been applied retroactively with restatement of prior periods. The effect of this change is significant and is fully described in note 1 and note 22 to our audited consolidated financial statements for the year ended August 31, 2004.

For a discussion of the principal differences between Canadian GAAP and U.S. GAAP, see note 22 to our audited consolidated financial statements for the three years ended August 31, 2004 and note 11 to our unaudited interim consolidated financial statements for the six months ended February 28, 2004 and 2005.

	For the fiscal year ended August 31,					For the six months ended
	2000	2001	2002	2003	2004	February 29, 2004	February 28, 2005
	Revised (1)	Revised (1)	Revised (1)	Revised (1)	Revised (1)	Revised (1)
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(in thousands of Canadian dollars)
Operating Data: (2)
Revenue	$1,115,748	$2,212,485	$2,725,924	$2,790,484	$2,911,400	$1,462,469	$1,561,283
Operating expenses, selling, general and administrative expenses and restructuring expenses	797,176	1,658,235	2,111,125	2,138,241	2,194,302	1,068,575	1,112,982

Operating income before amortization (3)	318,572	554,250	614,799	652,243	717,098	393,894	438,301
Amortization of intangibles and goodwill	27,425	100,121	18,200	18,135	18,182	9,088	9,897
Amortization of property, plant and equipment and other amortization	27,383	74,096	94,530	92,881	93,512	47,803	47,220

Operating income	263,764	380,033	502,069	541,227	605,404	337,003	381,184
Net financing expenses (4)	(61,685)	(359,439)	(382,065)	(380,866)	(296,695)	(166,569)	(118,243)
Interest rate and foreign currency swap losses	—	—	(1,631)	(23,015)	(110,860)	(16,103)	(67,206)
Investment gains and losses and dividend income	103,901	58,009	19,863	12,772	124,040	3,116	(44,046)
Goodwill impairment	—	—	(56,114)	—	—	—	—
Loan impairment (5)	—	—	—	—	(418,746)	(418,746)	—

	305,980	78,603	82,122	150,118	(96,857)	(261,299)	151,689
Provision for (recovery of) income taxes	77,386	(34,012)	64,787	(46,336)	37,760	27,546	36,497

Earnings (loss) before the following	228,594	112,615	17,335	196,454	(134,617)	(288,845)	115,192
Minority interests	(54,761)	(40,406)	18,583	(80,637)	(80,349)	(45,599)	(56,375)
Interest in earnings (loss) of equity accounted affiliates	3,570	(13,551)	(1,523)	(1,332)	2,731	(349)	1,047
Realized currency translation adjustments	(1,030)	(7,200)	(1,000)	922	(7,023)	3,126	(848)

Net earnings (loss) for the period	$176,373	$51,458	$33,395	$115,407	$(219,258)	$(331,667)	$59,016

	For the fiscal year ended August 31,					For the six months ended
	2000	2001	2002	2003	2004	February 29, 2004	February 28, 2005
	Revised (1)	Revised (1)	Revised (1)	Revised (1)	Revised (1)	Revised (1)
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(in thousands of Canadian dollars)

Cash flows from:
Operating activities	$165,457	$190,217	$183,863	$434,250	$395,977	$157,802	$193,811
Investing activities	(705,784)	(2,201,097)	335,046	120,780	125,715	(63,284)	(45,645)
Financing activities	589,121	1,937,949	(488,240)	(480,536)	(564,508)	(135,697)	(130,331)

Balance Sheet Data (at period end (7)):
Intangibles and goodwill	$1,584,186	$4,345,856	$3,884,438	$3,639,108	$3,647,393	$3,706,853	$3,672,541
Total assets	3,075,720	6,779,971	6,289,872	5,971,781	5,452,744	5,716,790	5,637,186
Long term debt	1,210,687	4,134,048	3,902,156	3,580,870	3,234,255	3,616,381	3,291,755
Share capital	11,591	437,107	437,107	438,838	438,838	438,838	438,838
Shareholder’s equity	812,211	1,302,444	1,316,207	1,454,509	1,254,572	1,162,366	1,320,638

U.S. GAAP Data (7):
Net earnings (loss) for the year	$212,674	$16,170	$175,680	$68,172	$(182,845)	$(335,054)	$65,338
Total assets	3,119,811	6,744,136	6,508,801	6,158,635	5,616,209	5,785,893	5,800,860
Long term debt	1,210,687	4,135,914	3,912,840	3,371,170	2,959,254	3,317,621	2,953,562
Shareholder’s equity	858,038	1,231,172	1,523,624	1,583,034	1,398,463	1,341,922	1,470,211

Other Financial Data:
Capital expenditures and other investments	$153,463	$62,828	$88,427	$70,304	$68,751	$35,745	$40,388
Earnings to fixed charges (5)	5.6x	1.2x	1.2x	1.4x	— (6)	— (6)	2.0x

Reconciliation of Non GAAP Financial Measure (3)
Net earnings (loss)	$176,373	$51,458	$33,395	$115,407	$(219,258)	$(331,667)	$59,016
Amortization	54,808	174,217	112,730	111,016	111,694	56,891	57,117
Interest and other financing expenses	61,685	359,439	382,065	380,866	296,695	166,569	118,243
Investment gains, losses and dividend income	(103,901)	(58,009)	(19,863)	(12,772)	(124,040)	(3,116)	44,046
Interest rate and foreign currency swap losses	—	—	1,631	23,015	110,860	16,103	67,206
Goodwill impairment	—	—	56,114	—	—	—	—
Loan impairments	—	—	—	—	418,746	418,746	—
Provision for income tax expense	77,386	(34,012)	64,787	(46,336)	37,760	27,546	36,497
Minority interests	54,761	40,406	(18,583)	80,637	80,349	45,599	56,375
Interest in earnings of equity accounted affiliates	(3,570)	13,551	1,523	1,332	(2,731)	349	(1,047)
Realized currency translation adjustments	1,030	7,200	1,000	(922)	7,023	(3,126)	848

Operating income before amortization	$318,572	$554,250	$614,799	$652,243	$717,098	$393,894	$438,301

(1)	Certain balances have been revised. See notes 1, 6 and 22 of our audited consolidated financial statements for the year ended August 31, 2004 and note 1 to our unaudited interim financial statements for the six months ended February 28, 2005.
(2)	Operating data and results in the periods presented were impacted by the following business acquisitions and divestitures:

•	In March 2000, we acquired nine television stations from WIC Western International Communications Ltd.;

•	In November 2000, we acquired CanWest Publications;

•	In January 2001, we acquired the remaining shares of RadioWorks New Zealand Limited, a New Zealand national radio operation;

•	In March 2001, we restructured our controlling interest in Ireland’s TV3, at which time we began to proportionately consolidate its results;

•	In August 2001, we disposed of ROBTv, a specialty cable channel;

•	In September 2001 and October 2001, we disposed of our television stations, CFCF (Montreal) and CKVU (Vancouver);

•	In September 2001, we gained effective control of the National Post and began consolidating its financial results (we acquired the remaining 50% not already owned in April 2002);
•	In August 2002 through TEN Group we acquired the remaining 40% of Eye Corp;
•	In August 2002 and February 2003, we disposed of certain community newspapers; and
•	In September 2005 we acquired the remaining 50% share of Eye Shop.

Operating data and results under Canadian GAAP for the fiscal year ended August 31, 2001 were impacted by the adoption of new standards in respect of accounting for income taxes.

Operating data and results under Canadian and U.S. GAAP for the fiscal year ended August 31, 2002 were impacted by the adoption of new standards in respect of accounting for goodwill and other intangibles. Net earnings, adjusted to exclude amortization of goodwill and indefinite life intangibles, for the years ended August 31, 2001 and 2000 would have increased by $69,079 and $16,035, respectively, under Canadian GAAP.

Operating data and results under Canadian and U.S. GAAP were impacted by the adoption of new accounting policies related to the consolidation of variable interest entities. As indicated in note 1 of our consolidated financial statements contained herein, effective September 1, 2005 we began consolidating the operations of TEN Group. This change was made retroactively with restatement of prior periods.

(3)	Operating income before amortization is equal to net earnings adjusted to exclude amortization, interest and other financing expenses, investment income, loan impairments, goodwill impairment, income taxes, earnings in equity accounted affiliates, minority interests and realized currency translation adjustments. Operating income before amortization is not a recognized measure of financial performance under Canadian GAAP. Management utilizes operating income before amortization as a measure of segment profitability in making strategic resource allocations. In addition, we and our lenders and investors use operating income before amortization to measure performance against our various leverage covenants. Investors are cautioned, however, that operating income before amortization should not be construed as an alternative to net earnings determined in accordance with GAAP as an indicator of our performance. Our method of calculating operating income before amortization may differ from other companies and, accordingly, operating income before amortization may not be comparable to measures used by other companies. A reconciliation of operating income before amortization to net earnings is provided above.

(4)	Net financing expenses include interest expense, interest income, amortization of deferred financing costs, and foreign exchange gains and losses.

(5)	Loan impairments include a $419 million provision for the impairment of loans to Fireworks Entertainment and CanWest Entertainment, affiliated companies controlled by CanWest.

(6)	The ratio of earnings to fixed charges is calculated as defined under Item 503(d) of Regulation S-K under the Securities Act. For the year ended August 31, 2004, fixed charges exceeded earnings by $104 million as a result of the net loss for the year of $219 million which included a $419 million loan impairment charge, for the six months ended February 29, 2004 the fixed charge deficiency was $258 million.

(7)	Balance sheet data at December 31, 2002 are not audited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

In November 2000, we acquired our Canadian publications operations from Hollinger, and in September 2001, we further expanded our publishing operations by gaining effective control of the National Post. The addition of these publishing and online assets to our existing national television network has resulted in the creation of Canada’s largest media company. Our broad media platform has provided us with the ability to provide a multimedia product offering to our Canadian customers. In addition, we have pursued cost-cutting opportunities through the integration of our operations as well as other restructuring activities. Thus, we have levered the benefits of owning a broad media platform to improve the profitability of our operations. Our diversification within the Canadian market and internationally has improved the stability of our overall results. At the same time, we have improved our financial position through debt repayment using proceeds from the sale of non-core assets.

On November 18, 2004, 3815668 Canada Inc. amalgamated with old CanWest Media, its wholly-owned subsidiary, to form a new company that also is named CanWest Media Inc. We discuss the amalgamation in further detail below under “The Amalgamation and Refinancing Transactions.”

Effective May 31, 2004 for U.S. GAAP and effective September 1, 2004 for Canadian GAAP, we began consolidating the results of TEN Group in accordance with the requirements of new accounting pronouncements. The change has been applied retroactively with restatement of prior periods. The effect of this change is significant and is fully described in note 1 to our audited consolidated financial statements for the year ended August 31, 2004.

The following discussion applies to our results as revised for the consolidated of TEN Group.

Key Factors Affecting Segment Revenues and Segment Operating Profit

Television Broadcast

We have four television broadcast segments, one for each country in which we carry on such operations. Our Canadian television segment includes our broadcast television networks in Canada as well as specialty channels and two recently launched radio stations. Our New Zealand and Irish television segments cover our television operations in those countries. Our Australian television segment includes our interest in TEN Group Pty Limited (“TEN Group”), which owns and operates TEN Television Network (“Network TEN”).

We generate the majority of our television broadcast revenues from the sale of advertising, with the remainder generated from subscriber revenues earned by our specialty channels and the sale of broadcast rights to our programming. Demand for television advertising is driven primarily by advertisers in the packaged goods, automotive, retail and entertainment industries and is strongly influenced by general economic conditions. The attractiveness of our programs to advertisers and the rates we charge are primarily a function of the size and demographics of our viewing audience. The dependence of our advertising revenues on the ratings performance of our television programs makes our television broadcast revenues less predictable than our publishing revenues.

Following a 7% decline in fiscal 2004, Canadian television advertising revenues increased by 3% for the six months ended February 28, 2005, compared to the same period in fiscal 2004. The revenue decrease in fiscal 2004 reflected a slight reduction in television advertising purchases in general as well as loss of market share resulting primarily from reduced ratings performance. The advertising sales increases in the first half of fiscal 2005 were led by strong increases in sales in the packaged goods sector somewhat offset by decreases in the automotive and entertainment sectors. For the remainder of fiscal 2005, we expect a slight growth in revenues relative to the prior year, as our ratings continue to constrain our revenue growth.

Our Australian television broadcast segment recorded a 12% increase in revenues in the first half of fiscal 2005 compared to the same period in the prior year, driven by Network TEN’s strong ratings performance in a continuing strong television advertising market. Local currency revenues of 15% were partially offset by the weakening of the local currency relative to the Canadian dollar. For the remainder of fiscal 2005, we expect Network TEN to continue its growth relative to prior years but at a lower growth rate than in the first half, reflecting recent small declines in ratings. Our New Zealand television broadcast segment also continued to perform well in the first half of fiscal 2005, recording a 13% revenue increase that reflected an 11% increase in local currency revenues driven by improved audience share at 3 and C4 networks in a strong advertising environment, and the effect of the strengthening local currency relative to the Canadian dollar, which contributed an additional 2%. We expect revenue growth for the remainder of fiscal 2005 to reflect growth similar to that achieved in the first six months. In our Irish television segment, first half revenues showed growth of 11% compared to the same period in the prior year.

Our principal television broadcast operating expenses are programming costs and employee salaries. In our Canadian television segment, operating expenses increased by 6% in the first half of fiscal 2005 compared to the same period in the prior year, primarily as a result of increased programming and promotion costs. We expect this trend to continue in Canada throughout fiscal 2005 as we continue to invest in our program schedule. In Australian television, segment operating expenses for the first half of fiscal 2005 increased by 3% overall, driven by a 6% local currency increase compared to the same period in the prior year, primarily reflecting increased programming costs. In New Zealand television, segment operating expenses in the first half of fiscal 2005 increased by 8% overall, driven by a 5% local currency increase compared to the same period in the prior year, primarily as a result of increased programming costs. We expect that the trend in the first six months of the fiscal year will continue for the remainder of fiscal 2005. In Irish television, segment operating expenses increased 7% compared to the same period in the prior year.

Publishing and Online

Our publishing and online segment includes our Canadian newspaper operations as well as our internet operations including the canada.com web portal. Our publishing and online revenues are primarily earned from newspaper advertising and circulation revenues from our newspapers in Canada. Our newspaper and online advertising revenues are a function of the volume, or lineage, of advertising sold and the rates we charge. Circulation revenues are produced from home-delivery subscriptions for our newspapers and single-copy sales sold at retail outlets and vending machines and are a function of the number of newspapers we sell and the average per-copy prices we charge.

Combined advertising and circulation revenues for our newspapers were 6% higher in the six months ended February 28, 2005 as compared to the same period in fiscal 2004. The advertising increase for the six months resulted from increases in pricing as lineage was slightly reduced from the prior year. For the remainder of fiscal 2005, when compared to the same period in the prior year, we expect moderate growth in revenue reflecting price increases with the lineage remaining relatively flat. Circulation revenues were flat in the six months ended February 28, 2005 as compared to the same period in the prior year as declines in circulation were offset by higher per copy revenue. We expect that circulation revenues, which make up approximately 20% of total newspaper revenues, will remain flat in the remainder of fiscal 2005 and that slight declines in newspaper circulation will be somewhat offset by gaining paid circulation from our electronic editions, which were launched in all of our major markets in fiscal 2004, and maintaining a higher per copy revenue.

Our principal operating expenses in the publishing and online segment are salaries, newsprint and distribution expenses. Segment operating expenses increased by 3% in the six months ended February 28, 2005, primarily as the result of increased payroll costs. Our newsprint expense for the six months ended February 28,

2005 decreased by approximately 4% as a result of reduced pricing and a reduction in consumption. As a result of the strong Canadian currency we expect our newsprint expense to remain relatively constant in fiscal 2005.

Radio Broadcast

Our radio broadcast segment consists of our radio operations in New Zealand, which earn substantially all of their revenues from advertising. Radio advertising revenues are a function of overall radio advertising demand and advertising rates. Radio advertising rates are determined based on the number and demographics of our listeners. Our radio broadcast segment revenues in the first half of fiscal 2005 increased 8% overall, driven by a 6% local currency increase compared to the same period in the prior fiscal year, reflecting strong growth in radio advertising expenditures in New Zealand. In addition, a strengthened New Zealand currency contributed an additional 2% increase for the six months. We expect revenues in local currencies to continue to increase during 2005, bolstered by the addition of new FM frequencies acquired in fiscal 2004 and 2005.

The principal operating expenses in the radio broadcast segment are salaries, marketing costs and music royalties. Segment operating expenses in the first half of fiscal 2005 increased 9% overall, driven by a 7% increase in local currency expenses compared to the same period in fiscal 2004 and an additional 2% as a result of the strengthened New Zealand currency.

Outdoor Advertising

Our outdoor advertising segment consists of TEN Group’s wholly owned subsidiary, Eye Corp. Eye Corp. generates its revenue from the sale of out-of-home advertising. Eye Corp.’s advertising revenues are a function of overall outdoor advertising demand and rates. Eye Corp.’s advertising rates are primarily a function of the number and demographics of the audience for Eye Corp.’s displays. Segment revenues increased by 43% in the first half of fiscal 2005 compared to the same period in the prior year, in part reflecting Eye Corp.’s acquisition of the remaining 50% interest in its Eye Shop subsidiary. Another driver was higher airport terminal advertising sales have increased with increased air travel and increases in rates and inventories. The principal operating expenses in this segment are salaries, site rental costs and production expenses. Segment operating expenses have decreased to 76% as a percentage of revenues for the six months ended February 28, 2005 from 82% from the same period in fiscal 2004. We expect that growth in revenues and expenses of our outdoor advertising segment will continue at approximately the same rate for the remainder of fiscal 2005.

Acquisitions and Divestitures

We have made a number of acquisitions and divestitures since the beginning of fiscal 2002 that affect the comparability of our results from period to period.

•	In October 2001, we disposed of CKVU, a television station in Vancouver.

•	In September 2001, we gained effective control of the National Post and began consolidating its financial results (we acquired the remaining 50% not already owned in April 2002).

•	In August 2002 and February 2003, we disposed of certain community newspapers.

•	In August 2002, through TEN Group, we acquired the remaining 40% interest in Eye Corp., an out of home advertising company.

•	In June 2004, we sold our 29.9% interest in Ulster Television.

•	In September 2004, we acquired the remaining 50% of Eye Shop, a subsidiary of Eye Corp.

In addition to the above transactions, in July 2004, we completed the initial public offering and refinancing of our New Zealand operations, which reduced our ownership interest from 100% to 70%.

Foreign Currency Effects

Our Australia, New Zealand and Ireland operations expose our segment revenues and operating expenses to fluctuations between the Canadian dollar and the Australian dollar and the New Zealand dollar and the Euro respectively. A decline in the value of the Canadian dollar against those currencies increases the Canadian dollar equivalent of the revenues and expenses we record in those currencies. An increase in the value of the Canadian dollar has the opposite effect. During the first half of fiscal 2005 the Canadian dollar appreciated against the Australian dollar by 3% and declined against the New Zealand dollar by 2%. The Canadian dollar/Euro rate remained relatively constant for the period.

Seasonality

Our advertising revenues are seasonal. Revenues are typically highest in the first and third quarters, while expenses are relatively constant throughout the year.

Critical Accounting Estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below the critical accounting estimates that we believe require significant judgment in the preparation of our consolidated financial statements. We consider these accounting estimates to be critical, because changes in the assumptions or estimates we have selected have the potential to materially impact our financial statements. For a summary of all of our significant accounting policies, see note 1 to our audited consolidated financial statements and note 1 to our unaudited interim consolidated financial statements.

Goodwill and Intangible Assets

We estimate the useful lives of intangible assets and the value of goodwill based on historical customer patterns, industry trends and existing competitive factors. Significant long-term changes in these factors could result in material impairment of the value and life of intangible assets and goodwill. As at February 28, 2005 we had $1,188 million of intangibles and $2,484 million of goodwill on our balance sheet.

In performing the annual impairment testing of goodwill and intangibles, management makes a number of assumptions and estimates in determining fair value. The fair value definition used is the amount at which an asset could be bought or sold in a current transaction between willing parties. Valuation techniques used for reporting units include either a market approach or a discounted cash flow (“DCF”) approach. The market approach is used where comparable public market data is available, or where we have bona fide offers for assets. The projections used in the DCF’s represent management’s best estimates of expected future operating results of the reporting units for the first three years and an extrapolation based on aggregate economic factors such as gross domestic product growth rates and inflation, for the final two years of the forecast period. Precedent transactions involving comparable companies and market statistics for comparable companies are used to select appropriate terminal value multiples. In addition, the expected risk-free and other rates of return, general economic conditions, historical and forecasted operating results, and valuations prepared by third parties are considered. The discount rates used are based on the weighted average costs of capital using the capital asset pricing model and adjusting for the size of the local reporting unit, local tax rates and risk profile. Had different assumptions or valuation techniques been used in performing the impairment testing at August 31, 2004, the carrying value of intangibles and goodwill might have been different.

The valuation of one of our Canadian newspapers that had a goodwill balance of approximately $41 million at February 28, 2005 was based on management’s business plan, which anticipates achieving certain levels of profitability over the next three years. Failure to achieve the targets established in management’s business plan might result in a goodwill impairment.

Income Taxes

We are subject to income taxes in Canada and numerous foreign jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Management uses judgment and estimates in determining the appropriate rates and amounts in recording future taxes, giving consideration to timing and probability. Actual income taxes could vary from these estimates as a result of future events, including changes in income tax law or the outcome of reviews by tax authorities and related appeals. To the extent that the final tax outcome is different from the amounts that were initially recorded, such differences will impact the income tax provision in the period in which such determination is made. Our income tax provision was $38 million for fiscal year 2004 and $36 million for the first half of fiscal 2005. Future tax assets were $129 million, while future tax liabilities were $260 million at August 31, 2004. See note 12 to our audited consolidated financial statements.

Accounting for Pension and Other Benefit Plans

The cost of defined benefit pension and other retirement benefits earned by employees is calculated based on management’s estimates of expected plan investment performance, salary escalation, retirement ages of employees, the discount rate used in measuring the liability and expected healthcare costs. For fiscal 2003, 2004, and the first half of fiscal 2005, based on experience and discussions with plan managers, management estimated the long-term rate of return on plan assets to be 6.75% to 7.25%. For the same periods, the discount rate used in measuring the liability was 6.5% to 6.75%. The discount rate was estimated by applying Canadian corporate AA zero coupon bonds to the expected future benefit payments under the plans. Management assumed that earnings would increase by 3.5% per year and that price inflation would be 2% per year. The defined benefit pension and other retirement benefit expense we recorded was $32.7 million for fiscal 2004 and $10 million for the first half of fiscal 2005. Use of different assumptions would vary results. See note 15 to our audited consolidated financial statements.

Broadcast Rights

At February 28, 2005, we had $305 million in broadcast rights. Broadcast rights represent the right to air various forms of programming. Broadcast rights and the corresponding liability are recorded when the license period begins and the programs are available for air. Foreign programming is primarily acquired on a “pay for play” basis, and is immediately aired, while some foreign and most domestic programming may be carried in inventory and amortized over a series of plays. Management must use estimates and judgment in determining the useful lives and carrying values of broadcast rights. Estimates of useful life relates to the expected number of plays over which the cost of acquiring the rights are amortized, while estimates of value primarily relate to the time slots in which the programs will be aired. Inventories are reviewed regularly to ensure recoverability of the book value of broadcast rights. See note 4 to our audited consolidated financial statements.

Changes in Accounting Policies

Hedging Relationships

We adopted CICA Accounting Guideline 13, “Hedging Relationships” effective September 1, 2003. In accordance with the new policy, our hedging relationships are documented and subject to effectiveness tests on a quarterly basis to ensure that they are and will continue to be effective. The adoption of this guideline had no impact on our financial statements.

Stock Options

We have a share based compensation plan under which options of our parent company are issued to certain of our employees. We adopted the fair value method of accounting for share based compensation recommended by the CICA in Section 3870, “Stock-Based Compensation and Other Stock-Based Payments”, on a prospective basis for options granted subsequent to September 1, 2003. As a result of the adoption of this policy, the fair value of stock options granted is charged to earnings over the vesting period of the options. In fiscal year 2004, we recorded an expense of $1 million for options granted in fiscal 2004. CanWest calculates the fair value of the options using the Black-Scholes options pricing model.

Reporting Circulation Revenue Gross Versus Net

During fiscal year 2004, we retroactively adopted the provisions of the Emerging Issues Committee of the CICA (EIC-123), “Reporting Revenue Gross as a Principal versus net as an Agent”, which was effective for our fiscal year commencing September 1, 2002. Accordingly, our circulation revenues are reported on a gross basis. Previously, we reported circulation revenues net of certain of our distribution contract costs. As a result of this revision, our sales and operating expenses were each increased by $46.0 million for fiscal year 2004 ($44.2 million for fiscal year 2003).

Consolidation of TEN Group

Effective September 1, 2004, we have adopted the provisions of The Accounting Standards Board of the Institute of Chartered Accountants of Canada, AcG-15, Consolidation of Variable Interest Entities. We have determined that we are the primary beneficiary of TEN Group, a variable interest entity. Accordingly, as required by AcG-15, we have consolidated the results of TEN Group. AcG-15 has been adopted on a retroactive basis with restatement of prior periods. Previously, we accounted for our investment in TEN Group using the equity method. As at August 31, 2004 we hold a 56.6% economic interest in TEN Group (57% at August 31, 2003, 57.5% at August 31, 2002). The interest held by the 43.4% minority is classified in minority interests (43% at August 31, 2003, 42.5% at August 31, 2002). There was no impact on shareholder’s equity.

We began consolidating TEN Group under U.S. GAAP on a prospective basis effective May 31, 2004, based on substantially the same analysis under FIN 46R – Consolidation of Variable Interest Entities. See note 22 to our audited consolidated financial statements.

Forthcoming changes in accounting policies

Financial Instruments, Hedges and Comprehensive Income

The Accounting Standards Board of the Institute of Chartered Accountants of Canada had concurrently issued CICA 3855, Financial Instruments—Recognition and Measurement, CICA 3865, Hedges, and CICA 1530, Comprehensive Income, which we must apply for fiscal years beginning on or after October 1, 2006. CICA 3855 prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and the measurement of such amount. It also specifies how financial instrument gains and losses are to be presented. CICA 3865 is applicable for designated hedging relationships and builds on existing Canadian GAAP guidance by specifying how hedge accounting is applied and what disclosures are necessary when it is applied. CICA 1530 introduces new standards for the presentation and disclosure of components of comprehensive income. Comprehensive income is defined as the change in net assets of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in net assets during a period except those resulting from investments by owners and distributions to owners. We are currently considering the impacts of the adoption of such standards.

Valuation of Intangibles

In accordance with the Emerging Issues Committee topic number D-108, Use of Residual Method to Value Acquired Assets Other than Goodwill released September 29, 2004, we will adopt a direct approach in the valuation of intangible assets for any business combinations completed after September 29, 2004 and will perform an impairment test using the direct method on all intangible assets previously valued under the residual method no later than the beginning of fiscal 2006 for U.S. GAAP. We utilize a residual value approach in valuing certain broadcast licenses. The effect of the adoption of this policy has not been determined.

Share-Based Payment

In December 2004, The Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment, which requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). FAS 123 (Revised 2004) is applicable for as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We are currently considering the impact of the adoption of this standard.

Restatement of Prior Year Results

As described in notes 1, 6 and 22 to our consolidated financial statements, certain prior year results and balances have been revised for the reasons stated therein.

Operating Results

Introductory Note

Segment operating profit. In the discussion that follows, we provide information concerning our segment operating profit. See note 20 to our audited consolidated financial statements and note 10 to our unaudited interim financial statements. Management utilizes segment operating profit as a measure of segment profitability in making strategic resource allocations.

Operating income before amortization. We also discuss our consolidated operating income before amortization. We provide this measure because we and our lenders and investors use operating income before amortization to measure performance against our various leverage covenants. Operating income before amortization is not a recognized measure of financial performance under Canadian generally accepted accounting principles (GAAP). Investors are cautioned that operating income before amortization should not be construed as an alternative to net earnings determined in accordance with GAAP as an indicator of our performance. Our method of calculating operating income before amortization may differ from that of other companies and, accordingly, operating income before amortization may not be comparable to similarly titled measures used by other companies. A reconciliation of operating income before amortization to net earnings, which is the most closely comparable GAAP measure, is set forth below under “Reconciliation of Non-GAAP Financial Measures” section of this report.

Six Month Period Ended February 28, 2005 Compared to Six Months Ended February 29, 2004

The following is a table of segmented results for the six months ended February 28, 2005 and February 29, 2004. See note 10 to our interim consolidated financial statements:

	Revenue		Segment operating profit
	Six Months Ended February 28,	Six Months Ended February 29,	Six Months Ended February 28,		Six Months Ended February 29,
	2005	2004	2005		2004
	(in thousands of Canadian dollars)
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
		Revised(1)			Revised(1)
Operating Segments
Publishing and Online – Canada	$615,226	$601,403	$140,300		$139,726

Television
Canada	363,999	352,229	81,163		86,128
Australia-Network TEN	401,424	357,066	178,965		142,137
New Zealand	58,855	51,944	16,796		12,913
Ireland	19,782	17,619	7,254		5,886

Total television	844,060	778,858	284,178		247,064
Radio – New Zealand	48,175	44,466	15,995		15,017
Outdoor-Australia	53,822	37,742	12,697		6,624
Corporate and other	—	—	(14,869)		(14,537)

Total	$1,561,283	$1,462,469	$438,301	(2)	$393,894	(2)

(1)	See note 1 to our interim consolidated financial statements.
(2)	See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to net earnings.

Consolidated Results

Revenues. Consolidated revenues increased by $99 million or 7% to $1,561 million for the six months ended February 28, 2005 from the consolidated revenues of $1,462 million for the same period in fiscal 2004. The increase reflected higher revenues in each of our operating segments, with the largest increases from our Australian television and Australian outdoor advertising segments.

Operating expenses. Consolidated operating expenses (including selling, general, and administrative expenses) before amortization increased $54 million or 5% to $1,123 million. This increase reflects expense increases in all segments. As a percentage of revenues, operating expenses declined in all segments except Canadian television.

Operating income before amortization. Consolidated operating income before amortization increased by 11% to $438 million for the six months ended February 28, 2005 from $394 million for the same period last year. The increase in operating income before amortization reflected significant increases for international media operations, partially offset by a decline in operating income before amortization from our Canadian television segment.

Amortization. Amortization of intangibles increased to $10 million in the first half of fiscal 2005 from $9 million in the first half of fiscal 2004. Amortization of property and equipment was $45 million in the first half of fiscal 2005 and the first half of 2004.

Financing Costs. Interest expense was $134 million in the first half of fiscal 2005 compared to $174 million in the previous year, reflecting a reduced level of debt as well as reduced interest rates achieved through our refinancing activities.

Interest Rate and Foreign Currency Swap Loss. In the first half of fiscal 2005, we recorded a $67 million loss equivalent to the change in fair value of interest rate and foreign currency swaps on debt that has been retired. This compared to a loss of $16 million for the first half of fiscal 2004.

Foreign Exchange Gains. We recorded net foreign exchange gains of $20 million in the first half of 2005 compared to $5 million in the first half of fiscal 2004. $3 million of this gain arose on the translation of a portion of our US debt which is not hedged. The balance primarily represents gains on settlement of US dollar denominated debt.

Investment Gain. In the first half of fiscal 2005, we recorded an investment loss of $54,000, compared to an investment loss of $2 million for the same period in the previous year. The investment loss in the first half of 2005 reflects dilution gains on the exercise of stock options at TEN Group offset by losses on disposal of non-core assets. The loss in 2004 was primarily related to a write down on other investments.

Loss on debt extinguishment. During the first quarter of fiscal 2005, we completed an exchange offer and concurrent debt offering through which we repurchased our $904 million 12 1/8% Fixed Rate Subordinated Debentures due 2010 with the proceeds of $908 million (US$761 million) in principal amount of 8% Senior Subordinated Notes due 2012. The fair value of the new debt on its settlement date was determined to be $944 million. The excess of fair value of the new debt over the book value of the old debt together with certain costs of settling the debt has been charged to earnings for the six months ended February 28, 2005 as a loss on debt extinguishment of $44 million. This refinancing is expected to reduce cash interest expense by approximately $40 million per year.

Income Taxes. Our income tax expense was $36 million for the six months ended February 28, 2005, compared to $28 million in the same period in fiscal 2004. The effective tax rate of 24% in the first half of fiscal 2005 was below our statutory rate of 35% as a result of the impact of international tax rates which were lower than Canadian tax rates, as well as the impact of (i) a $5.0 million recovery related to the resolution of an uncertain tax position and a related $2.4 million tax adjustment and (ii) a $6.5 million reduction in income tax expense due to adjustments made based on comparison of final amounts included on our tax returns to the related accounting provisions. Of the total $13.9 million recovery, $7.0 million related to earnings of periods prior to fiscal 2005. However, because we have determined that these adjustments are not material to the reported results, we have included the full amount in current year’s earnings.

Minority Interest. For the six months ended February 28, 2005 we recorded minority interest charges related to the 30% minority interest in MediaWorks (NZ) and the 43.6% minority interest in TEN Group of $51 and $5 million, respectively. The minority interest charge related to TEN Group increased by 11% as compared to the $46 million charge for the same period in fiscal 2004 as a result of TEN Group’s increased net earnings. There was no minority interest charge related to CanWest MediaWorks (NZ) for the same period of fiscal 2004 because it was wholly owned to July 2004.

Net Earnings. Our net earnings from continuing operations for the six months ended February 28, 2005 were $59 million, compared to a net loss of $332 million, for the six months ended February 29, 2004.

Segmented Results

Publishing and Online

•	Revenue. Publishing and Online revenues for the first half of fiscal 2005 were $615 million compared to revenues of $601 million in same period the previous year. Advertising revenues increased by 3% for the six months reflecting increased rates as well as increased volumes. While circulation numbers declined by 4%, circulation revenue remained constant as a result of increased revenue per copy. Circulation comprised approximately 20% of total revenues for the newspaper group for the first six months, a decline from 21% for the same period for the prior year.

•	Operating expenses. Compared to the same period in the prior year, operating expenses (including selling, general and administrative expenses) of our Publishing and Online operations increased in the first half of 2005 by $13 million, or 3%, to $475 million from $462 million. This reflected normal salary escalations, the increased cost of management compensation and increases in administrative costs. Newsprint ink and outside printing expenditures were 4% less in the six months ended February 28, 2005 than in the same period the prior year, reflecting a decrease in our cost of newsprint as well as reduced consumption.

•	Segment operating profit. As a result of increased revenues and operating expenses, our Publishing and Online operating income registered a slight increase for the six months ended February 28, 2005 compared to the same period in the prior year.

Canadian Television

•	Revenues. In total, revenues from our Canadian Television operating segment of $364 million were $12 million or 3% higher than the $352 million recorded in the same period in fiscal 2004. This reflected a 3% increase in advertising revenues as well as increases in subscription revenues from our specialty television operations.

•	Our conventional television revenues for the first six months were 3% above the prior year as a result of increased advertising sales. This represents a small but significant turnaround from the results of fiscal year 2004 where revenues for the year were 9% lower than in fiscal 2003. For the remainder of 2005, we expect slight growth in revenues relative to the prior year, as our ratings continue to constrain our revenue growth.

•	Revenues from our digital specialty channels increased by 54% to $7 million in the six months compared to the same period in fiscal 2004. This reflects increases in advertising and subscriber revenues as well as the effect of proportionately consolidating our 50% interest in Mystery, which was previously equity accounted. Our digital specialty channels achieved subscriber growth of 14% in the six month period, increasing total subscriptions to 8.5 million subscribers.

•	Operating expenses. Operating expenses (including selling, general and administrative expenses) of $283 million at Canadian Television operations were $17 million, or 6%, higher than in the same period the prior year primarily the result of increased programming and promotion expenses and compensation cost increases associated with our new management structure.

•	Segment operating profit. Reflecting an increase in segment operating expenses that more than offset an increase in segment operating revenues, Canadian television segment operating profit declined to $81 million in the first half of fiscal 2005 from the $86 million recorded for the first half of fiscal 2004.

Australian Television

•	Revenues. Segment revenues increased by 12% to $401 million for the six months ended February 28, 2005, from $357 million during the same period in the prior year. In local currency, revenues increased 15%, reflecting TEN’s strong rating performance in a continuing strong television advertising environment.

•	Operating expenses. Segment operating expenses increased 3% to $222 million for the six months ended February 28, 2005 compared to $215 million for the same period in fiscal 2004, primarily reflecting increased programming costs.

•	Segment operating profit. Segment operating profit increased by 26% to $179 million in the first half of fiscal 2005, compared to $142 million in the same period in the prior year.

New Zealand television

•	Revenues. Revenues from television broadcast operations for New Zealand’s 3 and C4 television networks increased by 13% to $59 million for the six months ended February 28, 2005 from $52 million for the same period in fiscal 2004. In local currency, revenues increased by 11%, reflecting improved audience share in a strong advertising environment. The strengthening New Zealand currency contributed an additional 2% on translation to Canadian dollars.

•	Operating expenses. Operating expenses in the first half of fiscal 2005 increased by 8% to $42 million. In local currency, expenses increased by 5%, driven primarily by higher programming expenses, which included costs related to the development and start up of a new weeknight current affairs program – Campbell Live – and the re-launch of 3 News. The appreciation of the New Zealand dollar relative to the Canadian dollar added an additional 3% increase on translation to Canadian dollars.

•	Segment operating profit. New Zealand 3 and C4 produced segment operating profit of $17 million, a $4 million or 30% increase from the results recorded in the same period in fiscal 2004.

Irish television

Segment operating revenues increased in the first half of fiscal 2005 by 11% to $20 million in the compared to the same period in the prior year. Segment operating profit in the first half of fiscal 2005 increased by $1 million to $7 million compared to the same period in the prior year.

New Zealand radio

CanWest RadioWorks continued its steady performance, increasing revenues and segment operating profit for the six months ended February 28, 2005. Revenue grew by 8% to $48 million from $44 million during the same period in the prior year, reflecting a 6% increase in revenue in local currency and an additional 2% increase as a result of currency translation. Segment operating profit grew by 7% to $16 million for the six months ended February 28, 2005 from $15 million for the same period in the previous year.

Outdoor advertising

Segment revenues increased by $16 million, or 43%, to $54 million for the six months ended February 28, 2005 from $38 million for the same period in fiscal 2004. This increase was driven by 46% growth in revenue in local currency. Our segment operating profit from TEN’s Outdoor Advertising operations increased by $6 million to $13 million as compared to the same period in fiscal 2004 driven by Eye Corp.’s acquisition of the remaining 50% of Eye Shop as well as stronger airport advertising revenues.

Corporate and other

Corporate and other segment expenses remained stable at $14.9 million in the first half of fiscal 2005 compared to $14.5 million in the same period in the prior year. Reductions in corporate expenses as a result of realignment of management were offset by increased costs related to analysis and documentation of our internal controls in preparation for the requirements under section 404 of the Sarbanes Oxley Act.

Fiscal 2004 Compared to Fiscal 2003

Following is a table summarizing segmented results for fiscal year 2004 and fiscal year 2003. See note 20 to our audited consolidated financial statements:

	Revenue		Segment operating profit
	For the Year Ended August 31,
	2004	2003	2004	2003
	Revised(1)	Revised(1)	Revised(1)	Revised(1)
	(thousands of Canadian dollars)
Operating Segments
Publishing and Online—Canada	$1,193,627	$1,208,180	$267,343	$258,496
Television
Canada	690,302	730,407	147,430	216,346
Australia-Network TEN	721,249	586,998	256,033	186,644
New Zealand	108,236	95,055	23,291	10,095
Ireland	34,152	32,490	10,591	9,729

Subtotal	1,553,939	1,444,950	437,345	422,814
Radio—New Zealand	86,717	73,400	27,488	20,751
Outdoor—Australia	77,117	63,954	14,477	4,466
Corporate and other	—	—	(27,110)	(23,213)

Subtotal	$2,911,400	$2,790,484	$719,543	$683,314

Restructuring and film and television impairment expense(2)	—	—	(2,445)	(31,071)

Total	$2,911,400	$2,790,484	$717,098 (3)	$652,243 (3)

(1)	See note 1 to our audited consolidated financial statements.
(2)	For 2004, restructuring expenses relate to Canadian television operations. For 2003, it includes Network TEN film and television impairment charges of $18.1 million and Canadian media operations restructuring expenses of $13.0 million.
(3)	See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to net earnings.

Consolidated Results

Effect of Divestitures. In February 2003, we sold certain newspaper publishing assets to Osprey Media. The following table summarizes the contribution of these newspaper assets to consolidated revenues, operating income before amortization and net earnings during fiscal 2003.

	Year ended August 31, 2003
	Revenues	Operating Income Before Amortization	Net Earnings
	Revised(1)	Revised(1)
	(thousands of Canadian dollars)
As reported	$2,790,484	$652,243	$115,407
Newspaper publishing properties sold	(39,956)	(10,105)	(1,929)

	$2,750,528	$642,138	$113,478

(1)	See note 1 to our audited consolidated financial statements.

Revenues. Consolidated revenues increased by $121 million to $2,911 million during fiscal year 2004, compared to $2,790 million during fiscal year 2003. This increase was driven by significant increases in revenues from our international media operations and an improvement in our continuing operations in the publishing and online segment, which were partially offset by a decrease in revenues from our Canadian television segment and from the sale of the newspaper assets to Osprey Media described above; these assets accounted for $40 million of our consolidated revenues for fiscal 2003.

Operating expenses. Consolidated operating expenses (including selling, general and administrative expenses) increased by $85 million for fiscal year 2004 to $2,192 million. The assets sold to Osprey Media accounted for $30 million of our consolidated operating expenses during fiscal 2003. Consolidated operating expenses attributable to operations not sold increased $115 million, or 6%, from $2,077 million in fiscal 2003, as a result of significant programming expense increases for our Canadian television segment as well as general expense increases in other operating segments.

Restructuring charge and film and television program impairment expense. In fiscal 2004, we incurred $2 million in restructuring expenses related to Canadian television operations. In fiscal 2003, we undertook restructuring activities in our Canadian media operations that generated restructuring expenses of $13 million. The fiscal 2003 restructuring expenses related to the following operating segments: Canadian television—$3 million, Canadian publishing and online—$9 million and corporate and other—$1 million. In 2002, TEN wrote down program and television rights associated with certain features in the amount of $18 million.

Operating income before amortization. Consolidated operating income before amortization increased by 10% in fiscal year 2004 to $717 million from $652 million in fiscal 2003. The increase is due to increases in our New Zealand and Australian television segments and our publishing and online segment, which was partially offset by lower segment operating profit in our Canadian television segment.

Amortization. Amortization of intangibles was $18 million for both fiscal 2004 and 2003. Amortization of property, plant and equipment was $88 million in fiscal 2004, and $86 million in fiscal 2003.

Interest income and expense and other financing expenses. Interest expense was $339 million for fiscal year 2004, compared to $377 million for fiscal year 2003, reflecting a reduced level of debt as well as reduced interest rates achieved through refinancing of debt. Debt, including the debt of the TEN Group, at August 31, 2004 was $3,234 million, $347 million less than the debt outstanding at August 31, 2003 of $3,581 million. We refinanced our senior secured debt in August 2003 and in June 2004 resulting in annual interest savings of approximately $8 million and $4.5 million, respectively.

In fiscal 2004, we recorded a $111 million loss equivalent to the change in fair value of interest rate swaps and foreign currency and interest rate swaps that have not been settled and which relate to debt that has been retired. This compared to a loss of $23 million for the same period of fiscal 2003.

We recorded interest income of $10 million for fiscal year 2004, primarily related to interest received on an income tax refund related to an income tax issue which was resolved in the first quarter and interest received from Hollinger in settlement of a claim related to our acquisition of the National Post.

Foreign exchange gains. We recorded net foreign exchange gains of $45 million fiscal 2004. Approximately $36 million of this gain related to a gain on early retirement of U.S. dollar denominated debt in August 2004. In addition, we recorded translation gains on U.S. dollar denominated debt, which has not been hedged. This compared to a $4 million foreign exchange gain recorded in the previous year.

Loan impairment. We have loans due from Fireworks Entertainment Inc. and its parent, CanWest Entertainment Inc., companies controlled by CanWest Global Communications Corp., our parent company, in an aggregate principal amount of $474 million. Following a period of poor financial performance and increasing concern about the significant decline in the marketability of Fireworks products internationally, CanWest has commenced a process to sell its Fireworks Entertainment Division. A comprehensive revaluation of the fair value of the assets and liabilities of Fireworks Entertainment was completed which resulted in the determination of a fair value that was significantly below the book value of the loans, and accordingly, we established a provision of $419 million against these loans in fiscal year 2004.

Investment gains and losses, net of write-down. For fiscal 2004, we recorded investment income of $120 million, compared to investment income of $9 million in fiscal 2003. In fiscal 2004, we recorded a gain on the sale of our interest in UTV of $52 million, a gain of $66 million related to the New Zealand transaction and a gain of $2 million as a result of the issuance of shares by TEN Group pursuant to the exercise of certain executive stock options which effectively diluted our economic interest to 56.6%. For fiscal year 2003, we recorded a gain of $21 million on the sale of community newspapers and a gain of $2 million related to TEN Group, which were offset by a loss of $11 million on the sale of our shares in SBS Broadcasting and other write downs of $3 million. Dividend income of $4 million received from UTV in fiscal 2004 was 6% higher than in fiscal 2003. In June 2004, we sold our interest in UTV.

Income taxes. The income tax provision was $38 million for fiscal year 2004, compared to a recovery of $46 million for fiscal year 2003. The negative effective tax rate of 39% in fiscal year 2004 differed from our statutory rate of 35% as a result of the $37 million effect of the non taxable portion of capital losses, the $76 million impact of valuation allowances on future tax assets, and the effect of increases in future tax rates which caused a net increase in future tax liabilities and resulted in a $9 million income tax expense, which were partially offset by the impact of international tax rates which are below Canadian rates and a $20 million credit from the resolution of tax issues.

Currency translation. We recorded net currency translation losses of $7 million in fiscal 2004 related to the realization of currency translation gains related to TEN Group distributions, currency translation losses related to the repayment of inter-company loans by our New Zealand operations and the divestiture of 30% of our interest in New Zealand. This compared to a $1 million gain in fiscal 2003.

Net earnings (loss). Our net loss for fiscal year 2004 was $219 million compared to net earnings of $115 million for fiscal year 2003.

Segment Results

Publishing and online

•	Revenues. Segment revenues for fiscal year 2004 were $1,194 million, a decrease of $15 million, or 1%, from the revenues recorded in the fiscal 2003. This decline reflects the publishing asset sale in February 2003; the divested assets accounted for $40 million of our publishing and online revenues during fiscal 2003. Our remaining publishing assets recorded an increase of $25 million, or 2%, compared to fiscal 2003. Excluding the impact of the publishing asset sales, advertising revenues were up approximately 2% overall due to flat lineage and increased pricing. The flat lineage reflects increases in classified and retail advertising that were partially offset by decreases in national account lineage most significantly in the automotive sector. The increase in rates reflects increases for national accounts; the rates achieved for retail decreased as a result of an increased use of inserts versus run of press. While circulation numbers excluding the asset sales were flat, circulation revenue excluding those asset sales increased marginally as a result of achieving an increase in revenue per copy due to price increases.

•	Operating expenses. Segment operating expenses (including selling, general and administrative expenses) for fiscal year 2004 declined by $23 million compared to fiscal 2003. This decline reflects a $30 million decrease in operating expenses attributable to publishing assets sold, partially offset by a $6 million increase in operating expenses attributable to our continuing operations. The modest increase reflected normal salary escalations and increases in certain administrative costs including pension expense, partially offset by cost reductions attributable to the restructuring undertaken in the latter part of fiscal 2003. Newsprint expenses increased approximately 1%, reflecting an increase in the cost of newsprint partially offset by reduced consumption.

•	Segment operating profit. Segment operating profit for fiscal year 2004 increased by $9 million compared to the same period in the prior year. Excluding the impact of the publishing assets sold to Osprey Media, segment operating profit was $19 million, or 8%, higher than in fiscal 2003, driven primarily by the increase in revenues.

•	Restructuring Expenses. Restructuring expenses of $9 million were recorded in respect of this segment for fiscal year 2003 consisting of employee severance costs. These charges are not reflected in segment operating profit.

Canadian television

•	Revenues. Segment revenues for fiscal year 2004 declined by 5%, or $40 million, to $690 million from $730 million recorded in fiscal 2003 as a result of a 7% decrease in airtime sales for fiscal year 2004. The decrease in airtime sales primarily reflects an increasingly competitive market place, a decline in ratings and decreased advertising spending from certain sectors, particularly packaged goods and retail. Airtime revenue decreases were most significant in the first quarter of fiscal 2004 with an 11% decrease compared to the first quarter of fiscal 2003.

This decrease was partially offset by an approximately $3 million increase in revenues from the sale of program rights resulting from an increase in television program production by Global Television. In addition, our seven digital specialty channels reported increases in both subscriber and advertising revenue. Overall, digital revenues increased by 22% to $10 million in fiscal year 2004 compared to the same period in the previous year. There are now more than 3.4 million subscribers to our digital services, representing a 17% increase in fiscal 2004. Our seventh channel, Cool TV was launched in the first quarter of fiscal 2004.

•	Operating expenses. Segment operating expenses (including selling, general and administrative expenses) were $543 million for fiscal year 2004, which is $29 million, or 6%, higher than segment operating expenses for fiscal year 2003. This reflected increases in expenses due to the following:

•	program amortization, which comprises approximately 50% of segment operating expenses, increased by approximately $14 million, or 6%, for fiscal 2004 as compared to fiscal 2003. This included charges related to the discontinuance of certain programming activities such as the Mike Bullard Show as well as increased costs of new program offerings;

•	increased pension expense primarily as a result of an increase in the amortization of the actuarial loss in our defined benefit pension plans; and

•	increased levies for the Society of Composers, Authors and Music Publishers of Canada, or SOCAN, were introduced resulting in an expense increase of approximately $2 million for fiscal year 2004, including approximately $1.5 million which related to retroactive assessment for prior fiscal years.

These increases were partially offset by cost reductions achieved through savings as a result of headcount reductions undertaken in the second half of fiscal 2003.

•	Segment operating profit. As a result of revenue decreases and expense increases, Canadian television segment operating profit for fiscal 2004 decreased 32% to $147 million compared to $216 million for fiscal 2003.

•	Restructuring Expenses. Restructuring expenses of $2 million were recorded in respect of this segment for fiscal 2004 and $3 million were recorded in respect of this segment for fiscal 2003 consisting of employee severance costs. These charges are not reflected in segment operating profit.

Australian television

•	Revenues. Segment revenues for fiscal year 2004 increased by 22% to $721 million from $587 million for the same period in the prior year. In domestic currency, segment revenues increased 14% reflecting Network TEN’s strong rating performance in a strong television advertising environment. The strength of the Australian currency contributed an additional 8% increase on translation to Canadian dollars.

•	Operating expenses. Segment operating expenses for fiscal 2004 increased 16% to $465 million compared to $400 million for fiscal 2003. In domestic currency, operating expenses increased 8% primarily as a result of increased programming expenses. The strength of the Australian currency added an additional 8% increase on translation to Canadian dollars.

•	Segment operating profit. Segment operating profit increased by 37% to $256 million for fiscal 2004, compared to $187 million for fiscal 2003, as the increase in revenues more than offset the increase in operating expenses.

New Zealand television

Revenues for New Zealand’s 3 and C4 television networks increased by 14% to $108 million for fiscal year 2004 from $95 million the previous year. In local currency, revenues increased by 6%, reflecting growth in New Zealand television advertising expenditures. C4 (formerly TV4) was re-launched in fiscal 2004 as New Zealand’s first free-to-air music channel and has contributed to the increase in revenues. The stronger New Zealand currency contributed an additional 8% increase. In local currency, operating expenses for New Zealand’s 3 and C4 television networks decreased by 6% primarily as a result of reduced programming costs partially due to the increased purchasing power of the New Zealand dollar. In addition, in fiscal 2003 programming expense was higher as a result of the write-down of inventory in anticipation of the C4 format change. On translation to Canadian dollars, operating expenses for New Zealand’s 3 and C4 television networks were flat as compared to fiscal 2003, as a result of the strengthened New Zealand currency. New Zealand’s 3 and C4 produced segment operating profit of $23 million, more than twice the segment operating profit of $10 million recorded in fiscal year 2003.

Irish television

Segment revenues increased by 5% to $34 million for fiscal 2004 from $32 million in fiscal 2003. Segment operating expenses increased by 4% as a result of general cost and wage increases. Segment operating profit increased by 9% to $11 million from $10 million recorded in fiscal 2003, reflecting the increase in segment revenues, which more than offset the increase in segment operating expenses.

New Zealand radio

CanWest RadioWorks in New Zealand continued its steady performance, with increasing revenues and segment operating profit for fiscal year 2004. Segment revenues grew by 18% to $87 million from $73 million in the same period in the previous year. Domestic currency segment revenues grew by 10%, with an additional 8% increase as a result of translation to Canadian currency. The revenue increase was driven principally by growth in radio advertising expenditures in New Zealand. As a result of growth segment revenue and a strengthening New Zealand currency, RadioWorks’ segment operating profit grew to $27 million from $21 million in fiscal 2003.

Outdoor advertising

Segment revenues increased by $13 million, or 21%, to $77 million from $64 million for fiscal 2003. This increase reflected 13% growth in revenue in domestic currency with a further 8% increase as a result of currency translation. Segment operating profit increased by $10 million to $14 million fiscal year 2004, as compared to $4 million for fiscal year 2003.

Corporate and other

Segment expenses increased from $23 million in fiscal 2003 to $27 million in fiscal 2004. Restructuring expenses of $1 million were incurred in respect of this segment in fiscal 2003 consisting of employee severance costs.

Fiscal 2003 Compared to Fiscal 2002

Following is a table of segmented results for fiscal year 2003 and fiscal year 2002 in thousands of Canadian dollars. See note 20 to our audited consolidated financial statements.

	Revenue		Segment operating profit
	For the Year Ended August 31,		For the Year Ended August 31,
	2003	2002	2003	2002
	Revised(1)	Revised(1)	Revised(1)	Revised(1)
Operating Segments
Publishing and Online—Canada	$1,208,180	$1,320,262	$258,496	$285,027
Television
Canada	730,407	691,888	216,346	190,752
Australia-Network TEN	586,998	489,439	186,644	142,230
New Zealand	95,055	69,079	10,095	(1,938)
Ireland	32,490	28,317	9,729	7,654

	1,444,950	1,278,723	422,814	338,698
Radio—New Zealand	73,400	60,724	20,751	16,361
Outdoor-Australia	63,954	66,215	4,466	1,520
Corporate and other	—	—	(23,213)	(26,807)

Subtotal	$2,790,484	$2,725,924	$683,314	$614,799
Restructuring and film and television impairment expense(2)	—	—	(31,071)	—

Total	$2,790,484	$2,725,924	$652,243 (3)	$614,799 (3)

(1)	See note 1 of our audited consolidated financial statements.
(2)	Includes Network TEN film and television impairment charges of $18.1 million and Canadian media operations restructuring charges of $13.0 million.
(3)	See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to net earnings.

Consolidated Results

Effect of Divestitures. In August 2002, we sold certain newspaper publishing interests in Saskatchewan and Atlantic Canada to GTC Transcontinental. In February 2003, we completed the sale of a number of smaller market daily, weekly and shopper publications and related assets in Southern Ontario to Osprey Media for $193.5 million resulting in an investment gain of $21.3 million. These sales, which reflect our strategy of divesting assets not central to our multi-platform sales, content and promotion strategy, affect the comparability of our fiscal 2002 and fiscal 2003 results. The following table summarizes the effect on our fiscal 2002 operating revenue, operating income before amortization and net earnings excluding the results of the newspaper publishing interests sold to GTC in August 2002 and excluding the results of the newspaper properties sold to Osprey Media in February 2003 for the period from February 16, 2002 to August 31, 2002.

	Year ended August 31, 2002
	Revenues	Operating Income Before Amortization	Net Earnings
	Revised(1)	Revised(1)
	(in thousands of Canadian dollars)
As reported	$2,725,924	$614,799	$33,395
Newspaper publishing properties sold	(141,807)	(42,721)	(7,757)

	$2,584,117	$572,078	$25,638

(1) See note 1 of our audited consolidated financial statements.

Revenues. We reported consolidated revenues of $2,790 million for fiscal year 2003, an increase of $65 million from the prior year. Revenues for 2003 reflected strong results in our Canadian television and publishing operations and our Australian and New Zealand broadcasting operations.

Operating expenses. Consolidated operating expenses (including selling, general, and administrative expenses) decreased $4 million to $2,107 million reflecting the publishing asset sales. Excluding the sold publishing assets, operating expenses increased $95 million, or 5%, from $2,012 million in the previous year, reflecting expense increases in our publishing and online operations.

Restructuring charge and film and television program impairment expenses. We recorded a restructuring charge of $13 million related to employee severance expenses associated with the restructuring of our Canadian media operations in fiscal 2003. The restructuring charge affected the following operating segments: Canadian television—$3 million, Canadian publishing and online—$9 million and corporate and other—$1 million. TEN wrote down program and television rights associated with certain features in the amount of $18 million.

Operating income before amortization. Consolidated operating income before amortization increased by 6% to $652 million in fiscal 2003 from $615 million in fiscal 2002. Excluding the impact of the sold publishing assets, operating income before amortization increased by 14%. Substantial increases at broadcast operations in Canada, Australia, New Zealand, and Ireland as well as in publishing and online operations were partially offset by restructuring expenses.

Amortization. Amortization of intangibles was $18 million in both 2003 and 2002. Amortization of property and equipment decreased to $86 million in fiscal 2003 from $87 million in the previous year, reflecting the sale of the publishing assets.

Interest expense, other financing income and expenses. Interest expense was $377 million for fiscal 2003, compared to $373 million in the prior year. We recorded a foreign exchange gain of $4 million in fiscal 2003 primarily related to the translation of U.S. dollar denominated debt. In fiscal 2003, we also recorded a $23 million loss equivalent to the fair value of interest rate swaps related to debt that was repaid during fiscal 2003 compared to a loss of $2 million in fiscal 2002.

Investment Gain and losses, net of write-down. In fiscal 2003, we had investment gains of $9 million, primarily as a result of the gain on the sale of community newspapers of $21 million and the dilution gain of $2 million related to TEN Group offset by the loss on the sale of our common share holdings in SBS Broadcasting S.A. of $11 million and write-downs of $3 million. In fiscal 2002, we recorded a $49 million gain on the sale of community newspapers, and a $67 million gain on the sale of CKVU, offset by write-downs of $103 million related to non-temporary declines in fair value of other investments. Dividend income of $4 million from UTV was consistent with fiscal 2002.

Income taxes. The income tax recovery was $46 million for fiscal year 2003, compared to a provision of $65 million for fiscal year 2003. The negative effective tax rate of 30% in fiscal year 2003 differed from our statutory rate of 35% as a result of an $8 million impact of valuation allowances on future tax assets, a $72 million tax recovery which resulted from the implementation of a new income tax consolidation regime by TEN Group, and the effect of foreign tax rates which are less than Canadian rates.

Net earnings. Net earnings for fiscal year 2003 were $115 million compared to net earnings of $33 million for fiscal year 2002.

Segment Results

Canadian publishing and online.

•

Revenues. Segment revenues declined from $1,320 million in fiscal 2002 to $1,208 million in fiscal 2003. The decline primarily reflects the sale of publishing assets. Excluding the revenues of the sold papers, revenues increased by 3%. Newspaper advertising was bolstered by robust activity in the automotive and technology sectors through the second half of fiscal 2003. Advertising and circulation comprised 76% and 21%, respectively, of our newspaper revenues for fiscal 2003, consistent with the prior year.

•	Operating expenses. Segment operating expenses (including selling, general and administrative expenses) declined from $1,035 million in fiscal 2002 to $950 million in fiscal 2003, reflecting the sale of publishing assets. Excluding expenses attributable to the sold publishing assets, segment operating expenses increased by 1%. This reflects normal cost escalations, particularly payroll and moderate increases in the price of newsprint.

•	Segment operating profit. Segment operating profit declined from $285 million in fiscal 2002 to $258 million in fiscal 2003, reflecting the sale of publishing assets. Excluding the results of the sold publishing assets, segment operating profit increased by 7%. Our online operations achieved a significant improvement in fiscal 2003 and for the first time recorded positive operating profit of just under $1 million, compared to losses of $4.5 million the previous year. The online properties are now more closely aligned with other media properties and are contributing to overall profitability.

•	Restructuring Expenses. Restructuring expenses of $9 million were incurred in respect of this segment in fiscal 2003 related to the restructuring of our Canadian media operations. This charge consists of $9 million in employee severance costs. These charges are not reflected in segment operating profit.

Canadian television

•	Revenues. Segment revenues were up by 6% to $730 million from $692 million recorded in the previous year, reflecting in part, the strength of the Canadian television advertising market. Revenues at conventional television operations and at Global Prime increased by 5% in fiscal 2003 compared to fiscal 2002. Our six digital specialty channels saw revenues double to $9 million in fiscal 2003, their second full year of operation. Our portfolio of digital channels continues to perform well relative to their peers, steadily gaining subscribers. Subsequent to the end of fiscal 2003, we launched a seventh channel, CoolTV.

•	Operating expenses. Segment operating expenses (including selling, general and administrative expenses) increased by 3% to $514 million in fiscal 2003, compared to $501 million in fiscal 2002. The increase primarily reflects nominal inflationary increases and costs related to the start up of Cool FM. Programming expenses were consistent with the previous year.

•	Segment operating profit. As a result of revenue increases and expense control, our Canadian television segment operating profit increased 13% to $216 million in fiscal 2003.

•	Restructuring expenses. Restructuring expenses of $3 million were incurred in respect of this segment in fiscal 2003 consisting of employee severance costs related to the restructuring of our Canadian media operations. These charges are not reflected in segment operating profit.

Australian television

Segment operating revenues increased by $98 million to $587 million in fiscal 2003, reflecting significant ratings gains for Network TEN’s prime time schedule in its target demographic of 16 to 39 year olds and significant ratings gains related to Network TEN’s acquisition of key sports properties. Segment operating expenses increased by $53 million, primarily reflecting higher programming expenses for sports and other programming. Segment operating profit increased by $44 million, or 31%, to $187 million, as the revenue gains more than offset the increase in operating expenses. Results from Australia were converted at an average exchange rate of .8893, an increase of 7% over the prior year rate of exchange.

New Zealand television

Revenues from television broadcast operations for New Zealand’s 3 and TV4 television networks increased by 38% to $95 million for fiscal 2003 from $69 million the previous year. In local currency, revenues increased by 22% compared to fiscal 2002. Segment operating profit also grew to $10 million in fiscal 2003 compared to a loss of $2 million in fiscal 2002. Results from New Zealand were translated at an average exchange rate of 0.7957, an increase of 15% over the prior year’s rate of exchange. A combination of factors contributed to the improved results, including higher ratings, improved advertising market conditions, and higher prices for advertising. A stronger New Zealand dollar also helped to reduce the cost of imported programming. In October 2003, TV4 was relaunched as C4 with a youth music format.

Irish television

Our 45% share of revenues at TV3 in the Republic of Ireland increased 15% to $32 million in fiscal 2003 from $28 million the previous year. Our share of TV3’s segment operating profit was $10 million, up from $8 million the previous year.

New Zealand radio

RadioWorks continued its steady performance, increasing revenues and segment operating profit. Revenue grew by 21% to $73 million in fiscal 2003 from $61 million the previous year. Segment operating profit grew by 27% to $21 million in fiscal 2003 from $16 million in the previous year.

Outdoor

Segment operating profit improved to $4 million in fiscal 2003 from $2 million in fiscal 2002, primarily reflecting lower operating expenses.

Corporate and other

Corporate and other segment expenses decreased by 13% to $23 million in fiscal 2003 from $27 million in fiscal 2002. In addition, restructuring expenses of $1 million were incurred in fiscal 2003 in respect of this segment consisting of employee severance costs.

Liquidity and Capital Resources

Overview

Our principal uses of funds are for capital expenditures and repayment of debt. We have historically met these requirements by using cash generated from operating activities and through short term and long term debt. We believe these sources of funds, together with our cash on hand, will continue to be adequate to meet our currently anticipated capital requirements.

We also review acquisition and investment opportunities in the course of our business and will, if a suitable opportunity arises and is permitted by the terms of our debt instruments, make selected acquisitions and investments to implement our business strategy. We expect that the funding for any such acquisitions or investments would come from working capital, borrowing under our credit facility or future credit facilities, additional equity and debt financing, entering into joint ventures or a combination of these methods. Similarly, from time to time, we review opportunities to dispose of non-core assets, and may, if a suitable opportunity arises, sell certain non-core assets.

For the remainder of 2005, we expect our major non-operating cash requirements to include expected capital expenditures of approximately $48 million, swap recouponing payments as discussed below in swap transactions, and repayment of $5 million in principal payments on long term debt due in the remainder of fiscal 2005. We expect to meet our cash needs for fiscal 2005 primarily through a combination of operating cash flow and cash on hand.

Sources of Funds

Our principal sources of liquidity are cash and cash equivalents on hand and cash flows from operating activities. At February 28, 2005, we had cash on hand of $112 million including $21 million of TEN Group cash and $5 million of CanWest MediaWorks (NZ) cash. We generated cash flows from operating activities of $396 million in fiscal 2004 and $194 million for the six months ended February 28, 2005.

In addition to the above sources of liquidity, we had unused borrowing capacity under our credit facility of $301 million at February 28, 2005. TEN Group had unused borrowing capacity of A$495 million under its credit facilities.

Uses of Funds

Capital Expenditures

For the six months ended February 28, 2005 our capital expenditures were $39 million. In the remainder of fiscal 2005, we expect to make additional capital expenditures of approximately $48 million. This amount includes a $10 million investment in a new broadcast traffic and sales management system, $10 million for a new classified system to support our Canadian publishing operations, and approximately $9 million to support the growth of our online operations as well as expenditures for regular replacement.

Swap transactions

Under our credit facility, we are required to maintain the fair value of our foreign currency and interest rate swaps above a prescribed minimum liability of $600 million. In addition, there are prescribed minimums with individual counterparties. Under these agreements, which have two-way recouponing provisions, we were required to make recouponing payments of $137 million in of which we recovered $40 million resulting in a net recouponing payment of $97 million in the first half of fiscal 2005. $18 million of the net recouponing payments related to the overhanging swap for the six months ended February 28, 2005. These amounts accordingly were reflected in cash flows from operating activities. Further strengthening of the Canadian currency and/or declining interest rates may result in further prepayment requirements.

Debt

General

At February 28, 2005, we had total outstanding consolidated debt of $3,292 million compared to $3,234 million as at August 31, 2004. This included $743 million (August 31, 2004—$778 million) advanced under our credit facility. Senior debt of our consolidated subsidiaries and TEN Group consisted of $408 million (August 31, 2004 $361 million) of TEN Group debt, $165 million (August 31, 2004—$173 million) of CanWest Media Works (NZ) debt and $17 million ( August 31, 2004—$22 million) in TV3 Ireland debt. In addition, we had $1,943 million (August 31, 2004—$1,884 million) in unsecured and subordinated notes. During the six months ended February 28, 2005 we made net repayments of our senior credit facility of $35 million, funded primarily through the receipt of $99 million in cash distributions from TEN Group. TEN Group’s debt increased by A$30 million, reflecting the payment of $99 million in distributions to us and $48 million to its other shareholders. Our subordinated debt increased by $40 million related to the refinancing of the 3815668 Canada Inc. 12 1/8% Junior Subordinated Notes as described below and $22 million as a result in interest paid in kind prior to the refinancing. For additional information concerning our indebtedness see note 8 to our audited consolidated financial statements for the year ended August 31, 2004 and note 5 to our interim consolidated financial statements for the six months ended February 28, 2005.

Refinancing of Junior Subordinated Notes

In November 2004, we successfully completed the refinancing of the 3815668 Canada Inc. 12 1/8% Fixed Rate Subordinated notes as described below under “The Amalgamation and Refinancing Transactions.”

Maturity Profile of Long-Term Debt

The following table summarizes the expected maturity profile of our long-term debt at February 28, 2005:

Matures in Year ending August 31,	Principal Amount
At February 28, 2005
(in thousands of Canadian dollars)
2005	5,328
2006	27,114
2007	64,521
2008	9,397
2009	1,032,190
Thereafter	2,153,205

The provisions of the credit facility require that, for fiscal years in which the credit rating for the credit facility is below a prescribed level, we must make a prepayment of our credit facility equal to 50% of our free cash flow, as defined under the facility, for such fiscal year subject to certain limitations. We were required to make a prepayment of $42 million in January 2004 in respect of fiscal 2003. In fiscal 2004 we made a voluntary prepayment, the result of which we will not be required to make a prepayment under this provision in respect of fiscal 2004.

Contractual Obligations and Commitments

Our obligations under firm contractual arrangements, including commitments for future payments under long term debt arrangements, operating lease arrangements, purchase commitments and other long term liabilities as at August 31, 2004 are summarized below. This table has not been updated to reflect developments after August 31, 2004. Please see “Debt—Maturity Profile of Long Term Debt” above for a summary of the maturity profile of our long-term debt at February 28, 2005.

	Payments due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	Thereafter
	(in thousands of Canadian dollars)
Long term debt(4)	3,234,255	33,204,	22,074	932,129	2,246,848
Cash interest obligations on long term debt(1)(4)	1,625,610	180,665	575,301	471,442	398,202
Operating leases	301,510	62,808	97,146	56,884	84,672
Purchase obligations(2)	805,494	390,361	306,834	108,067	232
Estimated pension funding obligations(3)	89,377	17,875	35,751	35,751	—
Other long term liabilities	231,013	—	94,847	101,023	35,143

Total	6,287,259	684,913	1,131,953	1,705,296	2,765,097

(1)	Interest obligations on long term debt represents an estimate of future cash interest expense based on current interest rates, current debt levels and scheduled debt repayment and their related interest rate and foreign currency interest rate swaps. This estimate includes our cash interest obligations under our fixed rate subordinated notes commencing in fiscal 2006. As a result of the amalgamation and refinancing cash interest expense for the periods noted will change as follows: less than one year – increase by $54.5 million, 1 – 3 years – decrease by $71.5 million, 3 – 5 years – decrease by $102.3 million and thereafter – increase by $63 million.
(2)	Purchase obligations represent an estimate of our contractual commitments to purchase broadcast rights and to make investments in television programs, as well as our management services agreement with The Ravelston Corporation Limited.
(3)	Pension funding obligation estimates are only available for the next five years.
(4)	Includes our $881.1 million in subordinated notes which subsequent to year end were refinanced by the issuance of $944 million in new notes.

Off Balance Sheet Arrangements

In connection with the disposition of assets, we have provided customary representations and warranties that range in duration. In addition, as is customary, we have agreed to indemnify the buyers of certain assets in respect of certain liabilities pertaining to events occurring prior to the respective sales relating to taxation, environmental, litigation and other matters. We are unable to estimate the maximum potential liability for these indemnifications as the underlying agreements often do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined.

THE AMALGAMATION AND REFINANCING TRANSACTIONS

On November 18, 2004 3815668 Canada Inc. amalgamated with old CanWest Media, its wholly-owned subsidiary, to form a new company that is also named CanWest Media Inc. In connection with the amalgamation and related refinancing transactions:

•	3815668 Canada Inc.’s 12.125% Fixed Rate Subordinated Debentures due November 15, 2010 were repurchased and canceled.

•	3815668 Canada Inc. issued new senior subordinated notes (the “New Notes”) with a book value of $944 million. The New Notes have a face value of $908 million and carry an 8% coupon.

•	3815668 Canada Inc. and old CanWest Media amalgamated to form a new company that is also called CanWest Media Inc. Upon the amalgamation, the New Notes became obligations of the new CanWest Media Inc.

A loss of $44 million was recorded by the new CanWest Media Inc. in the first quarter of fiscal 2005 equivalent to the difference between the fair value of the New Notes and the book value of the Old Notes extinguished. To November 2005, the Old Notes could at our option be settled by the issuance of additional Old Notes. The interest obligations under the New Notes are cash settled on a semi annual basis.

In connection with the issuance of the New Notes, we entered into swaps to pay floating rates of approximately 6.7% on CDN$908 million and receive 8% fixed on a notional amount of US$761 million.

Differences Between Canadian GAAP and U.S. GAAP

The preceding discussion and analysis has been based upon financial statements prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. The significant differences relevant to us are discussed in detail in note 22 to the Consolidated Financial Statements for the years ended August 31, 2004 and August 31, 2003 and note 11 to the interim unaudited financial statements for the six months ended February 28, 2005.

Reconciliation of Non-GAAP Financial Measures

Following is a reconciliation of operating income before amortization, a non-GAAP measure, to net earnings, its most closely comparable GAAP measure.

	Six months ended		Year ended August 31,
	February 28, 2005	February 29, 2004 Revised (1)	2004 Revised (1)	2003 Revised (1)	2002 Revised (1)
	(in thousands of Canadian dollars)
Net earnings (loss)	59,016	(331,667)	(219,258)	115,407	33,395
Amortization	57,117	56,891	111,694	111,016	112,730
Interest and other financing expenses	206,935	193,625	462,165	407,809	384,165
Investment gains, losses, interest and dividend income	(1,823)	(8,939)	(133,677)	(12,772)	(19,863)
Foreign exchange gains	(19,609)	(5,130)	(44,973)	(3,928)	(469)
Loss on debt extinguishment	43,992	—	—	—	—
Loan impairment	—	418,746	418,746	—	—
Goodwill impairment loss in Eye Corp.	—	—	—	—	56,114
Provision for income tax expense	36,497	27,546	37,760	(46,334)	64,787
Interest in earnings (losses) of equity accounted affiliates a	(1,047)	349	(2,729)	1,332	1,523
Minority interests	56,375	45,599	80,347	80,636	(18,583)
Realized currency translation adjustments	848	(3,126)	7,023	(923)	1,000

Operating income before amortization	438,301	393,894	717,098	652,243	614,799

(1)	See note 1 of our audited consolidated financial statements and our interim unaudited consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Our primary market risk exposures are interest rate and foreign exchange rate risk. We are exposed to interest rate risk and foreign exchange rate fluctuations resulting from the issuance of floating rate debt and debt denominated in U.S. dollars. In addition to monitoring the ratio of fixed rate debt to long-term debt, we use interest rate swaps to manage the proportion of total debt that is subject to variable rates. Cross currency swaps are used to hedge both the interest rate and the currency exposure on debt originally issued in U.S. dollars. We do not enter into any derivatives for trading purposes.

We have fully hedged the currency exposure on our U.S. dollar denominated debt with the exception of senior and senior subordinated notes in the amount of US$42 million, and have fixed the interest rate of 100% of our floating rate debt by entering into a combination of cross currency swaps and interest rate swaps.

As of February 28, 2005, we have entered into interest rate swap contracts to pay fixed rates of interest (at an average rate of 6.5%) and receive floating rates of interest (at an average rate of 2.6%) on a notional amount of $498 million. We have entered into pay fixed receive floating cross currency swap contracts at an average rate of 6.7% on a notional amount of $1,056 million and receive floating rates of 5.0% on a notional amount of US$682 million. We have also entered into pay floating receive fixed cross currency swap contracts at an average floating rate of 7% on a notional amount of $1,861 million and an average fixed rate of 8.8% on a notional amount of US$1,386 million.

We are also exposed to foreign exchange and interest rate risk as a result of debt and related swaps issued by CanWest MediaWorks (NZ), TV3 Ireland and TEN Group. As at February 28, 2005, our share of TV3 Ireland debt was $16.8 million (€10.3 million). €10 million of this debt was swapped to a fixed rate (at an average rate of 3.2%) and the remainder of the debt bears interest at a floating rate. As at February 28, 2005, CanWest MediaWorks (NZ) had $165.5 million (NZ$184.5 million) of debt. NZ$180.0 million of this debt was swapped to a fixed rate (at an average rate of 6.5% until 2006), and the remainder of the debt bears interest at a floating rate.

As at February 28, 2005, TEN Group had long term debt of $408 million (A$418 million). TEN Group has entered into “pay floating receive fixed” cross currency swap contracts at an average floating rate of 6.7% on a notional amount of A$210 million and “receive fixed” swap contracts on a notional amount of US$125 million. TEN Group has also entered into interest rate swap contracts to pay fixed rates of interest (at an average rate of 5.7%) on a notional amount of A$250.0 million.

Based on the current swap contracts outstanding and the current level of variable rate debt, we estimate that a 1% increase in floating interest rates will increase annual interest expense by $12.7 million. This estimate is based on the assumption of a constant variable rate debt and swap level and an immediate rate increase with no subsequent rate changes in the remaining term to maturity.

The fair value of the swap contracts represents an estimate of the amount that we would receive or pay if the contracts were closed out at a market price on the balance sheet date. As of February 28, 2005, our outstanding swap contracts were in an unrealized loss position of $437 million (including $57 million related to TEN Group).

Unrealized gains related to foreign exchange on U.S. dollar denominated debt amounted to $339 million as at February 28, 2005 (including $50 million related to TEN Group).

As of February 28, 2005, assuming all other variables are held constant, a 10 basis point parallel upward shift in the Canadian and U.S. fixed yield would result in a $4.5 million deterioration in the mark to market value of all swaps, excluding TEN Group. A $0.001 change in the value of the Canadian dollar against the U.S. dollar, assuming all other variables are held constant, would result in a $2.5 million change in the mark to market value of the U.S. dollar to Canadian dollar cross currency swaps. A $0.001 change in the value of the Australian dollar against the U.S. dollar, assuming all other variables are held constant, would result in a $0.2 million change in the mark to market value of the U.S. dollar to Australian dollar cross currency swaps.

In addition to foreign exchange rate risk on foreign currency denominated debt, we are also exposed to some currency risk as a result of having investments and carrying on business in currencies other than the Canadian dollar. All of our foreign operations are self-sustaining, and therefore foreign exchange gains and losses are deferred as a separate component of shareholders’ equity. We translate the earnings of equity accounted subsidiaries and affiliates at the average rate of translation of the relevant period. We recognize deferred translation gains and losses as appropriate upon dispositions and/or distributions from such operations. Our primary currency exposures are to variations in the Australian and New Zealand currencies relative to the Canadian dollar as a result of our investment in Network TEN and our New Zealand television and radio operations.

THE EXCHANGE OFFER

Exchange Offer

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange any and all of our US$761,054,211 aggregate principal amount of initial notes properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below for an equal principal amount of exchange notes. The exchange offer is being made with respect to any and all of the initial notes. The exchange notes will be identical in all material respects to the initial notes and will represent the same indebtedness as the initial notes.

As of the date of this prospectus, US$761,054,211 aggregate principal amount of initial notes is outstanding. This prospectus, together with the accompanying letter of transmittal, is first being sent on or about                     , 2005 to all holders of initial notes registered on our note register. Our obligation to accept initial notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “—Conditions of the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect

On November 18, 2004, we

•	issued $631,054,211 aggregate principal amount of initial notes pursuant to an exchange offer (the “Private Exchange Offer”) and

•	sold $130,000,000 aggregate principal amount of initial notes to Citigroup Global Markets Inc. (the “initial purchaser”) pursuant to a purchase agreement (the “Private Placement”),

in each case, in transactions exempt from the registration requirements of the Securities Act. Accordingly, the initial notes may not be reoffered, resold or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available. The initial purchaser in the Private Placement subsequently resold the initial notes under Rule 144A under the Securities Act. As part of the Private Exchange Offer and the Private Placement, we and the guarantors entered into a registration rights agreement with the initial purchaser and a registration rights agreement with the dealer manager. The registration rights agreements require, unless the exchange offer is not permitted by applicable law or SEC policy, that we:

•	within 150 days after the original issue date of the initial notes, file the registration statement of which this prospectus forms a part with the SEC with respect to the exchange offer;

•	within 240 days after the original issue date of the initial notes, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon the exchange offer registration statement being declared effective, we agreed to offer the exchange notes in exchange for surrender of the initial notes; and

•	keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer was mailed to the holders of the initial notes.

Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the initial notes and the exchange notes will terminate. Copies of the registration rights agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and this summary of the material provisions of the registration rights agreements does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreements. Following the completion of the exchange offer (except as set forth in the paragraph immediately below), holders of initial notes not tendered will not have any further registration rights and those initial notes will continue to be subject to the restrictions on transfer described above. Accordingly, the liquidity of the market for the initial notes could be adversely affected upon consummation of the exchange offer.

In the event that applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any other reason the exchange offer is not consummated within 270 days of the original issue date of the initial notes or, under certain circumstances, if the initial purchaser shall so request, we will, at our own expense:

•	as promptly as practicable, file a shelf registration statement covering resale of the initial notes;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	use our best efforts to keep effective the shelf registration statement until the earlier of the disposition of the initial notes covered by the shelf registration statement or two years after the original issue date of the initial notes.

We and the guarantors of the notes will, in the event of the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the initial notes has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes. A holder of the initial notes that sells such initial notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such a holder (including certain indemnification rights and obligations).

If we fail to comply with the above provisions or if any such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the initial notes as follows:

(1)	if, notwithstanding that we have consummated or will consummate the exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreements;

(2)	if, notwithstanding that we have consummated or will consummate the exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreements; or

(3)	if either (a) we have not exchanged the exchange notes for all initial notes validly tendered in accordance with the terms of the exchange offer on or prior to 270 days after the original issue date of the initial notes or (b) the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is consummated or (c) if applicable, the shelf registration statement ceases to be effective at any time prior to the second anniversary of the original issue date of the initial notes (or such shorter period of time as is permitted under the registration rights agreement) (each such event referred to in clauses (1) through (3) being referred to as a registration default);

the sole remedy available to holders of the initial notes will be the immediate assessment of additional interest as follows: the annual interest rate on the initial notes will increase by an additional 0.25%. The annual interest rate will increase by an additional 0.25% for each subsequent 90-day period during which a registration default continues, up to a maximum additional interest rate of 1.00% per year over the interest rate originally borne by the initial notes. All additional interest will be payable to holders of the initial notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rates on the initial notes will revert to the interest rates originally borne by the initial notes.

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any of the guarantors of the notes, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

The exchange offer does not qualify the exchange notes for resale in Canada. Any distribution in Canada of exchange notes will be effected solely to holders of the notes who are eligible to acquire such exchange notes pursuant to exemptions from the requirement under applicable Canadian securities legislation that we prepare and file a prospectus with the relevant Canadian securities regulatory authorities and, as a condition to the sale of their notes pursuant to the exchange offer, holders of the notes in Canada must make representations to us confirming that they are entitled under applicable Canadian provincial securities laws to acquire the exchange notes without the benefit of a prospectus qualified under such laws.

If the holder is a broker-dealer that will receive exchange notes for its own account, it must represent that it has no arrangement or understanding with the Company or any of its affiliates to distribute the exchange notes and acknowledge that it will deliver a prospectus in connection with the resale of exchange notes received in exchange for the initial notes acquired by it as a result of market-making or other trading activities, provided that it may use this prospectus, as it may be amended or supplemented from time to time.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued pursuant to the exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased initial notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of business of the holder and the holder is not participating, does not intend to participate and does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes. Any holder who tenders in the exchange offer for the purpose, or with the intention, of participating in a distribution of the exchange notes, or who is our affiliate, cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such secondary resale transaction must be covered by an effective registration statement under the Securities Act containing the selling securityholder’s information required by Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. The foregoing is based on existing interpretations of the Securities Act by the SEC. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify holders of notes against any such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired initial notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in order to sell the initial notes.

Consequences of Failure to Exchange Initial Notes

Following the completion of the exchange offer, holders of initial notes who did not tender their initial notes, or who did not properly tender their initial notes, will not have any further registration rights and such initial notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder’s initial notes could be adversely affected upon expiration of the exchange offer if such holder elects to not participate in the exchange offer.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange initial notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

•	When you tender to us initial notes as provided below, our acceptance of the initial notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

•	For each $1,000 principal amount of initial notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of exchange notes.

•	We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the initial notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of initial notes at their addresses listed in the trustee’s security register with respect to the initial notes.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2005; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means 11:59 p.m., New York City time, on , 2005 or, if extended by us, the latest time and date to which the exchange offer is extended.

•	As of the date of this prospectus, $761,054,211 in aggregate principal amount of initial notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered.

•	Our obligation to accept initial notes for exchange in the exchange offer is subject to the conditions described in the section called “Conditions of the Exchange Offer” below.

•

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any initial notes, by giving oral (promptly confirmed in writing) or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all initial notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

•	We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any initial notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied.

•	We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the initial notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of initial notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	Initial notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreements.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “—Resale of the Exchange Notes.”

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, we are not required to accept for exchange, or exchange the exchange notes for, any initial notes not previously accepted for exchange, and we may terminate or amend the exchange offer as provided herein before the acceptance of the initial notes, if any of the following events shall occur:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency which would be reasonably likely to materially impair our ability to proceed with the exchange offer, or there shall have occurred any material adverse development in any existing action or proceeding with respect to us or any of our subsidiaries;

•	the exchange offer shall violate any applicable law, rule, regulation or interpretation of the staff of the SEC; or

•	any governmental approval which we shall deem necessary for the consummation of the exchange offer as contemplated by this prospectus shall not have been obtained.

If we determine in our reasonable discretion that any of these conditions are not satisfied (or any of such events shall have occurred), we may

•	refuse to accept any initial notes and return all tendered initial notes to the tendering holders and/or terminate the exchange offer;

•	extend the exchange offer and retain all initial notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such initial notes as described in “—Withdrawal Rights”; or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered initial notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the initial notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Holders may have certain rights and remedies against us under the registration rights agreements should we fail to consummate the exchange offer, notwithstanding a failure of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

The foregoing conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to such conditions or we may waive them in whole or in part at any time and from time to time in our reasonable discretion. Any failure by us at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering Initial Notes

Only a holder of initial notes may tender initial notes in the exchange offer. Except as set forth under “—Book Entry Transfer,” to tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition,

•	certificates for the initial notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date,

•	a timely confirmation of a book-entry transfer of such initial notes, if that procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under “—The Exchange Agent; Assistance” prior to the expiration date.

The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

THE METHOD OF DELIVERY OF INITIAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUSTS COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

Any beneficial owner whose initial notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on the owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner’s initial notes, either make appropriate arrangements to register ownership of the initial notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless initial notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal or (2) for the account of such an eligible guarantor institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed therein, the initial notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the initial notes.

If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered initial notes in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of initial notes, neither we nor the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such initial notes or a timely confirmation of a book-entry transfer of such initial notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of an agreement to be bound by the letter of transmittal), and all other required documents. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder thereof, or, in the case of initial notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, such nonexchanged initial notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of initial notes being tendered by causing DTC to transfer such initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of initial notes may be effected through book-entry transfer at DTC, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent; Assistance” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

DTC’s Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender initial notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must reflect that the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

Holders who wish to tender their initial notes and whose initial notes are not immediately available, or who cannot deliver their initial notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, may tender their initial notes according to the guaranteed delivery procedures set forth in the letter of transmittal. Pursuant to such procedures:

•	the holder tenders through an eligible guarantor institution and signs a notice of guaranteed delivery;

•	on or prior to the expiration date, the exchange agent receives from the holder and the eligible guarantor institution a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, setting forth the name and address of the holder, the certificate number or numbers of the tendered initial notes, and the principal amount of tendered initial notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the notice of guaranteed delivery, the tendered initial notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible guarantor institution with the exchange agent; and

•	such properly completed and executed documents required by the letter of transmittal and the tendered initial notes in proper form for transfer are received by the exchange agent within five business days after the expiration date.

Any holder who wishes to tender initial notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such initial notes prior to 11:59 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all initial notes that are properly tendered in the exchange offer prior to 11:59 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the initial notes. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered initial notes, when, as, and if we have given oral or written notice thereof to the exchange agent.

In all cases, issuances of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after the exchange agent timely receives such initial notes, a properly completed and duly executed letter of transmittal and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered initial notes for any reason, we will return such unaccepted initial notes without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal Rights

Holders may withdraw tenders of initial notes at any time prior to 11:59 p.m., New York City time, on the expiration date. For the withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address set forth under “—The Exchange Agent; Assistance.” The notice of withdrawal must:

•	specify the name of the person who tendered the initial notes to be withdrawn;

•	identify the initial notes to be withdrawn, including the certificate number or numbers and principal amount of withdrawn initial notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible guarantor institution together with the other documents required upon transfer by the indenture; and

•	specify the name in which such initial notes are to be registered, if different from the person who deposited the initial notes, pursuant to such documents of transfer.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices in our sole discretion. The initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes which have been tendered for exchange but which are withdrawn will be returned to their holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn initial notes may be retendered by following one of the procedures described under “—Procedures for Tendering Initial Notes” at any time on or prior to the expiration date.

The Exchange Agent; Assistance

The Bank of New York is the exchange agent. All tendered initial notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

By Registered or Certified Mail:

The Bank of New York

101 Barclay Street-7 East

New York, New York 10286

By Hand or Overnight Courier:

The Bank of New York

101 Barclay Street-7 East

New York, New York 10286

By Facsimile:

(Eligible Institutions Only)

(212) 298-1915

For Confirmation of Facsimile or for Information Call: (212) 815-5098

Fees and Expenses

We will bear all expenses incident to the consummation of the exchange offer and compliance with the registration rights agreements, including, without limitation:

•	all registration and filing fees, including fees and expenses of compliance with state securities or blue sky laws;

•	printing expenses, including expenses of printing certificates for the exchange notes in a form eligible for deposit with DTC and of printing prospectuses;

•	messenger, telephone and delivery expenses of the exchange agent;

•	fees and disbursements of our counsel;

•	fees and disbursements of independent public accountants;

•	rating agency fees; and

•	our internal expenses, including all salaries and expenses of our officers and employees performing legal or accounting duties.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Resale of the Exchange Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of initial notes who is an “affiliate” of us or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

(1) will not be able to rely on the interpretation of the staff of the SEC;

(2) will not be able to tender its initial notes in the exchange offer; and

(3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

By executing, or otherwise becoming bound by, the letter of transmittal each holder of the initial notes will represent that:

(1) it is not an “affiliate” of us;

(2) any exchange notes to be received by it were acquired in the ordinary course of its business; and

(3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the exchange notes.

In addition, in connection with any resales of exchange notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the initial notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreements, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of exchange notes.

CERTAIN TAX CONSEQUENCES OF THE EXCHANGE OFFER

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences of the exchange offer and the ownership and disposition of exchange notes acquired by investors pursuant to the exchange offer that may be relevant to a beneficial owner of initial notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to United States federal income tax on a net income basis in respect of the initial notes (a “U.S. holder”). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect). The discussion does not deal with special classes of U.S. holders, such as dealers in securities or currencies, banks, financial institutions, insurance companies, partnerships or other pass-through entities or investors in such entities, tax-exempt organizations, persons holding notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar. This discussion assumes that the notes are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. Accordingly, each U.S. holder should consult its own tax advisor with regard to the offer and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

Tax Consequences to U.S. Holders Who Participate in the Exchange Offer

Neither the registration of the initial notes pursuant to our obligations under the registration rights agreements nor the U.S. holder’s receipt of exchange notes in exchange for initial notes will constitute a taxable event for U.S. federal income tax purposes. Accordingly, an exchanging U.S. holder will have the same adjusted tax basis in, and bond premium or market discount, if any, on, the exchange notes that the holder had in the initial notes. An exchanging U.S. holder’s holding period for the exchange notes will include the U.S. holder’s holding period for the initial notes.

Tax Consequences of Holding and Disposing of the Exchange Notes

Payments of interest with respect to the exchange notes will be taxable to a U.S. holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. holder’s method of tax accounting. For U.S. foreign tax credit limitation purposes, interest on the exchange notes generally will constitute foreign source “passive income.”

Subject to the discussion of market discount below, a U.S. holder generally will recognize gain or loss on the sale, redemption or other disposition of the exchange notes in an amount equal to the difference between the amount realized on such sale, redemption or other disposition (less any amounts attributable to accrued but unpaid interest, which will be taxable as such) and the U.S. holder’s adjusted tax basis in the exchange notes. An exchanging U.S. holder’s adjusted tax basis in exchange notes will be such U.S. holder’s adjusted tax basis in the initial notes surrendered for such exchange notes, as described above, increased by the amount of any market discount previously taken into account by the U.S. holder and reduced by the amount of any amortizable bond premium previously amortized by the U.S. holder with respect to the exchange notes. Gain or loss realized by a U.S. holder on such sale, redemption or other disposition generally will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period in the exchange notes is more than one year.

Any gain realized by a U.S. holder on the sale, redemption or other disposition of the exchange notes will be treated as ordinary income to the extent of the market discount that has accrued during the period that the holder held the exchange notes and the initial notes exchanged therefor.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding on payments received on the exchange notes unless such U.S. holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number on an IRS Form W-9, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under these rules will be allowed as a credit against such U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

A holder or beneficial owner of exchange notes that is not a U.S. holder (a “non-U.S. holder”) generally will not be subject to U.S. federal income or withholding tax on interest received on the exchange notes. In addition, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on gain realized on the sale of the exchange notes unless, in the case of gain realized by an individual non-U.S. holder, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Certain Canadian Federal Income Tax Considerations

The following summarizes the principal Canadian federal income tax consequences as of the date of this prospectus of a replacement of an initial note with an exchange note by a holder (other than an initial purchaser). This summary is based upon the current provisions of the Income Tax Act (Canada) (the “Canadian Tax Act”), the regulations thereunder (together with the Canadian Tax Act, the “Canadian Tax Act and Regulations”), and counsel’s understanding of the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all federal income tax considerations. Accordingly, you should consult your own tax advisor having regard to your own particular circumstances.

The exchange of an initial note for an exchange note will not be a taxable event for purposes of the Canadian Tax Act.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive initial notes in like principal amount, the terms of which are identical in all material respects to the exchange notes and which represent the same indebtedness. The initial notes surrendered in exchange for the exchange notes will be canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness.

The net proceeds from the sale of the initial notes to the initial purchasers were approximately $133.6 million. In addition, we issued $631.1 million in aggregate principal amount of initial notes in a private exchange offer in exchange for US$509.1 million in notes issued by Hollinger Participation Trust. We used those net proceeds and the Hollinger Participation Trust Notes obtained through the exchange offer to repurchase and retire notes issued by 3815668 Canada Inc. to Hollinger International.

BUSINESS

We are an international media company with interests in broadcast television, newspapers, radio, specialty cable channels, outdoor advertising and online operations in Canada, Australia, New Zealand, and the Republic of Ireland. We were formed on November 18, 2004 pursuant to the amalgamation of the old CanWest Media Inc. with its immediate parent, 3815668 Canada Inc.

In Canada, we are a major multi-platform media company, with television, publishing, radio and internet operations that serve common geographic areas, providing our viewers, readers and advertisers with extensive local, regional and national coverage. We own and operate one of the largest groups of television stations in Canada, including the Global Television Network, which covers approximately 97% of Canada’s English-language market. We are also the largest publisher of daily newspapers in Canada with average daily paid circulation of 1.4 million copies, representing 35% of Canada’s average daily English-language newspaper sales. In addition, we own an extensive collection of internet websites providing content of local, regional and national interest.

We believe the combination of our media assets in Canada provides us with a number of competitive advantages, including the ability to:

•	provide advertisers with multi-platform media advertising solutions designed to reach a mass audience or to target specific demographic or special-interest groups;

•	leverage the news and information production resources of our broadcasting, publishing and internet operations to provide our audiences with superior depth and scope in local, regional and national coverage; and

•	cross-promote our brands, programs and other content across our various media platforms.

We also own significant interests in media properties in other English-language markets. In Australia, we own a 56.4% economic interest in TEN Group, one of three privately-owned national television networks. In New Zealand, we own a 70% interest in CanWest MediaWorks (NZ), which operates two national television networks, 3 and C4, and a leading group of radio stations, RadioWorks. Our other investments include a 45% interest in the only privately-owned television network in the Republic of Ireland, TV3.

For the year ended August 31, 2004, we generated revenue of $2,911 million and had a net loss of $219 million. For the six months ended February 28, 2005, we generated revenue of $1,561 million and had net earnings of $59 million.

Business Strategy

In the consolidating and converging media landscape, our objective is to increase our revenue and operating income before amortization by leveraging our media platforms and acquiring, developing and controlling content. To achieve this objective, we intend to:

•	Offer comprehensive advertising solutions. Our broad range of media platforms allows us to deliver multi-platform solutions to our advertising clients. We are able to sell flexible packages of advertising across various media in local, regional and national markets. Our Canadian television, publishing and internet platforms provide advertisers with an effective means to reach a mass market or to target specific demographic and special interest groups. In New Zealand, our combination of a national television network and urban and rural radio networks allows us to design advertising solutions tailored to our clients’ needs.

•	Leverage content. By creating our own news and sports content and purchasing or commissioning entertainment content from our affiliates and others, we are able to supply our own platforms and syndicate our content to non-competing media outlets, reducing our effective costs. The combination of our television, publishing and internet platforms makes us a leading owner and provider of content in Canada. Our news and information organization provides extensive resources to develop content for delivery across our multiple distribution platforms and enables us to provide complete and in-depth coverage of local, regional and national news and information to our audiences.

•	Cross-promote and co-brand our properties. The geographic overlap of our television, publishing, radio and internet platforms enables us to cross-promote our properties in order to grow audiences, strengthen brand recognition and increase advertising revenue. For example, in Canada we use our newspapers to promote our television programs and websites. Our variety of platforms also enables us to pursue co-branding and brand extension opportunities.

•	Achieve economies of scale. Through expansion of our operations across multiple markets and media platforms, we have achieved greater purchasing power, giving us a competitive advantage in acquiring the rights to content. In addition, we can amortize the cost of content across a larger number of viewers, readers and listeners.

•	Expand operations in English-language markets. We intend to develop and acquire additional media assets in our existing markets and expand into other English-language markets. While tastes and preferences vary among each of the communities we serve, we are often able to utilize programming and other content purchased, developed or produced for one market in our other markets. In Canada, we recently launched our first radio stations and have filed applications for additional radio licenses and in April 2005 we launched Dose, a free daily magazine publication, in five of Canada’s largest cities.

•	Improve efficiency and reduce operating costs. We expect to realize cost savings through the integration of our publishing assets and other acquired assets into our existing operations and through the reduction of duplicative general and administrative expenses.

History and Development of the Company

Overview

We were formed on November 18, 2004, when old CanWest Media amalgamated with its immediate parent, 3815668 Canada Inc., to form our company, which is also called CanWest Media Inc. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Amalgamation and Refinancing Transactions.”

Our corporate and principal office is located on the 31st Floor, CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba, R3B 3L7. Our telephone number is (204) 956-2025. We have appointed CanWest International Corp., a Delaware corporation, as our authorized agent. CanWest International Corp.’s address is c/o Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

Organizational Structure

The following chart summarizes our relationship to our parent and principal subsidiaries and indicates each company’s respective jurisdiction of incorporation and the percentage of voting securities held by each company’s parent company. Entities are 100% owned unless otherwise indicated. Shaded boxes denote restricted subsidiaries that are guarantors of the initial and exchange notes.

CanWest Global Communications Corp. (Canada)
CanWest Entertainment Inc. (Canada)
CanWest Media Inc. (Canada)
Fireworks Entertainment Inc. (Ontario) (Film and television production and Distribution)
Global Television Network Inc. (Canada)
50%
The National Post Company(2) (Ontario)
50%
Global Communications Limited (Manitoba) (owns and operates our television stations and five digital specialty cable channels)
CanWest MediaWorks Ireland Holdings (Ireland)
70%
CanWest Publications Inc. (Canada) (10 daily metropolitan newspapers and related publicaitons)
CanWest International Communications Inc. (Barbados)
CanWest MediaWorks (NZ) Limited (New Zealand) (owns and operates) TV Works and Radio Works)
CanWest Irish Holdings (Barbados) Inc. (Barbados)
Various Entities:
- Global Prime 99%
- Interest in two digital specialty cable channels
- Interests in interactive investments
56.4%(1)
45%
CanWest Interactive Inc. (canada.com) (Canada)
The TEN Group PTY Limited (Australia)
Eye Corp. (Australia)
CanWest Granada Media Holdings Limited (Ireland) (owns and operates TV3)

(1)	We own a 14.5% voting interest, which, together with our ownership of subordinated and convertible debentures, represents a 56.4% economic interest.
(2)	The National Post Company is a restricted subsidiary under the indenture.

Canadian Media Operations

Canadian Television

Canadian Television Operations

We are the one of the largest owners and operators of commercial broadcast television stations in Canada, as measured by both revenue and operating income before amortization. We own and operate 16 television stations licensed to provide over the air television broadcasting services in eight provinces. Eleven of our stations comprise the Global Television Network, which broadcasts to all major metropolitan areas in Canada, including Toronto, Montreal, Vancouver, Ottawa, Calgary, Edmonton, Quebec and Winnipeg, and which covers an estimated 23.6 million people, or approximately 97% of Canada’s English-language market.

Three of our stations operate as independents under the “CH” brand with a schedule that is distinct from our Global Television Network. Our “CH” brand stations provide us with second stations covering several of the largest markets in Canada: Ottawa/Hull, Toronto/Hamilton, Vancouver/Victoria and Greater Montreal. The programming on our “CH” brand stations is targeted at the adult audience ages 25 to 54, a more mature demographic group than the 18 to 49 year old audience targeted by our Global Television Network. Our CHCH station in Hamilton and our CHEK station in Victoria also offer a broad range of local entertainment, news and information programming, while our CH-Horizon (CJNT) station in Montreal also broadcasts multi-cultural programming. We also own two stations affiliated with the CBC, which were acquired as part of the WIC Western International Communications transaction, and Global Prime, a Canadian specialty channel providing entertainment and information programming to the “baby boomer” generation.

In November 2000, the CRTC awarded licenses to operate three new digital Category 1 specialty channels and 27 new digital Category 2 specialty channels to us and/or partnerships in which we have an interest. Cable and satellite service operators that offer digital services are legally required to carry Category 1 channels, and can carry Category 2 channels at their option. We launched two Category 1 services, mentv (49% owned) and Mystery TV (50% owned), and four Category 2 channels, Lonestar, DejaView, Fox Sports World Canada and Xtreme Sports, in September 2001. In September 2003, we launched CoolTV, a category 2 channel.

The following table sets forth the relative ranking and audience share of our originating broadcast television stations in each of their respective demographic market areas or extended market areas for Fall 2004:

	Call Sign	Stations in DMA/EMA	Rank in DMA/EMA (1)	Audience Share (1)
Global Television Network:
Global Ontario	CIII	13	2	10.8%
Global Quebec (2)	CKMI	8	2	8.0
Global Vancouver	CHAN	13	1	13.9
Global Calgary	CICT	8	2	13.2
Global Edmonton	CITV	8	2	12.9
Global Winnipeg	CKND	8	2	12.1
Global Halifax	CIHFNS	8	2	9.8
Global Saskatoon	CFSK	7	2	7.8
Global Regina	CFRE	7	2	7.7
Global Saint John	CIHF-NB	8	2	7.0
Global Lethbridge (3)(4)	CISA	8	2	14.9
CH Television System:
Montreal, Quebec (2)	CJNT	8	8	2.0
Hamilton, Ontario (5)	CHCH	13	5	3.9
Victoria, British Columbia (6)	CHEK	13	4	5.1
CBC Affiliates:
Okanagan-Kamloops, British Columbia	CHBC	8	6	4.3
Red Deer, Alberta	CKRD	8	7	2.6

(1)	Monday to Sunday, Central Prime Time (8:00 p.m. to 11:00 p.m. in all markets except Saskatchewan and Manitoba where, due to time zone differences with U.S. border stations, Central Prime Time is 7:00 p.m. to 10:00 p.m.). For Toronto/Hamilton and Vancouver/Victoria, September 13, 2004 to December 19, 2004 BBM Meter Research adults, ages 18 to 49. All other markets: Fall 2004 average BBM Sweeps, adults ages 18 to 49.

(2)	Based on English language stations only.

(3)	BBM Area 8021—Lethbridge area.

(4)	CISA is a repeater of CICT Calgary.

(5)	Rank and Share in the Toronto/Hamilton EMA.

(6)	Rank and Share in Vancouver EMA.

Industry Overview

Three English-language national broadcast networks operate in Canada: the Global Television Network, the CTV television network and the Canadian Broadcasting Corporation. The Global Television Network and CTV are both privately-owned, commercial networks, while the CBC is government-owned and financed by a combination of federal government grants and commercial revenue. Several French-language networks and a number of independent stations also serve local markets. In addition to Canadian stations, Canadian viewers generally have access to U.S. stations, directly over the air or via cable or satellite.

Canada has a well-developed cable television market that provides viewers with a wide range of viewing alternatives. Most Canadians have access to a number of Canadian specialty channels as well as a number of American broadcast and cable channels. In fall 2004, there were approximately 10.9 million households in Canada with cable and/or satellite services.

A significant aspect of television broadcasting in Canada is simultaneous program substitution, or simulcasting, a regulatory requirement under which Canadian cable television systems with over 2,000 subscribers are required to substitute the local Canadian signal, including the Canadian commercials, for the broadcast of the identical program by a U.S. station when the two programs are broadcast at the same time. As a result, the local Canadian broadcaster’s signal and advertisements appear on two or more cable channels simultaneously, thereby increasing the size of the Canadian broadcaster’s audience. Direct-to-home satellite services also have program substitution obligations under these regulations. Program substitution is primarily intended to compensate Canadian broadcasters that have purchased exclusive local broadcast rights for U.S. programs for the encroachment on their market by U.S. broadcasters via cable and direct-to-home satellite services.

Television broadcasting in Canada is subject to cable priority carriage rules, whereby cable systems with over 2,000 subscribers must carry the signals of local broadcasters as part of their basic service. The guaranteed carriage enjoyed by local television broadcasters under these rules is designed to ensure that they reach cable households and enjoy advantageous channel placement.

Also important to television broadcasting operations is the specialty service access rules, which require cable systems with more than 6,000 subscribers operating in an English-language market to deliver each English-language analog specialty and category 1 digital specialty service licensed for the area, other than certain religious services, to the extent of available channels. Similarly, direct-to-home satellite services must, by regulation, distribute all Canadian specialty services, other than certain religious services. These rules help ensure wider carriage for Canadian specialty services than might otherwise be secured through negotiation with the cable companies.

The CRTC has indicated that it intends to merge the licenses held by operators of multiple cable systems into a maximum of three licenses per operator in a given region. However, the CRTC has stated that rules related to the carriage of programming services and program substitution must be maintained within this regional licensing context.

In addition, Canadian broadcasters are required to show specified percentages of programming of Canadian origin during a broadcast day and, specifically, during the evening period.

The following table reflects the respective share of the English-language audience held by the major Canadian networks and station groups in Fall 2004 as a percentage of both Canadian television and total television viewership:

Network or Station Group	Share of Canadian Television	Share of Total Television
Global Television Network and our “CH” stations	18.9%	12.8%
CTV	24.9	16.9
CBC	7.7	5.2
CHUM	8.7	5.9
Other Canadian broadcast stations	7.4	4.9
Pay and specialty Canadian cable channels	32.4	21.9

Total English-language broadcasting	100.0%	67.6%

Source:	Bureau of Broadcast Measurement (“BBM”) Fall 2004 Sweep, Monday to Sunday, 6:00 a.m. to 2:00 a.m. adults ages 18 to 49.

Television broadcasting in Canada is regulated by the CRTC. Canada maintains significant restrictions on the foreign ownership of Canadian broadcast television stations and specialty cable channels. For more information, see “Regulation—Canadian Television.”

Programming

Our Global Television Network targets adults ages 18 to 49, while our “CH” brand stations target a more mature demographic, adults ages 25 to 54. The key elements of our programming strategy are:

•	purchasing exclusive Canadian broadcasting rights to entertainment programs which appeal to our target audiences; and

•	maximizing simulcasting opportunities via the acquisition of U.S. network prime time programming, events and marquis sports properties.

We aggressively promote our television series and seek to develop viewer loyalty by offering a consistent programming schedule. By purchasing exclusive Canadian broadcasting rights to programming, we are able to control its distribution throughout the country. We are also able to offset programming costs through syndication to non-competing stations. We simulcast U.S. originated programming whenever possible in order to maximize our ratings and advertising revenue.

Substantially all of our acquired programming is purchased for national exposure in Canada and the majority of the programming is produced within Canada and the United States. In order to gain economies of scale, the programming is often purchased for multiple levels, including telecast rights for our specialty and digital television channels as well as our conventional television stations. Many of our programming agreements are for multi-year program supply. Such agreements are currently held with several major non-Canadian studios, including Sony Pictures Television (Columbia), Fox and Paramount. These agreements require suppliers to provide, and us to buy, pre-agreed amounts of programming over one or more years. These agreements have provided price stability for our program acquisitions and have enhanced our ability to retain highly-rated U.S. network series programming and to acquire desirable new programming while, at the same time, helping to soften the effect of the very cyclical nature of most television programs.

Both our Global Television Network and our “CH” brand stations broadcast many of the most popular programs in Canada. Among the many “hit” shows in our current program schedules are a combination of recent entrants and established programs, including Survivor, The Apprentice, Will and Grace, Everybody Loves Raymond, Las Vegas, Without a Trace, Two and a Half Men, The Simpsons, NYPD Blue, Gilmore Girls, That 70’s Show,

Malcolm in the Middle, Fear Factor and 24. Global Television also broadcasts world class sporting events such as NFL football (including the Super Bowl), Molson Indys, the Masters Golf Tournament and the Wimbledon Tennis Championship. In 2002, Global Television introduced Global Showcase, a series of Canadian documentaries from independent producers across all regions of Canada. Several of the programs have aired to strong national acclaim, including Jenin: Massacring the Truth and Confrontation at Concordia. Global Television’s Wildcard (produced with Lifetime in the U.S.) continues to be one of the highest-rated Canadian-produced series.

Since its launch in September 2001, Global National, Canada’s only supper-hour national newscast, has won several prestigious national awards including six from the Radio-Television News Directors Association, four Leo awards for best National newscast and best anchor as well as two Gemini nominations. Strategically, Global National has enhanced the news “brand” and credibility of many of Global television’s local news and public affairs programs with correspondents in Washington D.C., London, Tel Aviv and a large national bureau in Ottawa. The combination of local and national news at supper hour has led to considerable expansion of news programming, especially in British Columbia, Alberta and Ontario. Global British Columbia, for example, is now broadcasting 45 hours of local news programming per week and commands one of the largest local English language news audiences in Canada.

Ratings

The following table sets forth Global Television’s audience shares and that of its primary competitors in each of the Toronto/Hamilton and Vancouver/Victoria markets for the periods indicated:

	Audience Share in Selected Major Markets (1)

	Prime time 7PM -11PM (2)		Rank (3)	6AM—Midnight (2)		Rank (3)
	Fall 2003	Fall 2004	Fall 2004	Fall 2003	Fall 2004	Fall 2004
Toronto/Hamilton (4):
CTV-CFTO	10.9%	12.0%	1	9.1%	9.2%	1
Global Ontario—CIII	11.0	9.8	2	9.0	7.8	2
CHUM—CITY	7.8	6.9	3	7.3	6.7	3
CBC—CBLT	4.5	4.5	4	3.8	3.5	4
“CH” Brand—CHCH	5.0	3.6	5	4.1	3.2	5
CHUM—CKVR	2.4	2.2	6	1.8	1.8	7
Fox—WUTV	2.2	1.9	7	2.6	2.4	6
Toronto 1—CKXT	1.6	1.8	8	1.5	1.7	9
Rogers—CFMT	1.6	1.5	9	1.8	1.8	7
Vancouver/Victoria (5):
Global Vancouver—CHAN	13.3	13.4	1	14.0	14.1	1
CTV—CIVT	9.7	12.2	2	7.2	8.6	2
CBC—CBUT	6.0	4.5	5	5.6	4.3	4
“CH” Brand—CHEK	6.1	5.0	4	4.9	4.4	3
CHUM-CKVU	5.9	5.3	3	4.6	4.1	5
CHUM—CIVI	4.0	3.2	6	2.8	2.8	6
Independent—KVOS	2.6	1.7	7	2.3	1.5	8

(1)	Audience share among adults 18 to 49.
(2)	September 13, 2004 to December 19, 2004 and September 15, 2003 to December 21, 2003.
(3)	Based upon figures reported in this table.
(4)	BBM Toronto Meter Data.
(5)	BBM Vancouver Meter Data.

Advertising Sales and Revenue

Our Canadian television operations derive their revenue primarily from the sale of broadcast air time to national, regional and local advertisers. For fiscal 2004, we derived over 85% of the advertising revenue relating to our Canadian broadcasting operations from sales to national advertisers and the balance from sales to regional and local advertisers. Under the terms of our broadcasting licenses, our Global Ontario and Global Quebec stations may sell broadcast air time only to national advertisers.

Canadian Publishing

We are the largest publisher of daily newspapers in Canada, as measured by circulation, revenue and operating income before amortization. Our publications include 10 daily metropolitan newspapers, all of which serve markets also reached by our broadcast television signals. In addition, we own and operate several other newspapers, shopping guides and newspaper-related publications. We also own the National Post, one of Canada’s two national daily newspapers.

Our newspapers have an average daily paid circulation of 1.4 million copies, representing 34.9% of Canada’s daily average English-language newspaper circulation, and an estimated average daily readership of 2.9 million people in 2003. Most of our newspapers have the highest circulation among publications in their markets. The high cost associated with starting a major daily newspaper operation constitutes a barrier to entry for potential new competitors to larger daily newspapers. While internet advertising may become more competitive in the future, it has not yet had a significant impact on revenue or operating income before amortization of our publishing assets.

Industry Overview

The Canadian newspaper industry is comprised of over 100 daily paid circulation newspapers and numerous non-daily paid and free-distribution publications. The industry is mature and is dominated by a small number of major publishers. We are the largest newspaper publisher in Canada, with 29% of average weekly circulation in 2003, ahead of Quebecor Inc. (22%), Torstar Corporation (14%), Power Corporation (9%), Bell Globemedia (6%), Osprey Media (6%) and others (14%).

Total Canadian daily newspaper industry revenue was $3.2 billion in 2003, with 79% derived from advertising and the balance of 21% coming from circulation. Advertising revenue and, to a lesser extent, circulation revenue are cyclical and dependent upon general economic conditions. Historically, increases in advertising revenue have corresponded with periods of economic growth, while decreases have corresponded with general economic downturns and regional and local recessions. Daily newspaper advertising revenue increased by 0.8%, or $18.8 million, in 2003 following a decrease of 0.3%, or $8.5 million, in 2002. Declines in 2001 and 2002 followed six successive years of growth from the $1.8 billion posted in 1994.

Total Canadian daily newspaper circulation revenue decreased slightly from $692.7 million in 1995 to $682.6 million in 2003 as price increases partially offset receding demand. The median single copy price for a weekday edition of a Canadian daily newspaper increased from $0.65 in 1995 to $0.80 in 2003, partly in an attempt by newspaper publishers to offset the impact of significant increases in newsprint prices during earlier periods. Average daily newspaper circulation declined 1.5% in 2003 to 4.9 million copies from 5.0 million copies in 2002.

Circulation

The following table provides circulation statistics for the six months ended September 30, 2004 and 2003 for our major newspapers (excluding the National Post):

		Six months ended September 30,
		2003			2004
Newspaper	CMA	Average Daily Paid Circulation	Market Position		Average Daily Paid Circulation	Market Position
The Vancouver Sun	Vancouver, British Columbia	197,054	1		187,693	1
The Province	Vancouver, British Columbia	166,903	2		159,746	2
The Gazette	Montreal, Quebec	142,890	1	(1)	138,151	1	(1)
Ottawa Citizen	Ottawa, Ontario	135,000	1		133,745	1
The Edmonton Journal	Edmonton, Alberta	130,024	1		128,083	1
Calgary Herald	Calgary, Alberta	116,107	1		118,474	1
The Windsor Star	Windsor, Ontario	74,764	1		74,051	1
The Times Colonist	Victoria, British Columbia	71,833	1		72,148	1
The Star Phoenix	Saskatoon, Saskatchewan	55,498	1		54,582	1
The Leader Post	Regina, Saskatchewan	50,488	1		50,392	1

(1)	Number one English-language newspaper; number three overall.

Source:	September 30, 2004 ABC FAS-FAX, released November 1, 2004.

The National Post had average daily paid circulation of approximately 247,784 for the six months ended September 30, 2004, compared to an average daily circulation of approximately 251,517 for the same period in 2003. The National Post was developed from The Financial Post, a daily business newspaper based in Toronto. Since its launch on October 27, 1998, the National Post has established a large national readership with attractive demographics. The National Post’s sole competitor as a national newspaper is The Globe and Mail. In Toronto, the National Post competes with the Toronto Star, The Toronto Sun and The Globe and Mail.

The National Post is printed at our facilities in Calgary, Regina, Montreal and Ottawa, and by third-party printing contractors in Borden, Vancouver, Winnipeg, Toronto and St. John’s.

In April 2005, we launched Dose, a 24 page daily magazine targeted at 18-34 year-old Canadians. Dose offers timely and relevant information covering everything from news, music, movies and games to fashion, travel, careers and sports. Through street hawkers, Dose street boxes and retail locations, 320,000 copies of Dose are distributed free of charge in Toronto, Ottawa, Calgary, Edmonton and Vancouver.

In March 2005, we entered into a joint venture with Torstar Corporation and Metro International S.A. to publish English language free daily newspapers in various Canadian cities. Each partner has a 33.3% interest in the new venture, which commenced with the launch of Metro Vancouver on March 14, 2005. The joint venture launched Metro Ottawa on March 31 and has plans to launch similar Metro newspapers in other Canadian cities. The Metro papers are distributed free of charge through street samplers and street boxes situated in high traffic locations including transit stops, university campuses and highly populated business districts.

Raw Material

Newsprint comprised approximately $136 million or 15% of the total costs of our publishing operations for the year ended August 31, 2004 and approximately $134 million or 15% of the total costs of our publishing operations for the year ended August 31, 2003. Newsprint is a commodity that can be subject to considerable price volatility. However, pricing has been relatively stable over the past two years. In fiscal 2004, our cost of newsprint increased by 2% over the prior year. In the six months ended February 28, 2005 our cost of newsprint declined 1.7% from fiscal 2004 levels. Our publishing operations use approximately 184,000 metric tons of newsprint per year.

Advertising Sales and Revenue

Our Canadian publishing operations derive revenue primarily from the sale of advertising to national, regional and local advertisers and from subscription revenue. For the year ended August 31, 2004, we derived approximately 77% of our total revenues from advertising and approximately 21% from subscriptions.

Online Operations

Our internet and new media strategy is to create a strong internet presence to leverage our content across multiple platforms, provide integrated solutions to our advertisers and to cross-promote our publishing, broadcasting and internet operations. We intend to capitalize on the promotional capabilities of our publishing and broadcasting assets to create Canada’s leading network of local content websites. The internet is complementary to our existing businesses and a significant potential source of revenue.

Our internet operations include the following:

•	canada.com

canada.com is one of Canada’s leading online news and information destinations, averaging approximately 92 million page views and three million unique users per month. canada.com features content from newspapers, television, city sites, classifieds, radio and channels of specialty content. canada.com provides many online services including email, newsletters, headlines, weather, search functions, maps, television listings and a business center.

•	FP DataGroup

Financial Post DataGroup is a source for corporate and financial information on publicly traded Canadian companies and mutual funds. FP DataGroup offers a wide range of financial information products both online and in print. Money managers, investment professionals, individual investors and information professionals use FP DataGroup products to make investment decisions and perform in-depth research on companies and industries.

•	Infomart

Infomart is an aggregator of same day and archival Canadian news, business information and corporate data, providing clients with access to more than 250 full-text news and business sources—from major Canadian dailies and newswires to regional community papers, TV and radio transcripts, corporate databases, specialty trade journals and magazines. Infomart.ca provides a range of work modules that support desktop and cross-organizational research, media-monitoring and distribution of results.

Sales and Marketing

Our broad range of media platforms allows us to deliver multi-platform solutions to our advertising clients. We are able to sell flexible packages of advertising across various media in local, regional and national markets.

Television Sales

•

Television revenues are split approximately 85% national sales and 15% local sales. National sales are driven predominantly from three markets, Toronto (90%), Montreal (5%) and Vancouver (5%). Each market has an owned and operated national sales force. Almost all national accounts enlist the services of agencies to procure their advertising placement. There are five major agencies that are responsible for about 60% of the national business. On the local side each television station has a dedicated local sales force, which is responsible for all local and regional sales derived from that marketplace. All rates, sales policies and guidelines are driven from our central sales office in Toronto, CanWest MediaWorks, Sales and Marketing.

Newspaper sales

•	Approximately 70% of newspaper advertising sales is generated locally with each paper having an outside and inside sales force and classified advertising call center.

•	The balance of the advertising is generated by national and large multi-market retail accounts. They are sold by the national sales group operated by CanWest MediaWorks, Sales and Marketing with three offices in Canada and contract representatives in the U.S.

Online sales

•	Approximately 25% of revenues are generated by national sales for the canada.com network primarily from Toronto (85%) with representation also in Montreal (10%) and Vancouver (5%). Remaining sales are made by local newspaper sales forces.

Australian Operations

Australian Television

We have a 56.4% economic interest in Network TEN. Through its wholly-owned and affiliated stations, Network TEN covers 19 million people, or approximately 90% of Australia’s total population. In 1992, we organized a consortium which acquired Network TEN for total consideration of A$236.0 million. Since then, Network TEN has increased earnings by targeting selected demographic groups, expanding signal coverage and controlling operating costs.

Network TEN owns and operates television stations in the five major capital cities of Australia, Sydney, Melbourne, Brisbane, Adelaide and Perth, and has affiliate arrangements with regional broadcasters serving regional markets.

Industry Overview

Australia has five national broadcast networks and several unaffiliated regional commercial operations. Two of the national broadcast networks, the Australian Broadcasting Corporation and the Special Broadcasting System, are government-owned and largely commercial-free.

Three national networks, Seven, Nine and Network TEN, are privately-owned and broadcast commercial television to substantially all of the Australian population, including the major metropolitan areas of Sydney, Melbourne, Brisbane, Adelaide and Perth. Unaffiliated broadcasters serve rural areas and broadcast programs purchased from some or all of these three networks.

Australia also has two metropolitan pay television operators and one regional pay television operator, which broadcast primarily via cable and direct to home satellite delivery technologies. In December 2004, there were approximately 710,000 cable subscribers, located primarily in metropolitan markets, and 940,000 satellite subscribers, located primarily in rural areas. While pay television operators have been permitted to broadcast paid advertising since July 1997, federal legislation requires that subscription fees remain the predominant source of revenue for pay television operators.

Programming

Network TEN sources programming material from international and Australian sources. Both prime-time and off peak schedules include a mix of local and international content. While Network TEN’s programming appeals predominantly to the 16 to 39 demographic, it is also increasingly popular with the broader 25 to 54 demographic. Local content regulations also place certain minimum requirements on drama, documentary and children’s programming as well as an overall domestic quota. Although Australian programming is generally more expensive to acquire than foreign programming, it also generally attracts more viewers. As a result, Network TEN schedules a mix of Australian and foreign shows to maximize ratings while controlling costs.

Network TEN purchases most of its non-Australian programming from major U.S. studios. It has acquired Australian rights to shows that are popular with its target audience, such as Charmed, Everybody Loves Raymond, Queer Eye for the Straight Guy, The Simpsons and the Law & Order franchise. By obtaining “run of series” commitments, Network TEN ensures these series remain with the network for as long as they are produced. In addition, Network TEN enters into multi-year supply agreements with U.S. and other non-Australian production companies in order to acquire Australian rights to desirable programming at fixed prices.

Network TEN produces news, local sports and a limited number of other programs in-house, while entertainment programs are acquired from independent Australian producers. In-house productions include the sports programs Sports Tonight and RPM, the news program Meet the Press, the afternoon children’s programs Totally Wild and Cheez TV and the breakfast program Good Morning Australia. Entertainment programs commissioned from Australian production companies include Australian Idol, Big Brother, Neighbours, The Panel and Rove Live. For commissioned programs, Network TEN typically maintains an active role in the creative process. Network TEN seeks sponsorship of certain of its programs by advertisers and employs on-air promotion as well as radio and print advertising to market both the network and its programming.

Domestic production is a combination of news, sports, drama, light entertainment and children’s programming. News and some sports are produced internally, but most entertainment programming is acquired from independent producers. Australia has a large and efficient independent production sector that supplies programming to all commercial and government broadcasters.

Network TEN is the major broadcaster of Australia’s top football code, the AFL. Network TEN hosts exclusive coverage of the finals series, including the Grand Final. Motorsports have surged in popularity through Network TEN’s coverage of Formula One, the Indy Cars, the World Motorcycle Championships, the World and Australian Rally Championships and the V8 Supercar Championships.

Market Share and Ratings

Television advertising expenditures in Australia were approximately A$3.3 billion in 2004, representing approximately 35% of total major media advertising expenditures of approximately A$9.3 billion. Sydney, Melbourne, Brisbane, Adelaide and Perth, all of which are reached by Network TEN’s owned and operated stations, account for approximately 78% of all television advertising expenditures in Australia. The following table sets forth advertising market shares of Australia’s three commercial networks:

Television Advertising Market Shares

	Twelve Months Ended June 30,					Twelve Months Ended December 31, 2004
Network	2000	2001	2002	2003	2004
Network TEN	24%	23%	27%	29%	30%	31%
Nine	41	38	39	39	39	39%
Seven	35	39	34	32	31	30%

(1)	Includes the Sydney 2000 Olympics, aired by Seven.

Source: Free TV Australia.

Network TEN differentiates itself from other broadcasters by focusing primarily on the young adult demographic. The table below sets forth commercial network audience shares: 16 to 39 year olds (Sunday-Saturday 6:00 p.m. to 10:30 p.m.) for the periods indicated for each of the three national commercial networks:

Audience Share

	Twelve Months Ended December 31,
Network	2000(1)	2001	2002	2003	2004
Network TEN	31%	34%	37%	37%	37%
Nine	36	33	34	35	35
Seven	33	33	29	28	28

(1)	Excluding the impact of the Sydney 2000 Olympics.

Source: 2001-2004 OzTam television ratings; 2000 AC Nielsen television ratings data.

Sales and Marketing

Television revenues are split between approximately 70% national sales and 30% local sales. Sales are derived from five markets, Sydney, Melbourne, Brisbane, Adelaide and Perth. Advertising agencies account for approximately 95% of revenues and almost all national clients enlist the services of advertising agencies to procure their advertising placement. There are fifteen major agencies that are responsible for approximately 90% of advertising revenues. On the local side, each television station has a dedicated local sales force, which is responsible for national and regional sales derived from that marketplace. All rates, sales policies and guidelines are driven from a central source in Sydney.

Out-of-home Advertising

Through our investment the TEN Group, we have an investment in Eye Corp., one of Australia’s premier out-of-home advertising companies. In December 2000, the TEN Group acquired a 60% interest in Eye Corp. and then in August 2002 acquired the remaining 40% interest.

Eye Corp., which was created from the consolidation of several smaller operations, has become the second largest out-of-home advertising company in the marketplace, following APN News and Media Limited, which we estimate controls 60% of the domestic market.

Eye Corp.’s operations are comprised of five divisions:

•	Eye Drive, which has Australia’s second largest stable of large format outdoor signage, and includes inventory of nearly 350 sites;

•	Eye Fly, which has approximately 1,000 strategically located signs within all of Australia’s domestic and international air terminals, giving Eye Fly 100% of the Australian airport market;

•	Eye Shop, which controls more than three thousand “eyelites” through more than 95 leading shopping centers across Australia and New Zealand;

•	Adval, which is a visual merchandising and point-of-sale supplier to leading retailers; and

•	the overseas division, which has made substantial inroads into southeast Asian markets, including Indonesia and Malaysia and encompasses large format outdoor advertising and internal airport signage.

Sales and Marketing

Revenues are split 78% Australasian (including New Zealand) Media, 16% Australian Point of Sale Production and 6% Asia. National sales account for 60% of Australasian Media revenue and 40% is sold in local markets. Advertising agencies account for approximately 85% of these revenues. Australian Point of Sale Production and Asian revenues are sold in local markets to direct clients.

Our Economic Interest in TEN Group

TEN Group is an Australian private company. Approximately 84.4% of the ordinary shares of TEN Group are held by Ten Network Holdings Limited, a public company listed on the Australian Stock Exchange. We own approximately 14.5% of the ordinary shares of TEN Group, representing a 14.5% voting interest (the maximum voting interest that any one foreign person may own in an Australian television broadcaster under present Australian law is 15%). We also own all of the subordinated debentures and convertible debentures of TEN Group. The subordinated debentures have an aggregate principal amount of A$45.5 million and pay interest at a rate determined with reference to dividends to holders of ordinary shares. The convertible debentures have an aggregate principal amount of A$45,500 and pay interest at a market rate. The combination of our ordinary shares and subordinated debentures yield payments equivalent to approximately 56.4% of all payments made to TEN Group security holders.

The convertible debentures are convertible upon payment of an aggregate of A$45.5 million into a number of ordinary shares, which would represent approximately 49.1% of the issued and outstanding ordinary shares of TEN Group at the time of conversion. Under current regulations with respect to foreign ownership in Australia, we cannot exercise the conversion privilege. See “Information on the Company—Regulation.”

Under TEN Group’s corporate constitution, we are entitled to nominate three of TEN Group’s thirteen directors. Other specified shareholders have the right to nominate two directors, the shareholders of Ten Network Holdings Limited have the right to nominate seven directors and the remaining director is nominated by the Board and serves as chair. The corporate constitution also provides for pre-emptive rights, which allow us to purchase new securities issued by TEN Group to maintain our economic interest, subject to foreign ownership restrictions under Australian law.

The corporate constitution of TEN Group requires the distribution of annual dividends to the maximum amount permitted by law, subject to first making provisions for working capital, capital expenditures and corporate development activities, as well as compliance with the terms of any financing facilities that may be in place from time to time.

Effective September 1, 2004, we began consolidating TEN Group on a retroactive basis in accordance with AcG-15, Consolidation of Variable Interest Entities.

New Zealand Operations

In New Zealand, we own a 70% interest in CanWest MediaWorks (NZ), a company listed on the New Zealand Stock Exchange. CanWest MediaWorks (NZ) was formed in 2004 and in July 2004 it acquired our New Zealand radio and television operations, Radio Works and TVWorks. TVWorks operates the leading privately owned free-to-air television group in New Zealand and RadioWorks operates one of the leading radio businesses in New Zealand.

TVWorks

TVWorks owns and operates the 3 and C4 television networks. In October 2003, TV4 was relaunched as C4, a free-to-air music and youth programming television network. While 3 targets adults ages 18 to 49, C4 caters to a younger demographic of adults ages 15 to 29. 3 and C4’s signals reach approximately 98% and 75% of the New Zealand population, respectively.

Industry Overview

The New Zealand television industry includes two major free-to-air network operators, a pay television provider and several smaller UHF operators. Through its two free-to-air channels, TV One and TV2, the government owned TVNZ has a 55% viewer share. Effective in July 2002, a new charter which imposes significant social obligations on TVNZ came into effect. Previously, TVNZ was more purely focused on commercial operations. TVWorks operates two national free-to-air television networks, 3 and C4. TVWorks has an aggregate viewer share of approximately 25%. 3 and C4 are transmitted through VHF frequencies reaching 98% and 75% of the population of New Zealand respectively, and are available on the SKY TV digital satellite platform. SKY TV operates direct-to-home subscription networks, and has a current market penetration of approximately 38% of homes in New Zealand. Prime TV operates a free-to-air UHF television service which covers 95% of New Zealand’s population. Prime TV is limited due to the low number of homes which are equipped with UHF receivers. Its audience share is approximately 4%. In addition, there are a number of small local UHF operators.

Market Share and Ratings

Television advertising expenditures in New Zealand were approximately NZ$592 million for the twelve months ended December 31, 2003, representing approximately 34% of total advertising expenditures of NZ$1.758 billion. Television advertising expenditures increased by 15% for calendar 2003 compared to the prior year. In the five year period to December 31, 2003 total advertising expenditures increased by an average of 5% per year.

The New Zealand television industry generates its revenue from the sale of advertising time. The distribution between TVNZ and 3 and C4 of their combined television market share (based on revenue) as estimated by us is set out below:

Advertising Market Share

	Year Ended March 31,
	2000	2001	2002	2003	2004
3/C4	24.7%	24.8%	25.1%	27.3%	27.3%
TVNZ	75.3	75.2	74.9	72.7	72.7

The table below sets forth audience shares of New Zealand’s commercial television networks during prime-time viewing hours:

Audience Share (1)

	Year Ended March 31,
	2000	2001	2002	2003	2004
3	23%	22%	23%	25%	23%
C4	3	3	4	3	2
TV1	31	33	30	29	30
TV2	34	33	31	31	28
SKY/Other	8	9	12	12	17

(1)	Among adults 18 to 49 (Sunday—Saturday 6:00 p.m. to 10:30 p.m.)

Source: AC Nielsen

Programming

3’s long-term programming strategy is designed to improve the ratings performance of both domestic productions and foreign series among its targeted demographic audience.

3 operates a significant news and current affairs department, responsible for over ten hours of peak programming and three and a half hours of off-peak programming weekly. News and current affairs programming is in constant high demand by advertisers and attracts premium rates. Sports play an integral role in the 3 programming schedule. 3 has free-to-air rights for rugby, which is New Zealand’s highest profile sport.

3’s entertainment programming strategy has positioned it as a young adult oriented network with a distinctive and fresh image. This has been achieved principally by the acquisition and exhibition of entertainment programming targeted at the 18 to 49 age demographic, the most attractive audience group to New Zealand advertisers and their agencies. 3 reaches its chosen target audience through a combination of New Zealand-produced programming, United States network series and other international programming, primarily from Australia and the United Kingdom.

3 has particular strength in the crime drama genre with popular shows CSI: Crime Scene Investigation, New Zealand’s number one television drama series, CSI: Miami, CSI: New York, Law & Order: Special Victims Unit, Law and Order: Criminal Intent and 24. All three CSI franchises are now on “life-of-series” agreements, ensuring continued access to these popular programs.

Reality hit shows like Survivor, as well as comedies such as The Simpsons, That ‘70’s Show and Malcolm in the Middle round out the network’s top-performing international programs. The majority of 3’s international programming is obtained from major United States studios such as FOX, Paramount, Universal and CBS pursuant to multi-year program purchase agreements. These agreements provide 3 with certainty of supply at agreed prices and enable the network to provide popular movies like The Bourne Identity, American Wedding, Ice Age, 2 Fast 2 Furious, Dare Devil, Die Another Day, X Men 2 and Johnny English.

3’s New Zealand-produced programming is acquired from a range of independent production companies or produced in-house. 3 sources programming from independent production companies by either commissioning the production of new programs or purchasing the free-to-air rights of programming already produced. Programs recently commissioned by 3 include Target, Hot Property, Inside New Zealand, Sticky TV and the very successful bro’Town.

In October 2003, TV4 was relaunched as C4, with a youth music format. The channel runs themed or “destination” programming focused upon specific musical genres, but is open to format changes based upon viewer surveys. New Zealand music plays a key role on the channel. C4 screens the popular cartoon comedies South Park and Ren and Stimpy, and has just completed an agreement with MTV to bring the best of its youth programming to C4.

Sales and Marketing

The vast majority (approximately 90%) of television revenue in New Zealand is generated through advertising agencies, with approximately 10% sold directly to clients. The largest agencies are predominantly based in either Auckland or Wellington, with the top six agencies generating approximately 50% of total revenue. Each quarter a ratecard is released to the market and air time inventory is made available for advertisers to book. Sales policies and rates are controlled from Auckland, where senior sales management is based. Smaller sales offices are also located in Hamilton, Wellington, Christchurch, Sydney and Melbourne (Australia).

RadioWorks

RadioWorks operates six national networks—The Edge, The Rock, Kiwi FM, Solid Gold, Radio Pacific, and the recently launched Radio Live—and 28 local stations that primarily operate under common brand names, either as More FM or The Breeze.

The formats of the six national networks are :

•	The Edge (FM)—a contemporary station targeting a young audience with current hits;

•	The Rock (FM)—targeted mainly to males in the 18 to 34 age group;

•	Kiwi FM—broadcasts 100% New Zealand music, primarily targeting the younger audience;

•	Solid Gold (FM)—a classic hits format targeted at the older demographic;

•	Radio Pacific (AM)—a talkback format also targeted at the older demographic; and

•	Radio Live (FM)—news and talk format targeted at a 25 – 54 age group.

The More FM adult contemporary brand is targeting the 25 to 39 age group, and The Breeze easy listening format primarily targets the female 35 to 54 age group.

We estimate that our signal reaches 99% of the New Zealand population. RadioWorks now covers both urban and rural markets and virtually the full range of formats.

Industry Overview

There are effectively two major groupings of stations in New Zealand, which account for 90% of radio revenues for the year ended December 31, 2004, as follows:

Station Group	Approximate Revenue Share
The Radio Network (TRN)	46%
RadioWorks	45
Others	9

100%

Radio advertising revenue in New Zealand was approximately NZ$246 million for the twelve months ended December 31, 2004, representing approximately 13% of total advertising expenditures. This represents an increase of NZ$22 million or 10% over the previous year.

New Zealand deregulated its radio broadcasting industry in 1989. This deregulation made it easier for new broadcasters to enter the industry, removed foreign ownership restrictions, facilitated the use of new technologies and separated the government’s commercial and non-commercial radio interests. While the government issues licenses and controls technical parameters, its policy is for the radio industry to self-regulate the format, style and content of radio broadcasts, provided that broadcasters meet standards for good taste and decency and respect privacy laws. As a result of these changes, there has been a significant increase in the number of commercial radio stations operating in New Zealand, from 56 in 1989 to over 200 today. Current government policy is that any further allocation of radio spectrum will be restricted for use by “not for profit or community service groups.” This policy effectively secures the market for existing commercial radio operators.

Ratings

In the March 2004 surveys of New Zealand’s largest five markets, we achieved the following ranking position for audience share (music stations—all listeners aged 10 plus): Auckland—fourth and fifth; Christchurch—first, second, third and fourth; Wellington—first, third and fifth; Waikato—second and third; and Dunedin—first, second and third.

Sales and Marketing

Radio in New Zealand is primarily sold directly to advertisers, with only approximately 25% sold through advertising agencies. Direct revenue is generated by 24 sales teams located in the major cities and towns across the country. The majority of direct revenue is sold via various types of monthly installment plans, with the minority being via casual campaign or spot bookings. Approximately 66% of revenues are generated from the five largest New Zealand cities.

Republic of Ireland Operations

We own 45% of TV3 Ireland, the only privately-owned broadcast television network in the Republic of Ireland.

Industry Overview

Prior to the launch of TV3 Ireland in September 1998, the Irish television industry consisted of three national networks, RTE1, RTE2 (previously known as Net 2) and TG4, which are all available free-to-air and through cable, satellite and MMDS. In addition to commercial advertising revenue, these three networks are publicly funded and operate under the auspices of RTE, the state-owned broadcast organization. TV3 Ireland is the first and only privately owned independent commercial television channel in the Republic of Ireland. TV3 Ireland targets the 15 to 44 age group and is a full service free-to-air television network offering a mix of domestic and foreign general entertainment programming.

In addition to the four Irish channels, the major UK terrestrial channels, each of which serves Northern Ireland, including BBC1, BBC2, ITV1, ITV2, ITV3, Channel 4 and Channel 5, are available to some or all Republic of Ireland viewers off-air, satellite to cable or MMDS. In addition, Sky One and other pay services are available on cable, MMDS or satellite. In April 2002, the four Irish terrestrial channels, including TV3, were made available on the “family package” offered by Sky Digital Satellite in the Republic of Ireland. The addition of Sky satellite distribution added to the 94% national coverage of TV3, making it available to every Republic of Ireland home.

TV3 Ireland reaches approximately 31% of Northern Irish homes off-air through transmitters located in the northern part of the Irish Republic.

Overall, approximately 61% of the Irish television households are served by cable, MMDS or satellite services, reaching up to 89% in the major urban markets, including Dublin. Those homes served by retransmission systems or capable of receiving terrestrial overspill of the major UK channels now account for 78% of all homes nationally. In recent years, Sky Digital has grown its subscribers to approximately 350,000 Irish homes, which consequently receive a host of UK based services not available on the spectrum-limited cable services.

In 2003, television advertising expenditures in the Republic of Ireland were expected to have generated approximately €195 million, representing approximately 17% of total advertising expenditures of €1.16 billion. This is supplemented by additional expenditures on advertising in the UK on services, which reach into the Republic of Ireland, which expenditures are targeted at consumers in the Republic of Ireland. In calendar 2003, the television advertising market decreased approximately 6%.

TV3

From its launch in 1998, TV3 Ireland quickly demonstrated the need for a third mainstream station. It has filled the gap between RTE1’s older audience and RTE2’s youthful franchise. With the addition of TV3 Ireland, there has been repatriation of Irish audiences and growth in the number of people viewing Irish channels each month.

After six years on-air, TV3 Ireland has again achieved year on year growth in terms of market share, expanding on its place position in the market, second only to Irish state owned and funded RTE One. The 2004 calendar year saw TV3 increase its peak audience share by 4.5% over 2003.

All Day 15+ Audience Share

January to December 2004
Network	Approximate Revenue Share
TV3	14%
RTE1	28
RTE2	11
UTV	7

Source: AC Nielsen: Adults 15+ in the Republic of Ireland.

TV3 Ireland offers a wide variety of programming, including news, factual, comedy, drama, sports and local interest programming. The schedule is a mix of domestic and foreign programming.

TV3 Ireland’s programming is targeted to the 15 to 44 age group, audiences which are in high demand by Irish advertisers and which TV3 Ireland has proved to have been previously neglected in the Irish market. TV3 Ireland has quickly established itself with the viewing audience through the introduction of programs to the Irish market like Law and Order: Special Victims Unit, Will and Grace, Malcolm in the Middle, and recently the most popular non-U.K. acquired series, Sex and the City. The tradition of U.S. movie premieres on a Sunday evening has continued with such titles as Ocean’s Eleven, Perfect Storm, Men in Black and Swordfish.

In 2001, as part of the agreement by which Granada acquired an interest in TV3 Ireland, two new titles moved to TV3 Ireland, Coronation Street and Emmerdale, which was new to Irish broadcasting at 7:00 p.m. These programs have improved the audience share for the 7:00 to 8:00 p.m. time-band and have greatly enhanced viewing of later programs. Other Granada products, like Heartbeat, the Royal and I’m a Celebrity—Get Me Out of Here, have further improved the channel. Support for TV3 Ireland’s coverage of Europe’s prime club soccer tournament, the UEFA Champions’ League has increased, with particularly good audiences for the season that began in September 2001. During 2002, TV3 also completed a four-year agreement to broadcast Ireland home international soccer matches on a taped live basis. The agreement also provides TV3 Ireland access to broadcast a minimum of five important senior domestic soccer matches each year. Coupled with the recent renewal of the Champion Leagues’ telecasts from 2003 to 2006, TV3 Ireland has a comprehensive line-up of Irish and European professional soccer to offer viewers and advertisers. TV3 Ireland also retains certain exclusive territorial rights for Irish International Soccer home matches in a multi-year agreement with the Irish Football Association.

TV3 Ireland recognizes the importance of relevant domestic programming and in 2004 invested over 65% of its programming into domestic programming. In September 2003 the channel was required by its license to increase Irish produced programming to 25% of its output. TV3 Ireland exceeds this requirement. In addition to three daily news bulletins, TV3 Ireland produces Sports Tonight, Week in Review, periodic news specials and Ireland AM, Ireland’s first morning breakfast television service, which quickly established itself as the number one breakfast choice in Ireland. Ireland AM is a live, weekday magazine and lifestyle program. Building on its success, the program was expanded to three hours daily, now 7:00 a.m. to 10:00 a.m. The program now has viewing greater than the accumulated audiences of all its breakfast program competitors available in the market. Fall 2004 saw the successful launch of a new political affairs program hosted by TV3’s political correspondent. The weekly program, The Political Party, airs Sundays adjacent to TV3 Ireland News. TV3 Ireland recently concluded an agreement with the UK’s Channel 5 related to the production of a three-part documentary series by an Irish independent producer and set in the British Isles to be broadcast in 2005.

As part of a strategy to build a strong inventory of Irish dramatic programs, TV3 Ireland continues to actively invest in Irish theatrical productions. Since its launch in 1998, TV3 Ireland has invested in a recreation of the events of “Bloody Sunday,” a pivotal event in modern Irish history, Map Maker, Watermelon and Halo Effect, with total independent Irish film investment budgets of over €8 million. In the past year TV3 Ireland has also invested in an Irish film, The Mighty Celt, starring Gillian Anderson. Its most recent feature film investment, Stubs, is now in production for broadcast in 2007.

Sales and Marketing

The majority of TV3 Ireland’s airtime is sold to advertisers through advertising agencies in Ireland. In addition, we utilize a direct sales force to sell to advertisers who do not use agencies. In addition, TV3 derives some advertising revenues from the United Kingdom. TV3 Ireland contracts ITV Sales as its U.K. sales force.

Seasonality

Our business has experienced and is expected to continue to experience significant seasonality due to, among other things, seasonal advertising patterns and seasonal influences on people’s viewing, reading and listening habits. Typically, our revenue is lowest during the fourth quarter of the fiscal year, which ends in August, and highest during the first quarter of the fiscal year.

Intellectual Property

We use a number of trademarks for our products and services. Many of these trademarks are registered by us in the appropriate jurisdictions. In addition, we have legal rights in the unregistered marks arising from their use. We have taken affirmative legal steps to protect our trademarks and we believe our trademarks are adequately protected.

Television programming and motion pictures are granted legal protection under the copyright laws of the countries in which we operate, and there are substantial civil and criminal sanctions for unauthorized duplication and exhibition. The content of our newspapers and websites is similarly protected by copyright. We own copyright in each of our publications as a whole, and in all individual content items created by our employees in the course of their employment, subject to very limited exceptions. We have entered into licensing agreements with wire services, freelancers and other content suppliers on terms that are sufficient to meet the needs of our publishing operations. We believe we have taken appropriate and reasonable measures to secure, protect and maintain our rights or obtain agreements from licensees to secure, protect and maintain copyright protection of content produced or distributed by us.

We have registered a number of domain names under which we operate websites associated with our television, publishing and internet operations. As every internet domain name is unique, our domain names cannot be registered by other entities as long as our registrations are valid.

Environmental Protection

Substantially all of our operations are subject to laws and regulations concerning, among other things, emissions to the air and water, sewer discharges, handling, storage and disposal of wastes, recycling, remediation of contaminated sites or otherwise relating to protection of the environment. We believe all of our operations, including our publishing operations, are in compliance with applicable environmental protection laws and our own internal environmental compliance standards in all material respects. Ensuring environmental compliance has not given and is not expected to give rise, in the aggregate, to any material adverse financial or operational effects upon our business.

Nevertheless, more stringent environmental laws as well as more vigorous enforcement policies or discovery of previously unknown conditions requiring remediation could result in additional costs that may have such effects.

Property, Plants and Equipment

Our corporate head office is located in leased space located at 31st Floor, CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba, Canada R3B 3L7.

We own the administrative and studio buildings associated with television broadcasting operations in Vancouver, Victoria, Kelowna, Edmonton, Calgary, Lethbridge, Red Deer, Regina, Saskatoon, Winnipeg, Toronto and Hamilton. We also lease office and studio premises in Toronto, Ottawa, Montreal, Quebec City, Dartmouth and Saint John. We lease certain tower and transmitter facilities and a channel on the Anik-E2 satellite used to deliver our signal to our transmitters.

All of our newspapers are published from premises owned by us, except The Edmonton Journal, which is published from premises occupied under a long-term lease agreement. In addition, we print all of our publications using our own presses and related equipment, except for the National Post, which is printed in part by third parties at locations throughout Canada. We lease additional office space and warehouse space from time to time as required. We own an office facility in Toronto which serves as the headquarters for our Canadian media operations. Our New Zealand television operations are headquartered in Auckland, where we own a broadcast and production facility. We also lease premises for our news bureaus in Wellington and Christchurch. The majority of the transmission facilities are leased under long-term agreements. RadioWorks leases a corporate office in Auckland and studios throughout the country.

TV3 Ireland is headquartered in Dublin, where it leases office and studio premises. In addition, it leases news bureaus in Galway and Cork.

TEN Group owns its facilities in Adelaide, Perth and Brisbane. Properties in Sydney and Melbourne are under lease.

All of our owned property except for property owned by TEN Group has been pledged as security under our credit facilities.

We currently are aware of no material environmental issues affecting the use of our properties.

Capital Expenditures

For a description of our principal capital expenditures during the past three fiscal years, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Expenditures.”

Legal Proceedings

CBL Litigation

On March 5, 2001, certain plaintiffs who owned a 29.3% interest in CBL filed a statement of claim against CanWest, us, certain subsidiaries, and Israel Asper. The plaintiffs claim, among other things, that the defendants have acted in a manner that is oppressive and unfairly prejudicial to the plaintiffs; have improperly favored the interests of the defendants over the interests of CBL and the plaintiffs (including the diversion of corporate opportunities); owe fiduciary duties to the plaintiffs; and have wrongly terminated certain contracts with the plaintiffs and replaced them with non-arm’s length contracts.

At the time of the commencement of the action, we owned 70.67% of CBL and the plaintiffs owned the minority interest. CBL owned the Global Television Network stations in British Columbia (CKVU), Manitoba (CKND) and Saskatchewan (CFRE and CFSK). On May 1, 2001, CBL amalgamated with one of our indirect wholly-owned subsidiaries to continue as CBL Amalco. Under the terms of the amalgamation agreement, we received all of the shares of CBL Amalco and the minority shareholders of CBL received special preference shares of CanWest. CanWest redeemed the special preference shares for $57.7 million on December 18, 2002.

By way of an application initiated by the defendants, the Ontario Superior Court in November 2001 stayed the Ontario Action on the basis that the Ontario courts have no jurisdiction to try the claim and alternatively, that Manitoba was the convenient forum for trial of the action. The Ontario Court of Appeal subsequently upheld the Ontario decision by a decision issued in February 2003. In January 2004, The Supreme Court of Canada refused the plaintiffs leave to appeal the Ontario Court of Appeal’s decision. By a statement of claim dated April 5, 2004, issued in the Manitoba Court of Queen’s Bench, the plaintiffs commenced a suit against the defendants noted above as well as Leonard Asper, claiming in substance the same matters as in the Ontario Action and as well that the amalgamation was oppressive to the interests of the plaintiff. They are seeking, among other things, damages of $405 million (including aggravated and punitive damages). While the defendants intend to do so, they have yet to file a statement of defense.

Exchange Controls

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian company to non-resident investors.

Regulation

Canadian Television Regulation

Canadian television broadcasting, including specialty cable television broadcasting, is regulated principally by the Broadcasting Act (Canada). The Canadian Radio-television and Telecommunications Commission, or CRTC, which, among other things, administers the Broadcasting Act, grants and reviews broadcasting licences, approves certain changes in corporate ownership and control, and establishes and oversees compliance with regulations and policies concerning broadcasting, including various programming requirements, subject to certain directions from the federal cabinet.

In June 2003, a House of Commons committee, the Standing Committee on Canadian Heritage, released the findings of its study of the current state and future direction of Canada’s broadcasting system and the efficacy of the Broadcasting Act in meeting policy objectives, which commenced in May 2001. Included among the broad ranging issues considered by the committee were cross-media ownership, foreign ownership, licence fees, program funding, community, local and regional broadcasting, the effectiveness of the CRTC, digital transmission, performance measurement and Canadian content and cultural diversity. In November 2003, the government responded to the report, but did not deal substantively with any of the issues identified in the report. The government did indicate that it would give further consideration to the issues involved in cross media ownership and conduct an analysis of foreign ownership restrictions, particularly concerning telecommunications companies. Since that response there has been a federal general election, a change in the leadership in the responsible ministries and a series of events that have resulted in a great deal of public scrutiny of the CRTC and its decision making and regulatory processes. Following the election, the standing committee re-submitted its 2003 report to the Government of Canada, triggering a requirement for a response from the new government to the same report. In April 2005, the Government of Canada again responded to the report. The response included a statement of support for further study of cross-media ownership and encouraged the CRTC to support diversity in the consideration of licence applications.

Ownership and Control

The Canadian government, through an Order-in-Council referred to as the CRTC Direction (Ineligibility of Non-Canadians), has directed the CRTC not to issue, amend or renew a broadcasting licence to an applicant that is a non-Canadian. Canadian, a defined term within the CRTC Direction, means, among other things, a citizen or a permanent resident of Canada, a qualified corporation, a Canadian government, a non-share capital corporation the directors of which are appointed or designated by statute or governmental authorities, or a mutual insurance company, pension fund society or cooperative of which 80% of the directors or members are Canadian. A qualified corporation is one incorporated or continued in Canada, of which the chief executive officer or other presiding officer and 80% of the directors are Canadian, and not less than 80% of the issued and outstanding voting shares and not less than 80% of the votes are beneficially owned and controlled, directly or indirectly, by Canadians. In addition, in order for a subsidiary to be a qualified corporation, Canadians must beneficially own and control, directly or indirectly, not less than 66 2/3% of the issued and outstanding voting shares and not less than 66 2/3% of the votes of the parent company that controls the subsidiary and neither the parent company nor its directors or similar officers may exercise control or influence over any programming decisions of the subsidiary. There are no specific restrictions on the number of non-voting shares that may be owned by non-Canadians. Finally, an applicant seeking to acquire, amend or renew a broadcasting licence must not otherwise be controlled in fact by non-Canadians, a question of fact, which may be determined by the CRTC in its discretion.

The CRTC’s Television Broadcasting Regulations, 1987, and the Specialty Services Regulations, 1990, require the prior approval of the CRTC of any transaction that directly or indirectly results in:

•	a change in effective control of the broadcasting undertaking of a licensee;

•	a person or a person and its associates acquiring control of 30% or more of the voting interests of a licensee or of a person that has, directly or indirectly, effective control of a licensee; or

•	a person or a person and its associates acquiring 50% or more of the issued common shares of the licensee or of a person who has direct or indirect effective control of a licensee.

In addition, if a transaction results in a person or a person and its associates acquiring control of at least 20% but less than 30% of the voting interests of a licensee, or of a person that has, directly or indirectly, effective control of the licensee, the CRTC must be given notice of the transaction. If a transaction increases control to over 40%, the CRTC must be notified.

To enable CanWest to ensure continuing compliance with the CRTC Direction, the CRTC regulations and the conditions of its Canadian broadcasting licenses, the issue and transfer of CanWest’s preference shares, subordinate voting shares and multiple voting shares and the conversion of CanWest’s non-voting shares, multiple voting shares or preference shares into subordinate voting shares are constrained by CanWest’s articles.

Canadian Programming Content

CRTC regulations require licensees of television stations to maintain a specified percentage of Canadian content in their programming. Television broadcasters are subject to the requirement that, over the broadcast year and over any six month period specified in the license, a minimum of 60% of the aggregate programming shown during the broadcast day (a continuous 18 hour period between 6:00 a.m. and 1:00 a.m.) must be of Canadian origin. Canadian origin is most commonly achieved on the basis of a points system requiring that a number of creative and production staff be Canadian and that specified Canadian production expenditure levels be met. In addition, at least 50% of the aggregate programming between the hours of 6:00 p.m. and 12:00 midnight over the broadcast year must be of Canadian origin. Specialty cable television channels also have to maintain a specified percentage of Canadian content in their programming, generally set forth in their conditions of license. Broadcasters are required to broadcast a minimum of eight hours per week of priority programming during prime time (7:00 p.m. to 11:00 p.m.). Priority programming includes Canadian-produced drama, music and dance, and variety and long-form documentaries, but does not include news and information or sports programming.

Advertising

The CRTC also regulates the quantity and content of television advertising. A television licensee may not, during any clock hour, broadcast more than twelve minutes of advertising, subject to certain exceptions for unpaid public service announcements and promotions for upcoming Canadian programs. Advertising content is regulated by various federal and provincial statutes and regulations, as well as by standards in the Canadian television broadcasting industry.

Licensing

The CRTC has responsibility for the issuance, amendment and renewal of Canadian broadcasting licenses. A television broadcasting license grants the right to a broadcaster to transmit a television signal on a defined frequency within a defined geographic area and at a defined power level. Subject to being distributed as a “distant signal” by a distribution service such as cable or direct-to-home satellite service, it defines the geographic area capable of being reached by the broadcaster. The CRTC may also grant licenses for rebroadcast transmitters to relay a particular signal to other areas. A specialty cable television license grants the right to a broadcaster to transmit programming to the public through a distribution service such as cable or direct-to-home satellite service. Broadcasting licenses may be issued for periods not exceeding seven years and are usually renewed, except in cases of a serious breach of the conditions attached to the license or the regulations of the CRTC. The CRTC is required to hold a public hearing in connection with the issuance, suspension or revocation of a license and may hold public hearings in other circumstances.

In order to conduct business, we must maintain our licenses in good standing. Failure to meet the terms of such licenses may result in their short-term renewal, suspension, revocation or non-renewal. Conditions may be imposed by the CRTC on broadcasting licenses that may affect the licensee’s profitability. Licensees of distribution services must also meet technical certification requirements under the Radiocommunication Act (Canada). All of our licenses are in good standing and we are confident that we will continue to satisfy the terms of all related undertakings. Licenses and their respective dates of renewal are as follows:

Station	Call Sign	Due for Renewal
Global Television Network:
Global Vancouver	CHAN	August 31, 2008
Global Halifax	CIHF	August 31, 2008
Global Saint John	CIHF-2	August 31, 2008
Global Quebec	CKMI	August 31, 2008
Global Calgary	CICT	August 31, 2008
Global Edmonton	CITV	August 31, 2008
Global Winnipeg	CKND	August 31, 2008
Global Saskatoon	CFSK	August 31, 2008
Global Regina	CFRE	August 31, 2008
Global Lethbridge	CISA	August 31, 2008
Global Ontario	CIII	August 31, 2008
Independent Stations:
CJNT Montreal, Quebec	CJNT	August 31, 2007
CHCH Hamilton, Ontario	CHCH	August 31, 2008
CHEK, Victoria, British Columbia	CHEK	August 31, 2008
CBC Affiliates:
CHBC Kelowna, British Columbia	CHBC	August 31, 2008
CKRD Red Deer, Alberta	CKRD	August 31, 2008
Specialty Cable Channels:
Analog:
Global Prime	Global Prime	August 31, 2010
Digital:
mentv (49% interest)	Category 1	August 31, 2007
Mystery TV (50% interest)	Category 1	August 31, 2007
Lonestar	Category 2	August 31, 2007
DejaView	Category 2	August 31, 2007
Fox Sports World Canada	Category 2	August 31, 2007
Xtreme Sports	Category 2	August 31, 2007
CoolTV	Category 2	August 31, 2007

All licenses and related CRTC decisions are available for public review.

We believe we enjoy good relations with the CRTC and all other regulatory bodies that govern our operations. All of our licenses have been renewed since the granting of our first license in 1974. The CRTC considered the license renewals of all of the Global Television stations in spring 2001 under new group licensing procedures. These licenses were renewed effective September 2001 for the maximum term, which is seven years.

Cross-Ownership Issues

Although the Broadcasting Act and its regulations and policies do not require the CRTC’s approval of a broadcaster’s purchase of an unregulated media entity such as a newspaper, the CRTC may consider the issue of cross-media ownership when granting or renewing broadcasting licenses. The CRTC has a broad mandate to regulate and supervise all aspects of the Canadian broadcasting system, to provide for and encourage the expression of a diversity of voices within the broadcasting system and to prevent or address the emergence of any undue competitive advantage on behalf of one licensee. As such, the CRTC may be concerned about the level of diversity among the media voices available in the geographic markets where cross-ownership occurs and may choose to accept safeguards or implement conditions in our licenses to ensure a level of diversity and prevent any undue competitive advantage. Whether the CRTC will be concerned about the level of diversity will depend upon a number of factors, including the definition of the relevant geographic market in which diversity is measured and the number of participants in the market. The CRTC has wide discretion in determining what constitutes the relevant market. The CRTC examined cross-ownership issues at the recently completed group license renewal hearings.

At the renewal of our broadcasting licenses and in response to potential concerns about diversity or undue competitive advantage, the CRTC attached a condition to our group license which requires that a code of conduct be followed respecting the maintenance of separate management over the television and print news operations. The CRTC could refuse to renew a license or to grant new licenses based on the concerns about diversity or undue competitive advantage.

While there are currently no specific prohibitions on the cross-ownership of television stations and other media properties in Canada, the House of Commons committee reviewing Canada’s broadcasting system and the Broadcasting Act has announced that it will study patterns of media ownership, cross-media ownership and vertical integration as part of its review.

Canadian Publishing Regulation

The publication of newspapers in Canada is not directly regulated by federal or provincial laws. There are, however, indirect restrictions on the foreign ownership of Canadian newspapers by virtue of certain provisions of the Income Tax Act (Canada). The Income Tax Act limits the deductibility by Canadian taxpayers of advertising expenditures that are made in newspapers other than “Canadian issues of Canadian newspapers.” For any given publication to qualify as a Canadian issue of a Canadian newspaper, the entity that publishes it, if publicly traded, must ultimately be controlled by Canadian citizens and, if a private company, must be at least 75% owned by Canadians. In addition, the publication must, with limited exceptions, be printed and published in Canada. All of our newspapers qualify as “Canadian issues of Canadian newspapers” and, as a result, our advertisers generally have the right to deduct their advertising expenditures for Canadian tax purposes.

Australian Television Regulation

The Broadcasting Services Act (Australia) (“BSA”) regulates the commercial television industry in Australia. Under the provisions of the BSA, the Australian Broadcasting Authority (“ABA”) has responsibility for planning and licensing, programming and content standards, ownership and control of commercial broadcasting services, handling complaints and administering the allocation of broadcasting frequency spectrum.

Ownership and Control

The BSA prohibits non-Australian persons from being in a position to exercise control, either alone or together with associates, over commercial television broadcasting licenses. “Control” is very widely defined and includes the capacity to veto or exercise restraint over a substantial issue affecting the management of affairs of a corporation holding a license.

The BSA limits foreign ownership of commercial television licenses by any one person and its associates to 15% of the shares of any television licensee or of the voting rights or rights to distributions by way of dividend or a winding up of the licensee, because the BSA deems any person who has more than 15% interest of this type to “control” the television licensee. This limit increases to 20% for a combined interest holding for two or more persons. An interest in shares, voting or distribution rights of this nature is referred to as a “company interest.” Interests of this kind are also traced on a proportionate basis through a chain of companies or other entities, so that a person with a company interest in CanWest would also be considered to have a company interest in TEN Group. In addition, if foreign persons acquired company interests directly or indirectly in other shareholders of TEN Group (including through interests in other companies such as TEN Network Holdings Limited, a company listed on the Australian Stock Exchange), those interests would be traced on a proportionate basis through those corporate chains and aggregated with those persons’ existing interests for the purposes of determining compliance with the 15% and 20% thresholds.

The BSA also includes provisions that limit cross-ownership between commercial television licenses, radio licenses and newspapers within the same license area. The audience reach limitations of the BSA prevent a person from being in a position to exercise control of television licenses with a combined audience reach of more than 75% of the Australian population, although it is possible for a person to supply programming (through affiliates or otherwise) to achieve greater audience reach. Furthermore, a person must not be in a position to control more than one license in the same license area.

In March 2002 the Australian Government introduced the Broadcasting Services Amendment (Media Ownership) Bill 2002, which would remove limitations in the BSA on foreign ownership and control of the Australian media, leaving the sector to be regulated under the Foreign Acquisitions and Takeovers Act 1975 and Australia’s general foreign investment policy. At that time, the Australian Senate, in which the Government did not hold a majority, did not support the bill. In the recent 2004 election, the same Government was re-elected and will gain majority control of the Senate on July 1, 2005. The Government has restated its commitment to reforming Australia’s cross ownership and foreign media ownership laws upon gaining majority control of the Senate. However, the exact form of any legislation and the timing of its introduction are uncertain.

Content and Advertising

The ABA imposes mandatory transmission quotas for Australian content and other more specific sub-quotas for Australian drama, children’s programming and documentaries. A minimum of 55% of programming broadcast between 6:00 a.m. and 12:00 midnight must be “produced under Australian creative control.”

The Australian commercial television industry is also subject to the Commercial Television Industry Code of Practice, which has been developed by Free TV Australia in conjunction with the ABA. The industry’s code pertains to matters such as the classification of programs and program promotions, the content of news and current affairs programs and the content, placement and amount of advertisements, as well as handling of complaints on code matters.

The broadcasting of commercials and program promotions is limited under the Code of Practice to an average of 13 minutes per hour from 6:00 p.m. to 12:00 midnight and an average of 15 minutes per hour at other times. The exception to this is certain children’s programming, which is regulated by the ABA’s Children’s Television Standards.

Digital Television

The Australian government has passed legislation that required national television networks to commence broadcasting on new digital channels beginning on January 1, 2001. Since 2005, all over-the-air broadcasters will be required to simulcast both digital and analog services until 2008, or such time as determined by further review. Over-the-air broadcasters are not permitted to provide multiple channels or over-the-air subscription broadcasting services, conditions that are currently under review, in addition to a number of other aspects of the digital television regulatory framework. In view of this legislation and the investment and expense involved for existing broadcasters, the government determined that no new commercial television licenses will be issued before December 31, 2006.

General Regulatory Obligations

In addition to the regulatory framework specific to broadcasting, the television industry is also governed by general legislation that applies to all industries. This includes the Trade Practices Act, which primarily deals with anti-competitive conduct and consumer protection, and the Foreign Acquisitions and Takeovers Act (Australia), which provides the Federal Treasurer with the power to prohibit acquisitions by foreign persons of Australian companies and assets where the acquisition is considered to be contrary to the national interest.

Licensing

The ABA grants commercial television licenses only to companies incorporated in Australia. Commercial television licenses granted by the ABA remain in force for five years, subject to compliance with the BSA, and are renewed at the request of the license holder if the licensee is considered suitable by the ABA to continue to hold a license.

The following table sets forth the licenses held by Network TEN and their respective dates of renewal:

City	Call Sign	Due for Renewal
Sydney	TEN	2007
Melbourne	ATV	2007
Brisbane	TVO	2007
Perth	NEW	2007
Adelaide	ADS	2009

New Zealand Broadcasting Regulation

The New Zealand broadcasting industry was deregulated in 1989. Current broadcasting laws are primarily concerned with the maintenance of broadcasting standards in New Zealand and do not contain restrictions on foreign ownership or cross media ownership. Other general legislation concerning foreign investment in New Zealand may, however, have some effect on proposals by non-New Zealand persons to acquire companies in New Zealand.

3 operates under a broadcast license issued in 1989 and C4 operates under broadcast licenses attached to the 3 licenses. RadioWorks holds a broadcasting license that will expire in 2011. All VHF television licenses expire in 2015. Both television and radio licenses have rights of incumbency.

Negotiations with the government for the renewal of radio FM licenses from 2011, including the related cost of renewal, are in progress and should be finalized in late 2005. It is expected that negotiations for renewal of television VHF frequencies will not take place for several years.

Under New Zealand law, television and radio broadcasters are required to report their annual operating revenue to the New Zealand Broadcasting Standards Authority and, if that operating revenue exceeds NZ$500,000 in any year, they are required to pay a levy of 0.051% of that revenue, plus applicable taxes.

Under New Zealand law, there are no fixed domestic content quotas for television or radio broadcasting. However, the Broadcasting Act 1989 requires the New Zealand Broadcasting Commission to promote local programming and to have regard for government policy on broadcasting. The New Zealand government has a policy of promoting programming which represents the uniqueness of New Zealand by promoting national culture and identity.

At the invitation of the government, the New Zealand commercial radio industry has agreed to reach a 20% domestic music quota by 2006.

Republic of Ireland Television Regulation

Television broadcasting in the Republic of Ireland is regulated by ComReg and the Broadcast Commission of Ireland, or the BCI, pursuant to the Broadcast Act, 2001 and the Broadcasting Authority Acts, 1960 to 1990. The broadcasting industry is overseen by the Minister for Communication, Marine and Natural Resources; the Broadcasting Complaints Commission; the Irish Competition Authority; and is guided by European Union Directives.

Licensing

ComReg issues television broadcasting licenses to the BCI, which then contracts with television program service providers. Under the Broadcast Act, 2001, TV3 Ireland has been awarded broadcast spectrum in the event a national Digital Terrestrial Television platform is built, which would enable TV3 Ireland to supply digital and other services.

TV3 Ireland has entered an agreement with the BCI providing TV3 Ireland with the right to operate its television service and setting forth certain restrictions on the manner in which TV3 will conduct business. The contract expires in September 2008 and provides for automatic renewal of the contract for an additional ten years unless TV3 Ireland is in material breach of the contract or suffers some form of insolvency event.

Ownership and Control

The BCI has the right to approve any changes to TV3 Ireland’s articles of association, directors and senior management. The BCI also has the right to approve material changes in the ownership of TV3 Ireland and any related shareholders agreement. The BCI must approve any transfer of TV3 Ireland shares to a person deemed to be a “media operator,” non-European Union persons and certain others. A “media operator” includes any person who is a television or radio broadcaster, a cable operator, a program production company, a newspaper, a news magazine, an advertising agency and certain other persons. There is no express regulatory prohibition on a non-European Union person controlling TV3 Ireland.

With effect from January 1, 2002, any change of control of TV3 Ireland will also require the approval of the Irish Competition Authority (which is subject to a decision by the Minister for Enterprise, Trade and Employment) under Section 23 of the Competition Act, 2002 (which deals specifically with mergers or acquisitions involving media businesses). In certain circumstances, such a transaction may be subject to the prior approval of the European Commission.

Advertising

The BCI and other regulators regulate the quantity and content of television advertising. Under the terms of TV3 Ireland’s agreement with the BCI, TV3 Ireland may broadcast commercials for an average of 15% of its broadcast day (or an average of nine minutes per hour), with a maximum of ten minutes in any single hour.

Programming

In accordance with European Union Directives, to the extent practicable, a minimum of 50% of TV3 Ireland’s programming must be of European Union origin. In addition, TV3 Ireland’s agreement with the BCI requires that from 2002-2003 onwards a minimum of 25% of its content must be of Irish origin. TV3 Ireland has consistently exceeded its minimum Irish and other European origin programming commitments.

MANAGEMENT AND EMPLOYEES

The following table sets forth certain information regarding our directors and senior management.

Name	Position with CanWest Media
David A. Asper (1)	Executive Vice President, Chairman of the National Post Company and Director
Gail S. Asper	Secretary and Director
Leonard J. Asper	President, Chief Executive Officer and Director
Dr. Lloyd I. Barber, C.C., LL.D. (1)(2)(3)	Director
Derek H. Burney	Director
Richard C. Camilleri	President, CanWest MediaWorks
John Culligan	Vice President, Corporate Development
Ronald J. Daniels (2)(3)	Director
Pierre J. Desloges	Vice President, Taxation
David J. Drybrough, FCA (3)	Director, Interim Chairman of the Board
Geoffrey Elliot	Vice President, Corporate Affairs
Paul V. Godfrey, C.M. (2)(4)	Director
Frank W. King, O.C.	Director
Richard M. Leipsic	Vice President and General Counsel
John E. Maguire	Chief Financial Officer
Lisa M. Pankratz (3)	Director
Thomas C. Strike	President, CanWest MediaWorks International

(1)	Member of the Pensions Committee of our Board of Directors.

(2)	Member of the Human Resources Committee (formerly the Executive Compensation Committee) of our Board of Directors.

(3)	Member of the Audit Committee of our Board of Directors.

(4)	Member of the Governance and Nominating Committee.

David A. Asper has been one of our Directors since our formation on November 18, 2004 (and prior thereto was a Director of old CanWest Media since 2000) and one of CanWest’s Directors since 1997. He has served as Chairman of the National Post Company since September 2001. From 1997 to 1999, Mr. Asper was one of the Executive Vice Presidents of CanWest. Prior to 1997, he was Vice President, Programming of CanWest. Since 1998, he has been President of Daremax Enterprises, a Winnipeg-based private investment company. He is also Managing Director of Creswin Properties Ltd., a private property management and development company; Past Chairman of Centre Venture Development Corp., Winnipeg’s downtown development authority; and Past Chairman of the Winnipeg Blue Bombers Football Club. Mr. Asper is the brother of Leonard J. Asper, our President and Chief Executive Officer and Director, and Gail S. Asper, our Secretary and Director.

Gail S. Asper has been our Secretary and one of our Directors since our formation on November 18, 2004 (and prior thereto was the Secretary and a Director of old CanWest Media since 2000) and CanWest’s Secretary and one of its Directors since 1990. From 1991 to 1998, she served as CanWest’s General Counsel. Ms. Asper also acts as President of the CanWest Global Foundation, which leads CanWest’s numerous charitable activities. Ms. Asper is currently a director of Great-West Lifeco Inc., Great-West Life Assurance Company, London Life Insurance Group Inc., The Canada Life Assurance Company and Canada Life Financial Corporation. Ms. Asper is the sister of Leonard J. Asper, our President and Chief Executive Officer and Director, and David A. Asper, our Executive Vice President, Chairman of the National Post Company and Director.

Leonard J. Asper has been our President and Chief Executive Officer since our formation on November 18, 2004 (and prior thereto was the President and Chief Executive Officer of old CanWest Media since September 2000) and CanWest’s President and Chief Executive Officer since 1999. Mr. Asper has also been a member of CanWest’s Board of Directors since 1997 and our Board of Directors since our formation on November 18, 2004

(and prior thereto was a Director of old CanWest Media since 2000). He joined CanWest in 1991 as Associate Counsel for the Global Television Network. He served as CanWest’s Executive Vice President and Chief Operating Officer from October 1998 to August 1999. Prior to this, he was Director, Corporate Development. Mr. Asper is the brother of David A. Asper, our Executive Vice President, Chairman of the National Post Company and Director, and Gail S. Asper, our Secretary and Director.

Dr. Lloyd I. Barber has been one of our Directors since our formation on November 18, 2004 (and prior thereto was a Director of old CanWest Media since 2000) and one of CanWest’s Directors since 1992. He was President Emeritus of the University of Regina from 1976 to 1990. Dr. Barber also serves as a director of Greystone Capital Management and Teck Cominco Ltd. and is a trustee of Fording Canadian Coal Trust.

Derek H. Burney became one of our Directors in April 2005. Mr. Burney is a Senior Distinguished Fellow at the Centre for Trade Policy and Law and Adjunct Professor at the Norman Paterson School of International Relations at Carleton University. He is also Chairman of the Board of New Brunswick Power Holding Corp. Previous to this Mr. Burney was President and Chief Executive Officer of CAE Inc. from October 1999 to August 2004 and Chairman and Chief Executive Officer of Bell Canada International Inc. from 1993 to 1999. From 1989 to 1993, Mr. Burney was Canada’s Ambassador to the United States and from 1987 to 1989, he served as Chief of Staff to the Prime Minister of Canada. Mr Burney is also a Director of Quebecor World Inc. and Shell Canada Ltd.

Richard C. Camilleri served as one of the Directors of old CanWest Media from January 2004 to November 2004. Mr. Camilleri was appointed President of CanWest MediaWorks in October 2004 and previously, beginning in July 2002 held the position of Chief Operating Officer (Operations) of CanWest and old CanWest Media. Prior to joining CanWest, Mr. Camilleri was Chairman, President and CEO of Arius3D Inc., and prior to 2001, was President, Sony Music Entertainment.

John P. Culligan has been our Vice President of Corporate Development since our formation on November 18, 2004 (and prior thereto was Vice President of Corporate Development of old CanWest Media since September 2002). Mr. Culligan joined us in 1999 and is primarily responsible for our acquisition and divestiture projects. Mr. Culligan is a CFA Charterholder and spent more than 11 years in banking and venture capital before joining CanWest.

Ronald J. Daniels has been one of our Directors since our formation on November 18, 2004 (and prior thereto was a Director of old CanWest Media since January 2004). Mr. Daniels has been the Dean of the Faculty of Law, University of Toronto, since 1995. He is active in public policy reformation and has contributed to several public task forces. He was chair of the Ontario Task Force on Securities Regulation and is a member of Toronto Stock Exchange Commission on Corporate Governance. He also serves as a director on the Board of several public companies, including Rockwater Capital Corporation and Great Lakes Power Inc. He also serves as a trustee of ACS Media Income Fund.

Pierre J. Desloges has been our Vice President, Taxation since our formation on November 18, 2004 (and prior to that was Director, Taxation of old CanWest Media). Mr. Desloges joined us in March 2001 and has responsibility for all income tax matters. Mr. Desloges is a Chartered Accountant and prior to joining CanWest was Director of Taxation at Western Star Trucks Holdings Limited.

David J. Drybrough has been one of our Directors since our formation on November 18, 2004 (and prior thereto was a Director of old CanWest Media since 2003) and the Interim Chairman of our Board since March 2005. Mr. Drybrough was Vice President, Finance for Gendis Inc. from his retirement in 1997 from PricewaterhouseCoopers LLP, then known as Coopers & Lybrand, until January 2004. Mr. Drybrough serves as a director of Fort Chicago Energy Partners L.P.

Geoffrey Elliot joined old CanWest Media in December 1999. As our Vice President, Corporate Affairs, Mr. Elliot is responsible for our relations with governments, investors, media and the public. Prior to that,

Mr. Elliot held executive management positions at Air Canada, Noranda Forest Inc. (now Norbord Inc.) and the Federal Government Department of Foreign Affairs and International Trade. His last position in government was Consul General of Canada in Atlanta, Georgia.

Paul V. Godfrey has been one of our Directors since our formation on November 18, 2004 (and prior thereto was a Director of old CanWest Media since January 2004). Mr. Godfrey is President and Chief Executive Officer of the Toronto Blue Jays Baseball Club, a position he has held since September 2000. From November 1992 until June 2000, Mr. Godfrey was President and Chief Executive Officer of The Toronto Sun. He serves as a director of Astral Media Inc. and is Chairman of Riocan Real Estate Investment Trust and is actively involved in many charitable organizations. Mr. Godfrey has received many honors, including the City of Toronto’s highest award, the Civic Award of Merit, and is a member of the Order of Canada.

Frank W. King became one of our Directors in November 2004. Mr. King has been an Investment Manager for more than the past five years, and is President of Metropolitan Investment Corporation. He is the former Chairman and Chief Executive Officer of the XV Olympic Winter Games, which were held in Calgary in 1988. Mr. King, 68, is a Director of the Calgary Chamber of Commerce, Acclaim Energy Inc., Networc Health Inc., The Westaim Corporation, Agrium Inc. and Wi-Lan Inc. and is a Trustee of Rio-Can Real Estate Investment Trust.

Richard M. Leipsic has been our Vice President and General Counsel since our formation on November 18, 2004 (and prior thereto was Vice President and General Counsel of old CanWest Media since 2000) and CanWest’s Vice President and General Counsel since he joined CanWest in 1999. From 1975 until he joined CanWest, Mr. Leipsic practiced commercial law at Pitblado Buchwald Asper, a Winnipeg-based law firm, where he was a senior partner. During his time at Pitblado Buchwald Asper, Mr. Leipsic acted as CanWest’s outside legal counsel.

John E. Maguire has been our Chief Financial Officer since our formation on November 18, 2004 (and prior thereto was Chief Financial Officer of old CanWest Media since 2000) and CanWest’s Chief Financial Officer since January 1996. Prior to that, he was Vice President, Finance since September 1994. Mr. Maguire is a Chartered Accountant. Prior to joining CanWest, Mr. Maguire worked with Coopers & Lybrand from 1980 to 1987.

Lisa M. Pankratz became one of our Directors in April 2005. Ms Pankratz is a Chartered Accountant and a Chartered Financial Analyst. She is President, Corporate Compliance Officer, and Director of Cundill Investment Research Ltd., a global investment counsel firm. Ms Pankratz is also a Board Member and a member of the Audit Committee of The Insurance Corporation of British Colombia. Previously, Ms Pankratz held senior executive positions with a number of companies, including Evans Forest Products Limited and Bankers Trust of Canada.

Thomas C. Strike served as one of a Director of old CanWest Media from January 2004 to November 2004. Mr. Strike was appointed President of CanWest MediaWorks International in October 2004 and previously, from July 2002 held the position of Chief Operating Officer (Corporate) of CanWest and old CanWest Media. Prior to July 2002, Mr. Strike was CanWest’s Chief Operating Officer since September 1999 and old CanWest Media’s Chief Operating Officer since 2000. Prior to that, Mr. Strike was Executive Vice President. He is a Chartered Accountant. Prior to joining CanWest, Mr. Strike worked with Coopers & Lybrand from 1978 to 1986.

Each Director serves a one-year term and holds office until the next annual general shareholder’s meeting or until the election of his or her successor, unless he or she resigns or his or her office becomes vacant by reason of his or her death, removal or other cause. There are no arrangements with any of our directors providing for the payment of benefits upon termination of service as director.

Compensation of Directors and Senior Management

Compensation of Directors

The compensation of our directors is paid by CanWest. Options and Deferred Share Units (“DSUs”) granted are those of CanWest. We reimburse CanWest for our share of such remuneration.

Directors of CanWest Media who are employees or otherwise retained by us are not entitled to receive any additional remuneration for serving as directors. All other directors are entitled to receive an annual director’s fee of $30,000 and a maximum of $1,500 for each meeting attended. The Chairman of the Board receives an additional annual fee of $120,000. The Chairman of each committee of the Board of Directors is entitled to an additional $5,000 per annum for acting as such and directors are entitled to $3,000 per annum for each committee on which they serve. All directors are reimbursed for travel and other reasonable expenses incurred in attending Board meetings. In fiscal 2004 aggregate remuneration to directors was $364,833, of which directors elected to receive $170,167 in cash and $194,666 in DSUs.

Until fiscal 2004, the directors were also entitled to participate in the Executive Stock Option Plan. The Board has determined that directors will not receive grants of options in the future and has approved a Deferred Share Unit Plan. The purpose of the plan is to promote a greater alignment of interests between the individual director and our shareholders. The Board has also introduced stock ownership guidelines which require non-executive directors to own stock equivalent to four times the annual directors’ fee. Directors will have a period of five years to meet this guideline. Under the DSU Plan, non-executive directors may elect to receive their remuneration in cash, DSUs or a combination thereof. DSUs have a value equivalent to the value of our Subordinate Voting Shares at any time. DSUs may only be redeemed for cash and are redeemable only at the time the director ceases to be a director or for a period of time thereafter. Directors will receive, in respect of their DSUs, an amount equivalent to the amount of any dividends paid on our Subordinate Voting Shares in the form of additional DSUs. Until the stock ownership threshold is reached, directors will be required to receive 50% of their annual retainer in DSUs. On November 2, 2004, the then current Chairman of the Board was issued 6,600 DSUs with a value of $79,180 and the other non-executive directors were each issued 4,400 DSUs with a value of $52,787 in respect of the 2004 fiscal year.

Executive Compensation

The aggregate amount of compensation paid to the executive officers of old CanWest Media (including the named executive officers below) by old CanWest Media and its subsidiaries in fiscal 2004 was $4 million. The following summary compensation table details compensation information for the three fiscal years ended August 31, 2004, for the Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers of CanWest (the “named executive officers”) for services rendered in all capacities to us and our subsidiaries.

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary(2)	Bonus(3)	Other Annual Compensation (1)		Securities Under Options Granted(2)	All Other Compensation
D.A. Asper Executive Vice President CanWest Global Communications Corp.	2004 2003 2002	$360,000 350,000 350,000	$105,000 72,000 —	$	— — —	12,500 7,500 7,500	— — —

L.J. Asper President & Chief Executive Officer CanWest Global Communications Corp.	2004 2003 2002	650,000 650,000 540,800	73,125 678,906 —		— — —	30,000 60,000 —	— — —

R.C. Camilleri(3) President CanWest MediaWorks	2004 2003 2002	600,000 600,000 100,000	73,800 360,000 —		— — —	20,000 50,000 —	— — —

J.E. Maguire Chief Financial Officer CanWest Global Communications Corp.	2004 2003 2002	275,625 262,500 250,000	59,500 118,125 17,000		— — —	12,500 25,000 —	— — —

T.C. Strike(4) President CanWest MediaWorks International	2004 2003 2002	520,000 500,000 500,000	78,000 316,500 60,000		10,493 12,714 13,278	20,000 40,000 —	— — —

(1)	The value of perquisites and benefits for each named executive officer is less than the lesser of $50,000 and 10% of the total annual base compensation and bonuses. Amounts shown reflect imputed interest benefit on loans pursuant to other indebtedness.

(2)	Option exercise price per share is the market price per share of the Subordinate Voting Shares as at the date the options were granted.

(3)	Mr. Camilleri was appointed to the position of Chief Operating Officer (Operations) on July 1, 2002. He was appointed to his present position on October 4, 2004.

(4)	Mr. Strike was appointed to the position of Chief Operating Officer (Corporate) in September 1999. He was appointed to his present position on October 4, 2004.

Option Grants During the Most Recently Completed Financial Year

We have adopted an Executive Stock Option Plan as part of our Amended and Restated Combined Share Compensation Plan under which our eligible executives are entitled to receive options to acquire Subordinate Voting Shares or Non-Voting Shares of our parent, CanWest, depending upon each executive’s citizenship. The Executive Stock Option Plan is administered by CanWest’s Board of Directors, which establishes the option price per share on the date on which any options are granted. In all cases, the option price per share has been the market value of the Subordinate Voting Shares as at the date the option was granted and in no case has the option term exceeded ten years. Options vest over a five or six-year period, are fully exercisable on vesting and expire ten years after issuance, except that under certain specified conditions the options vest and become exercisable immediately. The exercise price represents the market trading price at the date on which the option was granted. The aggregate number of Subordinate Voting Shares and Non-Voting Shares which have been reserved for issue under this plan, together with any Subordinate Voting Shares and Non-Voting Shares reserved for issue under any options for service or other employee stock purchase or option plans established from time to time may not exceed an aggregate of approximately 13.8 million shares and no individual optionee may hold options to purchase an aggregate number of Subordinate Voting Shares and Non-Voting Shares in excess of 5% of the issued and outstanding Subordinate Voting Shares and Non-Voting Shares at the date of the grant of the option.

Options granted to executives since November 2002 are granted according to a formula which is, in part, based upon achievement of specified financial objectives.

Information as to options granted in respect of fiscal 2004 to named executive officers under the Executive Stock Option Plan is shown in the table below:

Name	Subordinate Voting Shares Under Option #	% of Total Options Granted to Employees in respect of fiscal 2004	Exercise Price $/Security	Market Value of Subordinate Voting Shares Underlying Options on the Date of Grant $/Security	Expiration Date
D.A. Asper	12,500	2.4%	12.90	12.90	November 2013
L.J. Asper	30,000	5.7%	12.90	12.90	November 2013
R.C. Camilleri	20,000	3.8%	12.90	12.90	November 2013
J. E. Maguire	12,500	2.4%	12.90	12.90	November 2013
T.C. Strike	20,000	3.8%	12.90	12.90	November 2013

Information as to options exercised during the year and unexercised and outstanding options to purchase Subordinate Voting Shares pursuant to the Executive Stock Option Plan in respect of the named executive officers of the Company is shown in the table below:

Name	Securities Acquired on Exercise #	Aggregate Value Realized $	Unexercised Options at August 31, 2004		Value of Unexercised In-The-Money Options at August 31, 2004
			Exercisable #	Unexercisable #	Exercisable $	Unexercisable $
D.A. Asper	—	—	49,588	12,500	19,125	—
L. J. Asper	—	—	63,416	118,109	—	76,500
R.C. Camilleri	—	—	16,500	73,500	26,730	105,270
J.E. Maguire	—	—	41,356	55,129	—	31,875
T.C. Strike	—	—	30,932	88,526	—	51,000

Executive Pension Benefits

The total amount set aside or accrued by old CanWest Media and its subsidiaries to provide pension, retirement or similar benefits for directors and executive officers in fiscal 2004 was $2.5 million.

Certain of our senior executives are covered under a Retirement Compensation Arrangement (“RCA”). Under the RCA, the benefit accrual is equal to 2.25% of the executive’s final average earnings multiplied by the number of years the executive has been continuously employed by us. Final average earnings are defined as the average of the executive’s salary plus incentive bonus in each of the best three consecutive years out of the last ten years of the executive’s employment with us. Normal retirement is at age 62 and the pension is payable only for the lifetime of the executive. Participants can retire as early as age 50 with 5 years’ service. Pensions payable on early retirement are reduced by 0.5% for each month that retirement occurs prior to age 62. For purposes of the RCA benefits payable to the named executive officers indicated below, the final average earnings are capped at $500,000. Benefits accrued under the RCA are not reduced by any social security or Canada Pension Plan benefits. The table below shows the pension amounts which would be payable at normal retirement based on various levels of compensation and service:

	Years of Credited Service
Final Average Earnings	15	20	25	30	35
$125,000	$42,187.50	$56,250.00	$70,312.50	$84,375.00	$98,437.50
150,000	50,625.00	67,500.00	84,375.00	101,250.00	118,125.00
175,000	59,062.50	78,750.00	98,437.50	118,125.00	137,812.50
200,000	67,500.00	90,000.00	112,500.00	135,000.00	157,500.00
225,000	75,937.50	101,250.00	126,562.50	151,875.00	177,187.50
250,000	84,375.00	112,500.00	140,625.00	168,750.00	196,875.00
300,000	101,250.00	135,000.00	168,750.00	202,500.00	236,250.00
400,000	135,000.00	180,000.00	225,000.00	270,000.00	315,000.00
500,000	168,750.00	225,000.00	281,250.00	337,500.00	393,750.00

The above table is applicable to D.A. Asper, L.J. Asper, R.C. Camilleri, J.E. Maguire and T.C. Strike. Credited service at January 1, 2005 was as follows:

Mr. D.A. Asper, 13.33 years;

Mr. L.J. Asper, 13.83 years;

Mr. R.C. Camilleri, 2.50 years;

Mr. J.E. Maguire, 14.33 years; and

Mr. T.C. Strike, 18.42 years.

Executive Employment Agreements

We have the following employment agreements with named executive officers:

Leonard J. Asper. We have entered into a management services agreement with CanWest Direction Ltd. (“Direction”) with respect to the services of Leonard Asper. In respect of services provided by Leonard Asper for fiscal 2005 as President and Chief Executive Officer (“CEO”) of CanWest, the agreement provides for a base annual fee of $900,000 and incentive fees up to 200% of base fee based upon agreed financial and personal objectives and includes health, life insurance, pension and similar benefits available to all of our executives. Mr. Asper is entitled to receive an annual grant of 175,000 options, 50% of which was granted on November 4, 2004 and 50% of which is performance-based and dependent upon the financial performance of the Company in fiscal 2005. The agreement requires that Mr. Asper not engage or invest in, own, manage, operate, finance, control or participate in any business that competes with us for a period of 12 months following expiration of his employment with us. Should Direction terminate the agreement within six months following a change in control of CanWest Media, Direction is entitled to receive 24 months basic fees and pro-rated incentive fees for the fiscal year in which the termination occurs.

Richard C. Camilleri. We have entered into an employment agreement with Richard C. Camilleri, as President of CanWest MediaWorks. For fiscal 2005, the agreement provides for a base annual salary of $900,000, a guaranteed annual bonus of $300,000 and incentive compensation up to 150% of combined base salary and guaranteed annual bonus based upon agreed financial and personal objectives and includes health, life insurance, pension and similar benefits available to all our executives. On November 4, 2004, Mr. Camilleri was granted 30,000 options with immediate vesting. In addition, Mr. Camilleri is entitled to receive an annual grant of 120,000 options, 50% of which was also granted on November 4, 2004 and 50% of which is performance-based and dependent upon the financial performance of the Company in fiscal 2005. In the event of termination without cause, Mr. Camilleri is entitled to severance equal to 24 months of compensation defined as annual base plus guaranteed bonus plus two times the average annual incentive bonus in the two years prior to termination. The agreement provides us with the right to preclude Mr. Camilleri from employment by other companies in the countries in which we have operations, for a period of up to 24 months subsequent to his leaving. Under such circumstances, Mr. Camilleri is entitled to continue to receive salary and health benefits for a period up to 24 months.

Thomas C. Strike. We have entered into an employment agreement with Thomas C. Strike, as President of CanWest MediaWorks International. For fiscal 2005, the agreement provides for a base annual salary of $750,000, a guaranteed annual bonus of $150,000 and incentive compensation up to 150% of combined base salary and guaranteed annual bonus based upon agreed financial and personal objectives and includes health, life insurance, pension and similar benefits available to all of our executives. On November 4, 2004, Mr. Strike was granted 30,000 options with immediate vesting. In addition, Mr. Strike is entitled to receive an annual grant of 120,000 options, 50% of which was also granted on November 4, 2004 and 50% of which is performance-based and dependent upon the financial performance of the Company in fiscal 2005. In the event of termination following a change of control of CanWest Media, Mr. Strike is entitled to a payment equivalent to two years base salary and guaranteed annual bonus.

David A. Asper. We have entered into a management services agreement with Direction with respect to the services of David Asper. In respect of services provided by David Asper for fiscal 2005 as Executive Vice President and Chairman of the National Post, the agreement provides for a base annual fee of $570,000 and incentive fees up to 100% of base fee based upon agreed financial and personal objectives and includes health, life insurance, pension and similar benefits available to all of our executives. Mr. Asper is entitled to receive an annual grant of 50,000 options, 50% of which was granted on November 4, 2004 and 50% of which is performance-based and dependent upon the financial performance of the Company in fiscal 2005.

John E. Maguire. We have entered into an employment agreement with John E. Maguire, our Chief Financial Officer. For fiscal 2005, the agreement provides for a base annual salary of $450,000, incentive compensation up to 100% of base salary based upon agreed financial and personal objectives and includes health, life insurance, pension and similar benefits available to all of our executives. Mr. Maguire is entitled to receive an annual grant of 50,000 options, 50% of which was granted on November 4, 2004 and 50% of which is performance-based and dependent upon the financial performance of the Company in fiscal 2005.

PRINCIPAL SHAREHOLDERS

We are a wholly-owned subsidiary of CanWest. All of CanWest’s multiple voting shares and 3,462,894 of its subordinate voting shares are held by CanWest Communications Corporation (“CanWest Communications”), the shares of which are indirectly owned and controlled by Mrs. Ruth Asper and trusts for the benefit of members of the family of the late Israel Asper, including David A. Asper, Gail S. Asper, and Leonard J. Asper, who are senior officers and directors of CanWest Media. (David A. Asper, Gail S. Asper and Leonard J. Asper are referred to as the “siblings”.) CanWest Communications and the siblings have entered into a Nomination Agreement under which each of the siblings agreed to serve as a director of CanWest and CanWest Communications agreed to vote in favour of individuals nominated by the siblings to serve as directors of CanWest and who together constitute at least a majority of the directors of CanWest but as close to a simple majority as possible. The Nomination Agreement provides that each of the siblings is entitled to nominate an equal number of directors of CanWest.

In addition to entering into the Nomination Agreement, the three siblings together with Mrs. Ruth M. Asper and trusts for the benefit of such individuals and their issue and corporations controlled by such trusts have entered into a Shareholders Agreement to grant each other certain rights and obligations with respect to the holding and disposition of securities of CanWest and with respect to the shares of the corporation through which such shares are indirectly held. The Shareholders Agreement also provides that if the multiple voting shares of CanWest are in the future held directly by parties to the Shareholders Agreement rather than through CanWest Communications, such shares will be voted for the election of directors of CanWest substantially in the same manner as is provided in the Nomination Agreement.

RELATED PARTY TRANSACTIONS

We have entered into various transactions with management and other related parties including the following, which we believe are on substantially comparable terms as those which we could have obtained with unrelated parties on an arm’s length basis:

•	We paid CanWest and affiliate companies $2.3 million in operating lease payments during the year ended August 31, 2003 and $3.2 million in the year ended August 31, 2004 and expect to make similar payments in the future.

•	As of August 31, 2004, we had outstanding advances due from CanWest of $79.5 million.

•	As of August 31, 2004, we have loans outstanding to Fireworks Entertainment Inc. in the principal amount of $413.8 million as well as a non interest bearing loan to CanWest Entertainment Inc. in the amount of $60.6 million. The proceeds of such loans were used for the acquisition of Fireworks Entertainment Inc., production of content and related operating expenses, as well as a $110.0 million loan used to acquire a film and program library. Following a period of poor financial performance and increasing concern about the significant decline in the marketability of Fireworks products internationally, CanWest has commenced a process to sell Fireworks Entertainment Inc. and its subsidiaries. A comprehensive revaluation of the fair value of the assets and liabilities of Fireworks Entertainment was completed which resulted in the determination of a fair value that was significantly below the book value of the loans, and accordingly, we have established a provision of $419 million against these loans.

•	We acquired broadcast rights for various television programs from Fireworks in the amount of $6.6 million during the year ended August 31, 2003 and $4.9 million in the year ended August 31, 2004.

•	As of August 31, 2004, we had senior subordinated notes held by CanWest Communications, the parent company of CanWest, totaling $55.0 million (US$41.9 million). This debt, issued in May 2001, matures May 15, 2011 and bears interest at 10.625%. Interest expense related to this debt totaled $6.4 million during the year ended August 31, 2003 and $6.3 million in the nine months ended August 31, 2004.

In addition, CanWest has approved stock based compensation programs, the purpose of which are to provide our employees and certain of our directors and the directors of our subsidiaries with the opportunity to participate in the growth and development of CanWest through the granting of options on CanWest shares and share purchase loans. Under our employee stock option plan, certain of our employees are issued stock options for shares of CanWest, our parent. In accordance with our accounting policies for stock based compensation, as a result of the granting of stock options we record compensation expense and an amount payable to CanWest equivalent to the fair value of the options granted. For fiscal 2004, our stock compensation expense was $1.0 million (2003 – nil). The amount payable to CanWest is included in the balances listed above.

Indebtedness of Directors and Senior Officers Under Securities Purchase Programs

With the exception of certain senior executives, our employees are eligible to participate in the CanWest Employee Share Purchase Plan or Management Share Purchase Plan, each of which are part of CanWest’s Amended and Restated Combined Share Compensation Plan. Participants may acquire, annually, subordinate voting shares or non-voting shares of CanWest, depending upon the participant’s citizenship, with a purchase price equal to the market price per share of the relevant shares up to a maximum amount of 5% of their annual base compensation in the case of other participants in the CanWest Employee Share Purchase Plan, and 10% of their annual base compensation in the case of participants in the CanWest Management Share Purchase Plan. All participants are eligible to receive interest-free share purchase loans from CanWest. Such loans are repayable in full by December 31 of the year in which the loans were made.

The following table summarizes the aggregate amount outstanding to CanWest and its subsidiaries for indebtedness of present and former directors, officers and employees, as of August 31, 2004:

AGGREGATE INDEBTEDNESS ($)

Purpose	To the Company or its Subsidiaries	To Another Entity
Share purchases	$89,000	NIL
Other(1)	483,893	NIL

(1)	These loans, which are secured by mortgages, were outstanding prior to the enactment of the Sarbanes Oxley Act of 2002.

The following table summarizes the aggregate amount of indebtedness of directors and executive officers outstanding as of August 31, 2004 under securities purchase and other programs:

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS UNDER

(1) SECURITIES PURCHASE AND (2) OTHER PROGRAMS

Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During Year Ending August 31, 2004	Amount Outstanding as at February 28, 2005	Financially Assisted Securities Purchases During Year Ending August 31, 2004	Security for Indebtedness	Amount Forgiven During Year Ending August 31, 2004
Securities Purchase Programs:
N/A	N/A	$—	$—	—	—	$—

Other Programs(1):
T.C. Strike	Lender	384,765	350,000	—	mortgage	—
R.M. Leipsic	Lender	99,393	59,018	—	mortgage	—

(1)	These loans were outstanding prior to the enactment of the Sarbanes Oxley Act of 2002.

Other Indebtedness to CanWest

The aggregate amount outstanding to us and our subsidiaries for indebtedness of present and former directors, officers and employees, borrowed not in connection with the purchase of securities of CanWest was approximately $483,893 as of August 31, 2004. This amount includes loans to Mr. Strike, Mr. Leipsic and Mr. Hoover in connection with the purchase of their residences with principal amounts outstanding of $350,000, $73,893 and $60,000 respectively. The highest principal amount outstanding under these loans since September 1, 2003 was $384,765, $99,393 and $80,000, respectively. Mr. Hoover repaid his loan subsequent to August 31, 2004. These loans (which were extended prior to July 2002) are interest-free and secured by mortgages on the respective residences of the individuals concerned. Repayments of amounts outstanding under each of these loans are required in annual amounts equal to 50% of the individual’s net bonus after taxes for Mr. Leipsic.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the initial notes and will issue the exchange notes (which are identical in all material respects to the initial notes and which represent the same indebtedness as the initial notes) under an indenture, dated as of November 18, 2004, by and among us, the guarantors thereunder, and The Bank of New York, as trustee (the “trustee”). The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. The exchange notes are subject to all such terms, and holders of the exchange notes are referred to the indenture and the Trust Indenture Act for a statement of them. The terms and provisions of the exchange notes are substantially identical to the terms and provisions of the initial notes, except for certain transfer restrictions and registration rights relating to the initial notes. The exchange notes represent the same indebtedness represented by the initial notes, and holders of the notes are referred to the indenture and the Trust Indenture Act for a statement of the terms and conditions of the notes. We have received an order exempting us from the provisions of the Canada Business Corporations Act, or CBCA, including the provisions governing trust indentures.

The following is a summary of the material terms and provisions of the exchange notes. This summary does not purport to be a complete description of the exchange notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the exchange notes and the indenture (including the definitions contained therein). Definitions relating to certain capitalized terms are set forth under “—Certain Definitions.” Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to them in the indenture and such definitions are incorporated herein by reference. In this description, the words “we,” “our” and “us” refer only to CanWest Media Inc., a corporation formed under the federal laws of Canada, and not any of our Subsidiaries. References to the “notes” are to the initial notes and the exchange notes.

Brief Description of the Exchange Notes

The Exchange Notes

The exchange notes:

•	are our general unsecured obligations;

•	are subordinated in right of payment to all existing and future Senior Indebtedness;

•	are senior in right of payment to any future subordinated Indebtedness of ours;

•	are effectively subordinated to all our secured Indebtedness (including the CMI Credit Facility) to the extent of the value of the assets securing such Indebtedness; and

•	are unconditionally Guaranteed by the Guarantors.

The Guarantees

Substantially all of our present and future Restricted Subsidiaries will Guarantee the exchange notes.

The Guarantees of the exchange notes:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and

•	are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

As of February 28, 2005, we and the Guarantors had total Senior Indebtedness of approximately $1,053 million and our non-guarantor subsidiaries had total indebtedness of $591 million. As indicated above and as discussed in detail below under “—Subordination,” payments on the exchange notes and under the Guarantees will be subordinated to the payment of Senior Indebtedness. The indenture will permit us and the Guarantors to incur additional Senior Indebtedness.

As of the date of the indenture, not all of our Subsidiaries were “Restricted Subsidiaries.” In addition, under the circumstances described below in the definition of “Unrestricted Subsidiary,” we will be permitted to designate certain of our Subsidiaries, including Restricted Subsidiaries, as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not Guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their remaining assets to us. The Guarantors generated 64% and 62% of our consolidated revenue in fiscal 2004 and the first half of fiscal 2005, respectively, and held 80% of our consolidated assets as of February 28, 2005.

Principal, Maturity and Interest

We will issue up to US$761,054,211 aggregate principal amount of the exchange notes. The exact principal amount will depend on the principal amount of initial notes tendered and accepted for exchange in the exchange offer.

The exchange notes will mature on September 15, 2012. The exchange notes will bear interest at a rate of 8% per annum from the Issue Date until maturity. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2005, to holders of record of the exchange notes at the close of business on the immediately preceding March 1 and September 1, respectively. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below or under “Redemption for Changes in Withholding Taxes,” we may not redeem the exchange notes prior to September 15, 2011. Starting on that date, and subject to the limitations set forth under “Subordination,” we may redeem the notes, at a price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notwithstanding the foregoing, we may redeem in the aggregate up to 35% of the original principal amount of the notes at any time and from time to time prior to September 15, 2007 at a redemption price equal to 108%, of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of the notes originally issued (which amount includes exchange notes issued in the concurrent offer) shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

In the event of a redemption of fewer than all of the notes, the trustee shall select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the trustee shall deem fair and equitable. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a holder’s last address as it shall appear on the register maintained by the registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by us or on our behalf with the paying agent.

Subordination

The indebtedness represented by the exchange notes is, to the extent and in the manner provided in the indenture, subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. The holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due on or in respect of all of our Senior Indebtedness before the holders of exchange notes are entitled to receive or retain any payment of any kind on the exchange notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading “—Defeasance and Covenant Defeasance”) in the event of any distribution to our creditors in any:

(1)	bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or to our assets;

(2)	liquidation or dissolution or other winding up of us;

(3)	assignment for the benefit of creditors of ours; or

(4)	marshalling of assets or liabilities of ours.

We also may not make any payment in respect of the exchange notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading “—Defeasance and Covenant Defeasance”) if:

(1)	a Payment Default on Designated Senior Indebtedness occurs and is continuing and the trustee receives a notice of such Payment Default from the holder or the representative of the holders of such Designated Senior Indebtedness; or

(2)	any Non-Payment Default occurs and is continuing on Designated Senior Indebtedness and the trustee receives a notice of such Non-Payment Default (a “Payment Blockage Notice”) from the holder or the representative of the holders of such Designated Senior Indebtedness.

Payments on the exchange notes must be resumed:

(1)	in the case of a Payment Default, upon the date on which such Payment Default is cured, waived in writing or otherwise ceases to exist; and

(2)	in case of a Non-Payment Default, on the earlier of the date on which such Non-Payment Default is cured, waived in writing or otherwise ceases to exist and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice; and

(2)	all scheduled payments of principal, premium and interest on the exchange notes that have come due have been paid in full in cash.

No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee may be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 90 days.

When the payment blockages described above are no longer in effect, we must resume making any and all required payments on the exchange notes, including any missed payments. If we fail to make any payment on the exchange notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions, such failure would constitute an Event of Default under the indenture and would enable the holders of exchange notes to accelerate the maturity thereof. For additional information, see “—Events of Default.”

Each Guarantee will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment of all Senior Indebtedness of the respective Guarantor and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate payment blockage periods, upon terms substantially similar to the subordination provisions of the exchange notes described above.

A holder of exchange notes by its acceptance of such exchange notes agrees to be bound by such provisions and authorizes and expressly directs the trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the trustee its attorney-in-fact for such purpose.

As a result of the subordination provisions described above, in the event of a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our assets, our liquidation, distribution or other winding up, assignment for the benefit of our creditors or marshalling of our assets, holders of exchange notes may recover less ratably than our creditors who are holders of Senior Indebtedness. For additional information, see “Risk Factors.”

Additional Amounts

All payments made by us under or with respect to the exchange notes or any Guarantor with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless we or a Guarantor are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If we or any Guarantor are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the exchange notes, we or such Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of exchange notes (including Additional Amounts) after such withholding or deduction (including any deduction or withholding in respect of Additional Amounts) will not be less than the amount the holder of exchange notes would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of exchange notes (to the extent any of the following exceptions apply, an “Excluded Holder”):

(i)	with which we or such Guarantor do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,

(ii)	that is subject to the Taxes at issue by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the exchange notes or the receipt of payments thereunder,

(iii)	that presents any exchange note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the holders of exchange notes by the trustee, except to the extent that such holder of exchange notes would have been entitled to such Additional Amounts on presenting such exchange note for payment on the last day of the applicable 60-day period,

(iv)	that failed duly and timely to comply with a timely request of ours to provide information, documents or other evidence concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with the relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder of exchange notes but for this clause (iv),

(v)	on account of any estate, inheritance, gift, sales, transfer or any Tax similar to any of the foregoing Taxes, other than Documentary Taxes (as defined below),

(vi)	that is a fiduciary, a partnership or not the beneficial owner of any payment on an exchange note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such exchange note, or

(vii)	any combination of the foregoing numbered clauses of this proviso.

We and the Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We and the Guarantor will furnish to the trustee, or cause to be furnished to the trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us or any such Guarantor in such form as is provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to us or any such Guarantor, as the case may be. The trustee shall make such evidence available upon the written request of any holder of exchange notes that are outstanding on the date of any such withholding or deduction.

We and the Guarantor will indemnify and hold harmless each holder of exchange notes (other than an Excluded Holder) and, upon written request of any holder of exchange notes (other than an Excluded Holder), reimburse such holder for the amount of (i) any such Taxes levied or imposed on and paid by such holder as a result of payments made under or with respect to the exchange notes held by such holder (including payments under this clause (i)); and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if Taxes on such reimbursement had not been imposed.

At least 30 days prior to each date on which any payment under or with respect to the exchange notes is due and payable, if we or any such Guarantor will be obligated to pay Additional Amounts with respect to such payment, we or such Guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of exchange notes on the payment date. Whenever in the indenture or in this “Description of the Exchange Notes” there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any exchange note, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

We will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the Indenture or any related documents, other than any such Taxes, charges or levies:

(i)	that are imposed by reason of the holder being connected with such Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the exchange notes or the receipt of payments thereunder, or

(ii)	that are imposed with respect to a transfer of exchange notes by a holder (“Documentary Taxes”).

The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Tax Redemption

The notes will be redeemable, in whole but not in part, at our option, upon not less than 30 nor more than 60 days’ prior written notice mailed by first class mail to each holder of exchange notes at its address appearing on the register maintained by the registrar of the exchange notes, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if we or any Guarantor are or would become obligated to pay, on the next date on which any amount would be payable with respect to the exchange notes as the case may be, any Additional Amounts pursuant to the provisions set forth above in “—Additional Amounts” as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that we or any Guarantor determine, in our or its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us or such Guarantor (not including substitution of the obligor under the exchange notes). No such notice of redemption may be given later than 180 days after we first become liable to pay any Additional Amounts as a result of such change or amendment.

Material Covenants

Set forth below are the material covenants that will be contained in the indenture. During any period of time that (i) the ratings assigned to the exchange notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no default has occurred and is continuing under the indenture, we and our Restricted Subsidiaries will not be subject to the provisions of the indenture described below under

•	“—Limitation on Additional Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Transactions with Affiliates,”

•	“—Limitation on Certain Asset Sales,”

•	“—Limitation on Disqualified Capital Stock of Restricted Subsidiaries,”

•	“—Limitation on Capital Stock of Restricted Subsidiaries,”

•	“—Limitation on Sale and Lease-Back Transactions” and

•	clause (3) of “—Merger, Consolidation and Sale of Assets” (collectively, the “Suspended Covenants”).

In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the exchange notes for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to such exchange notes below the required Investment Grade Ratings, then we and each of our Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) will thereafter again be subject to the Suspended Covenants for the benefit of such exchange notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as if such covenant had been in effect during the entire period of time from the date of the indenture.

Limitation on Additional Indebtedness

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that, if no default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, we or any of our Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, our Consolidated Leverage Ratio is less than 6.5 to 1; provided, further, that in no event shall the aggregate principal amount of all Indebtedness of our Restricted Subsidiaries that are not also Guarantors incurred in reliance on this paragraph, when taken together (without duplication) with the aggregate principal amount of all Permitted Indebtedness of our Restricted Subsidiaries that are not also Guarantors, at any one time outstanding exceed $75.0 million.

Notwithstanding the foregoing, we and our Restricted Subsidiaries may incur Permitted Indebtedness; provided that such Person will not incur any Permitted Indebtedness that ranks junior in right of payment to the exchange notes that has a maturity or mandatory sinking fund payment prior to the maturity of the exchange notes; provided, further, that in no event shall the aggregate principal amount of all Permitted Indebtedness of our Restricted Subsidiaries that are not also Guarantors, when taken together (without duplication) with the aggregate principal amount of all Indebtedness of our Restricted Subsidiaries that are not also Guarantors incurred in reliance on the immediately preceding paragraph, at any one time outstanding exceed $75.0 million.

Notwithstanding any other provision of this “—Limitation on Additional Indebtedness” covenant, the accrual of interest, accretion of accreted value of discount Indebtedness and payments of interest in the form of additional subordinated Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant, and the maximum amount of Indebtedness that we or a Restricted Subsidiary may incur pursuant to this “—Limitation on Additional Indebtedness” covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, we shall, in our sole discretion at the time such Indebtedness is incurred, classify, and may from time to time reclassify, such Indebtedness (or part thereof) in any manner that complies with this covenant and such Indebtedness (or part thereof) shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and such Indebtedness may be divided and classified in more than one of such classifications.

Limitation on Other Senior Subordinated Indebtedness

We will not, and will not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the exchange notes and the Guarantees, as the case may be) that is both

(1)	subordinate in right of payment to any Senior Indebtedness of ours or such Guarantor, as the case may be; and

(2)	senior in right of payment to the exchange notes or the Guarantee of such Guarantor, as the case may be.

For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the exchange notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of ours or such Guarantor, as the case may be, at least to the same extent as the exchange notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.

Limitation on Restricted Payments

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless

(a)	no default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b)	immediately after giving pro forma effect to such Restricted Payment, we could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under “—Limitation on Additional Indebtedness”; and

(c)	immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments (i) declared or made by old CanWest Media (prior to the Amalgamation) after the CMI Senior Subordinated Notes Issue Date and on or before the Issue Date plus (ii) declared or made after the Issue Date does not exceed the sum of

(1)	100% of our Cumulative EBITDA minus 1.4 times our Cumulative Consolidated Interest Expense; plus

(2)	100% of the aggregate Net Proceeds received by us from the issue or sale after the CMI Senior Subordinated Notes Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of ours issued to any of our Subsidiaries) of ours or any Indebtedness or other securities of ours convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of ours that have been so converted, exercised or exchanged, as the case may be; plus

(3)	without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by us from any equity contribution from a holder of our Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from an Equity Offering to the extent used to redeem the exchange notes; plus

(4)	in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the CMI Senior Subordinated Notes Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment; plus

(5)	so long as the Designation Amount thereof was treated as a Restricted Payment made after the CMI Senior Subordinated Notes Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the CMI Senior Subordinated Notes Issue Date in accordance with the provisions of the indenture, our proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation).

For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value; provided that for purposes of calculating the build-up pursuant to clauses (c)(1) through (c)(5) above, with respect to any period prior to the Issue Date, such calculation shall only include the applicable component related to CMI and its subsidiaries, and shall exclude any such component related to 3815668 Canada Inc.

The provisions of this covenant shall not prohibit

(1)	the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture;

(2)	the repurchase, redemption or other acquisition or retirement of any shares of our Capital Stock or Indebtedness subordinated to the exchange notes by conversion into, or by or in exchange for, shares of our Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to our Subsidiaries) of other shares of our Capital Stock (other than Disqualified Capital Stock); provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares or Indebtedness is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

(3)	the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value of our Indebtedness subordinated to the exchange notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, our Indebtedness (other than any Indebtedness owed to a Subsidiary) that is Refinancing Indebtedness;

(4)	the retirement of any shares of our Disqualified Capital Stock by conversion into, or by exchange for, shares of our Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to our Subsidiaries) of other shares of our Disqualified Capital Stock; provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

(5)	so long as no default or Event of Default shall have occurred and be continuing, at the time of or immediately after giving effect to such payment, (a) the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value by us or any of our Restricted Subsidiaries of or (b) loans, advances, dividends or distributions to CanWest to the extent necessary to enable CanWest to repurchase, redeem, repay, retire, defease or otherwise acquire, shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of CanWest, us or our Restricted Subsidiaries upon the death, disability, retirement or termination of employment of such current or former officers, directors or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued; provided that the aggregate cash consideration paid or distributions or payments made pursuant to this clause (5) shall not exceed $5.0 million in any fiscal year (excluding for purposes of calculating such amount during any fiscal year an amount equal to the aggregate amount of repaid loans by us or our Restricted Subsidiaries incurred by directors, officers or employees to finance the purchase of Capital Stock (other than Disqualified Capital Stock));

(6)	the payment of an annual fee of up to $6.0 million pursuant to the Management Services Agreement with the Ravelston Corporation Limited as in effect on the CMI Senior Subordinated Notes Issue Date and the reimbursement of reasonable expenses pursuant thereto and the payment of a termination fee in an aggregate amount not to exceed $45.0 million in connection with, but only upon, the termination of such Management Services Agreement;

(7)	distributions to CanWest or to former holders of shares of CBL, other than CanWest or its Affiliates, solely for the purpose of redeeming securities of CanWest issued in exchange therefor from such former holders in an aggregate amount not to exceed the amount of proceeds to us from the sale of television station CKVU; and

(8)	other Restricted Payments in an amount not to exceed $75.0 million in the aggregate; provided, that in any calculation of the aggregate amount of Restricted Payments made subsequent to the CMI Senior Subordinated Notes Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (2) shall be included in such calculation.

Limitation on Liens

We will not, and will not permit any of our Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any of our Property or any Property of our Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary that owns Property, now owned or hereafter acquired, without making, or causing the Restricted Subsidiary to make, effective provision for securing the exchange notes or, with respect to Liens on any Guarantor’s Property, the Guarantee of such Guarantor; and

(1)	if such Lien (other than a Permitted Lien) secures Indebtedness that is subordinate in right of payment to the exchange notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to holders of exchange notes or the Guarantee of such Guarantor, as the case may be, to the same extent as such Indebtedness is subordinate in right of payment to the exchange notes or the Guarantee of such Guarantor, as the case may be; and

(2)	in all other cases, the exchange notes or the Guarantee of such Guarantor, as the case may be, is equally and ratably secured.

Limitation on Transactions with Affiliates

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise modify in any material respect the terms of any Affiliate Transaction entered into prior to or on the Issue Date, if the terms of such Affiliate Transaction after giving effect to such extension, renewal, replacement, waiver or other modification, taken as a whole, are more disadvantageous to the holders of exchange notes in any material respect than the original agreement as in effect on the Issue Date unless (1) such Affiliate Transaction is between or among us, one or more of our Wholly Owned Subsidiaries, and/or one or more of our Restricted Subsidiaries that are also Guarantors; or (2) the terms of such Affiliate Transaction are fair and reasonable to us or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms that could reasonably be expected to be obtained by us or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $10.0 million that is not permitted under clause (1) above, we must obtain a resolution of the majority of the disinterested members of our Board of Directors certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $40.0 million that is not permitted under clause (1) above, we must obtain a favorable written opinion as to the fairness, from a financial point of view, of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

The foregoing provisions shall not apply to

(1)	any Restricted Payment that is not prohibited by the provisions described under “—Limitation on Restricted Payments”;

(2)	any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date and described elsewhere in this offering memorandum;

(3)	reasonable fees and compensation paid to, and any indemnity provided to or on behalf of, any of our officers, directors or employees, or any officers, directors or employees of any of our Affiliates as determined in good faith by our Board of Directors or senior management thereof;

(4)	any transaction between us or any of our Restricted Subsidiaries and their Affiliates involving ordinary course investment banking, commercial banking or related activities;

(5)	any transaction with any Affiliate solely in its capacity as a holder of Indebtedness or Capital Stock of ours or any of our Subsidiaries where such Affiliate is treated no more favorably than holders of such Indebtedness or such Capital Stock generally;

(6)	transactions between or among us or any Restricted Subsidiary, on the one hand, and any other Person controlled by (as such term is defined in the definition of “Affiliate”) us, on the other hand, so long as:

(a)	at least 25% of the voting securities of such other Person are beneficially owned by Persons other than us or any of our Affiliates;

(b)	there exists no other substantial business relationship between us and our Affiliates and the Persons who beneficially own at least 25% of the voting securities of such other Person referred to in clause (a) above, other than the transactions in question, and no such other business relationship is reasonably expected; and

(c)	no portion of the remaining interest in such other Person is owned by a Person that controls (as such term is defined in the definition of “Affiliate”) us, or between or among such Subsidiaries or Persons;

(7)	any transaction permitted by the provisions described under “—Merger, Consolidation or Sale of Assets”;

(8)	any transaction, the prohibition of which, by operation of this covenant, would violate the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant in the CMI Senior Subordinated Notes Indenture or the CMI Senior Notes Indenture; and

(9)	any transaction described by clause (2)(ii) of the first paragraph under “—Limitation on Certain Asset Sales.”

Limitation on Creation of Subsidiaries

We will not create or acquire, and will not permit any of our Restricted Subsidiaries to create or acquire, any Subsidiary other than

(1)	a Restricted Subsidiary existing as of the Issue Date;

(2)	a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary must execute a Guarantee, reasonably satisfactory in form and substance to the trustee (and with such documentation relating thereto as the trustee may reasonably require, including, without limitation, a supplement or amendment to the indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor, if and to the extent required by the provisions described below under “—Limitation of Guarantees by Restricted Subsidiaries”; or

(3)	an Unrestricted Subsidiary.

As of the Issue Date, except for CGS International Holdings (Luxembourg) S.a.r.l., CanWest International Investments (Luxembourg) S.a.r.l., CanWest International Holdings (Luxembourg) S.a.r.l., and CGS International Investments (Luxembourg) S.a.r.l., CanWest Books Inc., DejaView Partnership, Fox Sports World Canada Partnership, Lonestar Partnership, National Post Company and Extreme Sports Partnership, we had no Restricted Subsidiaries other than the Guarantors. See “—Brief Description of the Exchange Notes.”

Limitation on Certain Asset Sales

We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless

(1)	we or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)	not less than 75% of the consideration received by us or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents except to the extent such Asset Sale (i) constitutes a Permitted Asset Swap or (ii) involves the sale, conveyance, assignment, transfer or other disposition of Publishing Assets for consideration at least equal to the fair market value of such Publishing Assets, to a Canadian income trust or a Subsidiary of a Canadian income trust that is controlled directly or indirectly by such Canadian income trust or by CanWest, in each case in connection with the public or private sale of debt, equity or other securities of such income trust (an “Income Trust Transaction”); provided, however, that the amount of any (a) Indebtedness of ours or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which we and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by us or the applicable Restricted Subsidiary and (b) notes or other similar obligations received by us or a Restricted Subsidiary from such transferee that are converted, sold or exchanged within 60 days of the related Asset Sale by us or a Restricted Subsidiary for cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by us or a Restricted Subsidiary; and

(3)	the Asset Sale Proceeds received by us or such Restricted Subsidiary are applied:

(a)	to the extent we or such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under any then existing Senior Indebtedness of ours or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; provided, however, that not less than 80% of any Asset Sale Proceeds received in cash or Cash Equivalents by us or any such Restricted Subsidiary in connection with an Income Trust Transaction and not applied pursuant to the preceding provisions of this clause (a) shall be applied to an offer, on a pro rata basis according to principal amount, to repurchase the exchange notes and any other Indebtedness that is not, by its terms, expressly subordinated in right of payment to the exchange notes (“Other Indebtedness”), the terms of which require an offer to purchase such Other Indebtedness with proceeds from the Asset Sale, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (an “Income Trust Transaction Excess Proceeds Offer”); provided, further, however, that notwithstanding the foregoing, on or prior to the fifth anniversary of the Issue Date, neither we nor any Restricted Subsidiary shall be required to offer to repurchase more than 25% of the aggregate principal amount of the notes originally issued on the Issue Date pursuant to the immediately preceding proviso; or

(b)	to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent we elect, to an investment in Property (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with “—Limitation on Conduct of Business,” provided that (i) such investment occurs or we or any such Restricted Subsidiary enter into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 365 days following receipt of such Asset Sale Proceeds; and (ii) Asset Sale Proceeds so contractually committed are so applied within 545 days following the receipt of such Asset Sale Proceeds; and

(c)	if on such 365th day in the case of clauses (3)(a) and (3)(b)(i) or on such 545th day in the case of clause (3)(b)(ii) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25.0 million, we shall apply an amount equal to the Available Asset Sale Proceeds to an offer, on a pro rata basis according to principal amount, to repurchase the exchange notes and any Other Indebtedness the terms of which require an offer to purchase such Other Indebtedness with proceeds from such Asset Sale, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (an “Asset Sale Excess Proceeds Offer” and, together with an Income Trust Transaction Excess Proceeds Offer, an “Excess Proceeds Offer”).

Pending the final application of any such Available Asset Sale Proceeds, we or any such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility (including by way of cash collateralized letters of credit), if any, or otherwise invest such Available Asset Sale Proceeds in Cash Equivalents. If an Excess Proceeds Offer is not fully subscribed, we may retain the portion of the Available Asset Sale Proceeds not required to repurchase exchange notes or Other Indebtedness and use such portion for general corporate purposes or otherwise, in our sole discretion, and the amount of Available Asset Sale Proceeds shall be reset to zero.

If we are required to make an Excess Proceeds Offer, we shall mail, within 30 days following the date specified in clauses (3)(a) and (3)(c) above, a notice to the holders of exchange notes stating, among other things:

(1)	that the holders of exchange notes have the right to require us to apply the Available Asset Sale Proceeds to make an offer to repurchase such exchange notes and the Other Indebtedness, to the extent required by the terms thereof, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date;

(2)	the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed;

(3)	the aggregate principal amount of Other Indebtedness that will also receive an Excess Proceeds Offer;

(4)	the instructions that each holder of exchange notes must follow in order to have such exchange notes purchased; and

(5)	the calculations used in determining the amount of the Available Asset Sale Proceeds to be applied to the purchase of such exchange notes and Other Indebtedness.

In the event of the transfer of substantially all of the property and assets of ours and our Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation or Sale of Assets,” the successor Person shall be deemed to have sold the properties and assets of ours and our Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

For purposes of this covenant, proceeds that are deposited in escrow or are placed in trust shall not be considered to have been received by us unless and until such time as such proceeds are released to us from such escrow or trust.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Asset Sale” provisions of the indenture by virtue thereof.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and that have not yet been the basis for an Asset Sale Excess Proceeds Offer in accordance with clause (3)(c), of the first paragraph of “—Limitation on Certain Asset Sales.”

Limitation on Disqualified Capital Stock of Restricted Subsidiaries

We will not permit any of our Restricted Subsidiaries to issue any Disqualified Capital Stock (except Disqualified Capital Stock issued to us or a Wholly Owned Subsidiary of us) or permit any Person (other than us or a Wholly Owned Subsidiary of ours) to hold any such Disqualified Capital Stock unless we or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under “—Limitation on Additional Indebtedness” (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Disqualified Capital Stock to be issued.

Limitation on Capital Stock of Restricted Subsidiaries

We will not:

(1)	sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of ours (other than any such transaction resulting in a Lien that constitutes a Permitted Lien); or

(2)	permit any Restricted Subsidiary to issue any Capital Stock, unless after giving effect thereto our percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to our percentage interest prior thereto and such issuance is otherwise permitted under the indenture.

The foregoing restrictions will not apply to an Asset Sale made in compliance with “—Limitation on Certain Asset Sales” above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by us or any of our Restricted Subsidiaries, such Asset Sale must also comply with “—Limitation on Restricted Payments” above) or the issuance of Disqualified Capital Stock in compliance with “—Limitation on Disqualified Capital Stock of Restricted Subsidiaries” above.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions to us or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits;

(b)	repay any Indebtedness or any other obligation owed to us or any Restricted Subsidiary;

(c)	make loans or advances or capital contributions to us or any of our Restricted Subsidiaries; or

(d)	transfer any of its properties or assets to us or any of our Restricted Subsidiaries, except in respect of any of (a) through (d) above for

(1)	encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

(2)	encumbrances or restrictions existing under or by reason of the indenture, the exchange notes and the Guarantees;

(3)	encumbrances or restrictions existing under or by reason of applicable law or any applicable rule, regulation or order;

(4)	any encumbrance or restriction existing under Senior Indebtedness outstanding on the Issue Date;

(5)	encumbrances or restrictions existing under or by reason of any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

(6)	encumbrances or restrictions existing under or by reason of customary non-assignment provisions in leases or other agreements entered into during the ordinary course of business;

(7)	encumbrances or restrictions existing under or by reason of Refinancing Indebtedness; provided that such restrictions are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(8)	customary restrictions in security agreements or mortgages securing Indebtedness of ours or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

(9)	in the case of clause (d) only, any encumbrance or restriction pursuant to an agreement for Purchase Money Indebtedness that is permitted to be incurred under the covenant “—Limitation on Additional Indebtedness”; or

(10)	customary restrictions with respect to a Restricted Subsidiary of us pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary of ours.

Limitation on Conduct of Business

We will not, and will not permit our Restricted Subsidiaries to, engage in any businesses that are not the same as or similar, related, complementary or ancillary to the Communications Business.

Limitation on Sale and Lease-Back Transactions

We will not, and will not permit any of our Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that we or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

(1)	we or such Restricted Subsidiary, as applicable, could have

(a)	incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under “—Limitation on Additional Indebtedness” above; and

(b)	incurred a Lien to secure such Indebtedness pursuant to “—Limitation on Liens” above;

(2)	the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

(3)	the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and we apply the proceeds of such transaction in compliance with, “—Limitation on Certain Asset Sales” above.

Limitation of Guarantees by Restricted Subsidiaries

Except in respect of guarantees in effect on the Issue Date and described in this offering memorandum in “Description of Credit Facility and Other Indebtedness—Other Indebtedness,” we will not permit any of our Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of ours, unless, in any such case

(1)	such Restricted Subsidiary executes and delivers a supplemental indenture to the indenture, providing a Guarantee by such Restricted Subsidiary; and

(2)	(a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to such Guarantee of the exchange notes pursuant to subordination provisions which are no less favorable, taken as a whole, to the holders of the exchange notes than those contained in the indenture; and

(b) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the exchange notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee substantially to the same extent as such Indebtedness is subordinated to the exchange notes.

Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the exchange notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder of exchange notes, upon

(1)	the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

(2)	any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of a controlling interest in, or all or substantially all of the assets of, such Restricted Subsidiary;

provided that

(a)	such sale or disposition of such controlling interest or assets is otherwise in compliance with the terms of the indenture and

(b)	such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the Other Indebtedness so guaranteed.

Payments for Consent

We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of exchange notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the exchange notes unless such consideration is offered to be paid or agreed to be paid to all holders of exchange notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Change of Control Offer

Upon the occurrence of a Change of Control, we shall be obligated to make an offer to purchase (the “Change of Control Offer”) each holder’s outstanding exchange notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

Within 30 days of the occurrence of a Change of Control, we shall (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news services in the United States and (2) send by first-class mail, postage prepaid, to the trustee and to each holder of exchange notes, at the address appearing in the register maintained by the registrar of the exchange notes, a notice stating

(a)	that the Change of Control Offer is being made pursuant to this covenant and that all exchange notes tendered will be accepted for payment;

(b)	the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”));

(c)	that any exchange note (or portion thereof) not tendered will continue to accrue interest;

(d)	that, unless we default in the payment of the Change of Control Purchase Price, any exchange notes (or portion thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(e)	that holders of exchange notes accepting the offer to have their exchange notes purchased pursuant to a Change of Control Offer will be required to surrender their exchange notes to the paying agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(f)	that holders of exchange notes will be entitled to withdraw their acceptance if the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of exchange notes, the principal amount of the exchange notes delivered for purchase, and a statement that such holder is withdrawing its election to have such exchange notes purchased;

(g)	that holders of exchange notes whose exchange notes are being purchased only in part will be issued exchange notes equal in principal amount to the unpurchased portion of the exchange notes surrendered;

(h)	any other procedures that a holder of exchange notes must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(i)	the name and address of the paying agent.

On the Change of Control Payment Date, we shall, to the extent lawful:

(1)	accept for payment exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent money sufficient to pay the Change of Control Purchase Price of all exchange notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee exchange notes so accepted together with an officers’ certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by us.

The paying agent shall promptly mail to each holder of exchange notes so accepted payment in an amount equal to the Change of Control Purchase Price for such exchange notes, and we shall execute and issue, and the trustee shall promptly authenticate and mail to each relevant holder, a new note equal in principal amount to any unpurchased portion of the exchange notes surrendered; provided, that each such new note shall be issued in denominations that are multiples of US$1.00.

Prior to complying with any of the procedures of this “Change of Control” covenant, but in any event within 20 days following any Change of Control, we shall

(1)	repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit our purchase of the exchange notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

(2)	obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the exchange notes as described above.

We must first comply with the covenant described in the preceding sentence before we will be required to purchase exchange notes in the event of a Change of Control; provided that our failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (3) under “—Events of Default” below.

The indenture further provides that:

(A)	if we or any Restricted Subsidiary has issued any outstanding (1) Indebtedness that is, by its terms, subordinated in right of payment to the exchange notes or senior in right of payment with respect to Indebtedness of Restricted Subsidiaries (other than under the CMI Credit Facility or any other Senior Indebtedness) or (2) Preferred Stock, and we or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Indebtedness or Preferred Stock in the event of a Change of Control, we shall not consummate any such offer or distribution with respect to such Indebtedness or Preferred Stock until such time as we shall have paid the Change of Control Purchase Price in full to the holders of exchange notes that have accepted our Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of exchange notes; and

(B)	we will not issue Indebtedness (not including, for greater certainty, any Acquired Indebtedness) that is subordinated in right of payment to the exchange notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the exchange notes in the event of a Change of Control under the indenture.

We will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all exchange notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

The existence of the right of the holders of the exchange notes to require, subject to certain conditions, us to repurchase exchange notes upon a Change of Control may deter a third party from acquiring us in a transaction that constitutes a Change of Control. Certain Indebtedness, and future Indebtedness, of ours may contain provisions that prohibit the purchase by us of any exchange notes prior to their stated maturity, require obligations thereunder to be repurchased upon a Change of Control or limit or prohibit our ability to comply with our obligations under the indenture in the event of a Change of Control. If a Change of Control were to occur, we may not have sufficient available funds to make the Change of Control Offer for all exchange notes that might be delivered by holders of the exchange notes seeking to accept the Change of Control Offer. The failure by us to make or consummate the Change of Control Offer or to pay the Change of Control Purchase Price when due will give the trustee and the holders of the exchange notes the rights described under “—Events of Default.”

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the “Change of Control” provisions of the indenture by virtue thereof. We will not amend the definition of Change of Control under the CMI Credit Facility if such amendment would result in Canadian withholding tax being required to be withheld on payments made in respect of the exchange notes.

Merger, Consolidation or Sale of Assets

We will not and will not permit any of our Restricted Subsidiaries to (1) consolidate with, amalgamate with, or merge with or into another Person (whether or not we or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our or our Restricted Subsidiaries’ assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

(1)	either we or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than us or such Restricted Subsidiary) formed by such consolidation or amalgamation or into which we or such Restricted Subsidiary, as the case may be, is merged or to which the assets of ours or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof or, in the case of any Restricted Subsidiary, the governing jurisdiction of a Restricted Subsidiary and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of us or such Restricted Subsidiary, as the case may be, under the indenture and the exchange notes and the obligations thereunder remain in full force and effect;

(2)	immediately before and immediately after giving effect to such transaction, no default or Event of Default will have occurred and be continuing; and

(3)	immediately after giving effect to such transaction on a pro forma basis we or such Person will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under “—Limitation on Additional Indebtedness” above, provided that a Person that is a Guarantor on the Issue Date may merge into us or another Person that is a Guarantor on the Issue Date without complying with this clause (3); and provided, further, a Person other than us may consolidate, amalgamate or merge into another Person that is not us without complying with this clause (3) if our Consolidated Leverage Ratio immediately after giving effect to such transaction on a pro forma basis will be lower than its Consolidated Leverage Ratio immediately before giving effect to such transaction.

In connection with any consolidation, amalgamation, merger or transfer of assets contemplated by this provision, we will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer of assets and the supplemental indenture in respect there to comply with this provision (but for the trustee being reasonably satisfied with the documentation to be entered into or delivered to the trustee, as the case may be, as stated above) and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

Reports to Holders of Exchange Notes

So long as any exchange notes are outstanding:

(a)	we will furnish to the holders of exchange notes, within the time periods specified in the Commission’s rules and regulations but whether or not required by the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 20-F, 40-F and 6-K, as applicable, if we were required to file such Forms; or

(b)	so long as (i) CanWest is required to file periodic reports with the Commission under the Exchange Act and is in compliance with such requirements and (ii) we are required to make publicly available periodic reports at least quarterly and annually under applicable Canadian law and file such reports on SEDAR® or any successor system, then we may, in lieu of our obligation under clause (a) above, furnish to the holders of the exchange notes, within the time periods specified in the applicable rules and regulations, all such periodic reports so required to be made publicly available, including in the case of either clause (a) or clause (b), a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our chartered accountants; provided that such information may be prepared in accordance with GAAP so long as it is reconciled to generally accepted accounting principles in the United States as permitted or required by the Commission for foreign private issuers.

For as long as we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

In addition, in the event clause (a) of the second preceding paragraph applies, whether or not required by the Commission, we will file a copy of all of the information and reports referred to in the second preceding paragraph with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing that does not contain all of the information required by the Commission rules) and make such information available to prospective investors upon request. We will also furnish to holders of exchange notes and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Guarantees

The Guarantors will guarantee the exchange notes on a general unsecured basis. All payments pursuant to the Guarantees by the Guarantors will be subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments pursuant to the exchange notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee (i) not constituting a fraudulent conveyance or fraudulent transfer, or (ii) not being such that there would be reasonable grounds to believe such Guarantor would not be able to meet the applicable financial tests, under applicable federal, state, provincial or territorial law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

A Guarantor will be released from all of its obligations under its Guarantee if:

(1)	(a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with “—Limitation on Certain Asset Sales” above, (b) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with “—Merger, Consolidation or Sale of Assets” above, or (c) such Guarantor is designated an Unrestricted Subsidiary;

(2)	such Guarantor has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

(3)	as of the date of such release any transaction to which such Guarantor had been a party that would have constituted an Affiliate Transaction, an Asset Sale or a Restricted Payment but for, or that constituted a Permitted Investment in reliance on, such Guarantor’s status as a Guarantor could be consummated as an Affiliate Transaction, Asset Sale, Restricted Payment or Permitted Investment, as the case may be, in compliance with the applicable terms of the indenture.

Events of Default

The following events are defined in the indenture as “Events of Default”:

(1)	default in payment of any principal of, or premium, if any, on the exchange notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the subordination provisions of the indenture);

(2)	default for 30 days in payment when due of any interest on the exchange notes;

(3)	default by us or any Restricted Subsidiary in the observance or performance of any other covenant in the exchange notes or the indenture for 30 days after written notice from the trustee as directed in writing by the holders of not less than 25% in aggregate principal amount of the notes then outstanding (except in the case of a default with respect to “—Change of Control” or ”—Merger, Consolidation or Sale of Assets,” which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)	failure to pay when due principal, interest or premium in an aggregate amount of $20.0 million or more with respect to any Indebtedness of ours or any of our Restricted Subsidiaries, or the acceleration of any such Indebtedness aggregating $20.0 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the indenture, or such acceleration shall not be rescinded or annulled within 30 days after written notice as provided in the indenture;

(5)	any final judgment or judgments that can no longer be appealed for the payment of money in excess of $20.0 million, net of any amounts covered by insurance, shall be rendered against us or any of our Restricted Subsidiaries, and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(6)	certain events involving bankruptcy, insolvency or reorganization of us or any of our Significant Subsidiaries; and

(7)	any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of the indenture).

The indenture provides that the trustee may withhold notice to the holders of the exchange notes of any default (except in payment of principal or premium, if any, or interest on the exchange notes) if the trustee considers it to be in the best interest of the holders of the exchange notes to do so.

The indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the holders or the trustee as directed in writing by not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the exchange notes then outstanding plus accrued interest to the date of acceleration and the same (1) shall become immediately due and payable, or (2) if there are any amounts outstanding under the CMI Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the CMI Credit Facility or five business days after receipt by us and the representative under the CMI Credit Facility of a notice of acceleration; provided, however, that after any such acceleration but before a judgment or decree based upon such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding exchange notes may, under certain circumstances, rescind and annul such acceleration if: (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture, (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by reason of such declaration of acceleration, has been paid, (3) if we have paid the trustee its reasonable compensation due and payable and reimbursed the trustee for its expenses, disbursements and advances incurred prior to the date of such rescission and annulment and (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium, if any, and interest with respect to all of the exchange notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the exchange notes.

The holders of a majority in principal amount of the exchange notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the exchange notes except a continuing default or Event of Default in the payment of interest on, or the principal of, the exchange notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations provided for in the indenture and under the Trust Indenture Act.

No holder of any exchange note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding exchange notes a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after receipt of such written notice. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such note on or after the due date expressed in such note.

Defeasance and Covenant Defeasance

The indenture provides that we may elect either (a) to defease and be discharged from any and all of our obligations with respect to the exchange notes (except for the obligations to register the transfer or exchange of such exchange notes, to replace temporary or mutilated, destroyed, lost or stolen exchange notes, to maintain an office or agency in respect of the exchange notes and to hold monies for payment in trust) (“defeasance”), or (b) to be released from our obligations with respect to the exchange notes under certain covenants contained in the indenture (“covenant defeasance”) upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money in U.S. dollars and/or non-callable U.S. government obligations, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the exchange notes on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things,

(1)	we have delivered to the trustee an opinion of (i) U.S. counsel (as specified in the indenture) (A) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (B) describing either a private ruling concerning the exchange notes or a published ruling of the Internal Revenue Service, to the effect that holders of the exchange notes or persons in their positions will not recognize income, gain or loss for U.S. federal income tax as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) Canadian counsel reasonably acceptable to the trustee confirming that the holders of the outstanding exchange notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(2)	no default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(3)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(4)	we shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the exchange notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

(5)	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

(6)	we shall have delivered to the trustee an opinion of counsel to the effect after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(7)	certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinions of counsel required by clause (1) above with respect to a defeasance need not be delivered if all exchange notes not theretofore delivered to the trustee for cancellation

(a) have become due and payable, or (b) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the exchange notes, as expressly provided for in the indenture) as to all outstanding exchange notes when:

(1)	either:

(a)	all the exchange notes authenticated and delivered (except lost, stolen or destroyed exchange notes that have been replaced or paid and exchange notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)	all exchange notes not delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the exchange notes not delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the exchange notes to the date of deposit together with irrevocable written instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums payable under the indenture by us; and

(3)	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of Indenture

From time to time, we, the Guarantors and the trustee may, without the consent of holders of the exchange notes, amend or supplement the indenture for certain specified purposes, including providing for uncertificated exchange notes in addition to certificated exchange notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the trustee, materially and adversely affect the rights of any holder. The indenture contains provisions permitting us, the Guarantors and the trustee, with the written consent of holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the indenture, except that no such modification shall, without the written consent of each holder affected thereby,

(1)	reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture;

(2)	reduce the rate of or change the time for payment of interest, including defaulted interest, on any note;

(3)	reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

(4)	make any note payable in money other than that stated in the note;

(5)	waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note;

(6)	make any change in any provisions of the indenture protecting the right of each holder of notes to receive payment of the principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive defaults or Events of Default;

(7)	modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or the Guarantees in a manner that adversely affects the holders of notes; or

(8)	release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

Compliance Certificate

We will deliver to the trustee on or before 105 days after the end of our fiscal year and on or before 60 days after the end of each of the first, second and third fiscal quarters in each year an officers’ certificate stating whether or not the signers know of any default or Event of Default that has occurred and is continuing. If they know of any such default or Event of Default, the certificate will describe the default or Event of Default, its status and the intended method of cure, if any.

The Trustee

The trustee under the indenture will be the registrar and paying agent with regard to the exchange notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers as are vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Transfer and Exchange

Holders of the exchange notes may transfer or exchange exchange notes in accordance with the indenture. No service charge may be made to the holder for any registration of transfer or exchange. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any exchange note selected for redemption and, further, is not required to transfer or exchange any exchange note for a period of 15 days before selection of the exchange notes to be redeemed.

The registered holder of a exchange note may be treated as the owner of it for all purposes.

Governing Law

The indenture and the exchange notes will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

Enforceability of Judgments

Since substantially all of our assets are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control Purchase Price, offer price, redemption price or other amounts payable under the exchange notes, may not be collectible within United States.

We have been informed by our counsel in the relevant provinces that the laws of the Provinces of Alberta, British Columbia, Manitoba, Ontario and Quebec and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Provinces of Alberta, British Columbia, Manitoba, Ontario and Quebec (a “Canadian Court”) on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York (“New York Court”) that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the indenture or the exchange notes if:

(i)	the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by us in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose);

(ii)	such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Provinces of Alberta, British Columbia, Manitoba and Ontario, as the case may be (or in the Province of Quebec if the outcome of the decision of the New York Court is not manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec);

(iii)	such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada);

(iv)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws), expropriatory or penal laws;

(v)	the action to enforce such judgment is commenced within the applicable limitation period;

(vi)	in the Province of Quebec, a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Quebec, whether it has acquired the authority of a final judgment or not, or is not pending before a Quebec authority, in the first instance, or has not been decided in a third country and the decision has met the necessary conditions for recognition in the Province of Quebec;

(vii)	in the Province of Quebec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense;

(viii)	in the Provinces of Alberta, British Columbia, Manitoba and Ontario, a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the law of the relevant province; and

(ix)	in the Provinces of Alberta and Manitoba, no new admissible evidence is discovered and presented before the Canadian Court reaches its judgment.

We have been advised by our counsel in the relevant provinces that they know of no reason, based upon public policy as understood under the laws of the Provinces of Alberta, British Columbia, Manitoba, Ontario and the federal laws of Canada applicable therein or upon public order as understood under the laws of the Province of Quebec and the federal laws of Canada applicable therein, as those terms are applied by a Canadian Court on the date hereof, for avoiding recognition of a judgment of a New York Court to enforce the indenture or the exchange notes.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decisions in the Canadian currency equivalent of such foreign currency.

Consent to Jurisdiction and Service

We and the Guarantors have appointed CanWest International Corp., a Delaware corporation, and an Unrestricted Subsidiary, as our respective agent for service of process in any suit, action or proceeding with respect to the indenture or the exchange notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in The City of New York and will submit to the non-exclusive jurisdiction of such courts. CanWest International Corp.’s address is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” of any Person means Indebtedness of any other Person (including an Unrestricted Subsidiary) existing at the time and continuing to exist immediately after the time such other Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person or which is assumed in connection with the acquisition of assets from such other Person and, in each case, not incurred by such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition.

“Adjusted Net Assets” of any Person at any date means the lesser of the amount by which

(1)	the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities) of such Person, but excluding liabilities under the Guarantee of such Person at such date; and

(2)	the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities of such Person and after giving effect to any collection from any other Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

“Affiliate” means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of the covenant described under “—Limitation on Transactions with Affiliates” beneficial ownership of at least 20% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

“Amalgamation” means the amalgamation to occur on or immediately following the Issue Date of 3815668 Canada Inc. and CanWest Media Inc. to create the new CanWest Media Inc.

“Asper Group” means:

(i)	Israel Asper (“Asper”);

(ii)	his spouse;

(iii)	any lineal descendant of Asper (treating for this purpose, for greater certainty, any legally adopted descendant as a lineal descendant);

(iv)	the estate of any person listed in clauses (i) to (iii);

(v)	any trust primarily for one or more of the lineal descendants of Asper, spouses of such lineal descendants, Asper himself or any spouse or former spouse of Asper, provided that one or more of the persons listed in clauses (i) to (iii) retain dispositive control of such trust;

(vi)	any and all corporations that are directly or indirectly controlled by any one or more of the foregoing; and

(vii)	any charitable trust settled by any one or more of the Persons listed in clause (i) to (iii) over which any such Person or Persons retains dispositive control;

provided that for the purposes of this definition (a) “control” of a corporation means the ownership of, or control or direction over, voting interests with more than 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such corporation and the votes attached to such voting interests are sufficient, if exercised, to elect a majority of the board of directors of such corporation, (b) “spouse” includes a person’s widow or widower, and (c) “dispositive control” of a trust means the control or direction over the payment or transfer of trust property to beneficiaries.

“Asset Acquisition” means (1) an Investment by us or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged, consolidated or amalgamated with or into us or any Restricted Subsidiary, or (2) the acquisition by us or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including by way of merger, consolidation or Sale and Lease-Back Transactions), other than to us or any of our Wholly Owned Subsidiaries or Restricted Subsidiaries that are also Guarantors, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, or (b) any Property of ours or of any Restricted Subsidiary; provided that an Asset Sale shall not include:

(1)	the sale, lease, conveyance, disposition or other transfer of any Property of or Capital Stock issued by CanWest MediaWorks (NZ) Limited or any of its Subsidiaries;

(2)	a transaction or series of related transactions for which we and our Restricted Subsidiaries or any of them receive aggregate consideration of less than $5.0 million;

(3)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of us or any Restricted Subsidiary as permitted under “—Merger, Consolidation or Sale of Assets” or under “—Limitation on Sales and Lease-Back Transactions”;

(4)	any disposition of any Cash Equivalents;

(5)	the sale or other disposition of inventory in the ordinary course of business;

(6)	any sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of us or any Restricted Subsidiary, as the case may be;

(7)	any sale or discount of receivables in the ordinary course of business on terms customary (when taken as a whole) for transactions of such nature; and

(8)	any transaction consummated in compliance with the covenant described under “—Limitation on Restricted Payments.”

“Asset Sale Proceeds” means, with respect to any Asset Sale:

(1)	cash received by us or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after:

(a)	provision for all income or other taxes measured by or resulting from such Asset Sale;

(b)	payment of all brokerage commissions, underwriting and other fees (including legal and accounting fees) and expenses related to such Asset Sale;

(c)	provision for minority interest holders in any of our Restricted Subsidiaries as a result of such Asset Sale;

(d)	repayment of any of our Indebtedness that is secured with the assets sold in the Asset Sale and that is required to be repaid, or any repayment of any Senior Indebtedness that we or any Restricted Subsidiary elects to repay, in connection with such Asset Sale; and

(e)	deduction of appropriate amounts to be provided by us or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by us or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(2)	promissory notes and other noncash consideration received by us or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such exchange notes or noncash consideration into cash.

“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, as at the time of determination, the greater of (1) the fair value of the property subject to such arrangement and (2) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended) or until such lease may be terminated by the lessee without penalty (or if terminable with a penalty, the aforesaid present value shall include the present value of such penalty). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c), of the first paragraph of “—Limitation on Certain Asset Sales.”

“Board of Directors” of any Person means the board of directors, managers, management committee or other body governing the management and affairs of such Person.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

“CanWest” means CanWest Global Communications Corp., a corporation formed under the federal laws of Canada, together with its successors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, membership interests, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

“Capitalized Lease Obligations” means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof;

(2)	marketable direct obligations issued by any state of the United States of America, the District of Columbia or any province or territory of Canada or any political subdivision of any such state, province or territory or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; provided that in the event that any such obligation is not rated by S&P or Moody’s, such obligation shall have the highest rating from Dominion Bond Rating Service Limited;

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody’s or, with respect to commercial paper in Canada, at least R-1 high by Dominion Bond Rating Service Limited;

(4)	investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(5)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds that invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

“CBL” means CanWest Broadcasting Ltd., a corporation formed under the laws of Manitoba which, on May 1, 2001, was amalgamated and continued as CBL Broadcasting (2001) Ltd.

“Change of Control” means:

(i)	CanWest ceases to own, directly or indirectly, all of our outstanding voting securities;

(ii)	the Asper Group ceases to beneficially own, directly or indirectly, at least 25% of the votes attached to CanWest’s securities entitled to vote for the election of the Board of Directors of CanWest;

(iii)	any Person or related group of Persons for purposes of Section 13(d) of the Exchange Act (other than the Asper Group or any member thereof) shall at any time be, directly or indirectly, the beneficial owner of a greater percentage of the votes attached to CanWest’s securities entitled to vote for the election of CanWest’s Board of Directors than the votes attached to CanWest’s securities entitled to vote for the election of the Board of Directors beneficially owned, directly or indirectly, by the Asper Group;

(iv)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of CanWest’s or our property and assets;

(v)	CanWest’s or our shareholders approve any plan or proposal for the liquidation or dissolution of CanWest or us, as the case may be;

(vi)	any person shall cause, as a result of any proxy solicitation made otherwise than by or on behalf of management, Continuing Directors to cease to be a majority of the Board of Directors of CanWest (where “Continuing Directors” are (x) members of the original Board of Directors or (y) members appointed or whose nomination is approved by a majority of the Continuing Directors or nominated at a time that the Continuing Directors form a majority of the Board of Directors); or

(vii)	any other event constituting a Change of Control under the CMI Credit Facility (unless effectively waived by the lenders thereunder).

“CMI” means CanWest Media Inc., a corporation formed under the federal laws of Canada, together with its successors.

“CMI Credit Facility” means the senior secured credit facilities effective as of November 7, 2000 by and among CMI, as borrower, CanWest, as guarantor, Canadian Imperial Bank of Commerce, as co-lead arranger, joint book runner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint book runner and administrative agent, Bank of America Canada, as arranger and documentation agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements or documents have been and may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement and related documents or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders.

“CMI Notes” means, collectively, the CMI Senior Notes and the CMI Senior Subordinated Notes.

“CMI Senior Notes” means US$200,000,000 aggregate principal amount of CMI’s 75.8% Senior Notes due 2013 issued under the CMI Senior Notes Indenture (including all additional exchange notes that are issued from time to time thereunder, if any).

“CMI Senior Notes Indenture” means the indenture, dated April 3, 2003, by and among CMI, as issuer, the Subsidiaries of CMI who are a party thereto, as guarantors, and The Bank of New York, as trustee, under which the CMI Senior Notes were issued, as amended, supplemented, exchanged or restated from time to time.

“CMI Senior Subordinated Notes” means (i) US$425,000,000 aggregate principal amount of CMI’s 105.8% Senior Subordinated Notes due 2011 and (ii) CDN$60,724,000 aggregate principal amount of CMI’s 105.8% Senior Subordinated Notes due 2011, in each case issued under the CMI Senior Subordinated Notes Indenture (including all Exchange Notes, Private Exchange Notes and Additional Notes (as each such term is defined in the CMI Senior Subordinated Notes Indenture) that are issued from time to time, if any) and the conversion of such notes to U.S. dollars.

“CMI Senior Subordinated Notes Indenture” means the indenture, dated May 17, 2001, by and among CMI, as issuer, the Subsidiaries of CMI who are a party thereto, as guarantors, and The Bank of New York, as trustee, under which the CMI Senior Subordinated Notes were issued, as amended, supplemented, exchanged or restated from time to time.

“CMI Senior Subordinated Notes Issue Date” means May 17, 2001.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Communications Business” means the media and communications businesses and activities related thereto, including television broadcasting and related businesses (such as the sale of television advertising and programming and the development, production and distribution of television and film programming), radio broadcasting and related businesses (such as sale of radio advertising and the production of radio programming), specialty or pay television, print media and related businesses, cable television, electronic media, print media, data, voice and video transmission, advertising, billboards and transmission tower rental and sales and real property rental and sales (to the extent that such real property rental and sales arise from lease or sale of properties used by a Person in connection with any of the foregoing media and communications businesses) and lending of money by us to any Restricted Subsidiary or by CanWest Finance Inc. to us or other Restricted Subsidiaries and including the holding of ownership interests in persons engaged in the foregoing.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, without duplication:

(1)	imputed interest included in Capitalized Lease Obligations;

(2)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(3)	the net costs associated with Hedging Obligations;

(4)	amortization of other financing fees and expenses;

(5)	the interest portion of any deferred payment obligation;

(6)	amortization of discount or premium, if any; and

(7)	all other noncash interest expense (other than interest paid in Capital Stock (other than Disqualified Capital Stock) of such Person and other than interest allocated to cost of sales))

plus,

without duplication, all net capitalized interest (other than interest capitalized in connection with the purchase of that certain Property acquired on November 16, 2000, and reflected as an adjustment to the purchase price thereof, in an amount not to exceed $75.0 million) for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock (other than Disqualified Capital Stock) of such Person).

“Consolidated Leverage Ratio” means, with respect to any Person, the ratio of (1) the sum, without duplication, of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the “Transaction Date”) on a consolidated basis determined in accordance with GAAP (after giving effect on a pro forma basis to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation) to (2) such Person’s EBITDA for the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the Transaction Date for which financial statements are available. For purposes of this definition, clause (2) above will be calculated after giving effect on a pro forma basis to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Income would be includable pursuant to the definition of “Consolidated Net Income”) (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets that are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a)	(1) the equity of such Person in the Net Income of any other Person (the “other Person”) in which such Person or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person in accordance with GAAP) for such period shall be included in such Person’s Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid to such Person or such Restricted Subsidiary during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause (b) of this definition of “Consolidated Net Income”), and (2) such Person’s equity in a net loss of any such other Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Person’s Consolidated Net Income;

(b)	the Net Income of any Restricted Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, except that (1) subject to the limitations contained in subclause (b)(2) of this definition of “Consolidated Net Income,” the equity of such Person in the Net Income of any such Restricted Subsidiary for such period shall be included in such Person’s Consolidated Net Income to the extent of dividends or distributions that could have been paid by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary (subject, in the case of a dividend or distribution to another Restricted Subsidiary, to the limitations contained in this clause), and (2) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)	(1) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (2) any net gain or loss during such period resulting from an Asset Sale by such Person or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

(d)	extraordinary gains and losses during such period shall be excluded;

(e)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded; and

(f)	in the case of a successor to such Person by consolidation, amalgamation or merger or as a transferee of such Person’s assets, any earnings of the successor entity prior to such consolidation, amalgamation, merger or transfer of assets shall be excluded.

“Cumulative Consolidated Interest Expense” means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from February 28, 2001 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative EBITDA” means, with respect to any Person, as of any date of determination, the EBITDA of such Person and its Restricted Subsidiaries from February 28, 2001 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Designated Senior Indebtedness” means, as to us or any Guarantor, as the case may be,

(1)	any Senior Indebtedness under the CMI Credit Facility;

(2)	any Senior Indebtedness under the CMI Senior Notes Indenture; and

(3)	any other Senior Indebtedness that at the time of determination exceeds $100.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person and as to which the exchange notes trustee under the indenture has been given written notice of such designation.

“Designation Amount” means, in respect of any Restricted Subsidiary, an amount equal to the fair market value of our aggregate Investment in such Restricted Subsidiary.

“Disqualified Capital Stock” of any Person means any Capital Stock of such Person or a Restricted Subsidiary thereof that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the exchange notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the exchange notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions of the indenture described under “Change of Control,” shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

“DTC” means The Depository Trust Company, a New York corporation.

“EBITDA” means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

(a)	the sum of:

(1)	the Consolidated Net Income of such Person for such period; plus

(2)	the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing such Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof; plus

(3)	the Consolidated Interest Expense of such Person; provided, however, for purposes of this definition only, that dividends or distributions paid on Disqualified Capital Stock shall not be included in the definition of such Consolidated Interest Expense to the extent such dividends or distributions have not been included in the computation of such Consolidated Net Income for such period; plus

(4)	depreciation for such period on a consolidated basis for such Person and its Restricted Subsidiaries; plus

(5)	amortization of intangibles for such period on a consolidated basis for such Person and its Restricted Subsidiaries; plus

(6)	any other noncash items reducing such Consolidated Net Income for such period (other than any noncash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period);

minus

(b)	all noncash items increasing such Consolidated Net Income (other than any noncash items that were accrued in the ordinary course of business) for such period; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, income from a particular Investment of such Person or its Restricted Subsidiaries shall be included only (x) if cash income has been received by such Person or its Restricted Subsidiaries with respect to such Investment during the previous four fiscal quarters and only to the extent such cash income was received by such Person or its Restricted Subsidiary within 90 days of first receipt of such cash distribution in respect of such Investment by an Affiliate of such Person, or (y) if the cash income derived from such Investment is attributable to Cash Equivalents.

“Equity Offering” means an offering by CanWest or us of shares of its or our Capital Stock (however designated and whether voting or nonvoting) and any and all rights, warrants or options to acquire such Capital Stock; provided, however, that in the case of an Equity Offering by CanWest, the portion of the Net Proceeds necessary to redeem the exchange notes shall be reflected as equity on a balance sheet prepared in accordance with GAAP.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

“fair market value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by our Board of Directors acting reasonably and in good faith, whose determination shall be conclusive and shall be evidenced by a resolution of our Board of Directors delivered to the trustee.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in or generated or derived from operations located in jurisdictions outside Canada and the United States.

“GAAP” means generally accepted accounting principles consistently applied as in effect in Canada on the Issue Date.

“Guarantee” means the guarantee by each Guarantor of the obligations of ours with respect to the exchange notes.

“Guarantor” means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

“Hedging Obligations” means, with respect to any Person, the net payment obligations of such Person outstanding under (a) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (b) any other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable” and “incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; and provided, further, that Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of ours shall be deemed to have been incurred by such Person at the time such Person becomes such a Restricted Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, exchange notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(1)	any Capitalized Lease Obligations of such Person;

(2)	obligations secured by a Lien to which any Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; provided, that for the purposes of determining the amount of Indebtedness described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the fair market value for such Property;

(3)	guarantees of Indebtedness of other Persons that would be included within this definition for such other Persons (whether or not such items would appear on the balance sheet of the guarantor);

(4)	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)	Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof;

(6)	obligations of any such Person under any Hedging Obligations applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP); and

(7)	obligations under the CMI Senior Notes Indenture or the CMI Senior Subordinated Notes Indenture, regardless of whether such obligations are reflected as liabilities or equity on a balance sheet prepared in accordance with GAAP; provided that if such obligations are reflected as equity on a balance sheet in accordance with GAAP, then such obligations shall be deemed Indebtedness only for purposes of the “—Limitation on Additional Indebtedness” covenant above but not for purposes of the definition of Consolidated Leverage Ratio.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(2)	Indebtedness shall not include any liability for federal, state, provincial, territorial, regional, municipal, local or other taxes; and

(3)	the amount of any Indebtedness secured by a Lien under the terms of which the recourse of the Person to which such Indebtedness is owed is limited to the Property secured by such Lien shall be the lesser of (a) the amount of such Indebtedness otherwise determined in accordance with the foregoing and (b) the fair market value, at the time of determination, of the Property subject to such Lien. For the avoidance of doubt, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

“Independent Financial Advisor” means an investment banking firm of national reputation in the United States or Canada that, in the judgment of the majority of the disinterested members of our Board of Directors, is independent and qualified to perform the task for which it is to be engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s and S&P, respectively.

“Investments” means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, exchange notes, debentures, partnership or joint venture interests or other securities (other than the purchase of the exchange notes pursuant to “—Limitation on Certain Asset Sales” or “Change of Control Offer”) of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (b) the repurchase of securities of any Person by such Person. For the purposes of the “Limitation on Restricted Payments” covenant, (1) Investments shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by us or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of distributions in cash or Cash Equivalents that constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If we or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Restricted Subsidiary shall have ceased to be a Subsidiary of ours, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means November 18, 2004, the date the notes were first issued by us and authenticated by the trustee under the indenture.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease that is not a Capitalized Lease Obligation or Sale and Lease-Back Transaction be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

“Net Proceeds” means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of all expenses (including, without limitation, finders’ fees, brokers’ fees, attorneys’ fees, accountants’ fees and consultants’ fees), commissions and the like incurred in connection therewith and net of all taxes paid or payable or as a result thereof, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of our Capital Stock that is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to such holders in connection therewith on account of fractional shares or otherwise and less all expenses incurred by such Person in connection therewith).

“Non-Payment Default” means, any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

“Payment Default” means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

“Permitted Asset Swap” means, with respect to any Person, a substantially concurrent exchange of assets of such Person for assets of another Person that are useful to the business of the aforementioned Person.

“Permitted Indebtedness” means

(a)	Indebtedness of ours or any of our Restricted Subsidiaries arising under or in connection with the CMI Credit Facility in an aggregate principal amount outstanding at any time (without duplication) not to exceed $2.2 billion;

(b)	Indebtedness under the exchange notes, the indenture, the Guarantees, the CMI Notes, the guarantees of the CMI Notes, the CMI Senior Subordinated Notes Indenture, and the CMI Senior Notes Indenture;

(c)	Indebtedness not covered by any other clause of this definition that is outstanding on the Issue Date reduced by the amount of any mandatory prepayments (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced), permanent reductions or scheduled payments actually made thereunder;

(d)	Indebtedness of ours to any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and Indebtedness of any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor to us or another Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor, in each case subject to no Lien held by a Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor; provided, however, that:

(i)	(1) if we are the obligor on such Indebtedness, or (2) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to us or another Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the exchange notes, in the case of us, or the Guarantee of such Guarantor, in the case of a Guarantor;

(ii)	if as of any date any Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor is owed any such Indebtedness or if as of any date any Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor holds a Lien on any Property of us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor in respect of such Indebtedness, such date will be deemed to be the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

(iii)	nothing in this subclause (d) shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant in the CMI Senior Subordinated Notes Indenture or the CMI Senior Notes Indenture;

(e)	Purchase Money Indebtedness and Capitalized Lease Obligations which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of consolidated tangible assets of ours and our Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

(f)	Indebtedness under any letter of credit, bankers’ acceptance or similar credit transaction in an amount not to exceed $10.0 million at any one time outstanding incurred in the ordinary course of business;

(g)	the incurrence by us or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of us or such Restricted Subsidiary and not for speculative purposes; provided that in the case of any Hedging Obligation that relates to

(i)	interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

(ii)	currency risk, such Hedging Obligation does not increase the Indebtedness of ours and our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(h)	Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount that, together with all Other Indebtedness of such Foreign Restricted Subsidiaries outstanding on the date of such incurrence does not exceed $25.0 million (or the foreign currency denominated equivalent thereof);

(i)	Indebtedness of ours or any of its Restricted Subsidiaries represented by surety or performance bonds or similar obligations provided by us or any such Restricted Subsidiary in the ordinary course of business;

(j)	Indebtedness of ours or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by us and our Restricted Subsidiaries in connection with such disposition;

(k)	Refinancing Indebtedness; and

(l)	additional Indebtedness of ours or any of our Restricted Subsidiaries not to exceed $75.0 million in aggregate principal amount at any one time outstanding.

“Permitted Investments” means Investments made on or after the Issue Date consisting of:

(a)	Investments by us, or by a Restricted Subsidiary, in us, a Wholly Owned Subsidiary or a Restricted Subsidiary;

(b)	Investments by us, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (1) such Person becomes a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, us, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor;

(c)	Investments in cash and Cash Equivalents;

(d)	an Investment that is made by us or a Restricted Subsidiary in the form of any Capital Stock, bonds, exchange notes, debentures, partnership or joint venture interests or other securities that are issued by a third party or a Canadian income trust or a Subsidiary thereof to us or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under “—Limitation on Certain Asset Sales”;

(e)	Capital Stock, obligations, securities or other Property received in settlement of debts created in the ordinary course of business and owing to us or any Restricted Subsidiary or in satisfaction of judgments;

(f)	payroll, travel and similar advances made in the ordinary course of business for a bona fide business purpose by us or any Restricted Subsidiaries to employees of us or any such Restricted Subsidiary, as the case may be; provided that such advances are for items expected at the time of such advances to be treated as expenses for accounting purposes;

(g)	loans or advances made in the ordinary course of business by us or any of our Restricted Subsidiaries to employees of us or any such Restricted Subsidiary in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;

(h)	securities or other property received from another Person by us or any of our Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of any debt or a reorganization of such Person or as a result of a foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other Property of such Person held by us or any Restricted Subsidiaries, or for other liabilities or obligations of such other Person to us or any of our Restricted Subsidiaries that were created in accordance with the terms of the indenture;

(i)	lease, utility and other similar deposits made in the ordinary course of business;

(j)	any Investment existing on the Issue Date;

(k)	Hedging Obligations entered into in the ordinary course of our or any Restricted Subsidiary’s business and not for speculative purposes;

(l)	any acquisition (including by way of merger, consolidation or amalgamation) of assets or equity interests in exchange solely for Capital Stock (other than Disqualified Capital Stock) of us that otherwise complies with the terms of the indenture; and

(m)	additional Investments not to exceed $75.0 million at any one time outstanding; provided that nothing in the subclauses (a) and (b) above shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant in the CMI Senior Subordinated Notes Indenture, or the CMI Senior Notes Indenture.

“Permitted Junior Securities” means equity securities or subordinated debt securities of ours as reorganized or readjusted or securities of ours or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment, that, in the case of any such subordinated securities are junior or the payment of which is otherwise subordinate, at least to the extent provided in the indenture with respect to the exchange notes, to the payment and satisfaction in full in cash of all Senior Indebtedness of ours at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

“Permitted Liens” means:

(a)	Liens on Property of, or any shares of Capital Stock of, or otherwise in respect of Acquired Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of us or at the time such Person is merged into or amalgamated with us or any of our Restricted Subsidiaries; provided that such Liens (1) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of us or merging into or amalgamating with us or any of our Restricted Subsidiaries and (2) do not extend to or cover any Property or Capital Stock other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into or amalgamated with us or any of our Restricted Subsidiaries;

(b)	Liens securing Indebtedness under the CMI Credit Facility, which Indebtedness is incurred pursuant to clause (a) of the definition of Permitted Indebtedness;

(c)	Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so repurchased, redeemed, repaid, retired, defeased or otherwise acquired for value;

(d)	Liens in favor of us or any of our Restricted Subsidiaries;

(e)	Liens to secure Purchase Money Indebtedness that is otherwise permitted under the indenture, provided that (1) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with the purchase or construction) of such Property, (2) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (3) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

(f)	statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens including, without limitation, those Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental and public statutory obligations arising in the ordinary course of business, in each case, which do not secure any Indebtedness and with respect to amounts that are not delinquent for more than 60 days or being contested diligently and in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(g)	Liens for taxes, rates, assessments or governmental charges or levies that are not delinquent for more than 60 days or are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(h)	Liens securing Capitalized Lease Obligations permitted to be incurred under clause (e) of the definition of “Permitted Indebtedness”; provided that such Lien does not extend to any Property other than that subject to the applicable underlying lease;

(i)	licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits, poles, wires and cables, reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or any interest therein) and zoning land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities in respect of real property not interfering, individually or in the aggregate, in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(j)	undetermined or inchoate encumbrances, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, which relate to obligations not yet delinquent or if delinquent, the validity of which are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(k)	title defects, encroachments or irregularities in title incurred in the ordinary course of business that are of a minor nature and that individually or in the aggregate do not interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(l)	the right reserved to or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments (provided that such payments are not yet delinquent) as a condition to the continuance thereof so long as same do not individually or in the aggregate interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(m)	subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements that do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(n)	the rights of any co-owner, tenant, occupant or licensee under any lease, occupancy agreement or license that do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(o)	security given to a public utility or any governmental entity when required by such utility or governmental entity in connection with the operations of that Person in the ordinary course of its business and any inchoate Lien for public utility charges not due as at the Issue Date;

(p)	Liens created by a judgment of a court of competent jurisdiction not resulting in a Default, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and in connection with such proceeding there has been secured a subsisting stay of execution pending such proceeding; provided that the aggregate amount of all such judgments (and any cash and the fair market value of any Property subject to such Liens) does not exceed $20.0 million at any time outstanding;

(q)	any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement entered into in the ordinary course of business and permitted under the indenture;

(r)	hypothecs reserved to landlords in relation to immovable property to the extent only of rental obligations owing under the lease agreement relating to any such immovable property and any unregistered Lien in favor of any lessor licensor or permitter for rent to become due for other obligations or acts required under any lease permitted under the indenture;

(s)	Liens and rights of setoff, combination of accounts and recoupments in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and Cash Equivalents in such account;

(t)	Liens securing Hedging Obligations permitted to be incurred under clause (g) of the definition of Permitted Indebtedness;

(u)	any unregistered leases to which (i) subsection 70(2) of the Registry Act, R.S.O. 1990 applies (where there is actual possession under a lease that has a term not exceeding seven years and (ii) paragraph 4 of subsection 44(1) of the Land Titles Act R.S.O. 1999 applies (where there is actual possession under a lease that has a term yet to run of three years or less) or similar statutory provisions of any legal registry statute of any other relevant jurisdiction that, in each case, do not individually or in the aggregate, interfere in any material respect with the use of the property subject thereto for the conduct of the business of us or any of our Restricted Subsidiaries at such real property;

(v)	Liens existing on the Issue Date;

(w)	Liens in favor of the trustee for its benefit and the benefit of the holders of the exchange notes;

(x)	Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in reliance on clause (h) of the definition of Permitted Indebtedness;

(y)	other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $5.0 million in the aggregate at any one time outstanding; and

(z)	any extensions, substitutions, replacements or renewals of the foregoing; provided that the Liens permitted by this clause (z) shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” of any Person means all types of real, personal, moveable, immoveable, tangible, intangible or mixed property or other asset owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Publishing Assets” means all of our Property and the Property of our Subsidiaries, now named or hereafter acquired, used in connection with the conduct of our or our Subsidiaries’ print media and related businesses (including on-line businesses related thereto), including but not limited to the assets purchased from Hollinger International Inc. on November 16, 2000.

“Purchase Money Indebtedness” means any Indebtedness incurred in the ordinary course of business by a Person to finance all or any part of the cost (including the cost of construction, engineering, acquisition, installation, development or improvement) of any Property, the principal amount of which Indebtedness does not exceed the sum of (1) 100% of such cost and (2) reasonable fees and expenses of such Person incurred in connection therewith.

“Rating Agencies” means S&P and Moody’s, or any successors to the respective rating agency business thereof.

“Refinancing Indebtedness” means Indebtedness that renews, replaces, defeases, refunds, refinances or extends any Indebtedness permitted to be incurred by us and the Restricted Subsidiaries or any of them pursuant to the terms of the indenture, but only to the extent that:

(1)	if the Indebtedness being refunded, refinanced, renewed, replaced, defeased or extended is subordinated in right of payment to the exchange notes, the Refinancing Indebtedness is subordinated to the exchange notes to at least the same extent as the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended;

(2)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended or (b) after the maturity date of the exchange notes;

(3)

the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the exchange notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to

Maturity of the portion of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the exchange notes;

(4)	such Refinancing Indebtedness is in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (a) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and (c) the amount of reasonable fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(5)	such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended.

“Reported Period” means with respect to any Person the most recently ended full fiscal quarter.

“Restricted Payment” means any of the following:

(a)	the declaration or payment of any dividend or any other distribution or payment on Capital Stock of us or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of us or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of us or any Restricted Subsidiaries or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to us, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary); provided that nothing in this subclause (a) shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant in the CMI Senior Subordinated Notes Indenture or the CMI Senior Notes Indenture;

(b)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of us or any of our Restricted Subsidiaries (other than Capital Stock owned by us or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrant or other right to purchase such Capital Stock;

(c)	the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinated in right of payment to the exchange notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

(d)	the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(e)	any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment (other than a Permitted Investment) by us therein; and

(f)	forgiveness of any Indebtedness of an Affiliate of us to us or a Restricted Subsidiary.

For purposes of determining the amount of any such Restricted Payment, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

“Restricted Subsidiary” means a Subsidiary of ours other than an Unrestricted Subsidiary. Our Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (1) we could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to “—Limitation on Additional Indebtedness” and (2) no default or Event of Default shall have occurred and be continuing.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

(1)	all Indebtedness of ours or any Guarantor owed to lenders under the CMI Credit Facility;

(2)	all obligations of ours or any Guarantor with respect to the CMI Senior Notes;

(3)	all obligations of ours or any Guarantor with respect to Hedging Obligations;

(4)	all obligations of ours or any Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(5)	all Other Indebtedness of ours or any Guarantor that does not provide that it is to rank pari passu with or subordinate to the exchange notes or the Guarantee of such Guarantor, as the case may be; and

(6)	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to and restatements of, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

(1)	Indebtedness of ours or any Guarantor to any of our or their Subsidiaries, or to any Affiliate of ours or such Guarantor or any of such Affiliate’s Subsidiaries (for greater certainty, other than the guarantees of Indebtedness under the CMI Credit Facility);

(2)	Indebtedness represented by the exchange notes and the Guarantees; or the CMI Senior Subordinated Notes;

(3)	any Indebtedness that by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

(4)	any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

(5)	Indebtedness incurred in violation of the indenture, provided that as to any such Indebtedness no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such Indebtedness or its/their representative and the trustee have received an Officer’s Certificate of ours to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving Indebtedness, that the incurrence of the entire committed amount thereof on the date on which the initial borrowing is made would not) violate the indenture;

(6)	Indebtedness represented by Disqualified Capital Stock; and

(7)	any Indebtedness to or guaranteed on behalf of any member of the Asper Group, any director, officer or employee of ours or any Guarantor or any Subsidiary of ours or any Guarantor.

“Significant Subsidiary” means any Restricted Subsidiary that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subsidiary” of any specified Person means any corporation, limited liability company, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (2) in the case of a limited liability company, partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Taxing Jurisdiction” means any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which we, or any of our successors, are organized or resident for tax purposes or conduct business, or from or through which payment is made.

“Unrestricted Subsidiary” means (1) any Subsidiary of an Unrestricted Subsidiary and (2) any of our Subsidiaries that is designated (a “Designation”) as of or after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by our Board of Directors; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary after the Issue Date only if (a) such Designation is in compliance with the “Limitation on Restricted Payments” covenant; (b) no Default or Event of Default has occurred and is continuing or results therefrom; and (c) neither we nor any Restricted Subsidiary will at any time

(i)	provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

(ii)	be directly or indirectly liable for any Indebtedness of such Subsidiary, or

(iii)	be directly or indirectly liable for any Other Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any Other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except (A) in the case of clause (i) or (ii) to the extent

(x)	that we or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to “—Limitation on Additional Indebtedness” above; and

(y)	the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under “—Material Covenants—Limitation on Restricted Payments” above; and

(B) in the case of clause (i) or (ii) in respect of guarantees and letters of credit existing on the CMI Senior Subordinated Notes Issue Date extended to Unrestricted Subsidiaries or other third parties and described in this offering memorandum in “—Description of Credit Facility and Other Indebtedness—Other Indebtedness.”

The trustee shall be given prompt notice by us of each resolution adopted by our Board of Directors under this provision, together with a copy of each such resolution adopted.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Restricted Subsidiary, all of the outstanding voting securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by us.

Book-Entry, Delivery and Form

The exchange notes will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant, including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.”

As long as DTC or its nominee is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the exchange notes represented by such Global Notes for all purposes under the indenture and the exchange notes. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time. In the event that owners of beneficial interests in the Global Notes become entitled to receive exchange notes in definitive form, such exchange notes will be issued only in registered form and denominated in multiples of US$1.00.

The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar of the exchange notes.

Depository Procedures

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between DTC Participants through electronic book-entry changes in accounts of Participants. Participants include securities brokers and dealers (including the dealer manager), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of only through Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of are recorded on the records of Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it, ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Note may hold their interests therein directly through DTC, if they are Participants, or indirectly through organizations (including Euroclear and Clearstream) that are Participants or Indirect Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through their respective depositories, which in turn will hold such interests in the Global Notes in customers’ securities accounts in their respective names on the books of DTC. Euroclear Bank S.A./N.V. will initially act as depository for Euroclear, and Citibank, N.A. will initially act as depository for Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the dealer manager or the initial purchaser in the concurrent offer, as applicable, the trustee nor any agent of ours, the dealer manager or the initial purchaser in the concurrent offer, as applicable, or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the exchange notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global exchange notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global exchange notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, crossmarket transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules ad procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under “—Exchange of Book Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the Global Notes for legended exchange notes in certificated form and to distribute such exchange notes to Participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among accountholders in DTC and accountholders of Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the dealer manager or the initial purchaser in the concurrent offer, as applicable, or the trustee nor any agents of ours, the dealer manager or the initial purchaser in the concurrent offer, as applicable, or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

A Global Note is exchangeable for definitive exchange notes in registered certificated form if:

(i)	DTC (x) notifies us that it is unwilling or unable to continue as depository for the Global Note and we thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act;

(ii)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the exchange notes in certificated form; or

(iii)	there shall have occurred and be continuing a Default or an Event of Default with respect to the exchange notes.

In all cases, certificated exchange notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PLAN OF DISTRIBUTION

There has previously been only a limited secondary market and no public market for the initial notes. We do not intend to apply for the listing of the notes on a national securities exchange or for their quotation through The Nasdaq Stock Market. The initial notes are eligible for trading in The PortalSM Market, an electronic screen-based system which permits the trading of eligible privately placed securities by certain qualified institutional investors which is regulated by the NASD, Inc. If an active public market does not develop, the market price and liquidity of the exchange notes may be adversely affected.

If a trading market develops for the initial notes or the exchange notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

With respect to resale of exchange notes, based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder (other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or “broker” or “dealer” registered under the Exchange Act) who exchanges initial notes for exchange notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K if the resales are of exchange notes obtained by such holder in exchange for initial notes acquired by such holder directly from us or an affiliate of ours, unless an exemption from registration is otherwise available.

As contemplated by the above no-action letters and the registration rights agreements, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any of the guarantors of the notes, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

The exchange offer does not qualify the exchange notes for resale in Canada. Any distribution in Canada of exchange notes will be effected solely to holders of the notes who are eligible to acquire such exchange notes pursuant to exemptions from the requirement under applicable Canadian securities legislation that we prepare and file a prospectus with the relevant Canadian securities regulatory authorities and, as a condition to the sale of their notes pursuant to the exchange offer, holders of the notes in Canada must make representations to us confirming that they are entitled under applicable Canadian provincial securities laws to acquire the exchange notes without the benefit of a prospectus qualified under such laws.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Any broker or dealer registered under the Exchange Act who holds initial notes that were acquired for its own account as a result of market-making activities or other trading activities (other than initial notes acquired directly from us) may exchange such initial notes for exchange notes pursuant to the exchange offer; however, such broker-dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by it in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make available, for a period of 180 days after consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of such exchange notes acquired as described below.

A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreements (including certain indemnification rights and obligations).

The information described above concerning interpretations of, and positions taken by, the SEC is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.

We have agreed to pay all expenses incident to the exchange offer. See “The Exchange Offer—Fees and Expenses.”

LEGAL MATTERS

The validity of the exchange notes and guarantees will be passed upon for us by

•	Cleary Gottlieb Steen & Hamilton LLP, New York, New York (concerning matters of U.S. law),

•	Osler, Hoskin & Harcourt LLP, Toronto, Ontario (concerning matters of Canadian law),

•	Chancery Chambers, Bridgetown, Barbados, West Indies (concerning matters of Barbados law),

•	Pitblado LLP, Winnipeg, Manitoba (concerning matters of Manitoba law),

•	NautaDutilh, Rotterdam, the Netherlands (concerning matters of Dutch law) and

•	A & L Goodbody, Dublin, Ireland (concerning matters of Irish law).

EXPERTS

Our audited consolidated financial statements as of August 31, 2004 and 2003 and for each of the three years in the period ended August 31, 2004 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, Winnipeg, Manitoba, Canada, as stated in their report appearing herein.

INDEX TO FINANCIAL STATEMENTS

CanWest Media Inc. (formerly 3815668 Canada Inc.) Consolidated Financial Statements for the Three and Six Months Ended February 28, 2005 and February 29, 2004 (unaudited)
Consolidated Statements of Earnings (Loss) for the three and six months ended February 28, 2005 and February 29, 2004 (unaudited)	F-2
Consolidated Balance Sheets as at February 28, 2005 (unaudited) and August 31, 2004	F-3
Consolidated Statements of Retained Earnings for the three and six months ended February 28, 2005 and February 29, 2004 (unaudited)	F-4
Consolidated Statements of Cash Flows for the three and six months ended February 28, 2005 and February 29, 2004 (unaudited)	F-5
Notes to Consolidated Financial Statements (unaudited)	F-6

CanWest Media Inc. (formerly 3815668 Canada Inc.) Audited Consolidated Financial Statements for the Years Ended August 31, 2004, 2003 and 2002
Auditors’ Report	F-21
Consolidated Statements of Earnings (Loss) for the years ended August 31, 2004, 2003 and 2002	F-22
Consolidated Balance Sheets as at August 31, 2004 and 2003	F-23
Consolidated Statements of Retained Earnings for the years ended August 31, 2004, 2003 and 2002	F-24
Consolidated Statements of Cash Flows for the years ended August 31, 2004, 2003 and 2002	F-25
Notes to Consolidated Financial Statements	F-26

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

	For the three months ended		For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
		Revised (note 1)		Revised (note 1)
Revenue	688,653	661,865	1,561,283	1,462,469
Operating expenses	368,242	357,881	778,166	744,205
Selling, general and administrative expenses	171,715	160,489	344,816	324,370

	148,696	143,495	438,301	393,894
Amortization of intangibles	4,958	4,550	9,897	9,088
Amortization of property, plant and equipment	23,184	22,985	44,723	45,414
Other amortization	1,318	1,084	2,497	2,389

Operating income	119,236	114,876	381,184	337,003
Interest expense	(61,164)	(86,159)	(134,408)	(173,505)
Interest income	1,036	1,123	1,877	5,823
Amortization of deferred financing costs	(3,120)	(1,899)	(5,321)	(4,017)
Interest rate and foreign currency swap losses	(22,608)	(17,423)	(67,206)	(16,103)
Foreign exchange gains	9,110	439	19,609	5,130
Loan impairment	—	(418,746)	—	(418,746)
Investment gains, losses and write-downs (note 6)	(1,689)	1,452	(54)	1,701
Loss on debt extinguishment (note 5)	—	—	(43,992)	—
Dividend income	—	—	—	1,415

	40,801	(406,337)	151,689	(261,299)
Provision for (recovery for) income taxes (note 4)	(716)	(2,680)	36,497	27,546

Earnings (loss) before the following	41,517	(403,657)	115,192	(288,845)
Minority interests	(17,968)	(14,345)	(56,375)	(45,599)
Interest in earnings (loss) of equity accounted affiliates	596	(186)	1,047	(349)
Realized currency translation adjustments	(848)	2,626	(848)	3,126

Net earnings (loss) for the period	23,297	(415,562)	59,016	(331,667)

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands of Canadian dollars)

	As at February 28, 2005	As at August 31, 2004
		Revised (note 1)
ASSETS
Current Assets
Cash	112,735	93,958
Accounts receivable	499,126	487,536
Inventory	12,131	13,449
Investment in film and television programs	262,664	194,099
Future income taxes	6,795	6,166
Other assets	33,345	22,574

	926,796	817,782
Other investments	23,184	26,828
Investment in film and television programs	42,143	35,157
Due from parent and affiliated companies	131,375	135,172
Property, plant and equipment	693,552	694,633
Future income taxes	—	5,580
Other assets	147,595	90,199
Intangible assets	1,188,399	1,182,145
Goodwill	2,484,142	2,465,248

	5,637,186	5,452,744

LIABILITIES
Current Liabilities
Accounts payable	129,475	153,591
Accrued liabilities (note 3)	262,174	240,021
Income taxes payable	23,755	20,153
Film and television program accounts payable	118,001	65,270
Deferred revenue	35,439	34,218
Future income taxes	6,072	6,072
Current portion of long term debt	26,261	33,204

	601,177	552,529
Long term debt and related foreign currency swap liability (note 5)	3,265,494	3,201,051
Interest rate and foreign currency swap liability	136,371	120,341
Other accrued liabilities	101,574	110,672
Future income taxes	116,325	136,123
Minority interests	95,607	77,456

	4,316,548	4,198,172

Contingencies (note 9)

SHAREHOLDER’S EQUITY
Capital stock	438,838	438,838
Contributed surplus	132,953	132,953
Retained earnings	749,969	690,953
Cumulative foreign currency translation adjustments	(1,122)	(8,172)

	1,320,638	1,254,572

	5,637,186	5,452,744

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

(UNAUDITED)

(In thousands of Canadian dollars)

	For the three months ended		For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
		Revised (note 1)		Revised (note 1)
Retained earnings—beginning of year, as revised	726,672	994,106	690,953	910,211
Net earnings (loss) for the period	23,297	(415,562)	59,016	(331,667)

Retained earnings—end of period	749,969	578,544	749,969	578,544

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands of Canadian dollars)

	For the three months ended		For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
		Revised (note 1)		Revised (note 1)
CASH GENERATED (UTILIZED) BY:

OPERATING ACTIVITIES
Net earnings (loss) for the period	23,297	(415,562)	59,016	(331,667)
Items not affecting cash
Amortization	32,580	30,518	62,438	60,908
Non-cash interest expense	2,915	23,172	26,523	46,534
Future income taxes	(3,577)	(13,098)	(16,924)	66
Realized currency translation adjustments	848	(2,626)	848	(3,126)
Interest rate and foreign currency swap losses net of settlements	16,869	17,423	17,322	16,103
Loss on debt extinguishment	—	—	43,992	—
Loan impairment	—	418,746	—	418,746
Investment gains, losses and write-downs	1,689	(1,452)	54	(1,701)
Amortization and write-down of film and television programs	2,326	1,199	5,310	1,199
Pension expense	3,186	2,670	5,967	4,495
Minority interests	17,968	14,345	56,375	45,599
Other	2,115	(4,970)	(2,447)	(4,373)
Investment in film and television programs	(923)	(4,098)	(4,178)	(14,077)

	99,293	66,267	254,296	238,706
Changes in non-cash operating accounts	77,689	49,179	(60,485)	(80,904)

Cash flows from operating activities	176,982	115,446	193,811	157,802

INVESTING ACTIVITIES
Other investments	209	(22)	292	(126)
Investment in broadcast licences	(1,543)	(5,813)	(1,543)	(5,813)
Acquisition	—	—	(12,493)	—
Proceeds from sales of other investments	—	168	2,171	168
Proceeds from sale of property, plant and equipment	2,983	7,426	3,383	7,426
Purchase of property, plant and equipment	(21,128)	(16,820)	(39,137)	(29,806)
Advances to parent and affiliated companies	(105)	(19,690)	1,682	(35,133)

	(19,584)	(34,751)	(45,645)	(63,284)

FINANCING ACTIVITIES
Issuance of long term debt	9,828	291,785	245,415	291,785
Repayment of long term debt	(101,390)	(249,766)	(270,757)	(352,036)
Swap recouponing (payments) receipts	35,953	(16,774)	(62,549)	(27,957)
Issuance of share capital of Network TEN	3,852	11,016	5,317	12,957
Payment of dividends to minority interests	(47,757)	(60,446)	(47,757)	(60,446)

	(99,514)	(24,185)	(130,331)	(135,697)

Foreign exchange gain on cash denominated in foreign currencies	780	1,844	942	2,675

Net change in cash	58,664	58,354	18,777	(38,504)
Cash—beginning of period	54,071	37,527	93,958	134,385

Cash—end of period	112,735	95,881	112,735	95,881

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

1. SIGNIFICANT ACCOUNTING POLICIES

On November 18, 2004, 3815668 Canada Inc. amalgamated with its wholly-owned subsidiary CanWest Media Inc. (the “Company”) and was renamed CanWest Media Inc. CanWest Media Inc. and its two predecessor companies are wholly-owned subsidiaries of CanWest Global Communications Corp. (“CanWest”). This transaction has been accounted for on a “continuity of interests” basis. These financial statements reflect the consolidated financial position and consolidated results of operations of 3815668 Canada Inc. for all periods prior to November 18, 2004.

The Company is an international media company with interests in broadcast television, publishing, radio, specialty cable channels, outdoor advertising, production and distribution of film and television programming and Internet websites in Canada, Australia, New Zealand and Ireland. The Company’s operating segments include television and radio broadcasting, publishing and online operations and outdoor advertising. In Canada, the Television Broadcast segment includes the operation of the Global Television Network, Prime, various other conventional and specialty channels and Cool FM and The Beat radio stations. The Australian Television Broadcast segment includes the Company’s interest in TEN Group Pty Limited (“TEN Group”), which owns and operates Australia’s TEN Television Network (“Network TEN”). The Canadian Publishing and Online segment includes the publication of a number of newspapers, including metropolitan daily newspapers and the National Post, as well as operation of the canada.com web portal and other web-based operations. The New Zealand Television Broadcast segment includes CanWest MediaWorks NZ Limited’s 3 and C4 Television Networks. The New Zealand Radio Broadcast segment includes CanWest MediaWorks NZ Limited’s RadioWorks operation. The Irish Television Broadcast segment includes the Company’s 45% interest in the Republic of Ireland’s TV3 Television Network. The Australian Outdoor Advertising segment includes the Company’s interest in EyeCorp, an outdoor advertising operation which is wholly owned by TEN Group. The Corporate and Other segment includes various investments in media operations.

The Company’s broadcast customer base is comprised primarily of large advertising agencies, which place advertisements with the Company on behalf of their customers. Publishing and Online revenues include advertising, circulation and subscriptions which are derived from a variety of sources. The Company’s advertising revenues are seasonal. Revenues and accounts receivable are highest in the first and third quarters, while expenses are relatively constant throughout the year.

A summary of significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada for interim financial statements and reflect all adjustments which are, in the opinion of management, necessary for fair statement of the results of the interim periods presented. However, these interim financial statements do not include all of the information and disclosures required for annual financial statements. The accounting policies used in the preparation of these interim financial statements are the same as those used in the most recent annual financial statements except as indicated below. These interim statements should be read in conjunction with the most recent annual financial statements of the Company. All amounts are expressed in Canadian dollars unless otherwise noted. A reconciliation to accounting principles generally accepted in the United States is provided in note 11.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

Share-based compensation

The Company has share-based compensation plans under which options of its parent company, CanWest, are issued to certain employees. These options are granted by CanWest with exercise prices equal to the market value of the underlying stock on the date of grant. CanWest adopted the fair value method of accounting recommended by the CICA in Section 3870, “Stock-based compensation and other stock-based payments”, prospectively for share-based compensation awards granted after September 1, 2003. Accordingly, in the period, the Company expensed $1.8 million (2004—$0.6 million) and credited to due from parent and affiliated companies related to stock options granted by CanWest to the employees of the Company. The fair value of the options granted during the six months ended February 28, 2005, was estimated using the Black-Scholes option pricing model with the assumptions of no dividend yield (2004—nil), an expected volatility of 42% (2004—52%), risk free interest rates of 4.2% (2004—4.5% to 4.9%) and an expected life of 7 years (2004—7 to 9 years).

The total fair value of 1,177,500 stock options (2004—510,500) that were granted by the Company during the six months ended February 28, 2005, was $6.3 million (2004—$3.9 million), a weighted average fair value per option of $5.35 (2004—$7.64). During the first six months, the Company agreed to issue approximately 187,000 shares, which vest in two years, for no consideration. The fair value of the shares at the time of issuance was $10.40 per share. During the six months ended February 28, 2005, the Company recorded compensation expense of $0.3 million related to these shares.

The following are proforma results reflecting the fair value based method of accounting for share-based compensation for options issued prior to September 1, 2003.

The proforma cost of share compensation expense for the three and six months ended February 28, 2005, would be $0.3 million and $0.6 million respectively (2004—$0.4 million and $0.8 million). A value of $2.2 million would be charged to proforma net earnings in future years according to the vesting terms of the options. The resulting proforma net earnings (loss) for the three months ended February 28, 2005, would be $23.0 million, (2004—($416.0) million), and six months ended February 28, 2005, would be $58.4 million (2004—($332.5) million).

The Company’s proforma disclosure does not apply to awards prior to 1996.

Changes in Accounting Policies

Reporting circulation revenue on a gross basis

During the year ended August 31, 2004, the Company retroactively adopted the provisions of the Emerging Issues Committee of the CICA, EIC—123, “Reporting Revenue Gross as a Principal versus Net as an Agent” which was effective September 1, 2002. Accordingly, circulation revenues are reported on a gross basis. Previously the Company reported circulation revenue net of certain of its distribution contract costs. As a result of the adoption the Company has retroactively revised its results. The impact of the revision was to increase sales and operating expenses by $11.3 million and $22.9 million for the three and six months ended February 29, 2004 respectively. There was no impact on net earnings.

Consolidation of variable interest entities

Effective September 1, 2004, the Company has adopted the provisions of The Accounting Standards Board of the Institute of Chartered Accountants of Canada, AcG-15, Consolidation of Variable Interest Entities. The

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

Company has determined that it is the primary beneficiary of TEN Group, a variable interest entity. Accordingly, as required by AcG-15 the Company has consolidated the results of TEN Group. AcG-15 has been adopted on a retroactive basis with restatement of prior periods. Previously, the Company accounted for its investment in TEN Group using the equity method. As at February 28, 2005, the Company holds a 56.4% economic interest in TEN Group (56.6% at August 31, 2004). The interest held by the 43.6% minority is classified in minority interests.

Proposed accounting policies

The Accounting Standards Board of the Institute of Chartered Accountants of Canada has concurrently issued CICA 3855, Financial Instruments—Recognition and Measurement, CICA 3865, Hedges, and CICA 1530, Comprehensive Income, which must be applied by the Company for fiscal years beginning on or after October 1, 2006. CICA 3855 prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and the measurement of such amount. It also specifies how financial instrument gains and losses are to be presented. CICA 3865 is applicable for designated hedging relationships and builds on existing Canadian GAAP guidance by specifying how hedge accounting is applied and what disclosures are necessary when it is applied. CICA 1530 introduces new standards for the presentation and disclosure of components of comprehensive income. Comprehensive income is defined as the change in net assets of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in net assets during a period except those resulting from investments by owners and distributions to owners. The Company is currently considering the impacts of the adoption of such standards.

In December 2004, The Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment, which requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). FAS 123 (Revised 2004) is applicable for as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently considering the impact of the adoption of this standard.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

Consolidated Balance Sheets

The following is a reconciliation of the Company’s consolidated balance sheets reflecting the impact of the adoption of AcG-15.

As at August 31, 2004	As previously reported	Effect of the adoption of AcG-15	As revised
ASSETS
Current Assets
Cash	77,335	16,623	93,958
Accounts receivable	361,085	126,451	487,536
Distributions receivable from TEN Group	36,567	(36,567)	—
Inventory	13,449	—	13,449
Investment in film and television programs	71,601	122,498	194,099
Future income taxes	6,166	—	6,166
Other assets	18,853	3,721	22,574

	585,056	232,726	817,782
Investment in TEN Group	39,929	(39,929)	—
Other investments	12,024	14,804	26,828
Investment in film and television programs	33,467	1,690	35,157
Due from parent and affiliated companies	135,172	—	135,172
Property, plant and equipment	618,042	76,591	694,633
Future income taxes	—	5,580	5,580
Other assets	86,259	3,940	90,199
Intangible assets	928,787	253,358	1,182,145
Goodwill	2,373,442	91,806	2,465,248

	4,812,178	640,566	5,452,744

LIABILITIES
Current Liabilities
Accounts payable	62,363	91,228	153,591
Accrued liabilities	196,323	43,698	240,021
Income taxes payable	10,431	9,722	20,153
Film and television program accounts payable	27,966	37,304	65,270
Deferred revenue	31,959	2,259	34,218
Future income taxes	6,072	—	6,072
Current portion of long term debt	31,712	1,492	33,204

	366,826	185,703	552,529
Long term debt and related foreign currency swap liability	2,840,591	360,460	3,201,051
Interest rate and foreign currency swap liability	120,341	—	120,341
Other accrued liabilities	77,583	33,089	110,672
Future income taxes	136,123	—	136,123
Minority interest	16,142	61,314	77,456

	3,557,606	640,566	4,198,172

SHAREHOLDER’S EQUITY
Capital stock	438,838	—	438,838
Contributed surplus	132,953	—	132,953
Retained earnings	690,953	—	690,953
Cumulative foreign currency translation adjustments	(8,172)	—	(8,172)

	1,254,572	—	1,254,572

	4,812,178	640,566	5,452,744

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

The following supplemental note disclosure relates to the effect that the consolidation of TEN Group has on certain balances as of and for the year ended August 31, 2004.

Investment in film and television program rights

	As at August 31, 2004
	Current	Long term
Broadcast rights	122,003	1,690
Other	495	—

	122,498	1,690

Property, plant and equipment

	As at August 31, 2004
	Cost	Accumulated Amortization	Net
Land	4,834	—	4,834
Buildings	9,065	(2,105)	6,960
Leasehold improvements	4,931	(935)	3,996
Plant and equipment	173,074	(114,057)	59,017
Plant and equipment under lease	6,351	(4,567)	1,784

	198,255	(121,664)	76,591

Intangible assets

	As at August 31, 2004
	Cost	Accumulated Amortization	Net
Finite Life:
Site licences	27,486	2,445	25,041
Indefinite Life:
Broadcast licences	228,317	—	228,317

	255,803	2,445	253,358

Site licences represent outdoor site leases. These licences are amortized on a straight line basis over the term of the leases (approximately 20 to 40 years).

Goodwill

As at August 31, 2004 goodwill of $54 million relates to the Australia—Outdoor advertising segment, and $38 million relates to the Australia Network TEN segment. There were no changes in the goodwill balances in the year ended August 31, 2004.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

Long term debt

As at August 31, 2004
Unsecured Bank Loan (1)	163,048
Senior unsecured notes (2)	164,585
Other	3,169

330,802
Effect of foreign currency swap	31,150

Total long term debt	361,952
Less portion due within one year	1,492

Long term portion	360,460

(1)	Credit facility provides for a maximum of $652 million (A$700 million) in advances. At August 31, 2004 the TEN group had drawn A$175 million against this facility leaving an availability of A$525 million. This facility matures in December 2008. The TEN Group entered into interest rate swap contracts with a notional amount of A$250 million to fix the interest on this facility and subsequent facilities with maturities to 2011. The effective interest rate of this debt is approximately 5.7%.

(2)	The US$125 million unsecured notes mature in March 2013 and bear interest at 5.4%. The Company has entered into a US$125 million cross currency interest rate swap resulting in floating rates and a fixed currency exchange rate of US$1:A$1.6807. The effective interest rate of this debt is approximately 6.7%.

Commitments

As at August 31, 2004 the TEN Group had the following commitments:

Year ended August 31,	2005	2006	2007	2008	2009	thereafter
Capital expenditures	2,735	464	—	—	—	—
Program expenditures	57,773	28,391	40,205	16,528	6,947	—
Leases	35,254	28,649	22,341	15,174	7,042	39,108

Total	95,762	57,504	62,546	31,702	13,989	39,108

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

2. ACQUISITIONS

In September 2004, TEN Group acquired the remaining interest in Eye Shop not already owned for cash consideration of $12.5 million (A$13.4 million). The company’s principal activity is the sale of advertising space in shopping centres. A summary of the fair value of assets acquired follows:

Current assets	4,059
Property, plant and equipment	5,071
Goodwill	8,152

Total assets	17,282

Current liabilities	1,223

Total liabilities	1,223

16,059

Consideration:
Cash	12,493
Carrying value of Eye Shop at date of acquisition	3,566

16,059

This purchase equation is preliminary and may be adjusted.

3. RESTRUCTURING ACCRUALS

For the period ended February 28, 2005, expenditures charged to the restructuring accruals were $3.0 million. The balance of the restructuring accruals is expected to be substantially disbursed by August 31, 2005.

	Severance	Lease/ contract termination	Integration	Other	Total
Balance August 31, 2004	5,018	159	250	999	6,426
Expenditures	(2,458)	(99)	—	—	(2,557)

Balance February 28, 2005	2,560	60	250	999	3,869

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

4. INCOME TAXES

The Company’s provision for income taxes reflects an effective income tax rate which differs from the combined Canadian statutory rate as follows:

	For the three months ended			For the six months ended
	February 28, 2005		February 29, 2004	February 28, 2005		February 29, 2004
			Revised (note 1)			Revised (note 1)
Income taxes at combined Canadian statutory rate of 35.20% (2003—35.59%)	14,362		(144,628)	53,395		(92,996)
Non-taxable portion of capital (gains) and losses	241		—	1,600		—
Effect of valuation allowance on future tax assets	243		151,232	1,527		151,232
Effect of foreign income tax rates differing from Canadian income tax rates	(3,243)		(8,390)	(11,457)		(23,924)
Tax costs of exchange note offer	(80)		—	5,697		—
Change in expected future tax rates	(194)		—	(4,338)		—
Large corporations tax	491		800	1,435		1,600
Effect of change in tax rates	—		—	—		4,246
Effect of resolved uncertain tax positions and tax disputes	(4,899)		—	(4,899)		(7,000)
Non-deductible expenses and withholding taxes	629		1,081	1,338		3,589
Prior period temporary differences not previously tax effected	(6,989	)(1)	—	(6,989	)(1)	—
Utilization of loss carry forwards not previously tax effected	—		(1,797)	—		(7,386)
Other	(1,277)		(978)	(812)		(1,815)

Provision for (recovery of) income taxes	(716)		(2,680)	36,497		27,546

(1)	The provision for income taxes for the three and six months ended February 28, 2005, includes adjustments for prior period temporary differences not previously tax effected aggregating to $7.0 million ($6.2 million future income tax, and $0.8 million current income tax). The Company has determined these adjustments are not material to the reported results, accordingly, the adjustments have been included in the current year’s earnings.

5. LONG TERM DEBT

On November 18, 2004, the Company completed an exchange offer to exchange a new series of 8% Senior Subordinated notes due 2012 for the outstanding 12 1/8% Senior notes due 2010 issued by the Hollinger Participation Trust. In the exchange offer, the holders of the trust notes received US$1,240 principal amount of new notes in exchange for each US$1,000 of trust notes. In addition, the Company completed a concurrent offer of notes, proceeds of which were used to retire the 12 1/8% junior subordinated notes held by Hollinger, which had not been participated to the Hollinger Participation Trust. The effect of these transactions replaced the Company’s existing $903.6 million 12 1/8% junior subordinated notes (including accrued interest to November 18, 2004) with new $908.1 million (US$761.1 million) 8% senior subordinated notes.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

The issuance of the new notes was recorded at their fair value at November 18, 2004 of $944 million. The difference between the fair value of the new notes and the book value of the junior subordinated notes together with certain other costs of settling the debt totaling $44 million, was charged to earnings as a loss on debt extinguishment.

The Company has entered into a US$761.1 million cross-currency interest rate swap resulting in floating interest rates on its senior subordinated notes at interest rates based on CDOR plus a margin and a fixed currency exchange rate of US$1:$1.1932 until September 2012.

Under its Senior Secured Credit facility the Company is required to maintain a fair value of its interest rate swaps and foreign currency and interest rate swaps above a prescribed minimum liability. There are also prescribed minimum liabilities with individual counterparties, which have two-way recouponing provisions. The Company was required to make net recouponing payments of $97.0 million in the six months ended February 28, 2005 (2004—$28.0 million), $34.5 million of this recouponing payment related to overhanging swaps and accordingly was reflected in cash flows from operating activities. Further strengthening of the Canadian currency and/or declining interest rates may result in further payments to counterparties.

6. INVESTMENT GAINS, LOSSES AND WRITE-DOWNS

The Company has recorded the following investment gains and losses.

	For the three months ended		For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
Gain on sale of investments	—	—	2,171	—
Dilution gain—TEN Group	557	1,452	733	1,701
Other	(2,246)	—	(2,958)	—

	(1,689)	1,452	(54)	1,701

7. RELATED PARTY TRANSACTIONS

Due from parent and affiliated companies consist of the following:

	As at February 28, 2005	As at August 31, 2004
Due from parent, CanWest—non-interest bearing	76,183	79,460
Due from various affiliated companies CanWest Entertainment Inc.—non-interest Bearing	60,701	60,637
Fireworks Entertainment Inc.—non-interest bearing	413,237	413,821
Provision for loan impairment	(418,746)	(418,746)

Due from parent and affiliated companies	131,375	135,172

These advances have no fixed repayment terms.

The Company has loans due from Fireworks Entertainment Inc. and its parent, CanWest Entertainment Inc., companies controlled by CanWest in the amount of $473.9 million. Following a period of poor financial

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

performance and increasing concern about the significant decline in the marketability of Fireworks products internationally, in fiscal 2004 CanWest commenced a process to sell its Fireworks Entertainment Division. A comprehensive revaluation of the fair value of the assets and liabilities of Fireworks Entertainment was completed which resulted in the determination of a fair value that was significantly below the book value of the loans, and accordingly, the Company established a provision of $419 million against these loans.

The Company made operating lease payments of $1.6 million to CanWest and affiliated companies for the six months ended February 28, 2005 (2004—$1.6 million). For the six months ended February 28, 2005, the Company acquired broadcast rights for television programs from Fireworks in the amount of $0.5 million (2004—$3.3 million).

Senior subordinated notes held by CanWest Communications Corporation, the parent company of CanWest, totaled $51.7 million (US$41.9 million) at February 28, 2005 (August 31, 2004—$55.0 million (US$41.9 million)). This debt matures on May 15, 2011 and bears interest at 10.625%. For the six months ended February 28, 2005, interest expense related to this debt totaled $3.0 million (2004—$3.2 million).

8. EMPLOYEE BENEFIT PLANS

The Company has a number of funded and unfunded defined benefit plans, as well as defined contribution plans, that provide pension, other retirement and post retirement benefits to its employees. The measurement date for our plans is June 30 of each year. Information regarding the components of net periodic benefit cost for our benefit plans is presented below:

	Pension benefits		Post retirement benefits		Pension benefits		Post retirement benefits
	For the three months ended				For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
Current service cost	4,443	4,254	333	315	8,886	8,506	665	630
Employee contributions	(1,540)	(1,515)	—	—	(3,080)	(3,029)	—	—
Accrued interest on benefits	6,108	5,610	587	583	12,215	11,219	1,173	1,167
Expected return on plan assets	(5,056)	(4,585)	—	—	(10,111)	(9,169)	—	—
Amortization of transitional obligation	148	147	—	—	295	295	—	—
Amortization of past service costs	301	301	34	76	603	603	68	153
Amortization of net actuarial loss (gain)	757	839	(14)	34	1,514	1,678	(27)	68
Changes in valuation allowance	(18)	(21)	—	—	(35)	(42)	—	—

Total pension and post retirement benefit expense	5,143	5,030	940	1,008	10,287	10,061	1,879	2,018

9. CONTINGENCIES

(a) On December 17, 2003, the Company filed a statement of claim against Hollinger International Inc., Hollinger Inc. and certain related parties in the amount of $25.7 million plus interest representing amounts owed to the Company related to its acquisition of 50% of The National Post Company partnership in March 2002. In August

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

2004, the Company obtained a summary judgment in respect of its claim against Hollinger for $22.5 million of this claim plus interest. A payment of $26.5 million was received in November 2004 in satisfaction of this claim. The Company has also requested arbitration related to a further $83.2 million owed by Hollinger International Inc. and Hollinger Canadian Newspapers Limited Partnership related to certain unresolved matters related to its November 15, 2000 acquisition of certain newspaper assets from Hollinger International Inc. and Hollinger Canadian Newspapers Limited Partnership. Hollinger International disputes this claim and claims that it and certain of its affiliates are owed $45 million by the Company. The outcome of this arbitration is not determinable.

(b) In March 2001, a statement of claim was filed against the Company and certain of the Company’s subsidiaries by CanWest Broadcasting Ltd.’s (“CBL’s”) former minority interests requesting, among other things, that their interests in CBL be purchased without minority discount. In addition, the claim alleges the Company wrongfully terminated certain agreements and acted in an oppressive and prejudicial manner towards the plaintiffs. The action was stayed on the basis that the Ontario courts have no jurisdiction to try the claim. In April 2004, a statement of claim was filed in Manitoba, which was substantially the same as the previous claim, seeking damages of $405 million. The Company believes the allegations are substantially without merit and not likely to have a material adverse effect on its business, financial condition or results of operation. The Company intends to vigorously defend this lawsuit.

(c) The Company is involved in various legal matters arising in the ordinary course of business. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

10. SEGMENTED INFORMATION

The Company operates primarily within the publishing, online, broadcasting and outdoor advertising industries in Canada, New Zealand, Ireland and Australia.

Each segment below operates as a strategic business unit with separate management. Segment performance is measured primarily on the basis of operating profit. The 2004 results have been restated to reflect the consolidation of TEN Group in accordance with AcG-15 (see note 1). Segmented information in Canadian dollars is as follows:

	Revenue		Segment operating profit		Revenue (1)		Segment operating profit
	For the three months ended				For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
Publishing and Online-Canada	289,467	286,302	54,930	56,573	615,226	601,403	140,300	139,726

Television
Canada	163,718	160,977	25,671	29,958	363,999	352,229	81,163	86,128
Australia-Network TEN	154,573	144,106	58,773	49,787	401,424	357,066	178,965	142,137
New Zealand	23,104	21,563	2,119	3,052	58,855	51,944	16,796	12,913
Ireland	8,461	7,759	2,284	2,162	19,782	17,619	7,254	5,886

Total television	349,856	334,405	88,847	84,959	844,060	778,858	284,178	247,064
Radio—New Zealand	24,412	23,108	8,110	7,930	48,175	44,466	15,995	15,017
Outdoor—Australia	24,918	18,050	4,904	2,257	53,822	37,742	12,697	6,624
Corporate and other	—	—	(8,095)	(8,224)	—	—	(14,869)	(14,537)

Total operating segments	688,653	661,865	148,696	143,495	1,561,283	1,462,469	438,301	393,894

(1)	Represents revenue from third parties. In addition the following segments recorded intercompany revenues in the six months ended February 28, 2005: Canadian Television—$0.4 million (2004—$0.4 million), Publishing and Online—Canada—$0.6 million (2004—nil).

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

The following table reconciles segment operating profit to net earnings (loss):

	For the three months ended		For the six months ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
Segment operating profit	148,696	143,495	438,301	393,894
Amortization of intangibles	4,958	4,550	9,897	9,088
Amortization of property, plant and equipment	23,184	22,985	44,723	45,414
Other amortization	1,318	1,084	2,497	2,389

Operating income	119,236	114,876	381,184	337,003
Interest expense	(61,164)	(86,159)	(134,408)	(173,505)
Interest income	1,036	1,123	1,877	5,823
Amortization of deferred financing costs	(3,120)	(1,899)	(5,321)	(4,017)
Interest rate and foreign currency swap losses	(22,608)	(17,423)	(67,206)	(16,103)
Foreign exchange gains	9,110	439	19,609	5,130
Loan impairment	—	(418,746)	—	(418,746)
Investment gains, losses and write-downs	(1,689)	1,452	(54)	1,701
Loss on debt extinguishment	—	—	(43,992)	—
Dividend income	—	—	—	1,415

	40,801	(406,337)	151,689	(261,299)
Provision for (recovery of) income taxes	(716)	(2,680)	36,497	27,546

Earnings (loss) before the following	41,517	(403,657)	115,192	(288,845)
Minority interests	(17,968)	(14,345)	(56,375)	(45,599)
Interest in earnings (loss) of equity accounted affiliates	596	(186)	1,047	(349)
Realized currency translation adjustments	(848)	2,626	(848)	3,126

Net earnings (loss) for the period	23,297	(415,562)	59,016	(331,667)

11. UNITED STATES ACCOUNTING PRINCIPLES

These interim financial statements have been prepared in accordance with Canadian GAAP. In certain aspects GAAP as applied in the United States (“U.S.”) differs from Canadian GAAP. The principal differences affecting the company are disclosed in the annual financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

RECONCILIATION TO US GAAP

Consolidated Statements of Earnings

The following is a reconciliation of net earnings (loss) reflecting the differences between Canadian and U.S. GAAP:

	For the six months ended
	February 28, 2005	February 29, 2004
		Revised (note 1)
Net earnings in accordance with Canadian GAAP	59,016	(331,667)
Pre-operating costs incurred net of tax of $289 (2004—$268)	(515)	(1,097)
Amortization of pre-operating costs net of tax of $378 (2004—$454)	673	199
Realization of cumulative translation adjustments net of tax of nil	848	(3,126)
Programming costs imposed by regulatory requirement net of tax of $1,178 (2004—$632)	(2,093)	(2,443)
Pension valuation allowances net of tax of $13 (2004—$15)	(22)	(27)
Gain (loss) on interest rate and cross currency swaps and translation of foreign denominated debt net of tax of $34,784 (2004—$11,236)	7,481	10,107
Settlement of acquired tax contingencies net of tax of nil	—	(7,000)

Net earnings (loss) for the period in accordance with U.S. GAAP	65,388	(335,054)

Consolidated Statements of Comprehensive Income (Loss)

Comprehensive income (loss)—current periods

Net earnings (loss) in accordance with U.S. GAAP	65,388	(335,054)

Unrealized foreign currency translation gain	6,202	42,650
Unrealized gains on securities available for sale net of tax of nil	—	51,212
Transition adjustment on swaps net of tax of $88 (2004—$88)	158	158

	6,360	94,020

Comprehensive income (loss)	71,748	(241,034)

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(UNAUDITED)

(In thousands of Canadian dollars except as otherwise noted)

Comprehensive income (loss)—accumulated balances

	Foreign currency translation	Unrealized gains (losses) on securities	Transition adjustment on swaps	Total
Accumulated other comprehensive income (loss)—August 31, 2003	(33,001)	16,834	(2,230)	(18,397)
Change during the year	14,795	(16,834)	313	(1,726)

Accumulated other comprehensive income (loss)—August 31, 2004	(18,206)	—	(1,917)	(20,123)
Change during the six months ended February 28, 2005	6,202	—	158	6,360

Accumulated other comprehensive income (loss)—February 28, 2005	(12,004)	—	(1,759)	(13,763)

A reconciliation of shareholder’s equity reflecting the differences between Canadian and U.S. GAAP is set out below

	As at February 28, 2005	As at August 31, 2004
Shareholder’s equity in accordance with Canadian GAAP	1,320,638	1,254,572
Pre-operating costs incurred, net of tax of $2,239 (2004—$2,328)	(4,012)	(4,170)
Goodwill adjustment related to retroactive equity accounting of WIC upon regulatory approval net of tax of nil	38,503	38,503
Goodwill adjustment related to programming costs incurred net of tax of $7,867 (2004—$6,689)	(14,083)	(11,990)
Goodwill adjustment related to integration costs of CanWest Publications net of tax of $936	(1,663)	(1,663)
Amortization of goodwill related to future programming costs imposed by regulatory requirement on business combination net of tax of nil	938	938
Costs to develop intangible assets expensed net of tax of $860	(1,465)	(1,465)
Pension valuation allowance net of tax of $253 (2004—$266)	434	456
Goodwill adjustment related to resolution of acquired tax contingencies	(7,000)	(7,000)
Adjustment related to treatment of accounting policy change net of tax of nil	160,500	160,500
Adjustment to reflect losses on interest rate and cross-currency swaps net of tax of $72,092 (2004—$37,308)	(20,820)	(28,301)
Transition adjustment on interest rate swaps, net of tax of $1,053 (2004—$1,141)	(1,759)	(1,917)

Shareholder’s equity in accordance with U.S. GAAP	1,470,211	1,398,463

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

November 10, 2004, except for note 21 which is as of November 18, 2004, and note 1(d), note 22(q), note 20 and note 23 which are as of April 15, 2005

Auditors’ Report

To the Directors of

CanWest Media Inc. (formerly 3815668 Canada Inc.)

We have audited the consolidated balance sheets of CanWest Media Inc. (formerly 3815668 Canada Inc.) as at August 31, 2004 and August 31, 2003 and the related consolidated statements of earnings, retained earnings and cash flows for each of the three years in the period ended August 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Canadian generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2004 and August 31, 2003 and the results of its operations and its cash flows for each of the three years in the period ended August 31, 2004 in accordance with Canadian generally accepted accounting principles.

On November 10, 2004, except for note 22 which was as of November 18, 2004, and notes 1 and 23 which were as of February 23, 2005, we reported separately to directors of 3815668 Canada Inc. on the financial statements of the same periods, prepared in accordance with Canadian generally accepted accounting principles with the Company’s investment in TEN Group Pty Limited accounted for using the equity method. As explained in note 1 (d), these consolidated financial statements consolidate the Company’s investment in TEN Group Pty Limited.

Chartered Accountants

Winnipeg, Canada

November 10, 2004, except for note 21 which is as of November 18, 2004, and note 1(d), note 20, note 22(q) and note 23 which are as of April 15, 2005

Comments by Auditors on Canada-U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the changes described in note 1 (d) and correction of errors as described in notes 1, 6 and 22 to the consolidated financial statements. Our report to the directors dated November 10, 2004, except for note 21 which is as of November 18, 2004 and noted 1 (d), note 20, note 22(q) and note 23 which are as of April 15, 2005, is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles or corrections of errors in the auditors’ report when the changes are properly accounted for and adequately disclosed in the financial statements.

Chartered Accountants

Winnipeg, Canada

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

FOR THE YEARS ENDED AUGUST 31

(In thousands of Canadian dollars)

	2004	2003	2002
		Revised (note 1(d))	Revised (note 1(d))
Revenue	2,911,400	2,790,484	2,725,924
Operating expenses	1,538,465	1,465,056	1,457,906
Selling, general and administrative expenses	653,392	642,114	653,219
Restructuring expenses and film and television program impairment expenses (note 9)	2,445	31,071	—

	717,098	652,243	614,799
Amortization of intangibles (note 7)	18,182	18,135	18,200
Amortization of property, plant and equipment	88,477	85,794	86,715
Other amortization	5,035	7,087	7,815

Operating income	605,404	541,227	502,069
Interest expense	(338,665)	(376,547)	(372,592)
Interest income	9,635	—	—
Amortization of deferred financing costs	(12,641)	(8,247)	(9,942)
Interest rate and foreign currency swap losses (note 8)	(110,860)	(23,015)	(1,631)
Foreign exchange gains (note 8)	44,976	3,928	469
Loan impairment (note 16)	(418,746)	—	—
Goodwill impairment loss in Eye Corp. (note 6)	—	—	(56,114)
Investment gains, losses and write-downs (note 13)	120,302	9,240	16,622
Dividend income	3,738	3,532	3,241

	(96,857)	150,118	82,122
Provision for (recovery of) income taxes (note 12)	37,760	(46,336)	64,787

Earnings (loss) before the following	(134,617)	196,454	17,335
Minority interests	(80,349)	(80,637)	18,583
Interest in earnings (loss) of equity accounted affiliates	2,731	(1,332)	(1,523)
Realized currency translation adjustments (note 11)	(7,023)	922	(1,000)

Net earnings (loss) for the year	(219,258)	115,407	33,395

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (FORMERLY 3815668 CANADA INC.)

CONSOLIDATED BALANCE SHEETS

AS AT AUGUST 31

(In thousands of Canadian dollars)

	2004	2003
		Revised (note 1(d) and 6)
ASSETS
Current Assets
Cash	93,958	134,385
Accounts receivable	487,536	484,914
Inventory	13,449	14,509
Investment in film and television programs (note 4)	194,099	193,773
Future income taxes (note 12)	6,166	20,223
Other assets	22,574	14,096

	817,782	861,900
Other investments (note 3)	26,828	120,701
Investment in film and television programs (note 4)	35,157	33,661
Due from parent and affiliated companies (note 16)	135,172	514,478
Property, plant and equipment (note 5)	694,633	704,108
Future income taxes (note 12)	5,580	19,275
Other assets (note 15)	90,199	78,550
Intangible assets (note 7)	1,182,145	1,183,580
Goodwill (note 6)	2,465,248	2,455,528

	5,452,744	5,971,781

LIABILITIES
Current Liabilities
Accounts payable	153,591	150,574
Accrued liabilities (note 9)	240,021	255,170
Income taxes payable	20,153	46,267
Film and television program accounts payable	65,270	75,170
Deferred revenue	34,218	32,376
Future income taxes (note 12)	6,072	6,072
Current portion of long term debt	33,204	63,927

	552,529	629,556
Long term debt and related foreign currency swap liability (note 8)	3,201,051	3,516,943
Interest rate and foreign currency swap liability (note 8)	120,341	24,646
Other accrued liabilities (note 15)	110,672	121,461
Future income taxes (note 12)	136,123	164,175
Minority interests	77,456	60,491

	4,198,172	4,517,272

Commitments, contingencies and guarantees (note 19)

SHAREHOLDER’S EQUITY
Capital Stock (note 10)	438,838	438,838
Contributed surplus	132,953	132,953
Retained earnings	690,953	910,211
Cumulative foreign currency translation adjustments (note 11)	(8,172)	(27,493)

	1,254,572	1,454,509

	5,452,744	5,971,781

The notes constitute an integral part of the consolidated financial statements.

Signed on behalf of the Board
/s/ David Drybrough Director	/s/ Leonard Asper Director

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

FOR THE YEARS ENDED AUGUST 31

(In thousands of Canadian dollars)

	2004	2003	2002
		Revised (note 1(d))	Revised (note 1(d))
Retained earnings—beginning of year, as revised	910,211	794,804	806,678
Adjustment for adoption of new accounting pronouncement (note 1(c))	—	—	(45,269)

Retained earnings—beginning of year, as adjusted	910,211	794,804	761,409
Net earnings (loss) for the year	(219,258)	115,407	33,395

Retained earnings—end of year	690,953	910,211	794,804

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED AUGUST 31

(In thousands of Canadian dollars)

	2004	2003	2002
		Revised (note 1(d))	Revised (note 1(d))
CASH GENERATED (UTILIZED) BY:
OPERATING ACTIVITIES
Net earnings (loss) for the year	(219,258)	115,407	33,395
Items not affecting cash
Amortization	124,335	119,263	122,672
Non-cash interest expense	97,950	108,385	105,790
Future income taxes	(7,987)	(55,362)	25,220
Realized currency translation adjustments	7,023	(922)	1,000
Loan impairment	418,746	—	—
Interest rate and foreign currency swap losses net of settlements	98,056	23,015	1,631
Investment gains, losses, and write-downs	(120,302)	(9,240)	(16,622)
Film and program inventory write-down	—	18,082	—
Goodwill impairment loss in Eye Corp.	—	—	56,114
Amortization of film and television programs	5,656	—	—
Pension expense	6,276	7,609	6,445
Minority interests	80,349	80,637	(18,583)
Other	(3,197)	1,332	1,523
Investment in film and television programs	(12,234)	(3,680)	—

	475,413	404,526	318,585
Changes in non-cash operating accounts (note 14)	(79,436)	29,724	(134,722)

Cash flows from operating activities	395,977	434,250	183,863

INVESTING ACTIVITIES
Other investments	(389)	(9,300)	(10,474)
Acquisition	—	—	(8,311)
Investment in broadcast licences	(5,813)	(2,325)	—
Proceeds from sales of other investments	144,127	44,113	87,000
Proceeds from divestitures	83,316	193,500	390,059
Proceeds from sale of property, plant and equipment	7,426	1,492	—
Purchase of property, plant and equipment	(62,549)	(58,679)	(77,953)
Advances to parent and affiliated companies	(40,403)	(48,021)	(45,275)

	125,715	120,780	335,046

FINANCING ACTIVITIES
Issuance of long term debt	516,034	483,776	268,255
Repayment of long term debt	(974,006)	(935,527)	(682,668)
Swap recouponing payments	(27,957)	(3,000)	—
Issuance of share capital	—	1,731	—
Issuance of share capital of TEN Group	14,423	12,981	—
Payment of dividends to minority interests	(93,002)	(40,497)	(44,828)
Net change in bank loans and advances	—	—	(28,999)

	(564,508)	(480,536)	(488,240)

Foreign exchange gain on cash denominated in foreign currencies	2,389	—	—

Net change in cash	(40,427)	74,494	30,669
Cash—beginning of year	134,385	59,891	29,222

Cash—end of year	93,958	134,385	59,891

The notes constitute an integral part of the consolidated financial statements.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

1. SIGNIFICANT ACCOUNTING POLICIES

On November 18, 2004, 3815668 Canada Inc. amalgamated with its wholly-owned subsidiary CanWest Media Inc. (the “Company”) and was renamed CanWest Media Inc. CanWest Media Inc. and its two predecessor companies are wholly-owned subsidiaries of CanWest Global Communications Corp. (“CanWest”). This transaction has been accounted for on a “continuity of interests” basis. These financial statements reflect the consolidated financial position and consolidated results of operations of 3815668 Canada Inc. for all periods prior to November 18, 2004.

The Company is an international media company with interests in broadcast television, publishing, radio, specialty cable channels, outdoor advertising, and internet websites in Canada, Australia, New Zealand, and Ireland. The Company’s operating segments include television and radio broadcasting, publishing and online operations and outdoor advertising. In Canada, the Television Broadcast segment includes the operation of the Global Television Network, Prime, various other conventional and specialty channels and the Cool FM and The Beat radio stations. The Australian Television segment includes TEN Group Pty Limited (“TEN Group”), which owns and operates Australia’s TEN Television Network (“Network TEN”). The Canadian Publishing and Online segment includes the publication of a number of newspapers, including metropolitan daily newspapers, and the National Post as well as operation of the canada.com web portal and other web based operations. The New Zealand Television Broadcast segment includes CanWest MediaWorks NZ Limited’s 3 and C4 Television Networks. The New Zealand Radio Broadcast segment includes CanWest MediaWorks NZ Limited’s, RadioWorks operation, which is comprised of five nationally-networked radio brands and 27 local radio stations. The Irish Television Broadcasting segment includes the Company’s 45% interest in the Republic of Ireland’s TV3 Television Network. The Australian Outdoor advertising segment includes EyeCorp, an outdoor advertising operation which is wholly owned by TEN Group. The Corporate and Other segment includes various investments in media operations including a 29.9% interest in Northern Ireland’s Ulster Television plc (“UTV”) (sold in June 2004).

The Company’s broadcast customer base is comprised primarily of large advertising agencies which place advertisements with the Company on behalf of their customers. Publishing and Online revenues include advertising, circulation and subscriptions which are derived from a variety of sources. The Company’s advertising revenues are seasonal. Revenues and accounts receivable are highest in the first and third quarters, while expenses are relatively constant throughout the year.

A summary of significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. All amounts are expressed in Canadian dollars unless otherwise noted. A reconciliation to accounting principles generally accepted in the United States is provided in note 22.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, and the Company’s pro rata 45% share of the assets, liabilities, and results of operations of TV3 Ireland and its pro rata

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

50% share of the assets, liabilities and results of operations of Mystery (effective June 1, 2004). The Company has determined that it is the primary beneficiary of TEN Group, a variable interest entity. Accordingly, as required by AcG-15, Consolidation of Variable Interest Entities, the Company has consolidated the results of TEN Group.

Investments

The Company accounts for its investment where significant influence can be exercised, but not control, using the equity method. Other investments are recorded at cost. A provision for loss in value of investments is made when a decline in fair value is considered other than temporary.

Investment in film and television program rights

(a) Broadcast rights

The Company has entered into various agreements for the rights to broadcast certain feature films and television programs. The Company records a liability for broadcast rights and the corresponding asset when the programs are available for telecast. Broadcast rights are charged to operations as programs are telecast over the anticipated period of use. A loss is recognized when the carrying amount exceeds net realizable value.

(b) Film and television program rights

Investment in film and television programs represents the unamortized costs of film and television programs that have been produced by the Company, or for which the Company has acquired distribution rights. Included in investment in film and television programs are film and television programs in progress and in development. Film and television programs in progress represent the accumulated costs of productions that have not yet been completed by the Company.

Amortization of investment in completed films and television programs and accrual of participation costs are calculated using the individual film forecast computation method, based on the ratio that current period revenue earned from the film and television programs bears to management’s estimate of ultimate revenue expected to be recognized from the exploitation of the film or television program.

Estimates of ultimate future revenue are prepared on a title-by-title basis and reviewed periodically based on current market conditions. For episodic television series, until revenue estimates include revenues from secondary markets, capitalized costs for each episode are limited to the amount of revenue contracted for each episode. Ultimate revenue estimates include secondary market revenue only when the Company can demonstrate through its experience or industry norms, that the number of episodes already produced, plus those for which a firm commitment exists and the Company expects to deliver, can be licenced successfully in the secondary market. Ultimate revenue estimates include revenues for up to ten years for film and television programs produced by the Company.

The valuation of film and television programs is reviewed on a title-by-title basis. When an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost, the fair value is determined using management’s estimate of discounted future cash flows. A write-down is recorded equivalent to the amount by which the unamortized costs exceeds the estimated fair value of the film or television program.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Foreign currency translation

The Company’s operations in Australia, New Zealand and Ireland represent self-sustaining foreign operations, and the respective accounts have been translated into Canadian dollars in accordance with the current rate method. Assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, and revenue and expenses are translated on the basis of average exchange rates during the periods. Any gains or losses arising from the translation of these accounts are deferred and included as a component of shareholders’ equity as cumulative foreign currency translation adjustments. An applicable portion of these deferred gains and losses is included in the determination of net earnings when there is a reduction of the net investment.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Amortization is provided over the assets’ estimated useful lives on a straight-line basis at the following annual rates:

Buildings	2 1/2% - 5%
Machinery and equipment	4% - 50%
Leasehold and land improvements	2 1/2% - 20%

Impairment of long lived assets

Impairment of long lived assets is recognized when an event or change in circumstances causes the assets’ carrying value to exceed the total undiscounted cash flows expected from its use and eventual disposition. The impairment loss is calculated by deducting the fair value of the asset from its carrying value.

Deferred Charges

Certain pre-operating costs incurred in new business undertakings are deferred prior to the commencement of commercial operations, which is generally the time at which subscriber revenues commence. Pre-operating costs are amortized over a period of five years. Costs related to debt financing are deferred and amortized over the term of the debt.

Intangible assets

Broadcast licences, newspaper mastheads, circulation and other intangible assets are recorded at their cost which, for business acquisitions, represents the fair value at the date of the acquisition.

Circulation, outdoor site licences and other finite life intangibles are amortized over periods from 5 to 40 years. Finite life intangibles are tested for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Intangibles with indefinite lives are not subject to amortization and are tested for impairment annually or when indicated by events or changes in circumstances. Impairment of an intangible asset is recognized in an amount equal to the difference between the carrying value and the fair value of the related intangible asset.

Goodwill

Goodwill represents the cost of acquired businesses in excess of the fair value of net identifiable assets acquired. Goodwill is tested for impairment annually or when indicated by events or changes in circumstances by

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

comparing the fair value of a particular reporting unit to its carrying value. When the carrying value exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying value to measure any impairment loss.

Revenue recognition

Revenue derived from broadcasting activities consists primarily of the sale of airtime which is recognized at the time commercials are broadcast. Circulation and advertising revenue from publishing activities is recognized when the newspaper is delivered. Revenue derived from out-of-home advertising is recognized over the period the advertisement is being displayed. Subscription revenue is recognized on a straight-line basis over the term of the subscription.

Revenue from the sale or licencing of film and television programs is recognized when all of the following conditions are met: persuasive evidence of a sale or licencing arrangement exists, the film is complete, the contractual delivery arrangements have been satisfied, the licence period has begun, the fee is fixed or determinable and collection of the fee is reasonably assured.

Amounts received that do not meet all of the above criteria are recorded as deferred revenue.

Income taxes

The asset and liability method is used to account for income taxes. Under this method, future income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of assets and liabilities including equity accounted investments. Future income tax assets and liabilities are measured using substantively enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Future income tax assets are recognized to the extent that realization is considered more likely than not.

Income taxes on undistributed earnings of TEN Group and CanWest MediaWorks NZ Limited are provided at rates applicable to distributions. Income taxes on undistributed earnings of foreign operations other than TEN Group and CanWest MediaWorks NZ Limited, are not provided as such earnings are expected to be indefinitely reinvested.

Inventory

Inventory, consisting primarily of printing materials, is valued at the lower of cost and net realizable values.

Pension plans and post retirement benefits

The Company maintains a number of defined benefit and defined contribution pension and other post retirement benefit plans. For the defined benefit plans, the cost of pension and other retirement benefits earned by employees is determined using the projected benefit method pro rated on service and management’s estimate of expected plan investment performance, salary escalation, retirement ages of employees, expected health care costs, and other costs. For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Past service costs from plan amendments are amortized on a straight line basis over the average

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

remaining service period of employees active at the date of the amendment. For each plan, the excess of the net actuarial gain or loss over 10% of the greater of the accrued benefit obligation and the fair value of plan assets at the beginning of the year is amortized over the average remaining service period of active employees. The transitional obligation is being amortized on a straight line basis over the average remaining service life of the employees expected to receive benefits under the plan as of September 1, 2000. Gains or losses arising from the settlement of a pension plan are only recognized once responsibility for the pension obligation has been relieved. The average remaining service period of employees covered by the pension plans is 15 years (2003—15 years). The average remaining service period of the employees covered by the post retirement benefit plans is 15 years (2003—15 years). The Company also maintains post retirement defined benefit plans for certain of its employees, the cost of which is expensed as benefits are earned by the employees. For the defined contribution plans, the pension expense is the Company’s contribution to the plan.

Cash and cash equivalents

For the purpose of the statements of cash flows, cash includes cash and short-term investments with maturities at the date of purchase of up to three months.

Share-based compensation

The Company has share-based compensation plans under which options of its parent company, CanWest Global Communications Corp. (“CanWest”), are issued to certain employees. These options are granted by CanWest with exercise prices equal to the market value of the underlying stock on the date of grant. CanWest adopted the fair value method of accounting recommended by the CICA in Section 3870, “Stock-based compensation and other stock-based payments”, prospectively for share-based compensation awards granted after September 1, 2003. Accordingly, in the period, the Company expensed $1.0 million related to stock options granted by CanWest to the employees of the Company.

The total fair value of 523,000 stock options granted by the Company in the year ended August 31, 2004 with an exercise price of $12.85 per option was $4.0 million, a weighted average fair value per option of $7.58. During 2003, 394,500 stock options were granted with a total fair value of $1.5 million, and a weighted average fair value per option of $3.81.

The following are proforma results reflecting the fair value based method of accounting for share-based compensation for options issued prior to September 1, 2003.

The proforma cost of share compensation expense if the Company had adopted the fair value method retroactively for the year ended August 31, 2004 would be $1.6 million (2003—$1.6 million, 2002—$2.3 million). A value of $2.8 million would be charged to proforma net earnings in future years according to the vesting terms of the options. The resulting proforma net loss for the year ended August 31, 2004 would have been $220.9 million. In 2003, proforma net earnings would have been $113.8 million (2002—$31.1 million).

The Company’s proforma disclosure does not apply to awards prior to 1996.

Derivative financial instruments

Derivative financial instruments are used to reduce foreign currency and interest rate risk on the Company’s debt. The Company does not enter into financial instruments for trading or speculative purposes. The Company’s

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

policy is to designate each derivative financial instrument as a hedge of a specifically identified debt instrument at the time the Company enters into the derivative financial instrument.

Interest rate swap agreements are used as part of the Company’s program to manage the fixed and floating interest rate mix of the Company’s total debt portfolio and related overall cost of borrowing. The interest differential to be paid or received under interest rate swap agreements is recognized as an adjustment to interest expense.

Foreign currency interest rate swap agreements are used to manage exchange and interest rate exposures related to debt instruments denominated in foreign currencies. Translation gains and losses on the principal swapped are offset by corresponding translation losses and gains on the related debt in earnings. The Company translates its foreign currency denominated debt, that is hedged by foreign currency interest rate swaps, at the spot rate and records the offsetting effect, related to its foreign currency interest rate swaps, at the rate implicit in the swap agreements.

Gains and losses on terminations of interest rate and foreign currency interest rate swap agreements are deferred and amortized as an adjustment to interest expense related to the underlying debt over the remaining term of the original contract life of the terminated swap agreement.

In the event of early extinguishment of the debt obligations, the Company may continue to hold the related derivative financial instruments. The realized or unrealized gain or loss from these swaps is recognized in earnings, and the swaps are recorded on the balance sheet at fair value. Subsequent changes in the fair value of overhanging swaps are recognized in earnings.

Changes in Accounting Policies

(a) Hedging relationships

The Company adopted CICA Accounting Guideline 13, “Hedging Relationships” (AcG 13), effective September 1, 2003. In accordance with the new policy, the Company’s hedging relationships are documented and subject to effectiveness tests on a quarterly basis for reasonable assurance that they are and will continue to be effective. Any derivative that does not qualify for hedge accounting is reported on a mark to market basis in earnings. The adoption of this guideline had no impact on the financial statements.

(b) Stock options

The Company adopted the fair value method of accounting recommended by the CICA in Section 3870, “Stock-based Compensation and Other Stock Based Payments”, prospectively for stock-based compensation awards granted after September 1, 2003. The impact of this policy is described above.

(c) Reporting circulation revenue on a gross basis

During the year ended August 31, 2004 the Company retroactively adopted the provisions of the Emerging Issues Committee of the CICA, EIC—123, “Reporting Revenue Gross as a Principal versus Net as an Agent” which was effective September 1, 2002. Accordingly, circulation revenues are reported on a gross basis. Previously the Company reported circulation revenue net of certain of its distribution contract costs. As a result of the adoption the Company has retroactively revised its results. The impact of the revision was to increase sales and operating expenses by $46.0 million for the year ended August 31, 2004 (2003—$44.2 million, 2002—$49.9 million). There was no impact on net earnings.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

(d) Consolidation of variable interest entities

Effective September 1, 2004 the Company has adopted the provisions of The Accounting Standards Board of the Institute of Chartered Accountants of Canada, AcG-15. The Company has determined that it is the primary beneficiary of TEN Group, a variable interest entity. Accordingly, as required by AcG-15, the Company has consolidated the results of TEN Group. AcG-15 has been adopted on a retroactive basis with restatement of prior periods. Previously, the Company accounted for its investment in TEN Group using the equity method. As at August 31, 2004 the Company holds a 56.6% economic interest in TEN Group (57% at August 31, 2003, 57.5% at August 31, 2002). The interest held by the 43.4% minority is classified in minority interests (43% at August 31, 2003 42.5% at August 31, 2002). The change had no impact on net earnings or shareholders’ equity. A summary of the changes to other components of the financial statements is presented below:

	2004	2003	2002
Consolidated Statements of Earnings (loss)
Revenue	798,366	650,952	555,653
Operating income	270,510	173,028	143,749
Consolidated Statements of Cash Flows
Cash flows generated (utilized) by:
Operating activities	81,033	156,642	(2,860)
Investing activities	(9,483)	(25,528)	(39,279)
Financing activities	(73,970)	(122,364)	34,462
Consolidated balance sheets
Current assets	232,726	227,210
Non-current assets	407,840	393,847
Current liabilities	185,703	168,074
Non-current liabilities	454,863	452,983

Proposed accounting policies

The Accounting Standards Board of the Institute of Chartered Accountants of Canada had concurrently issued CICA 3855, Financial Instruments—Recognition and Measurement, CICA 3865, Hedges, and CICA 1530, Comprehensive Income, which must be applied by the Company for fiscal years beginning on or after October 1, 2006. CICA 3855 prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and the measurement of such amount. It also specifies how financial instrument gains and losses are to be presented. CICA 3865 is applicable for designated hedging relationships and builds on existing Canadian GAAP guidance by specifying how hedge accounting is applied and what disclosures are necessary when it is applied. CICA 1530 introduces new standards for the presentation and disclosure of components of comprehensive income. Comprehensive income is defined as the change in net assets of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in net assets during a period except those resulting from investments by owners and distributions to owners. The Company is currently considering the impacts of the adoption of such standards.

2. ACQUISITIONS AND DIVESTITURES

Acquisitions

(a) Effective March 31, 2002, the Company acquired the remaining 50% interest in The National Post not already owned. In September 2001, the Company assumed control of The National Post and, accordingly, changed its method of accounting for The National Post to a consolidation basis from an equity basis.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

The fair values of the net assets acquired for proceeds consisting of the carrying value of The National Post Company at date of acquisition of $83.6 million are as follows:

Current assets	50,257
Property, plant and equipment	12,436
Circulation and other intangibles	10,700
Newspaper masthead	35,000
Goodwill	62,987

Total Assets	171,380

Current liabilities	(50,665)
Future income taxes	(14,600)
Minority interests	(22,500)

Total liabilities	(87,765)

83,615

(b) During 2002, TEN acquired the remaining 40% of Eye Corp. for $8.3 million (A$10.0 million). The acquisition values are as follows:

Current assets	5,071
Property, plant and equipment	7,472
Intangibles	24,828
Future income taxes	2,287
Other	4,026

Total Assets	43,684

Current liabilities	(6,790)
Long term debt and other long term liabilities	(28,583)

Total liabilities	(35,373)

8,311

(c) On November 16, 2000, the Company acquired substantially all of the Canadian newspaper and other Canadian media assets including a 50% interest in the National Post (“CanWest Publications”) of Hollinger International Inc. and certain of its affiliates (“Hollinger”) for consideration of approximately $3.1 billion, including certain costs related to the acquisition.

The purchase price is subject to adjustment based on the working capital of CanWest Publications at August 31, 2000 and the results of its operations from September 1, 2000 to November 16, 2000. As a result of the inability to resolve disagreements with Hollinger of amounts owing, the Company has referred a claim of $76.8 million to arbitration. When finalized, the working capital adjustment payable or refundable will increase or decrease the amount of goodwill recorded on the acquisition.

Divestitures

(a) In July 2004, through a series of transactions, the Company transferred its net assets in its New Zealand media operations to CanWest MediaWorks (NZ) Limited for 70% of the ordinary shares of CanWest

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

MediaWorks (NZ) Limited and repayment of inter-company debt. Concurrent with the transfer of the net assets, CanWest MediaWorks (NZ) Limited completed a Initial Public Offering for 30% of its ordinary shares for NZ$104 million, net of costs of NZ$4 million (net proceeds of $83.3 million). In addition, CanWest MediaWorks (NZ) Limited issued a term bank loan of NZ$200,000. For these consolidated financial statements, the transfer of the net assets to CanWest MediaWorks (NZ) Limited has been accounted for at their carrying values. As a result of the reduction in the Company’s interest in the New Zealand media operations, the Company recorded a gain of $65.5 million.

(b) In February 2003, the Company sold its interest in community newspapers and related assets in Southern Ontario for cash proceeds of $193.5 million. The gain on this sale was $21.3 million; assets and liabilities disposed of amounted to $179.6 million and $7.4 million, respectively. The gain was recorded as an investment gain.

(c) In August 2002, the Company sold its interest in community newspapers and related assets in Atlantic Canada and Saskatchewan for cash proceeds of $257.0 million. The accounting gain on this sale was $48.2 million; assets and liabilities disposed of amounted to $228.7 million and $19.9 million, respectively.

(d) In October 2001, the Company completed the sale of CKVU Sub Inc., and received cash proceeds of $133.0 million. The accounting gain on the sale was $67.7 million; assets and liabilities disposed of amounted to $84.1 million and $18.8 million, respectively.

(e) In September 2001, the Company completed the sale of CF Television Inc., and received cash proceeds of $87.0 million. No gain or loss arose from this transaction; assets and liabilities disposed of amounted to $87.0 million and nil, respectively.

3. OTHER INVESTMENTS

	2004		2003
	Cost	Market Value (1)	Cost	Market Value (1)
Investments in publicly traded securities—at cost
Ulster Television plc	—	—	92,006	108,841

Investments in private companies—at cost	12,996		13,276
Investments—on an equity basis	13,832		15,419

	26,828		120,701

(1)	Market value for publicly traded securities is based on quoted market prices.

During 2003, the Company sold its investment in SBS Broadcasting S.A. for proceeds of $44.1 million resulting in an investment loss of $11.0 million.

In June 2004, the Company sold its investment in Ulster Television for proceeds of $143.8 million resulting in a gain of $51.7 million.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

4. INVESTMENT IN FILM AND TELEVISION PROGRAMS

	2004		2003
	Current	Long term	Current	Long term
Broadcast rights (1)	194,099	24,900	193,773	29,982
Non-theatrical films and television programs:
Released (1)	—	4,482	—	3,679
Programs in progress	—	5,775	—	—

	194,099	35,157	193,773	33,661

(1)	Net of accumulated amortization.

The Company expects that 40% of the unamortized cost of released film and television programs will be amortized during the year ended August 31, 2005. The Company expects that 87% of the unamortized cost of released film and television programs will be amortized during the three year period ended August 31, 2007. The Company expects that $0.5 million of participation liabilities will be paid during the year ended August 31, 2005.

5. PROPERTY, PLANT AND EQUIPMENT

	2004
	Cost	Accumulated amortization	Net
Land	65,259	—	65,259
Buildings	205,899	39,554	166,345
Machinery and equipment	858,304	415,817	442,487
Leasehold and land improvements	38,214	17,672	20,542

	1,167,677	473,043	694,633

	2003
	Cost	Accumulated amortization	Net
Land	63,367	—	63,367
Buildings	187,209	35,218	151,991
Machinery and equipment	820,576	351,743	468,833
Leasehold and land improvements	33,742	13,825	19,917

	1,104,894	400,786	704,108

Property, plant and equipment located in Canada was $578.8 million (2003—$586.6 million), in Australia $76.6 million (2003—$80.1 million) and in other foreign jurisdictions was $39.2 million (2003—$37.4 million).

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

6. GOODWILL

	2003 revised		Additions	Divestitures		Other		2004
Operating segment
Television—Canada	510,876		—	—		—		510,876
Television—Australia	37,038					1,173	(2)	38,211
Television—New Zealand	43,672	(4)	—	—		1,196	(2)	44,868
Television—Ireland	4,280	(4)	—	—		—		4,280
Radio—New Zealand	100,353	(4)	—	—		5,470	(2)	105,823
Outdoor—Australia	51,714					1,881	(2)	53,595
Publishing and Online—Canada	1,707,595	(4)	—	—		—		1,707,595

Total	2,455,528		—	—		9,720		2,465,248

	2002 revised		Additions	Divestitures		Other		2003 revised
Operating segment
Television—Canada	515,437		—	—		(4,561	)(1)	510,876
Television—Australia	35,387					1,651	(2)	37,038	(4)
Television—New Zealand	42,346	(4)	—	—		1,326	(2)	43,672	(4)
Television—Ireland	4,280	(4)	—	—		—		4,280	(4)
Radio—New Zealand	94,617	(4)	—	—		5,736	(2)	100,353	(4)
Outdoor—Australia	49,304	(5)				2,410	(2)	51,714	(4)
Publishing and Online—Canada	1,856,075	(4)	—	(147,673	)(3)	(807	)(1)	1,707,595	(4)

Total	2,597,446		—	(147,673)		5,755		2,455,528

(1)	Decrease in goodwill was primarily related to the adjustment in WIC and CanWest Publications purchase equations to reflect the reversal of certain unutilized restructuring provisions (note 9).

(2)	Increase in goodwill was related to increase in currency translation rates.

(3)	In February 2003, the Company sold its interest in community newspapers and related assets in Southern Ontario resulting in a reduction of the goodwill related to that operating unit of $147.7 million.

(4)	During the year, the Company restated its balances for goodwill, intangibles, future income tax liabilities and other liabilities for prior years to reflect the following:

(i)	The original allocation of purchase price discrepancies related to Television—New Zealand, Television—Ireland, Radio—New Zealand, and Publishing and Online—Canada overlooked certain information available at the time. In addition, upon adoption of CICA 3062, “Goodwill and Other Intangibles”, the Company changed the useful life of certain intangibles to indefinite life; however, the future income tax liabilities related thereto were not adjusted. These matters affected the following balances as of August 31, 2003: goodwill reduced by $72.3 million (2002—$77.0 million), broadcast licences reduced by $132.8 million (2002—$122.8 million), other assets increased by $1.4 million (2002—$1.4 million), accrued liabilities increased by $3.1 million (2002—$3.1 million), income taxes payable increased by $12.7 million (2002—$12.7 million), and future income tax liabilities reduced by $219.5 million (2002—$214.2 million).

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

(ii)	On the divestiture of certain publishing assets from the Publishing and Online—Canada segment in 2002 and 2003, entries to record the disposals were allocated to goodwill as opposed to circulation, mastheads, and goodwill. As of August 2003, goodwill has been increased by $14.4 million (2002—$10.7 million), circulation and other has been decreased by $2.3 million (2002—$1.6 million), newspaper mastheads have been decreased by $19.6 million (2002—$14.7 million), and future income tax liabilities have been decreased by $7.5 million (2002—$5.6 million). These changes did not have an impact on previously reported income.

(5)	In 2002, the Company adopted CICA Handbook Section 3062, and an impairment of the Eye Corp. goodwill was recorded as a charge of $83.1 million to retained earnings as of September 1, 2001 with a further goodwill impairment loss of $56.1 million recorded as a charge to net earnings for year ended August 31, 2002. The fair value of Eye Corp. was determined on a discounted cash flow basis. The decline in fair value was attributable to weaknesses in the out-of-home advertising market and to certain operational issues.

7. INTANGIBLE ASSETS

	2004
	Cost	Accumulated Amortization	Net
Finite life:
Circulation and other	137,466	61,732	75,734
Outdoor site licenses	27,486	2,445	25,041

Indefinite life:
Broadcast licences			742,484
Newspaper mastheads			338,886

			1,081,370

Total intangible assets			1,182,145

	2003
	Cost	Accumulated Amortization	Net
	revised (1)	revised (1)	revised (1)
Finite life:
Circulation and other	137,466	44,232	93,234
Outdoor site licenses	26,496	1,719	24,777

Indefinite life:
Broadcast licenses			726,683
Newspaper mastheads			338,886

			1,065,569

Total intangible assets			1,183,580

(1)	Balances at August 31, 2003 have been revised to reflect the adjustments described in note 6 (4).

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

8. LONG TERM DEBT

	Interest Rate (1)	2004	Interest Rate (1)	2003
Senior Secured Credit facility (2)	8.6%	665,011	9.7%	1,311,139
Senior unsecured notes (3) spot rate (4)	6.3%	263,340	7.2%	277,020
Senior subordinated notes (4)	7.3%	608,373	8.2%	638,899
Bank loan A$175,000 (2003—A$175,000) (5)	5.7%	163,048	5.7%	157,325
Senior unsecured notes US$125,000 (2003—US$125,000) (6)	6.7%	164,585	6.0%	173,147
Term and demand loan €13,678 (2003—€17,201)(7)	3.4%	21,943	2.7%	26,177
Term bank loan NZ$200,000 (2003—nil)(8)	6.2%	173,120		—
Junior subordinated notes (9)	12.1%	881,116	12.1%	783,165
Other		18,592		4,291

		2,959,128		3,371,163
Effect of foreign currency swaps		275,127		209,707

Long term debt		3,234,255		3,580,870
Less portion due within one year		(33,204)		(63,927)

Long term portion		3,201,051		3,516,943

(1)	The weighted average interest rate gives effect to interest rate swaps.

(2)	Credit facilities provide for revolving and term loans in the maximum amounts of $413.1 million and $665.0 million, respectively. At August 31, 2004 the Company had drawn on availabilities under its term facilities, including U.S. dollar loans of US$488.6 million, Canadian dollar loans of $21.8 million, and had nil drawn under revolving facilities. The revolving credit facility matures in November 2006. The amount of credit available under the $665.0 million term facilities decreases periodically based on scheduled repayments until maturity in August 2009. This credit facility is collateralized by substantially all the Canadian assets of the Company. The Canadian dollar debt bears interest at CDOR plus a margin and the US dollar debt bears interest at LIBOR plus a margin. During 2004, the Company refinanced these term loans resulting in the extension of maturity dates and reduction of interest rates. In August 2004, the Company repaid US$153.6 million under this credit facility which resulted in a foreign exchange gain of $35.6 million, which has been included in foreign exchange gains on the income statement.

The provisions of this credit facility require that, for fiscal years in which the credit rating for the credit facility is below a prescribed level, the Company make a prepayment of the credit facility equal to 50% of its free cash flow, as defined under the facility, for such fiscal year. The Company was required to make a prepayment of $41.5 million in January 2004 in respect of fiscal 2003. There are no prepayment requirements in respect of fiscal 2004 under this provision as a result of voluntary repayments made during the year.

The Company has entered into an interest rate swap in the notional amount of $250 million to fix the interest payments on this revolving facility and subsequent revolving facilities until November 2009, resulting in an effective interest rate of 6.7% plus a margin. As a result of debt repayments a notional amount of $250 million was overhanging as at August 31, 2004 (2003—nil) and its fair value was recognized in earnings. The Company has entered into an interest rate swap to fix the interest payments on

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

its Canadian dollar term loans, until maturity, with a notional value of $278.3 million (2003—$338.8 million) resulting in an effective interest rate of 6.3% plus a margin. As a result of debt repayments a notional amount of $256.5 million was overhanging as at August 31, 2004 (2003—$174.9 million) and its fair value was recognized in earnings. The Company has also entered into a cross currency interest rate swap to fix its payments on its U.S. dollar term loans, until maturity, with a notional value of $1,061.5 million (2003—$1,072.5 million) resulting in an effective interest rate of 6.4% plus a margin and a fixed currency exchange rate of US$1:$1.5485. As a result of debt repayments a notional amount of $305.0 million was overhanging as at August 31, 2004 (2003—$67.9 million) and its fair value was recognized in earnings. For the year ended August 31, 2004, total overhanging swap losses of $110.9 million (2003—$23.0 million, 2002—$1.6 million) were charged to earnings. The resulting overhanging swap liability as at August 31, 2004 was $120.3 million (2003—$24.6 million).

(3)	The US$200.0 million senior unsecured notes mature on April 3, 2013 and bear interest at 7.625%. The notes are redeemable at the Company’s option, in whole at any time or in part from time to time, on or after April 15, 2008. The Company has entered into a US$200 million cross-currency interest rate swap resulting in floating interest rates on its senior unsecured notes at interest rates based on CDOR plus a margin and a fixed currency exchange rate of US$1:$1.4735.

(4)	The senior subordinated notes include loans of US$425.0 million and loans held by the majority shareholder of the Company in the amount of US$41.9 million (2003—US$41.9 million) which mature on May 15, 2011 and bear interest at 10.625%. The notes rank junior to the Company’s senior credit facility and are guaranteed by certain subsidiaries of the Company. The notes are redeemable at the Company’s option, in whole at any time or in part from time to time, on or after May 15, 2006. The Company has entered into a US$425 million cross-currency interest rate swap resulting in floating interest rates on its senior subordinated notes at interest rates based on CDOR plus a margin and a fixed currency exchange rate of US$1:$1.5505.

(5)	Credit facility provides for a maximum of $652 million (A$700 million) in advances. At August 31, 2004 the Company had drawn A$175 million (2003—A$175 million) against this facility leaving an availability of A$525 million. This facility matures in December 2008. The TEN Group entered into interest rate swap contracts with a notional amount of A$250 million to fix the interest on this facility and subsequent facilities with maturities to 2011.

(6)	The US$125 million unsecured notes matures March 2013 and bears interest at 5.4%. The Company has entered into a US$125 million cross currency interest rate swap resulting in floating rates and a fixed currency exchange rate of US$1:A$1.6807. The effective interest rate of this debt is approximately 6.7%.

(7)	These credit facilities provide for demand bank loans maturing December 2004 in the maximum amount of €38.5 million (2003—€40.7 million). This facility is expected to be renewed annually. The debt bears interest at floating rates and is partially secured by a letter of credit provided by the Company. The Company has entered into an interest rate swap to fix the interest payments on €10.0 million of its loan resulting in an effective interest rate of 3.23% until March 2008.

(8)

These credit facilities provide for revolving working capital and revolving term loans in the amount of NZ$25 million and NZ$200 million respectively. The working capital facility matures July 2007 and the term facility matures July 2009. No amounts were drawn under the working capital facility as at August 31, 2004. The debt bears interest at floating rates. The Company has entered into an interest rate swap to fix the

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

interest payments on NZ$185 million of its New Zealand term bank loan resulting in an effective interest rate of 6.17% until July 2006.

(9)	The junior subordinated notes mature in November 2010, and bear interest at a fixed rate of 12.125%. At the Company’s option, interest payments to November 2005 may be paid in cash, the issuance of additional notes, or subject to conditions, the issuance of non-voting shares of the Company. The notes rank junior to senior debt and are guaranteed by certain subsidiaries of the Company. The notes include $96.9 million in notes issued during 2004 in satisfaction of interest as well as an accrual of $9.2 million for notes to be issued in January 2005 (2003—$110.1 million and $8.2 million respectively, 2002—$104.7 million and $10.0 million respectively). Subsequent to year end these notes were settled through the issuance of new 8% Senior Subordinated notes (see note 21).

Under its Senior Secured Credit facility the Company is required to maintain a fair value of its interest rate swaps and foreign currency and interest rate swaps above a prescribed minimum liability ($500 million as at August 31, 2004, increased to $600 million subsequent to year end). There are also prescribed minimum liabilities with individual counterparties, which have two-way recouponing provisions. The Company was required to make net recouponing payments of $28.0 million during 2004 (2003—$3.0 million). Further strengthening of the Canadian currency and/or declining interest rates may result in further payments to counterparties.

The Company is subject to covenants under certain of the credit facilities referred to above, including thresholds for leverage and interest coverage, and is also subject to certain restrictions under negative covenants.

Principal payments of long term debt, based on terms existing at August 31, 2004 over the next five years, are:

Year ending August 31,	2005	33,204
	2006	11,403
	2007	10,671
	2008	10,546
	2009	921,583

9. RESTRUCTURING ACCRUALS

As at August 31, 2001, the Company had restructuring accruals of $66.5 million related to its acquisition and restructuring of WIC Western International Communications Ltd. (“WIC”) and its publishing properties.

In 2002, the Company established a restructuring accrual of $7.0 million related to its acquisition and restructuring of the National Post. This balance is primarily related to involuntary severance costs and contract cancellation costs.

In 2003, the Company undertook restructuring activities in its Canadian Media and Entertainment operations. The restructuring expense related to the following operating segments: Canadian Broadcasting—$3.0 million, Canadian Publishing and Online—$8.9 million, and Corporate and Other—$1.1 million.

In 2003, the Company reversed certain unutilized restructuring accruals in the amount of $8.1 million as a result of changes in estimates. The reversal was recorded as a reduction of goodwill.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

In 2004, the Company restructured certain other Canadian broadcast operations including the centralization of traffic and master control operations. The $2.4 million cost consisted of employee severance.

For the year ended August 31, 2004, expenditures charged to the restructuring accruals were $11.2 million (2003—$36.2 million). The balance of the restructuring accruals is expected to be substantially disbursed by August 31, 2005.

	Severance	Lease/ contract termination	Integration	Other	Total
Balance August 31, 2001	33,155	3,588	1,688	28,027	66,458
National Post accrual	4,539	2,461	—	—	7,000
Expenditures—2002	(14,728)	(3,328)	(1,438)	(7,452)	(26,946)

Balance August 31, 2002	22,966	2,721	250	20,575	46,512
Canadian Media operations	12,989	—	—	—	12,989
Expenditures—2003	(21,635)	(293)	—	(14,301)	(36,229)
Reversals	(4,117)	—	—	(3,934)	(8,051)

Balance August 31, 2003	10,203	2,428	250	2,340	15,221
Canadian television	2,445	—	—	—	2,445
Expenditures—2004	(7,630)	(2,269)	—	(1,341)	(11,240)

Balance August 31, 2004	5,018	159	250	999	6,426

10. CAPITAL STOCK

The authorized and issued capital stock of the Company is as follows:

Authorized

An unlimited number of common shares.

An unlimited number of preference shares.

Issued

	2004	2003
22,786 common shares	438,838	438,838

During the year ended August 31, 2003 the Company issued one common share to its parent for $1.7 million related to the purchase of certain property and equipment.

11. CUMULATIVE TRANSLATION ADJUSTMENTS

The cumulative foreign currency translation adjustments account reflects the net changes in the respective book values of the Company’s investments in self-sustaining foreign operations due to exchange rate fluctuations since the respective dates of their acquisition or start-up.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

The changes in this account arise from changes in the Australian, New Zealand, and Euro currencies relative to the Canadian currency, and changes in the Company’s net investment in the book values of international operations.

Changes in this account were as follows:

	2004	2003	2002
Deferred loss, beginning of year	27,493	48,658	74,294
Deferred foreign currency exchange gain during the year	(12,298)	(22,087)	(24,636)
Realization of translation gain (loss) due to distributions and divestitures	(7,023)	922	(1,000)

Deferred loss, end of year	8,172	27,493	48,658

The balance of cumulative translation adjustments at the end of the year represents net unrealized losses (gains) as follows:

	2004	2003	2002
Australian dollar	8,242	5,705	8,120
New Zealand dollar	(1,102)	21,506	40,266
Euro	1,032	282	272

Deferred loss, end of year	8,172	27,493	48,658

12. INCOME TAXES

The Company’s provision for income taxes reflects an effective income tax rate which differs from the combined Canadian statutory rate as follows:

	2004	2003	2002
Income taxes at combined Canadian statutory rate of 35.2% (2003—36.6%, 2002—38.7%)	(34,094)	54,943	31,781
Non-taxable portion of capital (gains) losses	37,008	(3,705)	(17,044)
Effect of valuation allowance on future tax assets	75,941	(8,404)	568
Non deductible amortization expense	—	—	6,766
Effect of foreign income tax rates differing from Canadian income tax rates	(40,883)	(33,647)	(6,481)
Large corporation tax	7,721	10,478	2,191
Effect of future tax rates differing from current rates	9,398	3,502	—
Write down of goodwill	—	—	15,570
Tax consolidation adjustment	—	(71,255)	—
Non deductible expenses	1,798	3,400	1,212
Effect of resolved tax disputes	(19,667)	(2,841)	31,110
Other	538	1,193	(886)

Provision for income taxes	37,760	(46,336)	64,787

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

An analysis of net earnings (loss) before tax by jurisdiction follows:

	2004	2003	2002
Canada	(498,833)	(6,769)	31,776
Foreign	401,976	156,887	50,346

Net earnings (loss) before tax	(96,857)	150,118	82,122

An analysis of the provision for (recovery of) current and future income taxes by jurisdiction follows:

	2004	2003	2002
Current income taxes
Canada	9,656	22,036	(5,177)
Foreign	36,091	(13,010)	44,744

	45,747	9,026	39,567

Future income taxes
Canada	(22,827)	(19,660)	11,060
Foreign	14,840	(35,702)	14,160

	(7,987)	(55,362)	25,220

Provision for (recovery of) income taxes	37,760	(46,336)	64,787

Significant components of the Company’s future tax assets and liabilities are as follows:

	2004	2003
		revised (1)
Future tax assets
Non-capital loss carryforwards	64,726	72,217
Net capital loss carryforwards	2,200	—
Provision for write down of investments	4,618	4,456
Provision for related party loan impairment	73,741	—
Accounts payable, other accruals and interest rate and foreign currency swap liability	60,615	49,859
Pension and post retirement benefits	9,028	7,139
Less: valuation allowance	(85,769)	(9,483)

Total future tax assets	129,159	124,188

Future tax liabilities
Capital cost allowances in excess of book amortization	82,938	75,058
Pension obligations	2,428	2,404
Intangible assets	164,868	163,996
Other assets	9,374	13,479

Total future tax liabilities	259,608	254,937

Net future tax liability	130,449	130,749
Current future tax asset	6,166	20,223
Long term future tax asset	5,580	19,275
Current future tax liability	(6,072)	(6,072)

Net long term future tax liability	136,123	164,175

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

As at August 31, 2004, the Company had non-capital loss carry forwards for income tax purposes of $207.8 million, that expire as follows: 2006—$1.8 million, 2007—$7.9 million, 2008—$26.0 million, 2009—$26.8 million, 2010—$71.5 million, thereafter—$73.9 million.

The recognition and measurement of the current and future tax assets and liabilities involves dealing with uncertainties in the application of complex tax regulations in a number of jurisdictions and in the assessment of the recoverability of future tax assets. Actual income taxes could vary from these estimates as a result of future events, including changes in income tax laws or the outcome of tax reviews by tax authorities and related appeals. To the extent that the final tax outcome is different from the amounts that were initially recorded such differences will impact the income tax provision in the period in which the determination is made.

In 2002, Network TEN reached an agreement with the Australian Tax Office (“ATO”) regarding a dispute related to the deductibility of debenture interest paid to the Company since 1997. Under the agreement Network TEN will be entitled to deduct debenture interest until June 30, 2004. The settlement resulted in a non-recurring income tax expense of A$36.2 million to Network TEN in the year ended August 31, 2002.

During 2003, TEN Group and its wholly controlled Australian entities implemented a new income tax consolidation regime under enacted changes to Australian tax law. The new regime allowed for the uplift in the tax value of certain assets; as a result, a non-recurring income tax recovery of $71.3 million was recorded related to the reduction of future tax liabilities. In conjunction with the application of the new regime, the Company determined that previous tax balances at the acquisition date were not appropriately reflected and accordingly, the balance sheet was revised to reflect additional goodwill and intangible assets of approximately $47.3 million and equivalent additional future income tax liabilities.

13. INVESTMENT GAINS, LOSSES AND WRITE-DOWNS

The Company has recorded the following investment gains, losses and writedowns.

	2004	2003	2002
Gain on sale of investment in UTV (note 3)	51,717	—	—
Gain on New Zealand transaction (note 2)	65,515	—	—
Gain on sale of Ontario community newspapers (note 2)	—	21,269	—
Gain on sale of Atlantic community newspapers (note 2)	—	—	48,912
Gain on sale of CKVU Sub Inc. (note 2)	—	—	67,490
Loss on sale of SBS Broadcasting S.A. (note 3)	—	(10,952)	—
Dilution gain—TEN Group	1,889	1,895
Write-down of other investments	—	—	(102,671)
Other gains (losses) and write-downs	1,181	(2,972)	2,891

	120,302	9,240	16,622

During 2002, the Company wrote down the value of various other investments by $102.7 million to reflect the non-temporary decline in market value.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

14. STATEMENTS OF CASH FLOWS

The following amounts comprise the net change in non-cash operating accounts included in the statements of cash flows:

	2004	2003	2002
CASH GENERATED (UTILIZED) BY:
Accounts receivable	(1,543)	(10,038)	(51,579)
Investment in film and television programs	(6,267)	(1,680)	(54,517)
Inventory	1,060	4,681	12,342
Other current assets	(5,052)	9,370	(3,179)
Other assets	151	(7,098)	5,553
Accounts payable and accrued liabilities	(24,332)	(67,926)	16,445
Income taxes payable	(26,114)	95,608	(67,592)
Deferred revenue	4,151	1,360	(4,120)
Film and program accounts payable	(21,490)	5,447	11,925

	(79,436)	29,724	(134,722)

The following amounts were paid (received) on account of interest and income taxes:

	2004	2003	2002
Interest	226,702	336,966	276,342
Income taxes	58,657	(20,569)	83,824

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

15. RETIREMENT ASSETS AND OBLIGATIONS

The Company has a number of funded and unfunded defined benefit plans, as well as defined contribution plans, that provide pension, other retirement and post retirement benefits to its employees. Its defined benefit pension plans are based on years of service and final average salary. Pension benefits are indexed to the rate of inflation. Information on the Company’s pension and post retirement benefit plans follows:

	Pension benefits (1)		Post retirement benefits (2)
	2004	2003	2004	2003
Plan Assets
Fair value—beginning of year	250,877	254,906	—	—
Divestiture	(25)	(1,330)	—	—
Actual return (loss) on plan assets	19,538	(10,368)	—	—
Employer contributions	13,883	10,693	277	275
Employee contributions	6,125	6,322	—	—
Benefits paid and administrative expenses	(13,691)	(9,346)	(277)	(275)

Fair value—end of year	276,707	250,877	—	—

Plan Obligations
Accrued benefit obligation—beginning of year	337,436	277,612	30,724	40,429
Divestiture	—	(2,000)	—	—
Amendment to plan	—	16,808	—	—
Settlements	—	—	—	(3,195)
Accrued interest on benefits	22,413	20,622	2,334	2,868
Current service cost	17,078	17,055	1,260	1,235
Benefits paid	(13,064)	(9,346)	(277)	(275)
Actuarial loss (gain)	2,286	16,685	944	(10,338)

Accrued benefit obligation—end of year	366,149	337,436	34,985	30,724

The Company’s accrued benefit asset (liability) is determined as follows:

Accrued benefit obligation	366,149	337,436	34,985	30,724
Fair value of plan assets	276,707	250,877	—	—

Plan deficit	(89,442)	(86,559)	(34,985)	(30,724)
Unamortized net actuarial loss (gain)	82,609	84,481	(7,930)	(8,870)
Unamortized transitional obligation	5,786	6,220	3,026	3,329
Unamortized past service costs	14,936	16,142	973	1,110

Accrued plan asset (liability)	13,889	20,284	(38,916)	(35,155)
Valuation allowance	(722)	(770)	—	—

Accrued plan asset (liability), net of valuation allowance	13,167	19,514	(38,916)	(35,155)

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

The accrued pension benefit asset is included in long term other assets and the accrued post retirement benefit liability is included in other long term liabilities in the Consolidated balance sheet.

Plan assets consist of:
	Actual	Target
Equity securities	53%	60%
Debt securities	42%	40%
Other	5%	—

Total	100%	100%

The pension plans have no investment in shares of the Company.

The Company measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at June 30 of each year. The most recent actuarial valuation for the most significant of our pension plans, which make up over half of our accrued benefit obligation, was as of January 1, 2001. The next required valuation will be as of January 1, 2004 with an expected completion date of December 31, 2004. The investment strategy for pension plan assets is to utilize a balanced mix of equity and fixed income portfolios, with limited additional diversification, to earn a long-term investment return that meets our pension plan obligations. Active management strategies and style diversification strategies are utilized in anticipation of realizing investment returns in excess of market indices.

Total cash payments for 2004, consisting of cash contributed by the Company to its funded pension plans, cash payments to beneficiaries for its post-retirement plans, and cash contributed to its defined contribution plans, was $22.6 million (2003—$18.7 million, 2002—$10.5 million)

The Company’s pension benefit expense is determined as follows:

	Year ended August 31, 2004			Year ended August 31, 2003
	Incurred in year	Matching adjustments (3)	Recognized In year	Incurred in year	Matching adjustments (3)	Recognized In year
Current service cost	17,078	—	17,078	17,055	—	17,055
Employee contributions	(6,125)	—	(6,125)	(6,322)	—	(6,322)
Accrued interest on benefits	22,413	—	22,413	20,622	—	20,622
Return on plan assets	(19,538)	1,227	(18,311)	10,368	(28,428)	(18,060)
Plan amendment	—	—	—	16,808	(16,808)	—
Transitional obligation	—	434	434	—	610	610
Past service costs	—	1,206	1,206	—	808	808
Net actuarial loss	2,286	1,227	3,513	16,685	(15,169)	1,516
Changes in valuation allowance	—	(48)	(48)	—	(146)	(146)

Benefit expense	16,114	4,046	20,160	75,216	(59,133)	16,083
Employer contribution to the defined contribution plan	8,488	—	8,488	7,679	—	7,679

Total pension benefit expense	24,602	4,046	28,648	82,895	(59,133)	23,762

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

	Year ended August 31, 2002
	Incurred in year	Matching adjustments (3)	Recognized In year
Current service cost	15,174	—	15,174
Employee contributions	(5,800)	—	(5,800)
Accrued interest on benefits	18,252	—	18,252
Return on plan assets	(3,739)	(15,435)	(19,174)
Transitional obligation	—	158	158
Past service costs	11,868	(11,542)	326
Net actuarial loss	4,900	(5,158)	(258)
Changes in valuation allowance	—	(86)	(86)

Benefit expense	40,655	(32,063)	8,592
Employer contribution to the defined contribution plan	6,393	—	6,393

Total pension benefit expense	47,048	(32,063)	14,985

The Company’s post retirement benefit expense is determined as follows:

	Year ended August 31, 2004			Year ended August 31, 2003
	Incurred in year	Matching adjustments (3)	Recognized In year	Incurred in year	Matching adjustments (3)	Recognized In year
Current service cost	1,260	—	1,260	1,235	—	1,235
Accrued interest on benefits	2,334	—	2,334	2,868	—	2,868
Transitional obligation	—	303	303	—	1,609	1,609
Past service costs	—	137	137	(1,110)	—	(1,110)
Net actuarial loss	944	(941)	3	(10,338)	10,370	32

Total post retirement benefit expense	4,538	(501)	4,037	(7,345)	11,979	4,634

	Year ended August 31, 2002
	Incurred in year	Matching adjustments (3)	Recognized In year
Current service cost	1,198	—	1,198
Accrued interest on benefits	2,503	—	2,503
Transitional obligation	—	439	439
Net actuarial loss	2,007	(2,007)	—

Total post retirement benefit expense	5,708	(1,568)	4,140

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

	Pension benefits			Post retirement benefits
	2004	2003	2002	2004	2003	2002
Significant actuarial assumptions in measuring the Company’s accrued benefit obligations as at June 30 are as follows:
Discount rate	6.50%	6.50%	6.75-7.25%	6.50%	6.50-6.75%	7.25%
Rate of compensation increase	3.50%	3.50-4.50%	3.50-4.00%	—	—	—

Significant actuarial assumptions in measuring the Company’s benefit costs as at June 30 are as follows:
Discount rate	6.50%	6.75%	7.00-7.275%	6.50%	6.50-6.75%	7.25%
Expected long-term rate of return on pension plan assets	7.25%	6.75-7.25%	7.25%	—	—	—
Rate of compensation increase	3.50%	3.50%	3.50%	—	—	—

The discount rate was estimated by applying Canadian corporate AA zero coupon bonds to the expected future benefit payments under the plans. For fiscal 2005, the expected long-term rate of return on plan assets will continue to be 7.25%, based on experience and discussions with plan managers. In 2005, the Company expects to contribute $13.2 million to its pension plans and $0.3 million to its other postretirement benefit plans.

Benefit payments, which reflect expected future service, are expected to be paid as follows for the years ending August 31:

Year ending August 31,	2005	10,454
	2006	12,272
	2007	13,947
	2008	16,010
	2009	18,665
	2010-2014	135,287

(1)	As at August 31, 2004 the Company has defined benefit pension plans that are not fully funded. These plans have aggregate plan assets of $196.7 million (2003—$208.7 million) and aggregate benefit obligations of $291.0 million (2003—$297.1 million)

(2)	Includes post retirement health, dental, and life insurance benefits. The assumed health care cost trend rates for the next year used to measure the expected cost of benefits covered for the post retirement health and life plans were 10.0% for medical and 7.0% for dental, decreasing to an ultimate rate of 5.0% for medical and 6.0% for dental in 2009 and 2010, respectively. A one percentage point increase in assumed health care cost trend rates would have increased the service and interest costs and obligation by $0.5 million and $5.5 million, respectively. A one percentage point decrease in assumed health care cost trends would have lowered the service and interest costs and the obligation by $0.4 million and $4.4 million, respectively.

(3)	Accounting adjustments to allocate costs to different periods so as to recognize the long-term nature of employee future benefits.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

16. RELATED PARTY BALANCES AND TRANSACTIONS

Due from parent and affiliated companies consist of the following:

	2004	2003
Due from parent, CanWest—non-interest bearing	79,460	81,568
Due from various affiliated companies—CanWest Entertainment Inc.—non-interest Bearing	60,637	60,502
Fireworks Entertainment Inc.—non-interest Bearing	413,821	372,408
Provision for loan impairment	(418,746)	—

Due from parent and affiliated companies	135,172	514,478

These advances have no fixed repayment terms.

The Company has loans due from Fireworks Entertainment Inc. and its parent, CanWest Entertainment Inc., companies controlled by CanWest, which are subject to measurement uncertainty. The estimated recoverable amounts of these loans depend on estimates of the profitability of Fireworks, which in turn, depends upon assumptions regarding future conditions in the film and entertainment industry and the exploitation of the films included in Fireworks’ library. Following a period of poor financial performance and increasing concern about the significant decline in the marketability of Fireworks products internationally, CanWest has commenced a process to sell its Fireworks Entertainment Division. A comprehensive revaluation of the fair value of the assets and liabilities of Fireworks Entertainment was completed which resulted in the determination of a fair value that was significantly below the book value of the loans, and accordingly, the Company has established a provision of $419 million against these loans.

The Company made operating lease payments $3.2 million to CanWest and affiliated Companies for the year ended August 31, 2004 (2003—$2.3 million, 2002—$2.1 million). During 2004, the Company acquired broadcast rights for television programs from Fireworks in the amount of $4.9 million (2003—$6.6 million, 2002—$4.5 million).

Senior subordinated notes held by CanWest Communications Corporation, the parent company of CanWest, totaled $55.0 million (US$41.9 million) at August 31, 2004 (2003—$58.1 million). This debt matures on May 15, 2011 and bears interest at 10.625%. During 2004, interest expense related to this debt totaled $6.3 million (2003—$6.4 million, 2002—$6.5 million). In 2003, CanWest Communications Corporation exchanged these Canadian dollar denominated notes for United States dollar denominated notes. The exchange was completed pursuant to the provisions of the original note indenture.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

17. FINANCIAL INSTRUMENTS

Financial instruments consist of the following:

	2004		2003
	Carrying Value	Fair Value	Carrying Value	Fair Value
Short term assets	581,494	581,494	619,299	619,299
Other investments	26,828	32,978	120,701	137,536
Short term liabilities	479,035	479,035	529,490	529,490
Long term debt	3,234,255	3,118,871	3,580,870	3,489,127
Other long term accrued liabilities	71,756	71,756	96,823	96,823
Interest rate and cross-currency swap liabilities	120,341	465,127	24,646	379,501

The fair values of short-term assets and liabilities, which include cash, accounts receivable, income taxes payable, accounts payable, accrued liabilities and film and program accounts payable approximate their fair values due to the short term nature of these financial instruments.

The fair value of other investments is primarily based on quoted market prices for publicly traded securities, and the most recent purchase transactions and comparable valuations for non-listed securities.

The fair value of long term debt subject to floating interest rates approximates the carrying value. The fair value of long term debt, subject to fixed interest rates, is estimated by discounting future cash flows, including interest payments, using rates currently available for debt of similar terms and maturity.

The fair values of other long term liabilities, including film and television program accounts payable, approximate their carrying values.

The fair values of interest rate and cross-currency interest rate swaps are based on the amounts at which they could be settled based on estimates of market rates.

Credit risk

The Company is exposed to credit risk, primarily in relation to accounts receivable. Exposure to credit risk varies due to the concentration of individual balances with large advertising agencies. The Company performs regular credit assessments of its customers and provides allowances for potentially uncollectible accounts receivable.

Interest rate risk

The Company manages its exposure to fluctuations in interest rates through the use of interest rate and cross-currency interest rate swap agreements, more fully described in note 8.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

18. JOINTLY CONTROLLED ENTERPRISE

The following amounts included in the consolidated financial statements represent the Company’s proportionate interest in joint ventures.

	2004	2003
Balance sheets
Assets
Current assets	11,140	10,182
Long term assets	9,695	9,823

	20,835	20,005

Liabilities	28,902	33,692
Current liabilities	—	—

Long term liabilities	28,902	33,692

	2004	2003	2002
Statements of earnings
Revenue	31,634	29,461	25,643
Expenses	27,591	27,674	24,630

Net earnings	4,043	1,787	1,013

Statements of cash flows
Cash generated (utilized) by:
Operating activities	7,633	6,833	242
Investing activities	117	(70)	(887)
Financing activities	(5,230)	(6,602)	600

Net increase in cash	2,520	161	(45)

19. COMMITMENTS, CONTINGENCIES AND GUARANTEES

COMMITMENTS

(a) The Company has entered into a Management Services Agreement with The Ravelston Corporation Limited (“Ravelston”). The agreement provides for annual payments of $6.0 million. Either party upon six months notice may terminate the agreement. In the event of termination by the Company, a fee of $45 million is payable. In the event of termination by Ravelston, or in the event that Ravelston is unable to perform the services in accordance with the agreement, a fee in the amount of $22.5 million is payable.

(b) The Company has entered into various agreements for the right to broadcast certain feature films and syndicated television programs in the future. These agreements, which range in term from one to five years, generally commit the Company to acquire specific programs or films or certain levels of future productions. The acquisition of these additional broadcast rights is contingent on the actual production and/or the airing of the programs or films. Management estimates that these agreements will result in future annual broadcast rights expenditures of $328 million.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

(c) The Company’s future minimum payments under the terms of its operating leases are as follows:

2005	62,808
2006	53,176
2007	43,970
2008	35,013
2009	24,871
thereafter	81,162

CONTINGENCIES

(a) On December 17, 2003 the Company filed a statement of claim against Hollinger International Inc., Hollinger Inc. and certain related parties in the amount of $25.7 million plus interest representing amounts owed to the Company related to its acquisition of 50% of The National Post Company partnership in March 2002. In August 2004, the Company obtained a summary judgment in respect of its claim against Hollinger for $22.5 million of this claim plus interest. A payment of $26.5 million was received in November 2004 in satisfaction of this claim. The Company has also requested arbitration related to a further $83.2 million owed by Hollinger International Inc. and Hollinger Canadian Newspapers Limited Partnership related to certain unresolved matters related to its November 15, 2000 acquisition of certain newspaper assets from Hollinger International Inc. and Hollinger Canadian Newspapers Limited Partnership (note 2). Hollinger International disputes this claim and claims that it and certain of its affiliates are owed $45 million by the Company. The outcome of this arbitration is not determinable.

(b) In March 2001, a statement of claim was filed against the Company and certain of the Company’s subsidiaries by CanWest Broadcasting Ltd.’s (“CBL’s”) former minority interests requesting, among other things, that their interests in CBL be purchased without minority discount. In addition, the claim alleges the Company wrongfully terminated certain agreements and acted in an oppressive and prejudicial manner towards the plaintiffs. The action was stayed on the basis that the Ontario courts have no jurisdiction to try the claim. In April 2004, a statement of claim was filed in Manitoba, which was substantially the same as the previous claim, seeking damages of $405 million. The Company believes the allegations are substantially without merit and not likely to have a material adverse effect on its business, financial condition or results of operation. The Company intends to vigorously defend this lawsuit.

(c) The Company is involved in various legal matters arising in the ordinary course of business. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

GUARANTEES

In connection with the disposition of assets, the Company has provided customary representations and warranties that range in duration. In addition, as is customary, the Company has agreed to indemnify the buyers of certain assets in respect of certain liabilities pertaining to events occurring prior to the respective sales relating to taxation, environmental, litigation and other matters. The Company is unable to estimate the maximum potential liability for these indemnifications as the underlying agreements often do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

The Company has agreed to indemnify its current and former directors and officers to the extent permitted by law against any and all charges, costs, expenses, amounts paid in settlement and damages incurred by the directors and officers as a result of any lawsuit or any other judicial, administrative or investigative proceeding in which the directors and officers are sued as result of their service. These indemnification claims will be subject to any statutory or other legal limitation period. The nature of such indemnification prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to counter parties. The Company has $30 million in directors’ and officers’ liability insurance coverage.

20. SEGMENTED INFORMATION

The Company operates primarily within the publishing, online, broadcasting, entertainment and outdoor advertising industries in Canada, New Zealand, Ireland and Australia.

Each segment below operates as a strategic business unit with separate management. Segment performance is measured primarily on the basis of operating profit. Based on management reporting, the results have been restated to reflect the consolidation of TEN Group, in accordance with AcG-15 (see note 1). Segmented information in Canadian dollars is as follows:

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

	Revenue			Segment operating profit			Total assets		Capital expenditures
	2004	2003	2002	2004	2003	2002	2004	2003	2004	2003	2002
Operating Segments
Television
Canada	690,302	730,407	691,888	147,430	216,346	190,752	1,073,459	1,297,263	22,840	9,364	14,392
Australia—Network TEN	721,249	586,998	489,439	256,033	186,644	142,230	672,771	656,403	7,009	19,325	21,544
New Zealand	108,236	95,055	69,079	23,291	10,095	(1,938)	123,459	130,049	2,962	3,056	1,518
Ireland	34,152	32,490	28,317	10,591	9,729	7,654	22,819	22,980	255	117	479

	1,553,939	1,444,950	1,278,723	437,345	422,814	338,698	1,892,508	2,106,695	33,066	31,862	37,933
Radio—New Zealand	86,717	73,400	60,724	27,488	20,751	16,361	138,591	130,756	3,231	2,666	1,207
Publishing and Online— Canada	1,193,627	1,208,180	1,320,262	267,343	258,496	285,027	2,806,034	2,854,201	11,999	9,348	17,063
Outdoor—Australia	77,117	63,954	66,215	14,477	4,466	1,520	44,291	41,698	2,380	1,214	4,137
Corporate and other	—	—	—	(27,110)	(23,213)	(26,807)	571,320	838,431	11,873	13,589	17,613

Total operating segments	2,911,400	2,790,484	2,725,924	719,543	683,314	614,799	5,452,744	5,971,781	62,549	58,679	77,953
Restructuring and film and television impairment expenses (1)	—	—	—	(2,445)	(31,071)	—	—	—	—	—	—

Total	2,911,400	2,790,484	2,725,924	717,098	652,243	614,799	5,452,744	5,971,781	62,549	58,679	77,953

Amortization of intangibles				18,182	18,135	18,200
Amortization of property, plant and equipment				88,477	85,794	86,715
Other amortization				5,035	7,087	7,815

Operating income				605,404	541,227	502,069
Interest expense				(338,665)	(376,547)	(372,592)
Interest income				9,635	—	—
Amortization of deferred financing costs				(12,641)	(8,247)	(9,942)
Interest rate and foreign currency swap losses				(110,860)	(23,015)	(1,631)
Foreign exchange gains				44,976	3,928	469
Loan impairment				(418,746)	—	—
Goodwill impairment loss in Eye Corp				—	—	(56,114)
Investment gains, losses and write- downs				120,302	9,240	16,622
Dividend income				3,738	3,532	3,241

				(96,857)	150,118	82,122
Provision for (recovery of) income taxes				37,760	(46,336)	64,787

Earnings (loss) before the following				(134,617)	196,454	17,335
Minority interests				(80,349)	(80,637)	18,583
Interest in earnings (loss) of equity accounted affiliates				2,731	(1,332)	(1,523)
Realized currency translation adjustments				(7,023)	922	(1,000)

Net earnings (loss) for the year				(219,258)	115,407	33,395

(1)	For 2004, this includes Canadian television restructuring expenses. For 2003 it includes Network TEN program impairment charges of $18.1 million and Canadian media operations restructuring charges of $13.0 million.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

21. SUBSEQUENT EVENTS

In October 2004, the Company launched an exchange offer to exchange a new series of 8% Senior Subordinated notes due 2012 for the outstanding 12 1/8% Senior notes due 2010 issued by the Hollinger Participation Trust. In the exchange offer, the holders of the trust notes were offered US$1,240 principal amount of new notes in exchange for each US$1,000 of trust notes. In addition, the Company launched a concurrent offer of notes, proceeds of which were used to retire the 12 1/8% junior subordinated notes held by Hollinger, which had not been participated to the Hollinger Participation Trust. The effect of these transactions was to replace the Company’s existing 12 1/8% junior subordinated notes (including accrued interest to November 18, 2004) with new $908.1 million (US$760.1 million) 8% senior subordinated notes. These transactions were completed on November 18, 2004. Also on November 18, 2004, 3815668 Canada Inc., the issuer of the above-mentioned notes, amalgamated with CanWest Media Inc.; both are wholly-owned subsidiaries of CanWest.

The excess of the fair value of the 8% subordinated notes over the carrying value of the 12 1/8% junior subordinated notes, together with certain other costs of settling the debt totaling $44 million will be expensed in the quarter ended November 30, 2004.

22. UNITED STATES ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain aspects GAAP as applied in the United States (“U.S.”) differs from Canadian GAAP.

Principal differences affecting the Company

(a) Comprehensive income

Comprehensive income, defined as all changes in equity other than those resulting from investments by owners and distributions to owners, must be reported under U.S. GAAP. There is currently no similar requirement under Canadian GAAP.

(b) Pre-operating costs

In the U.S., pre-operating costs are expensed in the period incurred. In accordance with Canadian GAAP, the Company defers pre-operating costs until commencement of commercial operations and amortizes the deferred costs over a period of five years. The U.S. GAAP reconciliation reflects the expensing of amounts which were deferred for Canadian GAAP of: 2004—$1,748, 2003—$851, and 2002—$6,414, with related tax recoveries of: 2004—$305, 2003—$366, and 2002—$2,758 and the reversal of amortization of pre-operating costs of: 2004—$1,471, 2003—$4,711, and 2002—$4,983, with related tax provisions of 2004—$646, 2003—$1,305, and 2002—$1,427. The balance sheet effect of these adjustments was: other assets reduced by 2004—$6,498 and 2003—$6,221, long term future tax liability reduced by 2004—$2,328 and 2003—$2,669 and shareholder’s equity reduced by the net amount of: 2004—$4,170 and 2003—$3,552.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

(c) Foreign currency translation

In the U.S., distributions from self-sustaining foreign operations do not result in a realization of the cumulative translation adjustments account. Realization of such foreign currency translation adjustments occurs only upon the sale of all or a part of the investment giving rise to the translation adjustments. In accordance with Canadian GAAP, reductions in the net investment in self-sustaining foreign operations result in a proportionate reduction in the cumulative foreign currency translation adjustment accounts. The U.S. GAAP reconciliation reflects the reversal of realization of cumulative translation adjustments resulting in an increase (decrease) in net earnings of: 2004—$4,526, 2003—($922) and 2002—$1,000. The balance sheet effect of these adjustments was: increase (decrease) retained earnings by: 2004—$10,034 and 2003—$5,508 and increase (decrease) accumulated other comprehensive income by: 2004—($10,034) and 2003—($5,508).

Under Canadian GAAP cumulative currency translation adjustments are presented as a separate component of shareholder’s equity. Under US GAAP it is a component of accumulated other comprehensive income. The US GAAP reconciliation reflects this reclassification.

(d) Programming commitments

Under Canadian GAAP, certain programming commitments imposed by regulatory requirements related to an acquisition, completed prior to January 1, 2001, were accrued in the purchase equation resulting in additional goodwill. Under U.S. GAAP, these costs were expensed as incurred. The U.S. GAAP reconciliation reflects the expensing of these programming costs as incurred of: 2004—$6,012, 2003—$5,970 and 2002—$5,671, with related tax recoveries of 2004—$1,683, 2003—$2,567 and 2002—$2,439. The balance sheet effect of these adjustments was to reduced goodwill by: 2004 and 2003—$21,375, increase long term future tax liability by: 2004—$9,436, 2003—$11,119, reduce other long term accrued liabilities by: 2004—$15,071, 2003—$21,083, reduce current accrued liabilities by: 2004—$3,750 and 2003—$3,750 and reduce shareholder’s equity by: 2004—$11,052 and 2003—$6,723.

(e) Equity accounted affiliates

Under U.S. GAAP, investments which were placed in trust such that the Company could not exercise control or significant influence are accounted for at cost. Under Canadian GAAP these investments were accounted on an equity basis. These investments were sold by the Company in 2002. The U.S. GAAP reconciliation reflects an increased gain on the sale of these investments in 2002 of $3,375. There is no balance sheet effect for the periods reported.

(f) Investment in a broadcasting operation on an equity basis

Under Canadian GAAP, the Company’s investment in a broadcasting operation was accounted for using the equity method during the period that this investment was held in trust pending completion of the regulatory approval process. Under U.S. GAAP, the investment was initially accounted for on a cost basis; then, as a result of receiving approval to complete the purchase of the broadcasting operation, the Company changed its method of accounting for the investment to the equity method. The change in accounting policy was retroactively applied as required under APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, to the date that the Company initially acquired its investment. Effective July 6, 2000, the Company consolidated this investment for both Canadian and U.S. GAAP purposes. The U.S. GAAP reconciliation had no effect on earnings for the periods presented. The effect on the balance sheet was to reduce goodwill by: 2004 and 2003—$38,503 and increase shareholder’s equity by: 2004 and 2003—$38,503.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

(g) Intangible assets

Under Canadian GAAP, certain costs related to the development of broadcast licences, other than through a business combination, were recorded as intangible assets. Under U.S. GAAP such costs are expensed as incurred. The U.S. GAAP reconciliation reflects the expensing of development costs as incurred of: 2004—nil, 2003—$2,325, 2002—nil with related tax effect of: 2004—nil, 2003—$860, 2002—nil. The balance sheet effect was to reduce intangible assets by: 2004—$2,325, 2003—$2,325, to reduce long term future tax liability by: 2004—$860, 2003—$860 and to reduce shareholders equity by: 2004—$1,465 and 2003—$1,465.

(h) Investment in marketable securities

For U.S. GAAP, investment assets classified as “available for sale” are carried at market, and unrealized temporary gains and losses are included, net of tax, in other comprehensive income. In accordance with Canadian GAAP, the Company carries its investment in marketable securities at cost. The effect of the U.S. GAAP reconciliation was to increase (decrease) other comprehensive income by: 2004—($16,834), 2003—($32,695) and 2002—$91,387, to increase other investments by: 2004—nil and 2003—$16,834, and to increase shareholder’s equity by: 2004—nil, and 2003—$16,834.

(i) Pension valuation allowances

Under Canadian GAAP a valuation allowance against pension assets is the excess of the adjusted benefit asset over the expected future benefit. Changes in the valuation allowance are recorded as adjustments to pension expense. Under U.S. GAAP valuation allowances are not recorded. The U.S. GAAP reconciliation reflects the elimination of pension valuation allowances resulting in reduced earnings of: 2004—$48, 2003—$146, 2002—$86, with related tax recoveries of: 2004—$19, 2003—$54, 2002—$32. The balance sheet effect was to increase long term other assets by: 2004—$722, reduce other long term accrued liabilities by: 2004—$770, increase long term future tax liability by: 2004—$266, 2003—$285 and reduce shareholder’s equity by: 2004—$456 and 2003—$485.

(j) Proportionate consolidation

Canadian GAAP requires the accounts of jointly controlled enterprises to be proportionately consolidated. Under U.S. GAAP, investments in jointly controlled entities are accounted as equity investments. This accounting difference applies to the Company’s investment in TV3 Ireland and Mystery. The proportionate interest is disclosed in note 19. Accordingly, under accommodation provided by the SEC this difference is not included in the following reconciliation.

(k) Accounting for derivative instruments and hedging activities

Under U.S. GAAP, entities are required to recognize all derivative instruments as either assets or liabilities in the balance sheet, and measure those instruments at fair value. The changes in fair value of the derivative are included in the statement of earnings. In addition, under U.S. GAAP foreign denominated debt is adjusted through earnings to reflect currency translation rates at each balance sheet date. Under Canadian GAAP hedge accounting is applied for derivatives that are eligible for hedge accounting if certain criteria are met. Non-hedging derivatives are recognized at their fair value as either assets or liabilities. As a result of adopting FAS 133 on September 1, 2001, the Company discontinued hedge accounting. The fair value of derivatives designated as hedges before August 31, 2000 have been included in a transitional adjustment and are included in income when the hedged transaction is completed. The U.S. GAAP reconciliation reflects the recording of gains (losses) on interest rate and cross-currency swaps and translation of foreign denominated debt of: 2004—$77,770, 2003—$(80,464), 2002—$28,803, with

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

related tax provision (recovery) of: 2004—$31,875, 2003—($33,767), 2002—$1,268 and the recording of minority interests share of gains (losses) on interest rate and cross-currency swaps and translation of foreign denominated debt of: 2004—($2,032), 2003—$2,616, 2002—nil. The balance sheet effect was to increase long term swap liabilities by: 2004—$344,587, 2003—$357,546, reduced long term debt by: 2004—$275,001, 2003—$209,700, reduce future tax liabilities by: 2004—$38,781, 2003—$70,833 and decrease minority interests by: 2004—$584, 2003—$2,616, and reduce shareholder’s equity by: 2004—$28,189 and 2003—$77,013.

(l) Integration costs related to the acquisition of the publishing properties

Under Canadian GAAP certain integration costs related to the acquisition of the company’s publishing properties were accrued in the purchase equation. Under U.S. GAAP, these costs are expensed as incurred. The U.S. GAAP reconciliation reflects expensing of integration costs as incurred of: 2004—nil, 2003—$302, 2002—$2,297, with related tax recovery of: 2004—nil, 2003—$109, 2002—$827. The balance sheet effect was to increase accrued liabilities by 2004—$2,599, 2003—$2,599, reduce future income tax liability by 2004—$936 million, 2003—$936 million and reduce shareholder’s equity by: 2004 and 2003—$1,663.

(m) Resolution of acquired tax contingencies

Under U.S. GAAP, the settlement of tax contingencies acquired through a business acquisition result in an adjustment to the purchase equation. In accordance with Canadian GAAP, the resolution of such tax contingencies is included in earnings once the purchase price allocation is finalized. The U.S. GAAP reconciliation reflects the reduction of earnings related to the reversal of tax recoveries of: 2004—$7,000. The balance sheet effect was to reduce goodwill and shareholder’s equity by: 2004—$7,000.

(n) Restatement of prior years balances

As discussed in footnote (4) to note 7, the Company restated its balance sheet for certain items related to certain business acquisitions and divestitures. Similar changes were made to the balance sheet as at August 31, 2003, except that under U.S. GAAP, the changes to future tax balances upon the adoption of FAS 142, Goodwill and Other Intangible Assets, should have been reflected as a future income tax recovery in the year FAS 142 was adopted. Under U.S., GAAP, such restatement would have resulted in an increase of future tax recoveries by: 2004—nil, 2003—nil, 2002—$160,500. The related U.S. GAAP balance sheet effect would be to reduce goodwill by: 2004 and 2003—$160,500 and increase retained earnings by: 2004 and 2003—$160,500.

(o) Cumulative effect of the prospective adoption of new accounting pronouncements

Under U.S. GAAP, the transitional impairment of goodwill related to Network TEN is recorded as a charge to net earnings in accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangibles, where as under Canadian GAAP it was recorded as a charge to opening retained earnings.

(p) Proposed accounting policies

Valuation of intangibles

In accordance with the SEC staff announcement released September 29, 2004, the Company will utilize a direct approach in the valuation of intangible assets for the purposes of impairment testing. Previously the Company utilized a residual value approach in valuing certain broadcast licences. The effect of the adoption of this policy has not been determined.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Share-Based Payment

In December 2004, The Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment, which requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). FAS 123 (Revised 2004) is applicable for as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently considering the impact of the adoption of this standard.

(q) U.S. GAAP

For its year ended August 31, 2004, for U.S. GAAP, the Company was required to apply the Financial Accounting Standards Board (FASB) Interpretation No. 46(R) (FIN 46), Consolidation of Variable Interest Entities. The Company had determined that it is the primary beneficiary of TEN Group, a variable interest entity. Accordingly, for U.S. GAAP, as required by FIN 46, the Company consolidated its investment in TEN Group effective May 31, 2004. This was applied on a prospective basis. As explained in Note 1, effective September 1, 2004, under Canadian GAAP, the Company adopted AcG 15 and consolidated its investment in the TEN Group on a retroactive basis and restated the prior years’ financial statements of the Company. There are no material differences between the consolidation principles under FIN 46(R) and AcG 15. With the adoption of AcG 15, the Company changed the transition method previously adopted for U.S. GAAP purposes by restating previously issued U.S. GAAP financial information as permitted under paragraph 40 of FIN 46(R). Management is of the opinion that this change in method is preferable as it presents comparable information for all periods of the consolidation of the TEN Group which was encouraged in FIN 46(R).

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Comparative Reconciliation of Net Earnings

The following is a reconciliation of net earnings reflecting the differences between Canadian and U.S. GAAP:

	2004	2003	2002
		Revised	Revised (note 23(n))
Net earnings (loss) in accordance with Canadian GAAP	(219,258)	115,407	33,395
Pre-operating costs incurred (b)	(1,748)	(851)	(6,414)
Amortization of pre-operating costs (b)	1,471	4,711	4,983
Realization of currency translation adjustments (c)	4,526	(922)	1,000
Programming costs imposed by regulatory requirement (d)	(6,012)	(5,970)	(5,671)
Integration costs related to publishing properties (l)	—	(302)	(2,297)
Development costs re: intangible assets (g)	—	(2,325)	—
Pension valuation allowances (i)	(48)	(146)	(86)
Equity accounted affiliates in trust (e)	—	—	3,375
Gain (loss) on interest rate and cross currency swaps and translation of foreign denominated debt (k)	77,770	(80,464)	28,803
Resolution of acquired tax contingencies (m)	(7,000)	—	—
Adjustment related to restatement of prior periods (n)	—	—	160,500
Minority interests effect of adjustments	(2,032)	2,616	—
Tax effect of adjustments	(30,514)	36,418	3,361

Net earnings (loss) for the year in accordance with U.S. GAAP before cumulative effect of adoption of new accounting policies	(182,845)	68,172	220,949
Cumulative effect of adoption of new accounting policy (o)	—	—	(45,269)

Net earnings (loss) for the year in accordance with U.S. GAAP	(182,845)	68,172	175,680

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Consolidated Statements of Comprehensive Income (Loss)

Comprehensive income (loss)—current periods

	2004	2003	2002
Net earnings (loss) in accordance with U.S. GAAP	(182,845)	68,172	175,680

Unrealized foreign currency translation gain (c)	12,298	22,087	24,636
Realized foreign currency translation loss (c)	2,497	—	—

Foreign currency translation gain	14,795	22,087	24,636
Unrealized gains (losses) on securities available for sale net of tax of nil (h)	34,883	(43,647)	31,387
Realized (gains) losses on securities available for sale net of tax of nil (h)	(51,717)	10,952	60,000
Transition adjustment on swaps net of tax of $177 (2003—$68, 2002—$69) (k)	313	118	115

	(1,726)	(10,490)	116,138

Comprehensive income (loss)	(184,571)	57,682	291,818

Comprehensive income (loss)—accumulated balances

	Foreign currency translation	Unrealized gains (losses) on securities	Transition adjustment on swaps	Total
Accumulated other comprehensive income (loss)—August 31, 2001	(79,724)	(41,858)	(2,463)	(124,045)
Change during the year	24,636	91,387	115	116,138

Accumulated other comprehensive income (loss)—August 31, 2002	(55,088)	49,529	(2,348)	(7,907)
Change during the year	22,087	(32,695)	118	(10,490)

Accumulated other comprehensive income (loss)—August 31, 2003	(33,001)	16,834	(2,230)	(18,397)
Change during the year	14,795	(16,834)	313	(1,726)

Accumulated other comprehensive income (loss)—August 31, 2004	(18,206)	—	(1,917)	(20,123)

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Comparative Reconciliation of Shareholders’ Equity

A reconciliation of shareholders’ equity reflecting the differences between Canadian and U.S. GAAP is set out below

	2004	2003
		Revised
		(note 23(n))
Shareholder’s equity in accordance with Canadian GAAP	1,254,572	1,454,509
Pre-operating costs incurred (b)	(6,498)	(6,221)
Goodwill adjustment related to retroactive equity accounting of WIC upon regulatory approval (f)	38,503	38,503
Goodwill adjustment related to programming costs incurred (d)	(2,554)	3,458
Goodwill adjustment related to integration costs of CanWest Publications (l)	(2,599)	(2,599)
Historical amortization of goodwill related to future programming costs imposed by regulatory requirement on business combination (d)	938	938
Costs to develop intangible assets expensed (g)	(2,325)	(2,325)
Pension valuation allowance (i)	722	770
Goodwill adjustment related to resolution of acquired tax contingencies (m)	(7,000)	—
Adjustment related to restatement of prior period balances (n)	160,500	160,500
Adjustment to reflect losses on interest rate and cross-currency swaps (k)	(66,525)	(144,294)
Transition adjustment on interest rate swaps (k)	(3,058)	(3,548)
Unrealized gain (loss) on other investments (h)	—	16,834
Minority interests effect of adjustments	584	2,616
Tax effect of adjustments	33,203	63,893

Shareholder’s equity in accordance with U.S. GAAP	1,398,463	1,583,034

Other

The following amounts are included in accounts receivable:

	2004	2003	2002
Allowance for doubtful accounts—beginning of year	19,171	21,468	23,206
Bad debt expense	5,634	5,685	5,372
Write offs during the year	(7,533)	(7,766)	(7,185)
Foreign exchange	270	(216)	75

	17,542	19,171	21,468

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

The following amounts are included in operating expenses:

	2004	2003	2002
Rent expense	52,948	53,052	53,641

The following amounts are included in accrued liabilities:

	2004	2003
Employment related accruals	75,000	90,000

Amortization expense related to existing finite life intangibles will be $18.2 million per year in 2005, $9.5 million in 2006 and $2.2 million in 2007 to 2009.

23. CONSOLIDATING FINANCIAL INFORMATION

The Company has entered into financing arrangements which are guaranteed by certain of its wholly-owned subsidiaries (the “Guarantor Subsidiaries”). Such guarantees are full, unconditional and joint and several.

The following supplemental financial information sets forth, on an unconsolidated basis, balance sheets, statements of operations and cash flow information for the Company, CanWest Media Inc., Guarantor Subsidiaries and the Company’s other subsidiaries (the “Non-Guarantor Subsidiaries”). The supplemental financial information reflects the investments of the Company in the Guarantor and Non-Guarantor subsidiaries using the equity method of accounting. The Company’s basis of accounting has been applied to the Guarantor and Non-Guarantor subsidiaries.

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Balance Sheet

August 31, 2004 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non- guarantor subsidiaries	Elimination entries	Consolidated
Assets
Current Assets
Cash	21,624	46,810	25,524	—	93,958
Accounts receivable	1,409	324,703	161,424	—	487,536
Distributions receivable from TEN Group	—	36,567	—	(36,567)	—
Inventory	—	13,449	—	—	13,449
Investment in film and television programs	—	34,557	159,542	—	194,099
Future income taxes	—	6,166	—	—	6,166
Other assets	4,438	14,172	3,964	—	22,574

	27,471	476,424	350,454	(36,567)	817,782
Investment in equity accounted subsidiaries	1,671,610	128,858	—	(1,800,468)	—
Other investments	7	8,709	18,112	—	26,828
Investment in film and television programs	—	31,436	3,721	—	35,157
Due from parent and affiliated companies	2,235,230	(2,093,507)	(6,551)	—	135,172
Property, plant and equipment	30,447	547,918	116,268	—	694,633
Future income taxes	—	—	5,580	—	5,580
Other assets	57,027	29,099	4,073	—	90,199
Intangible assets	—	910,447	271,698	—	1,182,145
Goodwill	—	2,218,471	246,777	—	2,465,248

	4,021,792	2,257,855	1,010,132	(1,837,035)	5,452,744

Liabilities
Current liabilities
Accounts payable	6,230	36,123	111,238	—	153,591
Accrued liabilities	15,030	165,683	95,875	(36,567)	240,021
Income taxes payable	14,570	(4,338)	9,921	—	20,153
Film and television program accounts payable	—	16,512	48,758	—	65,270
Deferred revenue	—	31,959	2,259	—	34,218
Future income taxes	—	6,072	—	—	6,072
Current portion of long term debt	7,965	1,804	23,435	—	33,204

	43,795	253,815	291,486	(36,567)	552,529
Long term debt and related foreign currency swap liability	2,653,852	13,619	573,751	(40,171)	3,201,051
Interest rate and foreign currency swap liability	120,341	—	—	—	120,341
Other accrued liabilities	—	74,261	36,411	—	110,672
Future income taxes	(50,768)	176,395	10,496	—	136,123
Minority interests	—	—	77,456	—	77,456

	2,767,220	518,090	989,600	(76,738)	4,198,172

Shareholder’s Equity
Capital Stock	438,838	438,841	10,650	(449,491)	438,838
Contributed surplus	132,953	132,953	2,654	(135,607)	132,953
Retained earnings	690,953	1,176,213	7,158	(1,183,371)	690,953
Cumulative foreign currency translation adjustments	(8,172)	(8,242)	70	8,172	(8,172)

	1,254,572	1,739,765	20,532	(1,760,297)	1,254,572

	4,021,792	2,257,855	1,010,132	(1,837,035)	5,452,744

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Balance Sheet—(Continued)

August 31, 2004 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non- guarantor subsidiaries	Elimination entries	Consolidated
Shareholder’s equity in accordance with Canadian GAAP	1,254,572	1,739,765	20,532	(1,760,297)	1,254,572
Pre-operating costs incurred	—	(5,705)	(793)	—	(6,498)
Goodwill adjustment related to retroactive equity accounting of WIC upon regulatory approval	—	38,503	—	—	38,503
Goodwill adjustment related to programming costs incurred	—	(2,554)	—	—	(2,554)
Goodwill adjustment related to integration costs of CanWest Publications	—	(2,599)	—	—	(2,599)
Historical amortization of goodwill related to future programming costs imposed by regulatory requirement on business combination	—	938	—	—	938
Costs to develop intangible assets expensed	—	(2,325)	—	—	(2,325)
Pension valuation allowance	—	722	—	—	722
Goodwill adjustment related to resolution of acquired tax contingencies	—	(7,000)	—	—	(7,000)
Adjustment related to restatement of prior periods	—	160,500	—	—	160,500
Adjustment to reflect losses on interest rate and cross-currency swaps	(65,613)	—	(912)	—	(66,525)
Transition adjustment on interest rate swaps	(3,058)	—	—	—	(3,058)
Minority interests effect of adjustments	—	—	584	—	584
Tax effect of adjustments	39,277	(6,540)	466	—	33,203

Shareholder’s equity in accordance with U.S. GAAP	1,225,178	1,913,705	19,877	(1,760,297)	1,398,463

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Earnings (Loss)

For the Year Ended August 31, 2004 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination entries	Consolidated
Revenue	—	1,856,724	1,054,676	—	2,911,400
Operating expenses	—	1,001,140	537,325	—	1,538,465
Selling, general and administrative expenses	15,639	460,188	177,565	—	653,392
Restructuring expenses	—	2,445	—	—	2,445

	(15,639)	392,951	339,786	—	717,098
Amortization of intangibles	—	17,500	682	—	18,182
Amortization of property, plant and equipment	8,363	54,528	25,586	—	88,477
Other amortization	—	4,718	317	—	5,035

Operating income	(24,002)	316,205	313,201	—	605,404
Interest expense	(97,950)	(299,698)	(33,784)	92,767	(338,665)
Interest income	92,767	9,635	—	(92,767)	9,635
Amortization of deferred financing costs	(12,364)	—	(277)	—	(12,641)
Interest rate and foreign currency swap losses	(110,860)	—	—	—	(110,860)
Foreign exchange gains	42,881	2,225	(130)	—	44,976
Loan impairment	(355,227)	(63,519)	—	—	(418,746)
Investment gains, losses and write-downs	—	119,809	493	—	120,302
Dividend income	—	3,738	—	—	3,738

	(464,755)	88,395	279,503	—	(96,857)
Provision for (recovery of) income taxes	(17,423)	2,794	52,389	—	37,760

Earnings (loss) before the following	(447,332)	85,601	227,114	—	(134,617)
Minority interests	—	—	(80,349)	—	(80,349)
Interest in earnings of equity accounted affiliates	228,074	149,496	2,731	(377,570)	2,731
Realized currency translation adjustments	—	(7,023)	—	—	(7,023)

Net earnings (loss) for the year	(219,258)	228,074	149,496	(377,570)	(219,258)
Retained earnings—beginning of year	910,211	948,139	(1,182)	(946,957)	910,211
Dividends	—	—	(141,156)	141,156	—

Retained earnings—end of year	690,953	1,176,213	7,158	(1,183,371)	690,953

Net earnings (loss) in accordance with Canadian GAAP	(219,258)	228,074	149,496	(377,570)	(219,258)
Pre-operating costs incurred	—	(955)	(793)	—	(1,748)
Amortization of pre-operating costs	—	1,471	—	—	1,471
Realization of currency translation adjustments	—	4,526	—	—	4,526
Programming costs imposed by regulatory requirement	—	(6,012)	—	—	(6,012)
Pension valuation allowances	—	(48)	—	—	(48)
Gain on interest rate and cross currency swaps and translation of foreign denominated debt	70,451	5,338	1,981	—	77,770
Resolution of acquired tax contingencies	—	(7,000)	—	—	(7,000)
Minority interests effect of adjustments	—	—	(2,032)	—	(2,032)
Tax effect of adjustments	2,312	(268)	(1,006)	(31,552)	(30,514)

Net earnings (loss) in accordance with U.S. GAAP	(146,495)	225,126	147,646	(409,122)	(182,845)

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Cash Flows

For the Year Ended August 31, 2004 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non- guarantor subsidiaries	Elimination entries	Consolidated
CASH GENERATED (UTILIZED) BY:
Operating activities
Net earnings (loss) for the year	(219,258)	228,074	149,496	(377,570)	(219,258)
Items not affecting cash
Amortization	20,727	76,746	26,862	—	124,335
Non-cash interest expense	97,950	—	—	—	97,950
Future income taxes	(30,675)	5,792	16,896	—	(7,987)
Realized currency translation adjustments	—	7,023	—	—	7,023
Loan impairment	355,227	63,519	—	—	418,746
Interest rate and foreign currency swap losses net of settlements	98,056	—	—	—	98,056
Investment gains, losses and write-downs	—	(119,809)	(493)	—	(120,302)
Amortization of film and television programs	—	5,656	—	—	5,656
Pension expense	—	6,276	—	—	6,276
Minority interests	—	—	80,349	—	80,349
Other	—	(467)	(2,730)	—	(3,197)
Interest in earnings of equity accounted affiliates	(228,074)	(149,496)	—	377,570	—
Distributions from equity accounted affiliates	—	128,616	—	(128,616)	—
Investment in film and television programs	—	(12,234)	—	—	(12,234)

	93,953	239,696	270,380	(128,616)	475,413
Changes in non-cash operating accounts	5,693	60,514	(145,643)	—	(79,436)

Cash flows from operating activities	99,646	300,210	124,737	(128,616)	395,977

Investing Activities
Other investments	—	—	(389)	—	(389)
Investment in broadcast licences	—	—	(5,813)	—	(5,813)
Proceeds from sales of other investments	—	143,832	295	—	144,127
Proceeds from divestitures	—	83,316	—	—	83,316
Proceeds from sale of property, plant and equipment	—	7,426	—	—	7,426
Purchase of property, plant and equipment	(237)	(46,475)	(15,837)	—	(62,549)
Advances to parent and affiliated companies	546,765	(512,734)	(74,434)	—	(40,403)

	546,528	(324,635)	(96,178)	—	125,715

Financing Activities
Issuance of long term debt	—	—	516,034	—	516,034
Repayment of long term debt	(624,587)	—	(349,419)	—	(974,006)
Swap recouponing payments	(27,957)	—	—	—	(27,957)
Issuance of share capital of TEN Group	—	—	14,423	—	14,423
Dividends paid	—	—	(128,616)	128,616	—
Payment of dividends to minority interests	—	—	(93,002)	—	(93,002)

	(652,544)	—	(40,580)	128,616	(564,508)

Foreign exchange gain on cash denominated in foreign currencies	—	—	2,389	—	2,389

Net change in cash	(6,370)	(24,425)	(9,632)	—	(40,427)
Cash—beginning of year	27,994	71,235	35,156	—	134,385

Cash—end of year	21,624	46,810	25,524	—	93,958

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Balance Sheet

August 31, 2003 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination entries	Consolidated
		Revised (notes 7 and 23(n))			Revised (notes 7 and 23(n))
Assets
Current Assets
Cash	27,994	71,235	35,156	—	134,385
Accounts receivable	1,191	338,920	144,803	—	484,914
Distributions receivable from TEN Group	—	20,909	—	(20,909)	—
Inventory	—	14,509	—	—	14,509
Investment in film and television programs	—	44,407	149,366	—	193,773
Future income taxes	—	20,223	—	—	20,223
Other assets	2,985	6,554	4,557	—	14,096

	32,170	516,757	333,882	(20,909)	861,900
Investment in equity accounted subsidiaries	1,424,215	118,629	—	(1,542,844)	—
Other investments	7	102,817	17,877	—	120,701
Investment in film and television programs	—	27,913	5,748	—	33,661
Due from parent and affiliated companies	3,138,185	(2,542,722)	(80,985)	—	514,478
Property, plant and equipment	26,936	559,796	117,376	—	704,108
Future income taxes	—	—	19,275	—	19,275
Other assets	59,072	15,486	3,992	—	78,550
Intangible assets	—	928,173	255,407	—	1,183,580
Goodwill	—	2,218,471	237,057	—	2,455,528

	4,680,585	1,945,320	909,629	(1,563,753)	5,971,781

Liabilities
Current liabilities
Accounts payable	5,684	79,792	65,098	—	150,574
Accrued liabilities	10,380	174,090	91,609	(20,909)	255,170
Income taxes payable	1,649	27,601	17,017	—	46,267
Film and television program accounts payable	—	16,579	58,591	—	75,170
Deferred revenue	64	29,991	2,321	—	32,376
Future income taxes	—	6,072	—	—	6,072
Current portion of long term debt	36,901	—	27,026	—	63,927

	54,678	334,125	261,662	(20,909)	629,556
Long term debt and related foreign currency swap liability	3,167,311	—	389,803	(40,171)	3,516,943
Interest rate and foreign currency swap liability	24,646	—	—	—	24,646
Other accrued liabilities	—	75,278	46,183	—	121,461
Future income taxes	(20,559)	172,088	12,646	—	164,175
Minority interests	—	—	60,491	—	60,491

	3,226,076	581,491	770,785	(61,080)	4,517,272

Shareholder’s Equity
Capital stock	438,838	288,442	159,160	(447,602)	438,838
Contributed surplus	132,953	132,953	2,654	(135,607)	132,953
Retained earnings	910,211	948,139	(1,182)	(946,957)	910,211
Cumulative foreign currency translation adjustments	(27,493)	(5,705)	(21,788)	27,493	(27,493)

	1,454,509	1,363,829	138,844	(1,502,673)	1,454,509

	4,680,585	1,945,320	909,629	(1,563,753)	5,971,781

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Balance Sheet—(Continued)

August 31, 2003 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination entries	Consolidated
		Revised (notes 7 and 23(n))			Revised (notes 7 and 23(n))
Shareholder’s equity in accordance with Canadian GAAP	1,454,509	1,363,829	138,844	(1,502,673)	1,454,509
Pre-operating costs incurred	—	(6,221)	—	—	(6,221)
Goodwill adjustment related to retroactive equity accounting of WIC upon regulatory approval	—	38,503	—	—	38,503
Goodwill adjustment related to programming costs incurred	—	3,458	—	—	3,458
Goodwill adjustment related to integration costs of CanWest Publications	—	(2,599)	—	—	(2,599)
Historical amortization of goodwill related to future programming costs imposed by regulatory requirement on business combination	—	938	—	—	938
Costs to develop intangible assets expensed	—	(2,325)	—	—	(2,325)
Pension valuation allowance	—	770	—	—	770
Adjustment related to restatement of prior periods	—	160,500	—	—	160,500
Adjustment to reflect losses on interest rate and cross-currency swaps	(134,775)	—	(9,519)	—	(144,294)
Transition adjustment on interest rate swaps	(3,548)	—	—	—	(3,548)
Unrealized gain on other investments	—	16,834	—	—	16,834
Minority interests effect of adjustments	—	—	2,616	—	2,616
Tax effect of adjustments	67,315	(4,894)	1,472	—	63,893

Shareholder’s equity in accordance with U.S. GAAP	1,383,501	1,568,793	133,413	(1,502,673)	1,583,034

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Earnings

For the Year Ended August 31, 2003 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination entries	Consolidated
		Revised (note 1(c))			Revised (note 1(c))
Revenue	—	1,911,820	878,664	—	2,790,484
Operating expenses	—	951,304	513,752	—	1,465,056
Selling, general and administrative expenses	15,440	504,639	122,035	—	642,114
Restructuring expenses and film and television impairment expenses	—	12,989	18,082	—	31,071

	(15,440)	442,888	224,795	—	652,243
Amortization of intangibles	—	17,500	635	—	18,135
Amortization of property, plant and equipment	4,668	57,240	23,886	—	85,794
Other amortization	—	5,467	1,620	—	7,087

Operating income	(20,108)	362,681	198,654	—	541,227
Interest expense	(108,320)	(360,132)	(31,903)	123,808	(376,547)
Interest income	123,808	—	—	(123,808)	—
Amortization of deferred financing costs	(8,247)	—	—	—	(8,247)
Interest rate and foreign currency swap losses	(23,015)	—	—	—	(23,015)
Foreign exchange gains	3,928	—	—	—	3,928
Investment gains, losses and write-downs	(10,386)	19,626	—	—	9,240
Dividend income	—	3,532	—	—	3,532

	(42,340)	25,707	166,751	—	150,118
Provision for (recovery of) income taxes	(9,820)	9,746	(46,262)	—	(46,336)

Earnings (loss) before the following	(32,520)	15,961	213,013	—	196,454
Minority interests	—	—	(80,637)	—	(80,637)
Interest in earnings (loss) of equity accounted affiliates	147,927	131,044	(1,332)	(278,971)	(1,332)
Realized currency translation adjustments	—	922	—	—	922

Net earnings for the year	115,407	147,927	131,044	(278,971)	115,407

Retained earnings—beginning of year	794,804	800,212	(70,853)	(729,359)	794,804
Dividends	—	—	(61,373)	61,373	—

Retained earnings—end of year	910,211	948,139	(1,182)	(946,957)	910,211

Net earnings in accordance with Canadian GAAP	115,407	147,927	131,044	(278,971)	115,407
Pre-operating costs incurred	—	(851)	—	—	(851)
Amortization of pre-operating costs	—	697	4,014	—	4,711
Realization of currency translation adjustments	—	(922)	—	—	(922)
Programming costs imposed by regulatory requirement	—	(5,970)	—	—	(5,970)
Integration costs related to publishing properties	—	(302)	—	—	(302)
Development costs re: intangible assets	—	(2,325)	—	—	(2,325)
Pension valuation allowances	—	(146)	—	—	(146)
Loss on interest rate and cross currency swaps and translation of foreign denominated debt	(70,945)	—	(9,519)	—	(80,464)
Minority interests effect of adjustments	—	—	2,616	—	2,616
Tax effect of adjustments	61,962	5,718	360	(31,622)	36,418

Net earnings in accordance with U.S. GAAP	106,424	143,826	128,515	(310,593)	68,172

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Cash Flows

For the Year Ended August 31, 2003 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non- guarantor subsidiaries	Elimination Entries	Consolidated
CASH GENERATED (UTILIZED) BY:
Operating activities
Net earnings for the year	115,407	147,927	131,044	(278,971)	115,407
Items not affecting cash
Amortization	12,915	80,207	26,141	—	119,263
Non-cash interest expense	108,385	—	—	—	108,385
Future income taxes	(16,107)	(5,957)	(33,298)	—	(55,362)
Realized currency translation adjustments	—	(922)	—	—	(922)
Interest rate and foreign currency swap losses net of settlements	23,015	—	—	—	23,015
Investment gains, losses and write-downs	—	(9,240)	—	—	(9,240)
Film and program inventory write-down	—	—	18,082	—	18,082
Pension expense	—	7,609	—	—	7,609
Minority interests	—	—	80,637	—	80,637
Other	—	—	1,332	—	1,332
Interest in earnings of equity accounted affiliates	(147,927)	(131,044)	—	278,971	—
Distributions from equity accounted affiliates	—	42,569	—	(42,569)	—
Investment in film and television programs	—	(3,680)	—	—	(3,680)

	95,688	127,469	223,938	(42,569)	404,526
Changes in non-cash operating accounts	19,460	(48,666)	58,930	—	29,724

Cash flows from operating activities	115,148	78,803	282,868	(42,569)	434,250

Investing Activities
Other investments	—	(4,311)	(4,989)	—	(9,300)
Investment in broadcast licences	—	(2,325)	—	—	(2,325)
Proceeds from sales of other investments	—	44,113	—	—	44,113
Proceeds from divestitures	—	193,500	—	—	193,500
Proceeds from sale of property, plant and equipment	—	1,492	—	—	1,492
Purchase of property, plant and equipment	(13,588)	(18,713)	(26,378)	—	(58,679)
Advances to parent and affiliated companies	293,307	(279,074)	(62,254)	—	(48,021)

	279,719	(65,318)	(93,621)	—	120,780

Financing Activities
Issuance of long term debt	294,700	—	189,076	—	483,776
Repayment of long term debt	(645,001)	—	(290,526)	—	(935,527)
Swap recouponing payments	(3,000)	—	—	—	(3,000)
Issuance of share capital	1,731	—	—	—	1,731
Issuance of share capital of TEN Group	—	—	12,981	—	12,981
Dividends paid	—	—	(42,569)	42,569	—
Payment of dividends to minority interests	—	—	(40,497)	—	(40,497)

	(351,570)	—	(171,535)	42,569	(480,536)

Net change in cash	43,297	13,485	17,712	—	74,494
Cash—beginning of year	(15,303)	57,750	17,444	—	59,891

Cash—end of year	27,994	71,235	35,156	—	134,385

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Earnings (Loss)

For the Year Ended August 31, 2002 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination entries	Consolidated
		Revised (notes 1(c) and 23(n))			Revised (notes 1(c) and 23(n))
Revenue	—	1,966,793	759,131	—	2,725,924
Operating expenses	—	990,501	467,405	—	1,457,906
Selling, general and administrative expenses	9,628	525,445	118,146	—	653,219

	(9,628)	450,847	173,580	—	614,799
Amortization of intangibles	—	17,500	700	—	18,200
Amortization of property, plant and equipment	2,356	63,373	20,986	—	86,715
Other amortization	—	2,994	4,821	—	7,815

Operating income	(11,984)	366,980	147,073	—	502,069
Interest expense	(105,790)	(372,922)	(34,137)	140,257	(372,592)
Interest income	140,257	—	—	(140,257)
Amortization of deferred financing costs	(9,942)	—	—	—	(9,942)
Interest rate and foreign currency swap losses	(1,631)	—	—	—	(1,631)
Foreign exchange gains	469	—	—	—	469
Goodwill impairment loss in Eye Corp.	—	—	(56,114)	—	(56,114)
Investment gains, losses and write-downs	—	33,843	(17,221)	—	16,622
Dividend income	—	3,241	—	—	3,241

	11,379	31,142	39,601	—	82,122
Provision for (recovery of) income taxes	(7,937)	16,416	56,308	—	64,787

Earnings (loss) before the following	19,316	14,726	(16,707)	—	17,335
Minority interests	—	4,330	14,253	—	18,583
Interest in earnings (loss) of equity accounted affiliates	14,079	(3,977)	(1,523)	(10,102)	(1,523)
Realized currency translation adjustments	—	(1,000)	—	—	(1,000)

Net earnings for the year	33,395	14,079	(3,977)	(10,102)	33,395
Retained earnings—beginning of year	806,678	929,009	(34,942)	(894,067)	806,678
Adjustment for the adoption of new accounting pronouncement	(45,269)	(45,269)	—	45,269	(45,269)
Dividends	—	(59,710)	(69,831)	129,541	—

Retained earnings—end of year	794,804	838,109	(108,750)	(729,359)	794,804

Net earnings in accordance with Canadian GAAP	33,395	14,079	(3,977)	(10,102)	33,395
Pre-operating costs incurred	—	(6,414)	—	—	(6,414)
Amortization of pre-operating costs	—	769	4,214	—	4,983
Realization of currency translation adjustments	—	1,000	—	—	1,000
Programming costs imposed by regulatory requirement	—	(5,671)	—	—	(5,671)
Integration costs related to publishing properties	—	(2,297)	—	—	(2,297)
Pension valuation allowances	—	(86)	—	—	(86)
Equity accounted affiliates in trust	—	3,375	—	—	3,375
Gain on interest rate and cross currency interest rate swaps	28,803	—	—	—	28,803
Adjustment related to restatement of prior periods	—	160,500	—	—	160,500
Tax adjustments	35,270	5,850	(1,222)	(36,537)	3,361

Net earnings in accordance with U.S. GAAP before cumulative effect of adoption of new accounting policy	97,468	171,105	(985)	(46,639)	220,949
Cumulative effect of adoption of new goodwill and intangibles accounting policy net of tax of $2,500	—	(45,269)	—	—	(45,269)

Net earnings in accordance with U.S. GAAP	97,468	125,836	(985)	(46,639)	175,680

CANWEST MEDIA INC. (formerly 3815668 Canada Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED AUGUST 31, 2004, 2003 AND 2002

(In thousands of Canadian dollars except as otherwise noted)

Supplemental Consolidating Statement of Cash Flows

For the Year Ended August 31, 2002 (Revised (Note 1))

	CanWest Media Inc. parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Elimination Entries	Consolidated
CASH GENERATED (UTILIZED) BY:
Operating activities
Net earnings (loss) for the year	33,395	14,079	(3,977)	(10,102)	33,395
Items not affecting cash
Amortization	12,298	83,867	26,507	—	122,672
Non-cash interest expense	105,790	—	—	—	105,790
Future income taxes	—	11,060	14,160	—	25,220
Realized currency translation adjustments	—	1,000	—	—	1,000
Interest rate and foreign currency swap losses net of settlements	1,631	—	—	—	1,631
Investment gains, losses and write-downs	—	(33,843)	17,221	—	(16,622)
Goodwill impairment loss in Eye Corp.	—	—	56,114	—	56,114
Pension expense	—	6,445	—	—	6,445
Minority interests	—	(4,330)	(14,253)	—	(18,583)
Other	—	—	1,523	—	1,523
Interest in earnings of equity accounted affiliates	(14,079)	3,977	—	10,102	—
Distributions from equity accounted affiliates	62,000	63,274	—	(125,274)	—

	201,035	145,529	97,295	(125,274)	318,585
Changes in non-cash operating accounts	(38,845)	(51,923)	(43,954)	—	(134,722)

Cash flows from operating activities	162,190	93,606	53,341	(125,274)	183,863

Investing Activities
Other investments	—	(4,400)	(6,074)	—	(10,474)
Acquisition	—	—	(8,311)	—	(8,311)
Proceeds from sales of other investments	—	87,000	—	—	87,000
Proceeds from divestitures	—	390,059	—	—	390,059
Purchase of property, plant and equipment	(18,735)	(30,333)	(28,885)	—	(77,953)
Advances to parent and affiliated companies	329,650	(396,687)	21,762	—	(45,275)

	310,915	45,639	(21,508)	—	335,046

Financing Activities
Issuance of long tem debt	—	—	268,255	—	268,255
Repayment of long term debt	(488,408)	—	(194,260)	—	(682,668)
Dividends paid	—	(62,000)	(63,274)	125,274	—
Payment of dividends to minority interests	—	—	(44,828)	—	(44,828)
Net change in bank loans and advances	—	(28,999)	—	—	(28,999)

	(488,408)	(90,999)	(34,107)	125,274	(488,240)

Net change in cash	(15,303)	48,246	(2,274)	—	30,669
Cash—beginning of year	—	9,504	19,718	—	29,222

Cash—end of year	(15,303)	57,750	17,444	—	59,891

CanWest Media Inc.

OFFER TO EXCHANGE

SERIES A 8% SENIOR SUBORDINATED NOTES DUE 2012

FOR

REGISTERED

SERIES B 8% SENIOR SUBORDINATED NOTES DUE 2012

PROSPECTUS

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set forth above.

In accordance with the CBCA, our by-laws, a copy of which is filed as Exhibit 3.2 to this registration statement, provide that we must indemnify a director or officer of ours, a former director or officer of ours or any person who acts or acted at our request as a director of officer of a body corporate of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of us or at our request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer has been made a party by reason of being or having been a director or officer of us or such body corporate (or by reason of having undertaken such liability); and that we must with the approval of a court indemnify a person in respect of a derivative action to which such person is made a party by reason of being or having been a director or officer of ours or such body corporate against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action if (1) such director or officer acted honestly and in good faith with a view to our best interests, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws also provide that we must, without requiring the approval of a court, indemnify any such director or officer in respect of a derivative action who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of ours or a body corporate of which we are or were a shareholder or creditor, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has fulfilled the conditions set forth above.

Our policy of directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims based upon any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted as directors and officers of us, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Pursuant to the rules and regulations of the Securities and Exchange Commission, the registrants have filed certain agreements as exhibits to this registration statement. These agreements may contain representations and warranties by each party thereto. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosures made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and may not reflect more recent developments in the relevant registrant’s state of affairs, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may contain materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the registrants’ actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Exhibit
1.1	Registration Rights Agreement, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein, and Citigroup Global Markets Inc.(6)

1.2	Registration Rights Agreement, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein, and Citigroup Global Markets Inc.(6)

3.1	Articles of Amalgamation of CanWest Media Inc.(6)

3.2	By-laws of CanWest Media Inc.(1)

3.3	Articles of Incorporation of 2846551 Canada Inc., as amended(1)

3.4	By-laws of 2846551 Canada Inc.(1)

3.5	Articles of Incorporation of 3629368 Canada Inc.(1)

3.6	Articles of Amendment of 3629368 Canada Inc.

3.7	By-laws of 3629368 Canada Inc.(1)

3.8	Articles of Incorporation of 3919056 Canada Ltd.(3)

3.9	By-laws of 3919056 Canada Ltd.(3)

3.10	Articles of Incorporation of Apple Box Productions Sub Inc., as amended(1)

3.11	By-laws of Apple Box Productions Sub Inc.(1)

3.12	Articles of Incorporation of BCTV Holdings Inc., as amended(1)

3.13	By-laws of BCTV Holdings Inc.(1)

3.14	Articles of Continuance of Calgary Herald Group Inc.(1)

3.15	By-laws of Calgary Herald Group Inc.(1)

3.16	Memorandum of Association of CanWest Ireland Nominee Limited, as amended

3.17	Articles of Association of CanWest Ireland Nominee Limited

3.18	Memorandum of Association of CanWest MediaWorks Ireland Holdings, as amended

3.19	Articles of Association of CanWest MediaWorks Ireland Holdings

3.20	Articles of Continuance of CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.(1)

3.21	By-laws of CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.(1)

Exhibit No.	Exhibit

3.22	Articles of Continuance of CanWest—Windsor R.P. Holdings Inc.(1)

3.23	By-laws of CanWest—Windsor R.P. Holdings Inc.(1)

3.24	Articles of Incorporation of CanWest Finance Inc./Financiére CanWest Inc., as amended(1)

3.25	By-laws of CanWest Finance Inc./Financiére CanWest Inc.(1)

3.26	Statuts De Constitution of CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc., as amended(1)
3.27	Code of General By-laws of CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc., as amended(1)

3.28	Articles of Amalgamation of CanWest Interactive Inc.(3)

3.29	By-Laws of CanWest Interactive Inc.(3)

3.30	Articles of Incorporation of CanWest International Communications Inc., as amended(1)

3.31	By-laws of CanWest International Communications Inc.(1)

3.32	Memorandum of Association of CanWest International Distribution Limited, as amended

3.33	Articles of Association of CanWest International Distribution Limited

3.34	Articles of Incorporation of CanWest International Management Inc., as amended(1)

3.35	By-laws of CanWest International Management Inc.(1)

3.36	Articles of Incorporation of CanWest Irish Holdings (Barbados) Inc., as amended(1)

3.37	By-laws of CanWest Irish Holdings (Barbados) Inc.(1)

3.38	Articles of Incorporation of CanWest Media Sales Limited, as amended(1)

3.39	By-laws of CanWest Media Sales Limited(1)

3.40	Articles of Continuance and Articles of Amendment of CanWest Publications Inc./Publications CanWest Inc.(3)

3.41	By-Laws of CanWest Publications Inc./Publications CanWest Inc.(3)

3.42	Certificate of Incorporation of CanWest (U.S.) Inc.

3.43	By-Laws of CanWest (U.S.) Inc.

3.44	Articles of Association of CGS Debenture Holding (Netherlands) B.V.(1)

3.45	Articles of Association of CGS International Holdings (Netherlands) B.V.(1)

3.46	Articles of Association of CGS NZ Radio Shareholding (Netherlands) B.V.(1)

3.47	Articles of Association of CGS NZ TV Shareholding (Netherlands) B.V.(1)

3.48	Articles of Association of CGS Shareholding (Netherlands) B.V.(1)

3.49	Articles of Incorporation of CHBC Holdings Inc., as amended(1)

3.50	By-laws of CHBC Holdings Inc.(1)

3.51	Articles of Incorporation of CHEK Holdings Inc., as amended(1)

3.52	By-laws of CHEK Holdings Inc.(1)

3.53	Articles of Amalgamation of Clarinet Music Inc.(1)

3.54	By-laws of Clarinet Music Inc.(1)

3.55	Articles of Incorporation of Cool Records Inc., as amended

3.56	By-Laws of Cool Records Inc.

3.57	Articles of Continuance of Edmonton Journal Group Inc.(1)

3.58	By-laws of Edmonton Journal Group Inc.(1)

Exhibit No.	Exhibit
3.59	Articles of Incorporation and Articles of Amendment of Fox Sports World Canada Holdco Inc.(3)

3.60	By-Laws of Fox Sports World Canada Holdco Inc.(3)

3.61	Articles of Incorporation of Global Centre Inc., as amended(1)

3.62	By-laws of Global Centre Inc., as amended(1)

3.63	Articles of Amalgamation of Global Communications Limited(1)

3.64	By-laws of Global Communications Limited(1)

3.65	Articles of Amalgamation of Global Television Centre Ltd.(1)

3.66	By-laws of Global Television Centre Ltd.(1)

3.67	Articles of Continuance of Global Television Network Inc./Réseau de Télévision Global Inc., as amended(1)

3.68	By-laws of Global Television Network Inc./Réseau de Télévision Global Inc.(1)

3.69	Amended and Restated Limited Partnership Agreement of Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite(3)

3.70	Articles of Incorporation and Articles of Amendment of Global Television Specialty Networks Inc.(3)

3.71	By-Laws of Global Television Specialty Networks Inc.(3)

3.72	Articles of Incorporation and Articles of Amendment of Lonestar Holdco Inc.(3)

3.73	By-Laws of Lonestar Holdco Inc.(3)

3.74	Articles of Continuance of Lower Mainland Publishing Group Inc.(1)

3.75	By-laws of Lower Mainland Publishing Group Inc.(1)

3.76	Articles of Incorporation of MBS Productions Inc., as amended*

3.77	By-Laws of MBS Productions Inc.

3.78	Articles of Incorporation of Mobile Video Productions Inc.(1)

3.79	Articles of Amendment of Mobile Video Productions Inc.

3.80	By-Laws of Mobile Video Productions Inc.(1)

3.81	Articles of Continuance of Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.(1)

3.82	By-laws of Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.(1)

3.83	Articles of Continuance of Multisound Publishers Ltd., as amended(1)

3.84	By-laws of Multisound Publishers Ltd., as amended(1)

3.85	Articles of Continuance of Nanaimo Daily News Group Inc.(1)

3.86	By-laws of Nanaimo Daily News Group Inc.(1)

3.87	Articles of Incorporation of ONtv Holdings Inc., as amended(1)

3.88	By-laws of ONtv Holdings Inc.(1)

3.89	Articles of Continuance of Ottawa Citizen Group Inc.(1)

3.90	By-laws of Ottawa Citizen Group Inc.(1)

3.91	Articles of Continuance of Pacific Newspaper Group Inc.(1)

Exhibit No.	Exhibit
3.92	By-laws of Pacific Newspaper Group Inc.(1)

3.93	Articles of Continuance of Port Alberni Times Group Inc.(1)

3.94	By-laws of Port Alberni Times Group Inc.(1)

3.95	Articles of Incorporation and Articles of Amendment of ReachCanada Contact Centre Limited(3)

3.96	By-Laws of ReachCanada Contact Centre Limited(3)

3.97	Articles of Continuance of Regina Leader Post Group Inc.(1)

3.98	By-laws of Regina Leader Post Group Inc.(1)

3.99	Articles of Incorporation and Articles of Amendment of RetroVista Holdco Inc.(3)

3.100	By-Law No. 1 of RetroVista Holdco Inc.(3)

3.101	Articles of Continuance of Saskatoon StarPhoenix Group Inc.(1)

3.102	By-laws of Saskatoon StarPhoenix Group Inc.(1)

3.103	Articles of Continuance of Southam Digital Inc./Southam Numérique Inc.(1)

3.104	By-laws of Southam Digital Inc./Southam Numérique Inc.(1)

3.105	Articles of Continuance of Vancouver Island Newspaper Group Inc., as amended(1)

3.106	By-laws of Vancouver Island Newspaper Group Inc.(1)

3.107	Articles of Continuance of Victoria Times Colonist Group Inc.(1)

3.108	By-laws of Victoria Times Colonist Group Inc.(1)

3.109	Articles of Continuance and By-laws of Western Communications Inc.(1)

3.110	Articles of Incorporation of WIC Television Production Sub Inc., as amended(1)

3.111	By-laws of WIC Television Production Sub Inc.(1)

3.112	Articles of Continuance of Windsor Star Group Inc.(1)

3.113	By-laws of Windsor Star Group Inc.(1)

3.114	Articles of Incorporation and Articles of Amendment of Xtreme Sports Holdco Inc.

3.115	By-Laws of Xtreme Sports Holdco Inc.(3)

3.116	Articles of Incorporation of Yellow Card Productions Inc.

3.117	By-Laws of Yellow Card Productions Inc.

4.1	Indenture, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein and The Bank of New York, as Trustee relating to 8% Senior Subordinated Notes due 2012(6)

4.2	First Supplemental Indenture to the Indenture dated November 18, 2004, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein and The Bank of New York, as Trustee relating to 8% Senior Subordinated Notes due 2012(6)

Exhibit No.	Exhibit

4.3	Guarantee, dated as of November 18, 2004, executed by the Guarantors identified therein(6)

4.4	Form of 8% Senior Subordinated Notes due 2012 of CanWest Media Inc. (included in Exhibit 4.1)

5.1	Opinion of Osler, Hoskin & Harcourt LLP*

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

5.3	Opinion of A&L Goodbody Solicitors*

5.4	Opinion of Nauta Dutilh*

5.5	Opinion of Chancery Chambers*

5.6	Opinion of Pitblado*

10.1	Credit Agreement, dated as of November 7, 2000, Among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administrative agent, and Bank of America Canada, as arranger and documentation agent.(1)

10.2	Amending Agreement to the Senior Secured Credit Facilities, dated as of September 5, 2001, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the Financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administration agent, and Bank of America Canada, as arranger and documentation agent.(2)

10.3	Amending Agreement No. 2 to the Senior Secured Credit Facilities, dated as of July 15, 2002, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administrative agent, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, and Bank of America, N.A., as arranger and documentation agent.(2)

10.4	Amending Agreement No. 3 to the Senior Secured Credit Facilities, dated as of March 27, 2003, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(5)

10.5	Amending Agreement No. 4 to the Senior Secured Credit Facilities dated as of August 29, 2003, among CanWest Media Inc., CanWest Global Communications Corp., the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(5)

10.6	Amending Agreement No. 5 to the Senior Secured Credit Facilities, dated as of June 17, 2004, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(6)

10.7	Amending Agreement No. 6 to the Senior Secured Credit Facilities dated as of October 26, 2004, among CanWest Media Inc., CanWest Global Communications Corp., the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(6)

Exhibit No.	Exhibit
10.8	Collateral Covenant Agreement, dated as of November 16, 2000, among each of the parties listed in Schedule “A” thereto, as guarantors, and The Bank of Nova Scotia, as administrative agent.(1)

10.9	Form of Guarantee among each of the entities listed in Exhibit 99.1 hereto, as guarantors, The Bank of Nova Scotia, as administrative agent and the persons listed as lenders in the Credit Agreement dated November 7, 2000 (included in Exhibit 99.19).(1)

10.10	Form of Securities Pledge Agreement between each of the entities listed in Exhibit 99.2 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.11	Form of Security Agreement between each of the Entities listed in Exhibit 99.3 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.12	Form of Note Pledge Agreement between each of the entities listed in Exhibit 99.4 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.13	Share Pledge Agreement, dated November 13, 2000, between CGS International Holdings (Netherlands) B.V. and The Bank of Nova Scotia.(1)

10.14	Form of Deed of Mortgaged Shares between each of the entities listed in Exhibit 99.5 hereto and The Bank of Nova Scotia.(1)

10.15	Form of Charge between each of the entities listed in Exhibit 99.6 hereto and The Bank of Nova Scotia.(1)

10.16	Form of Pledge Agreement by each of the entities listed in Exhibit 99.7 hereto in favor of The Bank of Nova Scotia.(1)

10.17	Pension and Employee Benefit Plans Agreement, dated as of November 15, 2000, among Hollinger International Inc., Southam Inc. (n/k/a XSTM Holdings (2000) Inc.), Hollinger Canadian Newspapers, Limited Partnership, HCN Publications Company, Hollinger Canadian Operating Company ULC and CanWest Global Communications Corporation.(l)

10.18	Management Services Agreement, dated as of November 15, 2000, among The Ravelston Corporation Limited, CanWest Global Communications Corporation and The National Post Company.(1)

10.19	Trust Indenture, dated as of November 15, 2000, between CanWest Media Inc. and CanWest Global Communications Corporation.(1)

10.20	Form of Exchange Agent Agreement between CanWest Media Inc. and The Bank of New York, as exchange agent.(1)

10.21	Indenture, dated as of May 17, 2001, relating to 10 5/8% Senior Subordinated Notes due 2011, among CanWest Media inc., the Guarantors named therein and The Bank of New York, as Trustee.(1)

10.22	Guarantee, dated as of May 17, 2001, executed by the Guarantors identified therein.(1)

10.23	Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of August 6, 2002, between CanWest Media Inc. and The Bank of New York.(2)

10.24	Second Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of February 27, 2003, among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(3)

10.25	Third Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of April 23, 2003, among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(3)

Exhibit No.	Exhibit
10.26	Fourth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(4)

10.27	Fifth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of February 25, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(5)

10.28	Sixth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of August 12, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(6)

10.29	Seventh Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of November 18, 2004, among CanWest Media Inc., each of the Guarantors named therein and The Bank of New York.(6)

10.30	Share Purchase Agreement, dated January 24, 2003, among Global Communications Limited, CanWest Global Communications Corp., and Osprey Media Holdings Inc.(2)

10.31	Non-Competition, Non-Solicitation, and Confidentiality Agreement, dated as of February 14, 2003, between CanWest Global Communications Corp. and Global Communications Limited, and Osprey Media Holdings Inc.(2)

10.32	Form of Amended and Restated Advertising Representation Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.8 and CanWest Media Sales Limited.(2)

10.33	Form of Amended and Restated CanWest News Services Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.9 and CanWest Publications Inc.(2)

10.34	Pension and Employee Benefit Plans Agreement, dated as of February 14, 2003, among Global Communications Limited, CanWest Global Communications Corp., and Osprey Media Holdings Inc.(2)

10.35	Transitional Services Agreement, dated February 14, 2003, between CanWest Publications Inc. and Osprey Media Holdings Inc.(2)

10.36	Form of Amended and Restated CanWest Editorial Services Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.10 and CanWest Publications Inc.(2)

10.37	Form of Amended and Restated Electronic Distribution Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.11 and Infomart Limited.(2)

10.38	Purchase Agreement, dated as of March 31, 2003, among CanWest Media Inc., the Guarantors identified therein, Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc.(3)

10.39	Registration Rights Agreement, dated as of April 3, 2003, among CanWest Media Inc., the Guarantors named therein, Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc.(3)

10.40	Guarantee, dated as of April 3, 2003, executed by the Guarantors identified therein(3)

10.41	Indenture, dated as of April 3, 2003, relating to 7 5/8% Senior Notes due 2013, among CanWest Media Inc., the Guarantors named therein and The Bank of New York, as Trustee.(6)

10.42	First Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(4)

Exhibit No.	Exhibit
10.43	Second Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of February 25, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(5)

10.44	Third Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of August 12, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(6)

10.45	Fourth Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013 dated as of November 18, 2004, among CanWest Media Inc., each of the Guarantors named therein and The Bank of New York.(6)

10.46	TVWorks Shares Sale and Purchase Agreement, dated June 24, 2004, between CanWest International Communications Inc. and CW Media Limited(6)

10.47	TVWorks Convertible Notes and TV Works Shareholder Loan Sale and Purchase Agreement, dated June 24, 2004, between Global Communications Limited and CW Media Limited(6)

10.48	RadioWorks Convertible Notes Option Agreement, dated June 24, 2004, between 1103400 Alberta Ltd. and CanWest MediaWorks (NZ) Limited(6)

10.49	RadioWorks Shares Option Agreement, dated June 24, 2004, between CanWest International Communications Inc. and CanWest MediaWorks (NZ) Limited(6)

10.50	Escrow Agreement, dated July 28, 2004, between Ken West Holdings, CanWest MediaWorks (NZ) Limited, Goldman Sachs JBWere (NZ) Limited and New Zealand Exchange Limited(6)

10.51	Purchase Agreement, dated June 30, 2004, between UBS Limited and CanWest International Communications Inc. relating to the sale of Ordinary Shares of Ulster Television PLC(6)

10.52	Purchase Agreement, dated November 10, 2004, among 3815668 Canada Inc., the Guarantors identified therein and Citigroup Global Markets Inc.(6)

10.53	Dealer Manager Agreement dated as of October 7, 2004 among Citigroup Global Markets Inc., 3815668 Canada Inc. and CanWest (U.S.) Inc.(6)

10.54	First Supplemental Indenture to the Indenture dated November 15, 2000 between 3815668 Canada Inc. and The Bank of Nova Scotia Trust Company of New York(6)

10.55	Facilitation Agreement, dated as of October 7, 2004 among Hollinger International Inc., Hollinger Canadian Newspapers, Limited Partnership and 3815668 Canada Inc.(6)

10.56	Letter Agreement dated July 7, 2003, between CanWest International Communications Inc. and OZ Management, LLC regarding the divestiture of common shares of SBS Broadcasting S.A.(6)

10.57	Management Services and Consulting Agreement, dated September 1, 2001, between CanWest Media Inc., CanWest Direction Ltd. and CanWest Global Communications Corp.(6)

10.58	Employment Agreement, dated August 9, 2004, between CanWest Global Communications Corp. and Richard C. Camilleri(6)

10.59	Employment Agreement, dated August 30, 2004, between CanWest Global Communications Corp. and John Maguire(6)

10.60	Amended and Restated Retirement Compensation Arrangement Plan, dated April 21, 2004, approved on behalf of CanWest Global Communications Corp.(6)

10.61	Retirement Compensation Arrangement Trust Agreement, dated as of February 7, 2002, between CanWest Global Communications Corp. and Royal Trust Corporation of Canada(2)

Exhibit No.	Exhibit
10.62	Form of Exchange Agent Agreement between CanWest Media Inc. and The Bank of New York, as exchange agent*

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Winnipeg, Manitoba, Canada

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)*

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)*

23.4	Consent of A&L Goodbody Solicitors (included in Exhibit 5.3)*

23.5	Consent of Nauta Dutilh (included in Exhibit 5.4)*

23.6	Consent of Chancery Chambers (included in Exhibit 5.5)*

23.7	Consent of Pitblado (included in Exhibit 5.6)*

24.1	Power of Attorney for CanWest Media Inc. (included in the signature pages hereto)

24.2	Power of Attorney for 2846551 Canada Inc. (included in the signature pages hereto)

24.3	Power of Attorney for 3629368 Canada Inc. (included in the signature pages hereto)

24.4	Power of Attorney for 3919056 Canada Inc. (included in the signature pages hereto)

24.5	Power of Attorney for Apple Box Productions Sub Inc. (included in the signature pages hereto)

24.6	Power of Attorney for BCTV Holdings Inc. (included in the signature pages hereto)

24.7	Power of Attorney for Calgary Herald Group Inc. (included in the signature pages hereto)

24.8	Power of Attorney for CanWest Ireland Nominee Limited (included in the signature pages hereto)

24.9	Power of Attorney for CanWest MediaWorks Ireland Holdings (included in the signature pages hereto)

24.10	Power of Attorney for CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc. (included in the signature pages hereto)

24.11	Power of Attorney for CanWest—Windsor R.P. Holdings Inc. (included in the signature pages hereto)

24.12	Power of Attorney for CanWest Finance Inc./Financiére CanWest Inc. (included in the signature pages hereto)

24.13	Power of Attorney for CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. (included in the signature pages hereto)

24.14	Power of Attorney for CanWest Interactive Inc. (included in the signature pages hereto)

24.15	Power of Attorney for CanWest International Communications Inc. (included in the signature pages hereto)

24.16	Power of Attorney for CanWest International Distribution Limited (included in the signature pages hereto)

24.17	Power of Attorney for CanWest International Management Inc. (included in the signature pages hereto)

Exhibit No.	Exhibit
24.18	Power of Attorney for CanWest Irish Holdings (Barbados) Inc. (included in the signature pages hereto)

24.19	Power of Attorney for CanWest Media Sales Limited (included in the signature pages hereto)

24.20	Power of Attorney for CanWest Publications Inc./Publications CanWest Inc. (included in the signature pages hereto)

24.21	Power of Attorney for CanWest (U.S.) Inc. (included in the signature pages hereto)

24.22	Power of Attorney for CGS Debenture Holding (Netherlands) B.V. (included in the signature pages hereto)

24.23	Power of Attorney for CGS International Holdings (Netherlands) B.V. (included in the signature pages hereto)

24.24	Power of Attorney for CGS NZ Radio Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.25	Power of Attorney for CGS NZ TV Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.26	Power of Attorney for CGS Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.27	Power of Attorney for CHBC Holdings Inc. (included in the signature pages hereto)

24.28	Power of Attorney for CHEK Holdings Inc. (included in the signature pages hereto)

24.29	Power of Attorney for Clarinet Music Inc. (included in the signature pages hereto)

24.30	Power of Attorney for Cool Records Inc. (included in the signature pages hereto)

24.31	Power of Attorney for Edmonton Journal Group Inc. (included in the signature pages hereto)

24.32	Power of Attorney for Fox Sports World Canada Holdco Inc. (included in the signature pages hereto)

24.33	Power of Attorney for Global Centre Inc. (included in the signature pages hereto)

24.34	Power of Attorney for Global Communications Limited (included in the signature pages hereto)

24.35	Power of Attorney for Global Television Centre Ltd. (included in the signature pages hereto)

24.36	Power of Attorney for Global Television Network Inc./Réseau de Télévision Global Inc. (included in the signature pages hereto)

24.37	Power of Attorney for Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite (included in the signature pages hereto)

24.38	Power of Attorney for Global Television Specialty Networks Inc. (included in the signature pages hereto)

24.39	Power of Attorney for Lonestar Holdco Inc. (included in the signature pages hereto)

24.40	Power of Attorney for Lower Mainland Publishing Group Inc. (included in the signature pages hereto)

24.41	Power of Attorney MBS Productions Inc. (included in the signature pages hereto)

24.42	Power of Attorney for Mobile Video Productions Inc. (included in the signature pages hereto)

24.43	Power of Attorney for Montreal Gazette Group Inc./Groupe Montréal Gazette Inc. (included in the signature pages hereto)

24.44	Power of Attorney for Multisound Publishers Ltd. (included in the signature pages hereto)

Exhibit No.	Exhibit
24.45	Power of Attorney for Nanaimo Daily News Group Inc. (included in the signature pages hereto)

24.46	Power of Attorney for ONtv Holdings Inc. (included in the signature pages hereto)

24.47	Power of Attorney for Ottawa Citizen Group Inc. (included in the signature pages hereto)

24.48	Power of Attorney for Pacific Newspaper Group Inc. (included in the signature pages hereto)

24.49	Power of Attorney for Port Alberni Times Group Inc. (included in the signature pages hereto)

24.50	Power of Attorney for ReachCanada Contact Centre Limited (included in the signature pages hereto)

24.51	Power of Attorney for Regina Leader Post Group Inc. (included in the signature pages hereto)

24.52	Power of Attorney for RetroVista Holdco Inc. (included in the signature pages hereto)

24.53	Power of Attorney for Saskatoon StarPhoenix Group Inc. (included in the signature pages hereto)

24.54	Power of Attorney for Southam Digital Inc./Southam Numérique Inc. (included in the signature pages hereto)

24.55	Power of Attorney for Vancouver Island Newspaper Group Inc. (included in the signature pages hereto)

24.56	Power of Attorney for Victoria Times Colonist Group Inc. (included in the signature pages hereto)

24.57	Power of Attorney for Western Communications Inc. (included in the signature pages hereto)

24.58	Power of Attorney for WIC Television Production Sub Inc. (included in the signature pages hereto)

24.59	Power of Attorney for Windsor Star Group Inc. (included in the signature pages hereto)

24.60	Power of Attorney for Xtreme Sports Holdco Inc. (included in the signature pages hereto)

24.61	Power of Attorney for Yellow Card Productions Inc. (included in the signature pages hereto)

25.1	Statement of Eligibility on Form T-1 of Trustee under the Indenture, dated as of April , 2004, among CanWest Media Inc., the Guarantors named therein and The Bank of New York, as trustee*

99.1	List of entities party to the form of agreement in Exhibit 10.9(1)

99.2	List of entities party to the form of agreement in Exhibit 10.10(1)

99.3	List of entities party to the form of agreement in Exhibit 10.11(1)

99.4	List of entities party to the form of agreement in Exhibit 10.12(1)

99.5	List of entities party to the form of agreement in Exhibit 10.14(1)

99.6	List of entities party to the form of agreement in Exhibit 10.15(1)

99.7	List of entities party to the form of agreement in Exhibit 10.16(1)

99.8	List of entities party to the form of agreement in Exhibit 10.31(2)

99.9	List of entities party to the form of agreement in Exhibit 10.32(2)

99.10	List of entities party to the form of agreement in Exhibit 10.36(2)

99.11	List of entities party to the form of agreement in Exhibit 10.37(2)

99.12	Form of Letter of Transmittal*

99.13	Form of Notice of Guaranteed Delivery*

*	To be filed by amendment.

(1)	Previously filed as an Exhibit to the Registration Statement on Form F-4 of the Company filed on September 4, 2001, SEC File Number 333-13878 and incorporated by reference herein.

(2)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 28, 2003, SEC File Number 333-13878 and incorporated by reference herein.

(3)	Previously filed as an Exhibit to the Registration Statement on Form F-4 of the Company filed on June 18, 2003, SEC File Number 333-10626 and incorporated by reference herein.

(4)	Previously filed as an Exhibit to the Registration Statement on Form F-3 of the Company filed on September 25, 2003, SEC File Number 333-109123 and incorporated by reference herein.

(5)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 26, 2004, SEC File Number 333-13878 and incorporated by reference herein.

(6)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 28, 2005, SEC File Number 333-13878 and incorporated by reference herein.

Item 22. Undertakings

(a)	Each co-registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8 of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(4)	(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt mean; and (ii) To arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)	To supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST MEDIA INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Vice President, General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, President and Chief Executive Officer (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Chief Financial Officer (principal financial and accounting officer)	April 15, 2005

/s/ DR. LLOYD I. BARBER Dr. Lloyd I. Barber	Director	April 15, 2005

/s/ GAIL ASPER Gail Asper	Director, Secretary	April 15, 2005

/s/ DAVID ASPER David Asper	Director, Executive Vice President	April 15, 2005

/s/ DAVID J. DRYBROUGH David J. Drybrough	Director, Chairperson	April 15, 2005

/s/ LISA PANKRATZ Lisa Pankratz	Director	April 15, 2005

/s/ PAUL GODFREY Paul Godfrey	Director	April 15, 2005

/s/ FRANK KING Frank King	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

2846551 CANADA INC.

By:	/s/ LEONARD J. ASPER
Name:	Leonard J. Asper
Title:	Director, President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

3629368 CANADA INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

3919056 CANADA LTD.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, President (principal executive, financial and accounting officer)	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

APPLE BOX PRODUCTIONS SUB INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

BCTV HOLDINGS INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CALGARY HERALD GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST—MONTREAL R.P. HOLDINGS INC./SOCIETE DE PORTEFEUILLE CANWEST—MONTREAL R.P. INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST—WINDSOR R.P. HOLDINGS INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST FINANCE INC. /FINANCIERE CANWEST INC.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Officer-at-Large (principal financial and accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President and Secretary (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Officer-at-Large (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST GLOBAL BROADCASTING INC. / RADIODIFFUSION CANWEST GLOBAL INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Vice President	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST INTERACTIVE INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at St. Maarten, NA, on April 15, 2005.

CANWEST INTERNATIONAL COMMUNICATIONS INC.

By:	/s/ YALE H. LERNER
Name:	Yale H. Lerner
Title:	Director, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ YALE H. LERNER Yale H. Lerner	Director, Chief Executive Officer (principal executive officer)	April 15, 2005

/s/ BARBARA O’GORMAN Barbara O’Gorman	Director, President and Assistant Secretary (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director	April 15, 2005

/s/ ANDREW C. FERREIRA Andrew C. Ferreira	Director, Secretary	April 15, 2005

/s/ TREVOR A. CARMICHAEL Trevor A. Carmichael	Director	April 15, 2005

/s/ Larry A. Davis Larry A. Davis	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Dublin, Ireland, on April 15, 2005.

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

By:	/s/ RICHARD HETHERINGTON
Name:	Richard Hetherington
Title:	Director, Chairman

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD HETHERINGTON Richard Hetherington	Director, Chairman (principal executive officer)	April 15, 2005

/s/ SEAN DUFFY Sean Duffy	Director, President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at St. Maarten, NA, on April 15, 2005.

CANWEST INTERNATIONAL MANAGEMENT INC.

By:	/s/ YALE H. LERNER
Name:	Yale H. Lerner
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ YALE H. LERNER Yale H. Lerner	Director, Chief Executive Officer (principal executive officer)	April 15, 2005

/s/ BARBARA O’GORMAN Barbara O’Gorman	Director, President and Assistant Secretary (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director	April 15, 2005

/s/ ANDREW C. FERREIRA Andrew C. Ferreira	Director, Secretary	April 15, 2005

/s/ TREVOR A. CARMICHAEL Trevor A. Carmichael	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Dublin, Ireland, on April 15, 2005.

CANWEST IRELAND NOMINEE LIMITED

By:	/s/ RICHARD HETHERINGTON
Name:	Richard Hetherington
Title:	Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD HETHERINGTON Richard Hetherington	Director (principal executive officer)	April 15, 2005

/s/ KATHY CURRAN Kathy Curran	Director (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS C. STRIKE Thomas C. Strike	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at St. Maarten, NA, on April 15, 2005.

CANWEST IRISH HOLDINGS (BARBADOS) INC.

By:	/s/ YALE H. LERNER
Name:	Yale H. Lerner
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ YALE H. LERNER Yale H. Lerner	Director, Chief Executive Officer (principal executive officer)	April 15, 2005

/s/ BARBARA O’GORMAN Barbara O’Gorman	Director, Assistant Secretary (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director	April 15, 2005

/s/ LARRY A. DAVIS Larry A. Davis	Director	April 15, 2005

/s/ ANDREW C. FERREIRA Andrew C. Ferreira	Director, Secretary	April 15, 2005

/s/ TREVOR A. CARMICHAEL Trevor A. Carmichael	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST MEDIA SALES LIMITED

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Dublin, Ireland, on April 15, 2005.

CANWEST MEDIAWORKS IRELAND HOLDINGS

By:	/s/ RICHARD HETHERINGTON
Name:	Richard Hetherington
Title:	Director, Chairman and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD HETHERINGTON Richard Hetherington	Director, Chairman and President (principal executive officer)	April 15, 2005

/s/ KATHY CURRAN Kathy Curran	Director, Secretary (principal financial and accounting officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST PUBLICATIONS INC./PUBLICATIONS CANWEST INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CANWEST (U.S.) INC.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Director, Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Director, Treasurer (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Managing Director A

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Managing Director A	April 15, 2005

/s/ J. BRADLEY UNSWORTH J. Bradley Unsworth	Managing Director A (principal executive officer and principal financial and accounting officer)	April 15, 2005

Joan N. Fogerty-Edwards	Managing Director B	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Managing Director A

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Managing Director A	April 15, 2005

/s/ J. BRADLEY UNSWORTH J. Bradley Unsworth	Managing Director A (principal executive, financial and accounting officer)	April 15, 2005

Joan N. Fogerty-Edwards	Managing Director B	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Managing Director A

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Managing Director A	April 15, 2005

/s/ J. BRADLEY UNSWORTH J. Bradley Unsworth	Managing Director A (principal executive, financial and accounting officer)	April 15, 2005

Joan N. Fogerty-Edwards	Managing Director B	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Managing Director A

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Managing Director A	April 15, 2005

/s/ J. BRADLEY UNSWORTH J. Bradley Unsworth	Managing Director B (principal executive, financial and accounting officer)	April 15, 2005

Joan N. Fogerty-Edwards	Managing Director B	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CGS SHAREHOLDING (NETHERLANDS) B.V.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Managing Director A

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Managing Director A	April 15, 2005

/s/ J. BRADLEY UNSWORTH J. Bradley Unsworth	Managing Director B (principal executive, financial and accounting officer)	April 15, 2005

Joan N. Fogerty-Edwards	Managing Director B	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CHBC HOLDINGS INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CHEK HOLDINGS INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

CLARINET MUSIC INC.

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

COOL RECORDS INC.

By:	/s/ DAVID ASPER
Name:	David Asper
Title:	Director, President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ DAVID ASPER David Asper	Director, President (principal executive, financial and accounting officer)	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

EDMONTON JOURNAL GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

FOX SPORTS WORLD CANADA HOLDCO INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL CENTRE INC.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL COMMUNICATIONS LIMITED

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL TELEVISION CENTRE LTD.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL TELEVISION NETWORK INC./RESEAU DE TELEVISION GLOBAL INC.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board and President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL TELEVISION NETWORK QUEBEC, LIMITED PARTNERSHIP/RESEAU DE TELEVISION GLOBAL QUEBEC, SOCIETE EN COMMANDITE

By:	GLOBAL COMMUNICATIONS LIMITED, its general partner

By:	/s/ LEONARD J. ASPER
Name:	Leonard J. Asper
Title:	Director, Chairman of the Board

By:	/s/ THOMAS STRIKE
Name:	Thomas Strike
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

GLOBAL TELEVISION SPECIALTY NETWORKS INC.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

LONESTAR HOLDCO INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

LOWER MAINLAND PUBLISHING GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

MBS PRODUCTIONS INC.

By:	/S/ STEVEN J. PASTERNAK
Name:	Steven J. Pasternak
Title:	Director, President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ STEVEN J. PASTERNAK Steven J. Pasternak	Director, President (principal executive, financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

MOBILE VIDEO PRODUCTIONS INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

MONTREAL GAZETTE GROUP INC./GROUPE MONTREAL GAZETTE INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

MULTISOUND PUBLISHERS LTD.

By:	/s/ JOHN MAGUIRE
Name:	John Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	Director, Chairman of the Board and President (principal executive officer)	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

NANAIMO DAILY NEWS GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

ONTV HOLDINGS INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal Executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ THOMAS STRIKE Thomas Strike	Director, Vice President	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

OTTAWA CITIZEN GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

PACIFIC NEWSPAPER GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

PORT ALBERNI TIMES GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

REACHCANADA CONTACT CENTRE LIMITED

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

REGINA LEADER POST GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

RETROVISTA HOLDCO INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

SASKATOON STARPHOENIX GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

SOUTHAM DIGITAL INC./SOUTHAM NUMERIQUE INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Assistant Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Assistant Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

VANCOUVER ISLAND NEWSPAPER GROUP INC.

By:	/S/ JOHN E. MAGUIRE
Name:	John E. Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

VICTORIA TIMES COLONIST GROUP INC.

By:	/S/ JOHN E. MAGUIRE
Name:	John E. Maguire
Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

WESTERN COMMUNICATIONS INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

WIC TELEVISION PRODUCTION SUB INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

WINDSOR STAR GROUP INC.

By:	/s/ RIVA J. RICHARD
Name:	Riva J. Richard
Title:	Director, Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LEONARD J. ASPER Leonard J. Asper	President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ RIVA J. RICHARD Riva J. Richard	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

XTREME SPORTS HOLDCO INC.

By:	/s/ RICHARD M. LEIPSIC
Name:	Richard M. Leipsic
Title:	Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ THOMAS STRIKE Thomas Strike	Director, President (principal executive officer)	April 15, 2005

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Secretary	April 15, 2005

/s/ JOHN MAGUIRE John Maguire	Vice President (principal financial and accounting officer)	April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on April 15, 2005.

YELLOW CARD PRODUCTIONS INC.

By:	/s/ STEVEN J. PASTERNAK
Name:	Steven J. Pasternak
Title:	Director, President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ RICHARD M. LEIPSIC Richard M. Leipsic	Director, Vice President	April 15, 2005

/s/ STEVEN J. PASTERNAK Steven J. Pasternak	Director, President (principal executive, financial and accounting officer)	April 15, 2005

SIGNATURES

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 15, 2005 by the following person as the authorized representative in the United States of each of the registrants listed on the front of this registration statement, with the exception of CanWest (U.S.) Inc.

The person whose signature appears below hereby authorizes and appoints John Maguire and Riva J. Richard, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

CANWEST INTERNATIONAL CORP.

By:	/S/ THOMAS STRIKE
Name:	Thomas Strike
Title:	President

75

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Registration Rights Agreement, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein, and Citigroup Global Markets Inc.(6)

1.2	Registration Rights Agreement, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein, and Citigroup Global Markets Inc.(6)

3.1	Articles of Amalgamation of CanWest Media Inc.(6)

3.2	By-laws of CanWest Media Inc.(1)

3.3	Articles of Incorporation of 2846551 Canada Inc., as amended(1)

3.4	By-laws of 2846551 Canada Inc.(1)

3.5	Articles of Incorporation of 3629368 Canada Inc.(1)

3.6	Articles of Amendment of 3629368 Canada Inc.

3.7	By-laws of 3629368 Canada Inc.(1)

3.8	Articles of Incorporation of 3919056 Canada Ltd.(3)

3.9	By-laws of 3919056 Canada Ltd.(3)

3.10	Articles of Incorporation of Apple Box Productions Sub Inc., as amended(1)

3.11	By-laws of Apple Box Productions Sub Inc.(1)

3.12	Articles of Incorporation of BCTV Holdings Inc., as amended(1)

3.13	By-laws of BCTV Holdings Inc.(1)

3.14	Articles of Continuance of Calgary Herald Group Inc.(1)

3.15	By-laws of Calgary Herald Group Inc.(1)

3.16	Memorandum of Association of CanWest Ireland Nominee Limited, as amended

3.17	Articles of Association of CanWest Ireland Nominee Limited

3.18	Memorandum of Association of CanWest MediaWorks Ireland Holdings, as amended

3.19	Articles of Association of CanWest MediaWorks Ireland Holdings

3.20	Articles of Continuance of CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.(1)

3.21	By-laws of CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.(1)

3.22	Articles of Continuance of CanWest—Windsor R.P. Holdings Inc.(1)

3.23	By-laws of CanWest—Windsor R.P. Holdings Inc.(1)

3.24	Articles of Incorporation of CanWest Finance Inc./Financiére CanWest Inc., as amended(1)

3.25	By-laws of CanWest Finance Inc./Financiére CanWest Inc.(1)

3.26	Statuts De Constitution of CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc., as amended(1)

Exhibit No.	Exhibit
3.27	Code of General By-laws of CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc., as amended(1)

3.28	Articles of Amalgamation of CanWest Interactive Inc.(3)

3.29	By-Laws of CanWest Interactive Inc.(3)

3.30	Articles of Incorporation of CanWest International Communications Inc., as amended(1)

3.31	By-laws of CanWest International Communications Inc.(1)

3.32	Memorandum of Association of CanWest International Distribution Limited, as amended

3.33	Articles of Association of CanWest International Distribution Limited

3.34	Articles of Incorporation of CanWest International Management Inc., as amended(1)

3.35	By-laws of CanWest International Management Inc.(1)

3.36	Articles of Incorporation of CanWest Irish Holdings (Barbados) Inc., as amended(1)

3.37	By-laws of CanWest Irish Holdings (Barbados) Inc.(1)

3.38	Articles of Incorporation of CanWest Media Sales Limited, as amended(1)

3.39	By-laws of CanWest Media Sales Limited(1)

3.40	Articles of Continuance and Articles of Amendment of CanWest Publications Inc./Publications CanWest Inc.(3)

3.41	By-Laws of CanWest Publications Inc./Publications CanWest Inc.(3)

3.42	Certificate of Incorporation of CanWest (U.S.) Inc.

3.43	By-Laws of CanWest (U.S.) Inc.

3.44	Articles of Association of CGS Debenture Holding (Netherlands) B.V.(1)

3.45	Articles of Association of CGS International Holdings (Netherlands) B.V.(1)

3.46	Articles of Association of CGS NZ Radio Shareholding (Netherlands) B.V.(1)

3.47	Articles of Association of CGS NZ TV Shareholding (Netherlands) B.V.(1)

3.48	Articles of Association of CGS Shareholding (Netherlands) B.V.(1)

3.49	Articles of Incorporation of CHBC Holdings Inc., as amended(1)

3.50	By-laws of CHBC Holdings Inc.(1)

3.51	Articles of Incorporation of CHEK Holdings Inc., as amended(1)

3.52	By-laws of CHEK Holdings Inc.(1)

3.53	Articles of Amalgamation of Clarinet Music Inc.(1)

3.54	By-laws of Clarinet Music Inc.(1)

3.55	Articles of Incorporation of Cool Records Inc., as amended

3.56	By-Laws of Cool Records Inc.

3.57	Articles of Continuance of Edmonton Journal Group Inc.(1)

3.58	By-laws of Edmonton Journal Group Inc.(1)

Exhibit No.	Exhibit
3.59	Articles of Incorporation and Articles of Amendment of Fox Sports World Canada Holdco Inc.(3)

3.60	By-Laws of Fox Sports World Canada Holdco Inc.(3)

3.61	Articles of Incorporation of Global Centre Inc., as amended(1)

3.62	By-laws of Global Centre Inc., as amended(1)

3.63	Articles of Amalgamation of Global Communications Limited(1)

3.64	By-laws of Global Communications Limited(1)

3.65	Articles of Amalgamation of Global Television Centre Ltd.(1)

3.66	By-laws of Global Television Centre Ltd.(1)

3.67	Articles of Continuance of Global Television Network Inc./Réseau de Télévision Global Inc., as amended(1)

3.68	By-laws of Global Television Network Inc./Réseau de Télévision Global Inc.(1)

3.69	Amended and Restated Limited Partnership Agreement of Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite(3)

3.70	Articles of Incorporation and Articles of Amendment of Global Television Specialty Networks Inc.(3)

3.71	By-Laws of Global Television Specialty Networks Inc.(3)

3.72	Articles of Incorporation and Articles of Amendment of Lonestar Holdco Inc.(3)

3.73	By-Laws of Lonestar Holdco Inc.(3)

3.74	Articles of Continuance of Lower Mainland Publishing Group Inc.(1)

3.75	By-laws of Lower Mainland Publishing Group Inc.(1)

3.76	Articles of Incorporation of MBS Productions Inc., as amended*

3.77	By-Laws of MBS Productions Inc.

3.78	Articles of Incorporation of Mobile Video Productions Inc.(1)

3.79	Articles of Amendment of Mobile Video Productions Inc.

3.80	By-Laws of Mobile Video Productions Inc.(1)

3.81	Articles of Continuance of Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.(1)

3.82	By-laws of Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.(1)

3.83	Articles of Continuance of Multisound Publishers Ltd., as amended(1)

3.84	By-laws of Multisound Publishers Ltd., as amended(1)

3.85	Articles of Continuance of Nanaimo Daily News Group Inc.(1)

3.86	By-laws of Nanaimo Daily News Group Inc.(1)

3.87	Articles of Incorporation of ONtv Holdings Inc., as amended(1)

3.88	By-laws of ONtv Holdings Inc.(1)

3.89	Articles of Continuance of Ottawa Citizen Group Inc.(1)

3.90	By-laws of Ottawa Citizen Group Inc.(1)

3.91	Articles of Continuance of Pacific Newspaper Group Inc.(1)

Exhibit No.	Exhibit
3.92	By-laws of Pacific Newspaper Group Inc.(1)

3.93	Articles of Continuance of Port Alberni Times Group Inc.(1)

3.94	By-laws of Port Alberni Times Group Inc.(1)

3.95	Articles of Incorporation and Articles of Amendment of ReachCanada Contact Centre Limited(3)

3.96	By-Laws of ReachCanada Contact Centre Limited(3)

3.97	Articles of Continuance of Regina Leader Post Group Inc.(1)

3.98	By-laws of Regina Leader Post Group Inc.(1)

3.99	Articles of Incorporation and Articles of Amendment of RetroVista Holdco Inc.(3)

3.100	By-Law No. 1 of RetroVista Holdco Inc.(3)

3.101	Articles of Continuance of Saskatoon StarPhoenix Group Inc.(1)

3.102	By-laws of Saskatoon StarPhoenix Group Inc.(1)

3.103	Articles of Continuance of Southam Digital Inc./Southam Numérique Inc.(1)

3.104	By-laws of Southam Digital Inc./Southam Numérique Inc.(1)

3.105	Articles of Continuance of Vancouver Island Newspaper Group Inc., as amended(1)

3.106	By-laws of Vancouver Island Newspaper Group Inc.(1)

3.107	Articles of Continuance of Victoria Times Colonist Group Inc.(1)

3.108	By-laws of Victoria Times Colonist Group Inc.(1)

3.109	Articles of Continuance and By-laws of Western Communications Inc.(1)

3.110	Articles of Incorporation of WIC Television Production Sub Inc., as amended(1)

3.111	By-laws of WIC Television Production Sub Inc.(1)

3.112	Articles of Continuance of Windsor Star Group Inc.(1)

3.113	By-laws of Windsor Star Group Inc.(1)

3.114	Articles of Incorporation and Articles of Amendment of Xtreme Sports Holdco Inc.

3.115	By-Laws of Xtreme Sports Holdco Inc.(3)

3.116	Articles of Incorporation of Yellow Card Productions Inc.

3.117	By-Laws of Yellow Card Productions Inc.

4.1	Indenture, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein and The Bank of New York, as Trustee relating to 8% Senior Subordinated Notes due 2012(6)

4.2	First Supplemental Indenture to the Indenture dated November 18, 2004, dated as of November 18, 2004, among 3815668 Canada Inc. (immediately prior to its amalgamation with CanWest Media Inc.), the Guarantors named therein and The Bank of New York, as Trustee relating to 8% Senior Subordinated Notes due 2012(6)

Exhibit No.	Exhibit

4.3	Guarantee, dated as of November 18, 2004, executed by the Guarantors identified therein(6)

4.4	Form of 8% Senior Subordinated Notes due 2012 of CanWest Media Inc. (included in Exhibit 4.1)

5.1	Opinion of Osler, Hoskin & Harcourt LLP*

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

5.3	Opinion of A&L Goodbody Solicitors*

5.4	Opinion of Nauta Dutilh*

5.5	Opinion of Chancery Chambers*

5.6	Opinion of Pitblado*

10.1	Credit Agreement, dated as of November 7, 2000, Among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administrative agent, and Bank of America Canada, as arranger and documentation agent.(1)

10.2	Amending Agreement to the Senior Secured Credit Facilities, dated as of September 5, 2001, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the Financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administration agent, and Bank of America Canada, as arranger and documentation agent.(2)

10.3	Amending Agreement No. 2 to the Senior Secured Credit Facilities, dated as of July 15, 2002, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, The Bank of Nova Scotia, as co-lead arranger, joint bookrunner and administrative agent, Canadian Imperial Bank of Commerce, as co-lead arranger, joint bookrunner and syndication agent, and Bank of America, N.A., as arranger and documentation agent.(2)

10.4	Amending Agreement No. 3 to the Senior Secured Credit Facilities, dated as of March 27, 2003, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(5)

10.5	Amending Agreement No. 4 to the Senior Secured Credit Facilities dated as of August 29, 2003, among CanWest Media Inc., CanWest Global Communications Corp., the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(5)

10.6	Amending Agreement No. 5 to the Senior Secured Credit Facilities, dated as of June 17, 2004, among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(6)

10.7	Amending Agreement No. 6 to the Senior Secured Credit Facilities dated as of October 26, 2004, among CanWest Media Inc., CanWest Global Communications Corp., the financial institutions identified on the signature pages thereto, as lenders, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of America Canada.(6)

Exhibit No.	Exhibit
10.8	Collateral Covenant Agreement, dated as of November 16, 2000, among each of the parties listed in Schedule “A” thereto, as guarantors, and The Bank of Nova Scotia, as administrative agent.(1)

10.9	Form of Guarantee among each of the entities listed in Exhibit 99.1 hereto, as guarantors, The Bank of Nova Scotia, as administrative agent and the persons listed as lenders in the Credit Agreement dated November 7, 2000 (included in Exhibit 99.19).(1)

10.10	Form of Securities Pledge Agreement between each of the entities listed in Exhibit 99.2 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.11	Form of Security Agreement between each of the Entities listed in Exhibit 99.3 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.12	Form of Note Pledge Agreement between each of the entities listed in Exhibit 99.4 hereto and The Bank of Nova Scotia, as administrative agent.(1)

10.13	Share Pledge Agreement, dated November 13, 2000, between CGS International Holdings (Netherlands) B.V. and The Bank of Nova Scotia.(1)

10.14	Form of Deed of Mortgaged Shares between each of the entities listed in Exhibit 99.5 hereto and The Bank of Nova Scotia.(1)

10.15	Form of Charge between each of the entities listed in Exhibit 99.6 hereto and The Bank of Nova Scotia.(1)

10.16	Form of Pledge Agreement by each of the entities listed in Exhibit 99.7 hereto in favor of The Bank of Nova Scotia.(1)

10.17	Pension and Employee Benefit Plans Agreement, dated as of November 15, 2000, among Hollinger International Inc., Southam Inc. (n/k/a XSTM Holdings (2000) Inc.), Hollinger Canadian Newspapers, Limited Partnership, HCN Publications Company, Hollinger Canadian Operating Company ULC and CanWest Global Communications Corporation.(l)

10.18	Management Services Agreement, dated as of November 15, 2000, among The Ravelston Corporation Limited, CanWest Global Communications Corporation and The National Post Company.(1)

10.19	Trust Indenture, dated as of November 15, 2000, between CanWest Media Inc. and CanWest Global Communications Corporation.(1)

10.20	Form of Exchange Agent Agreement between CanWest Media Inc. and The Bank of New York, as exchange agent.(1)

10.21	Indenture, dated as of May 17, 2001, relating to 10 5/8% Senior Subordinated Notes due 2011, among CanWest Media inc., the Guarantors named therein and The Bank of New York, as Trustee.(1)

10.22	Guarantee, dated as of May 17, 2001, executed by the Guarantors identified therein.(1)

10.23	Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of August 6, 2002, between CanWest Media Inc. and The Bank of New York.(2)

10.24	Second Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of February 27, 2003, among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(3)

10.25	Third Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of April 23, 2003, among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(3)

Exhibit No.	Exhibit
10.26	Fourth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(4)

10.27	Fifth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of February 25, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(5)

10.28	Sixth Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of August 12, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(6)

10.29	Seventh Supplemental Indenture to the Indenture dated May 17, 2001 relating to 10 5/8% Senior Subordinated Notes due 2011, dated as of November 18, 2004, among CanWest Media Inc., each of the Guarantors named therein and The Bank of New York.(6)

10.30	Share Purchase Agreement, dated January 24, 2003, among Global Communications Limited, CanWest Global Communications Corp., and Osprey Media Holdings Inc.(2)

10.31	Non-Competition, Non-Solicitation, and Confidentiality Agreement, dated as of February 14, 2003, between CanWest Global Communications Corp. and Global Communications Limited, and Osprey Media Holdings Inc.(2)

10.32	Form of Amended and Restated Advertising Representation Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.8 and CanWest Media Sales Limited.(2)

10.33	Form of Amended and Restated CanWest News Services Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.9 and CanWest Publications Inc.(2)

10.34	Pension and Employee Benefit Plans Agreement, dated as of February 14, 2003, among Global Communications Limited, CanWest Global Communications Corp., and Osprey Media Holdings Inc.(2)

10.35	Transitional Services Agreement, dated February 14, 2003, between CanWest Publications Inc. and Osprey Media Holdings Inc.(2)

10.36	Form of Amended and Restated CanWest Editorial Services Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.10 and CanWest Publications Inc.(2)

10.37	Form of Amended and Restated Electronic Distribution Agreement, dated February 14, 2003, between each of the entities listed in Exhibit 99.11 and Infomart Limited.(2)

10.38	Purchase Agreement, dated as of March 31, 2003, among CanWest Media Inc., the Guarantors identified therein, Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc.(3)

10.39	Registration Rights Agreement, dated as of April 3, 2003, among CanWest Media Inc., the Guarantors named therein, Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc.(3)

10.40	Guarantee, dated as of April 3, 2003, executed by the Guarantors identified therein(3)

10.41	Indenture, dated as of April 3, 2003, relating to 7 5/8% Senior Notes due 2013, among CanWest Media Inc., the Guarantors named therein and The Bank of New York, as Trustee.(6)

10.42	First Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(4)

Exhibit No.	Exhibit
10.43	Second Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of February 25, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(5)

10.44	Third Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013, dated as of August 12, 2004, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.(6)

10.45	Fourth Supplemental Indenture to the Indenture dated April 3, 2003, relating to 7 5/8% Senior Notes due 2013 dated as of November 18, 2004, among CanWest Media Inc., each of the Guarantors named therein and The Bank of New York.(6)

10.46	TVWorks Shares Sale and Purchase Agreement, dated June 24, 2004, between CanWest International Communications Inc. and CW Media Limited(6)

10.47	TVWorks Convertible Notes and TV Works Shareholder Loan Sale and Purchase Agreement, dated June 24, 2004, between Global Communications Limited and CW Media Limited(6)

10.48	RadioWorks Convertible Notes Option Agreement, dated June 24, 2004, between 1103400 Alberta Ltd. and CanWest MediaWorks (NZ) Limited(6)

10.49	RadioWorks Shares Option Agreement, dated June 24, 2004, between CanWest International Communications Inc. and CanWest MediaWorks (NZ) Limited(6)

10.50	Escrow Agreement, dated July 28, 2004, between Ken West Holdings, CanWest MediaWorks (NZ) Limited, Goldman Sachs JBWere (NZ) Limited and New Zealand Exchange Limited(6)

10.51	Purchase Agreement, dated June 30, 2004, between UBS Limited and CanWest International Communications Inc. relating to the sale of Ordinary Shares of Ulster Television PLC(6)

10.52	Purchase Agreement, dated November 10, 2004, among 3815668 Canada Inc., the Guarantors identified therein and Citigroup Global Markets Inc.(6)

10.53	Dealer Manager Agreement dated as of October 7, 2004 among Citigroup Global Markets Inc., 3815668 Canada Inc. and CanWest (U.S.) Inc.(6)

10.54	First Supplemental Indenture to the Indenture dated November 15, 2000 between 3815668 Canada Inc. and The Bank of Nova Scotia Trust Company of New York(6)

10.55	Facilitation Agreement, dated as of October 7, 2004 among Hollinger International Inc., Hollinger Canadian Newspapers, Limited Partnership and 3815668 Canada Inc.(6)

10.56	Letter Agreement dated July 7, 2003, between CanWest International Communications Inc. and OZ Management, LLC regarding the divestiture of common shares of SBS Broadcasting S.A.(6)

10.57	Management Services and Consulting Agreement, dated September 1, 2001, between CanWest Media Inc., CanWest Direction Ltd. and CanWest Global Communications Corp.(6)

10.58	Employment Agreement, dated August 9, 2004, between CanWest Global Communications Corp. and Richard C. Camilleri(6)

10.59	Employment Agreement, dated August 30, 2004, between CanWest Global Communications Corp. and John Maguire(6)

10.60	Amended and Restated Retirement Compensation Arrangement Plan, dated April 21, 2004, approved on behalf of CanWest Global Communications Corp.(6)

10.61	Retirement Compensation Arrangement Trust Agreement, dated as of February 7, 2002, between CanWest Global Communications Corp. and Royal Trust Corporation of Canada(2)

Exhibit No.	Exhibit
10.62	Form of Exchange Agent Agreement between CanWest Media Inc. and The Bank of New York, as exchange agent*

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Winnipeg, Manitoba, Canada

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)*

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)*

23.4	Consent of A&L Goodbody Solicitors (included in Exhibit 5.3)*

23.5	Consent of Nauta Dutilh (included in Exhibit 5.4)*

23.6	Consent of Chancery Chambers (included in Exhibit 5.5)*

23.7	Consent of Pitblado (included in Exhibit 5.6)*

24.1	Power of Attorney for CanWest Media Inc. (included in the signature pages hereto)

24.2	Power of Attorney for 2846551 Canada Inc. (included in the signature pages hereto)

24.3	Power of Attorney for 3629368 Canada Inc. (included in the signature pages hereto)

24.4	Power of Attorney for 3919056 Canada Inc. (included in the signature pages hereto)

24.5	Power of Attorney for Apple Box Productions Sub Inc. (included in the signature pages hereto)

24.6	Power of Attorney for BCTV Holdings Inc. (included in the signature pages hereto)

24.7	Power of Attorney for Calgary Herald Group Inc. (included in the signature pages hereto)

24.8	Power of Attorney for CanWest Ireland Nominee Limited (included in the signature pages hereto)

24.9	Power of Attorney for CanWest MediaWorks Ireland Holdings (included in the signature pages hereto)

24.10	Power of Attorney for CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc. (included in the signature pages hereto)

24.11	Power of Attorney for CanWest—Windsor R.P. Holdings Inc. (included in the signature pages hereto)

24.12	Power of Attorney for CanWest Finance Inc./Financiére CanWest Inc. (included in the signature pages hereto)

24.13	Power of Attorney for CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. (included in the signature pages hereto)

24.14	Power of Attorney for CanWest Interactive Inc. (included in the signature pages hereto)

24.15	Power of Attorney for CanWest International Communications Inc. (included in the signature pages hereto)

24.16	Power of Attorney for CanWest International Distribution Limited (included in the signature pages hereto)

24.17	Power of Attorney for CanWest International Management Inc. (included in the signature pages hereto)

Exhibit No.	Exhibit
24.18	Power of Attorney for CanWest Irish Holdings (Barbados) Inc. (included in the signature pages hereto)

24.19	Power of Attorney for CanWest Media Sales Limited (included in the signature pages hereto)

24.20	Power of Attorney for CanWest Publications Inc./Publications CanWest Inc. (included in the signature pages hereto)

24.21	Power of Attorney for CanWest (U.S.) Inc. (included in the signature pages hereto)

24.22	Power of Attorney for CGS Debenture Holding (Netherlands) B.V. (included in the signature pages hereto)

24.23	Power of Attorney for CGS International Holdings (Netherlands) B.V. (included in the signature pages hereto)

24.24	Power of Attorney for CGS NZ Radio Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.25	Power of Attorney for CGS NZ TV Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.26	Power of Attorney for CGS Shareholding (Netherlands) B.V. (included in the signature pages hereto)

24.27	Power of Attorney for CHBC Holdings Inc. (included in the signature pages hereto)

24.28	Power of Attorney for CHEK Holdings Inc. (included in the signature pages hereto)

24.29	Power of Attorney for Clarinet Music Inc. (included in the signature pages hereto)

24.30	Power of Attorney for Cool Records Inc. (included in the signature pages hereto)

24.31	Power of Attorney for Edmonton Journal Group Inc. (included in the signature pages hereto)

24.32	Power of Attorney for Fox Sports World Canada Holdco Inc. (included in the signature pages hereto)

24.33	Power of Attorney for Global Centre Inc. (included in the signature pages hereto)

24.34	Power of Attorney for Global Communications Limited (included in the signature pages hereto)

24.35	Power of Attorney for Global Television Centre Ltd. (included in the signature pages hereto)

24.36	Power of Attorney for Global Television Network Inc./Réseau de Télévision Global Inc. (included in the signature pages hereto)

24.37	Power of Attorney for Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite (included in the signature pages hereto)

24.38	Power of Attorney for Global Television Specialty Networks Inc. (included in the signature pages hereto)

24.39	Power of Attorney for Lonestar Holdco Inc. (included in the signature pages hereto)

24.40	Power of Attorney for Lower Mainland Publishing Group Inc. (included in the signature pages hereto)

24.41	Power of Attorney MBS Productions Inc. (included in the signature pages hereto)

24.42	Power of Attorney for Mobile Video Productions Inc. (included in the signature pages hereto)

24.43	Power of Attorney for Montreal Gazette Group Inc./Groupe Montréal Gazette Inc. (included in the signature pages hereto)

24.44	Power of Attorney for Multisound Publishers Ltd. (included in the signature pages hereto)

Exhibit No.	Exhibit
24.45	Power of Attorney for Nanaimo Daily News Group Inc. (included in the signature pages hereto)

24.46	Power of Attorney for ONtv Holdings Inc. (included in the signature pages hereto)

24.47	Power of Attorney for Ottawa Citizen Group Inc. (included in the signature pages hereto)

24.48	Power of Attorney for Pacific Newspaper Group Inc. (included in the signature pages hereto)

24.49	Power of Attorney for Port Alberni Times Group Inc. (included in the signature pages hereto)

24.50	Power of Attorney for ReachCanada Contact Centre Limited (included in the signature pages hereto)

24.51	Power of Attorney for Regina Leader Post Group Inc. (included in the signature pages hereto)

24.52	Power of Attorney for RetroVista Holdco Inc. (included in the signature pages hereto)

24.53	Power of Attorney for Saskatoon StarPhoenix Group Inc. (included in the signature pages hereto)

24.54	Power of Attorney for Southam Digital Inc./Southam Numérique Inc. (included in the signature pages hereto)

24.55	Power of Attorney for Vancouver Island Newspaper Group Inc. (included in the signature pages hereto)

24.56	Power of Attorney for Victoria Times Colonist Group Inc. (included in the signature pages hereto)

24.57	Power of Attorney for Western Communications Inc. (included in the signature pages hereto)

24.58	Power of Attorney for WIC Television Production Sub Inc. (included in the signature pages hereto)

24.59	Power of Attorney for Windsor Star Group Inc. (included in the signature pages hereto)

24.60	Power of Attorney for Xtreme Sports Holdco Inc. (included in the signature pages hereto)

24.61	Power of Attorney for Yellow Card Productions Inc. (included in the signature pages hereto)

25.1	Statement of Eligibility on Form T-1 of Trustee under the Indenture, dated as of April , 2004, among CanWest Media Inc., the Guarantors named therein and The Bank of New York, as trustee*

99.1	List of entities party to the form of agreement in Exhibit 10.9(1)

99.2	List of entities party to the form of agreement in Exhibit 10.10(1)

99.3	List of entities party to the form of agreement in Exhibit 10.11(1)

99.4	List of entities party to the form of agreement in Exhibit 10.12(1)

99.5	List of entities party to the form of agreement in Exhibit 10.14(1)

99.6	List of entities party to the form of agreement in Exhibit 10.15(1)

99.7	List of entities party to the form of agreement in Exhibit 10.16(1)

99.8	List of entities party to the form of agreement in Exhibit 10.31(2)

99.9	List of entities party to the form of agreement in Exhibit 10.32(2)

99.10	List of entities party to the form of agreement in Exhibit 10.36(2)

99.11	List of entities party to the form of agreement in Exhibit 10.37(2)

99.12	Form of Letter of Transmittal*

99.13	Form of Notice of Guaranteed Delivery*

*	To be filed by amendment.

(1)	Previously filed as an Exhibit to the Registration Statement on Form F-4 of the Company filed on September 4, 2001, SEC File Number 333-13878 and incorporated by reference herein.

(2)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 28, 2003, SEC File Number 333-13878 and incorporated by reference herein.

(3)	Previously filed as an Exhibit to the Registration Statement on Form F-4 of the Company filed on June 18, 2003, SEC File Number 333-106256 and incorporated by reference herein.

(4)	Previously filed as an Exhibit to the Registration Statement on Form F-3 of the Company filed on September 25, 2003, SEC File Number 333-109123 and incorporated by reference herein.

(5)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 26, 2004, SEC File Number 333-13878 and incorporated by reference herein.

(6)	Previously filed as an Exhibit to the Annual Report on Form 20-F of the Company filed on February 28, 2005, SEC File Number 333-13878 and incorporated by reference herein.